                                                    Filed pursuant to Rule 424B5
                                                    Registration No. 333-120575

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 27, 2005)

                           $885,253,833 (APPROXIMATE)
                     STRUCTURED ASSET SECURITIES CORPORATION
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-14

                              AURORA LOAN SERVICES

                            AURORA LOAN SERVICES LLC
                                 MASTER SERVICER

LEHMAN BROTHERS HOLDINGS INC.            STRUCTURED ASSET SECURITIES CORPORATION
      SPONSOR AND SELLER                                DEPOSITOR

                                   ----------

--------------------------------------------------------------------------------

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-14 OF THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 1 OF THE PROSPECTUS.

     For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of de.ned terms beginning on page S-77 in this prospectus supplement and the index of principal terms on page 148 in the prospectus.

     The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

     This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

--------------------------------------------------------------------------------

     The trust will issue:

o    Twenty classes of senior certificates, including four classes of interest-only certificates and one class of principal-only certificates.

o    Seven classes of subordinate certificates.

o    One additional class of certificates.

     The certificates represent ownership interests in a trust fund that consists primarily of four pools of mortgage loans.

     The classes of certificates offered by this prospectus and supplement are listed, together with their initial class principal amounts (or class notional amounts) and interest rates, under "The Offered Certificates" beginning on page
S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-1 and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

     Principal and interest on the offered certi.cates will be paid monthly. The first expected distribution date will be July 25, 2005. Credit enhancement for the offered certificates includes subordination, loss allocation and, for certain of the offered certicates, cross-collateralization features.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS
PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The certificates offered by this prospectus supplement will be purchased by
Lehman Brothers Inc., as the underwriter, from Structured Asset Securities
Corporation, and are being offered by Lehman Brothers Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to Structured Asset Securities Corporation from the sale of these certificates will be approximately 100.25% of their initial total principal amount, plus accrued interest, before deducting expenses.

     On or about June 30, 2005, delivery of the certificates offered by this prospectus supplement, except the Class R Certificate, will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking
Luxembourg and the Euroclear System, and delivery of the Class R Certificate will be made in physical form at the offices of Lehman Brothers Inc., New York,
New York.

                                  Underwriter:

                                 LEHMAN BROTHERS

             The date of this prospectus supplement is June 28, 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

     IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE
ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS
SUPPLEMENT.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                   ----------

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                   ----------

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

                                      S-ii

                               TABLES OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----

                                      S-iii

                                                                           PAGE
                                                                         -------
Annex A: Global Clearance, Settlement and Tax Documentation
   Procedures.........................................................     S-A-1
Annex B: Certain Characteristics of the Mortgage Loans................     S-B-1
Annex C-1: Assumed Mortgage Loan Characteristics......................   S-C-1-1
Annex C-2: Principal Amount Decrement Tables..........................   S-C-2-1
Annex D: PAC Principal Amount Schedules...............................     S-D-1

                                      S-iv

                                   PROSPECTUS

                                                                            PAGE
                                                                            ----

                                       S-v

                                                                            PAGE
                                                                            ----

                                      S-vi

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                            THE OFFERED CERTIFICATES

     The certificates consist of the classes of certificates listed in the tables below, together with the Class B5, Class B6, Class B7 and Class P
Certificates. Only the classes of certificates listed in the tables below are offered by this prospectus supplement.



                         CLASS
          RELATED      PRINCIPAL
          MORTGAGE    OR NOTIONAL     INITIAL INTEREST              SUMMARY INTEREST
 CLASS    POOL(S)      AMOUNT(1)           RATE(2)                    RATE FORMULA
-------   --------   ------------     ----------------   -------------------------------------

1-A1...         1    $198,606,000           3.60%(5)                LIBOR + 0.30%(3)
1-A2...         1    $ 12,442,000           5.50%                        5.50%
1-A3...         1    $ 39,917,000       9.1250817%(5)       17.37508179% - (LIBOR x 2.50)(3)
1-A4...         1    $ 13,048,436       9.8109842%(5)    24.52746066% - (LIBOR x 4.4595383)(3)
1-A5...         1    $ 10,227,564           8.25%(5)      39.5423974% - (LIBOR x 5.6895268)(3)
1-A6...         1    $      1,000        9.1250817%(5)      17.37508179% - (LIBOR x 2.50)(3)
1-A7...         1    $ 40,621,000(7)        3.65%(5)               6.95% - LIBOR (3)
2-A1...         2    $ 30,126,000           5.75%                        5.75%
2-A2...         2    $  1,174,000           5.75%                        5.75%
2-A3...         2    $ 75,113,400           3.55%(5)               LIBOR + 0.25%(3)
2-A4...         2    $ 75,113,400(7)        3.95%(5)               7.25% - LIBOR(3)
2-A5...         2    $  5,474,000           5.75%                        5.75%
2-A6...         2    $175,264,600           5.00%                        5.00%
3-A1...         3    $ 95,733,000         6.1114%(5)           Weighted Average Net Rate
4-A1...         4    $190,503,000           5.75%                        5.75%
4-A2...         4    $  7,422,000           5.75%                        5.75%
AP.....     1,2,4    $  6,305,733           0.00%                        0.00%
AX.....     1,2,4    $  8,209,549(7)        5.50%                        5.50%
PAX....     1,2,4    $  1,437,168(7)        5.50%                        5.50%
B1.....       All    $ 14,346,000      5.741905386%(5)          Weighted Average Rate
B2.....       All    $  5,666,000      5.731744545%(5)          Weighted Average Rate
B3.....       All    $  2,833,000      5.731744545%(5)          Weighted Average Rate
B4.....       All    $  1,051,000      5.76746519%(5)           Weighted Average Rate
R......        1     $        100           5.50%                        5.50%

                                                      INITIAL
                                                CERTIFICATE RATINGS
                                                -------------------
 CLASS                    TYPE                     MOODY'S    S&P
-------   -----------------------------------      -------   ----

1-A1...        Super Senior, Sequential              Aaa      AAA
1-A2...   Senior Support, Non-accelerating(4)        Aa1      AAA
1-A3...         Planned Amortization(6)              Aaa      AAA
1-A4...      Planned Amortization Support            Aaa      AAA
1-A5...      Planned Amortization Support            Aaa      AAA
1-A6...      Planned Amortization Support            Aaa      AAA
1-A7...          Senior, Interest-Only               Aaa      AAA
2-A1...    Super Senior, Non-accelerating(4)         Aaa      AAA
2-A2...   Senior Support, Non-accelerating(4)        Aa1      AAA
2-A3...           Senior, Sequential                 Aaa      AAA
2-A4...          Senior, Interest-Only               Aaa      AAA
2-A5...           Senior, Sequential                 Aaa      AAA
2-A6...           Senior, Sequential                 Aaa      AAA
3-A1...         Senior, Pass-through                 Aaa      AAA
4-A1...      Super Senior, Pass-through              Aaa      AAA
4-A2...     Senior Support, Pass-through             Aa1      AAA
AP.....   Senior, Ratio Strip, Principal-Only        Aaa      AAA
AX.....    Senior, Ratio Strip, Interest-Only        Aaa      AAA
PAX....    Senior, Ratio Strip, Interest-Only        Aaa      AAA
B1.....               Subordinated                   Aa3      AA
B2.....               Subordinated                    A3       A
B3.....               Subordinated                   Baa2     BBB
B4.....               Subordinated                   Baa3    BBB-
R......                 Residual                     Aaa      AAA


----------
(1)  These balances are approximate, as described in this prospectus supplement.

(2)  Reflects the initial interest rate as of the first distribution date.

(3)  The interest rates on the Class 1-A1, Class 1-A3, Class 1-A4, Class 1-A5,
     Class 1-A6, Class 1-A7, Class 2-A3 and Class 2-A4 Certificates are subject to maximum caps and minimum floors as described in this prospectus supplement.

(4)  The Class 1-A2, Class 2-A1 and Class 2-A2 Certificates will not receive principal payments at the same rate as the other senior certificates because no principal distributions generally will be made on these certificates until July 2010.

(5)  Approximate.

(6)  Distribution of principal on the Class 1-A3 Certificates on any distribution date will be based on planned scheduled amounts as described in this prospectus supplement.

(7)  Initial notional amount. The Class 1-A7, Class 2-A4, Class AX and Class PAX
     Certificates are interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their notional amounts as described in this prospectus supplement.

--------------------------------------------------------------------------------

                                       S-1

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The offered certificates will also have the following characteristics:



                     DELAY /
           RECORD    ACCRUAL    INTEREST ACCRUAL      FINAL SCHEDULED
 CLASS    DATE(1)   PERIOD(2)      CONVENTION      DISTRIBUTION DATE(3)
-------   -------   ---------   ----------------   --------------------

1-A1...      DD        0 Day         30/360              7/25/2035
1-A2...      CM       24 Day         30/360              7/25/2035
1-A3...      DD        0 Day         30/360              7/25/2035
1-A4...      DD        0 Day         30/360              7/25/2035
1-A5...      DD        0 Day         30/360              7/25/2035
1-A6...      DD        0 Day         30/360              7/25/2035
1-A7...      DD        0 Day         30/360              7/25/2035
2-A1...      CM       24 Day         30/360              7/25/2035
2-A2...      CM       24 Day         30/360              7/25/2035
2-A3...      DD        0 Day         30/360              7/25/2035
2-A4...      DD        0 Day         30/360              7/25/2035
2-A5...      CM       24 Day         30/360              7/25/2035
2-A6...      CM       24 Day         30/360              7/25/2035
3-A1...      CM       24 Day         30/360              7/25/2035
4-A1...      CM       24 Day         30/360              7/25/2035
4-A2...      CM       24 Day         30/360              7/25/2035
AP.....      CM       24 Day           N/A               7/25/2035
AX.....      CM       24 Day         30/360              7/25/2035
PAX....      CM       24 Day         30/360              7/25/2035
B1.....      CM       24 Day         30/360              7/25/2035
B2.....      CM       24 Day         30/360              7/25/2035
B3.....      CM       24 Day         30/360              7/25/2035
B4.....      CM       24 Day         30/360              7/25/2035
R......      CM       24 Day         30/360              7/25/2035

             EXPECTED FINAL         MINIMUM       INCREMENTAL
 CLASS    DISTRIBUTION DATE(4)   DENOMINATIONS   DENOMINATIONS   CUSIP NUMBER
-------   --------------------   -------------   -------------   ------------

1-A1...         1/25/2017           $ 25,000           $1         86359D JL 2
1-A2...         1/25/2017           $ 25,000           $1         86359D JM 0
1-A3...         1/25/2017           $ 25,000           $1         86359D JN 8
1-A4...         6/25/2012           $ 25,000           $1         86359D JP 3
1-A5...         6/25/2012           $ 25,000           $1         86359D JQ 1
1-A6...         1/25/2017           $  1,000           $1         86359D JR 9
1-A7...         1/25/2017           $ 25,000           $1         86359D JS 7
2-A1...         5/25/2015           $ 25,000           $1         86359D JT 5
2-A2...         5/25/2015           $ 25,000           $1         86359D JU 2
2-A3...         5/25/2015           $ 25,000           $1         86359D JV 0
2-A4...         5/25/2015           $ 25,000           $1         86359D JW 8
2-A5...         5/25/2015           $ 25,000           $1         86359D JX 6
2-A6...         5/25/2015           $ 25,000           $1         86359D JY 4
3-A1...         5/25/2015           $ 25,000           $1         86359D JZ 1
4-A1...         5/25/2015           $ 25,000           $1         86359D KA 4
4-A2...         5/25/2015           $ 25,000           $1         86359D KB 2
AP.....         1/25/2017           $250,000           $1         86359D KC 0
AX.....         1/25/2017           $500,000           $1         86359D KD 8
PAX....         1/25/2017           $500,000           $1         86359D KE 6
B1.....         1/25/2017           $100,000           $1         86359D KF 3
B2.....         1/25/2017           $100,000           $1         86359D KG 1
B3.....         1/25/2017           $100,000           $1         86359D KH 9
B4.....         1/25/2017           $100,000           $1         86359D KJ 5
R......         7/25/2005            100%(5)          N/A         86359D KK 2


----------
(1)  CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date. DD = For any distribution date, the close of business on the business day immediately before that distribution date.

(2)  24 Day = For any distribution date, the interest accrual period will be calendar month preceding that distribution date. 0 Day = For any distribution date, the interest accrual period beginning on the immediately preceding distribution date (or June 25, 2005, in the case of the first accrual period) and ending on the calendar day immediately before the related distribution date.

(3)  Calculated as described in this prospectus supplement.

(4)  The expected final distribution date, based upon (1) 100% of the prepayment assumption, (2) the modeling assumptions used in this prospectus supplement, as described under "Yield, Prepayment and Weighted Average
     Life--Weighted Average Life" and (3) the additional assumption that the option to purchase the mortgage loans is exercised by the master servicer at the earliest possible distribution date as described in this prospectus supplement under "Description of the Certificates--Optional Purchase of the
     Mortgage Loans."

(5)  The Class R Certificate will be issued in definitive, fully registered form, representing the entire percentage interest of that class.

--------------------------------------------------------------------------------

                                       S-2

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                                SUMMARY OF TERMS

o    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES
     NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR
     INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE
     CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT
     AND THE ACCOMPANYING PROSPECTUS.

o    WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW
     PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ
     CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES
     AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
     PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

o    SOME OF THE INFORMATION THAT FOLLOWS CONSISTS OF FORWARD-LOOKING STATEMENTS
     RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL
     ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND
     UNCERTAINTIES, SUCH AS GENERAL ECONOMIC AND BUSINESS CONDITIONS AND
     REGULATORY INITIATIVES AND COMPLIANCE, MANY OF WHICH ARE BEYOND THE CONTROL
     OF THE PARTIES PARTICIPATING IN THIS TRANSACTION. ACCORDINGLY, WHAT
     ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM THE PROJECTIONS INCLUDED
     HEREIN.

o    WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN
     THE TRUST FUND OR IN A POOL, THAT PERCENTAGE HAS BEEN CALCULATED ON THE
     BASIS OF THE TOTAL SCHEDULED PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS
     OF JUNE 1, 2005 IN THE TRUST FUND OR IN A POOL, AS THE CONTEXT REQUIRES,
     UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER
     "GLOSSARY OF DEFINED TERMS" HOW THE SCHEDULED PRINCIPAL BALANCE OF A
     MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR
     IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL
     PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR
     SCHEDULED PRINCIPAL BALANCES, UNLESS WE SPECIFY OTHERWISE.

PARTIES

SPONSOR AND SELLER

     Lehman Brothers Holdings Inc. will sell the mortgage loans to the depositor.

DEPOSITOR

     Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity. The depositor's address is 745 7th Avenue, New York, New York, and its telephone number is (212)
526-7000.

ISSUING ENTITY

     Structured Asset Securities Corporation Trust 2005-14, a common law trust formed under the laws of the state of New York.

TRUSTEE

     LaSalle Bank National Association will act as trustee for the trust.

MASTER SERVICER

     Aurora Loan Services LLC, an affiliate of the seller, the depositor and
Lehman Brothers Inc., will oversee the servicing of mortgage loans by the primary servicers.

PRIMARY SERVICERS

     On the closing date, Aurora Loan Services LLC and Wells Fargo Bank, N.A.
will service approximately 54.99% and 18.29%, respectively, of the mortgage loans included in the trust fund. The remainder of the mortgage loans will be serviced by various other banks, savings and loans and other mortgage lending institutions.

ORIGINATORS

     Approximately 54.92% and 18.29% of the mortgage loans were originated by
Lehman Brothers Bank, FSB and Wells Fargo Bank, N.A., respectively. The remainder of the mortgage loans were originated by various other banks, savings and loans and other mortgage lending institutions.

THE CERTIFICATES

     The certificates offered by this prospectus supplement (except for the
Class R Certificate,

--------------------------------------------------------------------------------

                                       S-3

--------------------------------------------------------------------------------

which will be issued in the form of a physical certificate) will be issued in book-entry form.

     See "Description of the Certificates-- General" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of offered certificates.

     The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of four separate pools of mortgage loans: "pool
1," "pool 2," "pool 3" and "pool 4." The mortgage loans are fixed rate, conventional, fully amortizing, first lien, residential mortgage loans. Pool 1, pool 2, pool 3 and pool 4 will consist of mortgage loans substantially all of which have original terms to maturity of 30 years. Pool 3 will consist of those mortgage loans in the trust fund with original principal balances which do not exceed the applicable Freddie Mac maximum original loan amount limitations for one- to four-family residential mortgaged properties. Pool 1, Pool 2 and Pool 4 will consist of mortgage loans with original principal balances which may be less than, equal to, or in excess of, Fannie Mae or Freddie Mac original loan amount limitations.

     On the closing date, the certificates will have an approximate total initial principal amount of $890,639,029. Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates as reflected in this prospectus supplement will not exceed 5%.

PAYMENT COMPONENTS

     Solely for purposes of determining distributions of principal, the Class AP
Certificates will consist of three payment components: the AP(1), AP(2) and
AP(4) Components. Each component of the Class AP Certificates relates to pool 1, pool 2 or pool 4, as indicated by the designation "(1)," "(2)" or "(4),"
respectively.

     Solely for purposes of determining distributions of interest, the Class AX
Certificates will consist of three payment components: the AX(1), AX(2) and the
AX(4) Components. Each component of the Class AX Certificates relates to pool 1, pool 2 or pool 4, as indicated by the designation "(1)," "(2)" or "(4),"
respectively.

     Solely for purposes of determining distributions of interest, the Class PAX
Certificates will consist of three payment components: the PAX(1), PAX(2) and
PAX(4) Components. Each component of the Class PAX Certificates relates to pool
1, pool 2 or pool 4, as indicated by the designation "(1)," "(2)" or "(4),"
respectively.

     Solely for purposes of determining distributions of interest on or principal of each class of subordinate certificates, the subordinate certificates will consist of two payment components: one component related to pool 1 and the other component related to pools 2 through 4 combined, as indicated by the designation "(1)" or "(2-4)," respectively. For example, with respect to the Class B1 Certificates, the related components will be the B1(1)
and B1(2-4) Components.

     The principal or notional amount of any such class will equal the sum of the outstanding principal or notional amounts of its constituent components. For example, the principal amount of the Class B1 Certificates will equal the sum of the principal amounts of the B1(1) and B1(2-4) Components. With respect to each class of subordinate certificates and the Class AX and Class PAX Certificates, the total amount of interest accrued on a class of certificates in any payment period will equal the sum of the amount of interest accrued on the principal amount or notional amount, as applicable, of its components in the corresponding period.

     The holder of a class of certificates comprising components will not have a severable interest in any component, but will have an undivided interest in the entire related class. Holders of the Class AP, Class AX, Class PAX Certificates
or any class of subordinate certificates may not transfer their respective payment components separately.

     See "Description of the Certificates-- General" in this prospectus supplement.

DISTRIBUTIONS ON THE CERTIFICATES

     Payments of interest and principal on the Class 1-A1, Class 1-A2, Class
1-A3, Class 1-A4, Class 1-A5, Class 1-A6 and Class R Certificates and the B1(1),
B2(1), B3(1), B4(1), B5(1), B6(1) and B7(1) Components, payments of principal on

--------------------------------------------------------------------------------

                                       S-4

--------------------------------------------------------------------------------

the AP(1) Component and payments of interest on the Class 1-A7 Certificates and the AX(1) and PAX(1) Components will be primarily based on collections on the pool 1 mortgage loans; payments of interest and principal on the Class 2-A1,
Class 2-A2, Class 2-A3, Class 2-A5 and Class 2-A6 Certificates, payments of principal on the AP(2) Component and payments of interest on the Class 2-A4
Certificates and the AX(2) and PAX(2) Components will be primarily based on collections on the pool 2 mortgage loans; payments of interest and principal on the Class 3-A1 Certificates will be primarily based on collections on the pool 3 mortgage loans; payments of interest and principal on the Class 4-A1 and Class
4-A2 Certificates, payments of principal on the AP(4) Component and payments of interest on the AX(4) and PAX(4) Components will be primarily based on collections on the pool 4 mortgage loans, except, in each case, under the limited circumstances described in this prospectus supplement. Payments of interest and principal on the B1(2-4), B2(2-4), B3(2-4), B4(2-4), B5(2-4),
B6(2-4) and B7(2-4) Components will be based on collections on the pool 2 mortgage loans, the pool 3 mortgage loans and the pool 4 mortgage loans.

     Principal and interest on the certificates will be distributable on the
25th day of each month, beginning in July 2005. However, if the 25th day is not a business day, distributions will be made on the next business day.

Interest Distributions

     Interest will accrue on each class of offered certificates and the applicable components, other than the Class AP and Class P Certificates, at the applicable annual rates described below:

o    Class 1-A1 Certificates: Interest will accrue at an annual rate of approximately 3.60% for the first accrual period, and with respect to each accrual period thereafter, at an annual rate equal to LIBOR plus 0.30%, subject to a maximum rate of 7.25%.

o    Class 1-A2 Certificates: Interest will accrue at an annual rate of 5.50%.

o    Class 1-A3 Certificates: Interest will accrue at an annual rate of approximately 9.1250817% for the first accrual period, and with respect to each accrual period thereafter, at an annual rate equal to 17.37508179%, minus (LIBOR multiplied by 2.50), subject to a minimum rate of 0.00%.

o    Class 1-A4 Certificates: Interest will accrue at an annual rate of approximately 9.8109842% for the first accrual period, and with respect to each accrual period thereafter, at an annual rate equal to 24.52746066%, minus (LIBOR multiplied by 4.4595383), subject to a minimum rate of 0.00%.

o    Class 1-A5 Certificates: Interest will accrue at an annual rate of approximately 8.25% for the first accrual period, and with respect to each accrual period thereafter, at an annual rate equal to 39.5423974%, minus
     (LIBOR multiplied by 5.6895268), subject to a minimum rate of 0.00% and a maximum rate of 8.25%.

o    Class 1-A6 Certificates: Interest will accrue at an annual rate of approximately 9.1250817% for the first accrual period, and with respect to each accrual period thereafter, at an annual rate equal to 17.37508179%, minus (LIBOR multiplied by 2.50), subject to a minimum rate of 0.00%.

o    Class 1-A7 Certificates: Interest will accrue at an annual rate of approximately 3.65% for the first accrual period, and with respect to each accrual period thereafter, at an annual rate equal to 6.95% minus LIBOR, subject to a minimum rate of 0.00%.

o    Class 2-A1 Certificates: Interest will accrue at an annual rate of 5.75%.

o    Class 2-A2 Certificates: Interest will accrue at an annual rate of 5.75%.

o    Class 2-A3 Certificates: Interest will accrue at an annual rate of approximately 3.55% for the first accrual period, and with respect to each accrual period thereafter, at an annual rate equal to LIBOR plus 0.25%, subject to a maximum rate of 7.50%.

o    Class 2-A4 Certificates: Interest will accrue at an annual rate of approximately 3.95% for the first accrual period, and with respect to each accrual period thereafter, at an annual rate equal to 7.25% minus LIBOR, subject to a minimum rate of 0.00%.

o    Class 2-A5 Certificates: Interest will accrue at an annual rate of 5.75%.

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                                       S-5

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o    Class 2-A6 Certificates: Interest will accrue at an annual rate of 5.00%.

o    Class 3-A1 Certificates: Interest will accrue at an annual rate of approximately 6.1114% for the first accrual period, and, thereafter with respect to each accrual period, at an annual rate equal to the weighted average net mortgage rate of the mortgage loans in pool 3, weighted on the basis of their scheduled principal balances.

o    Class 4-A1 Certificates: Interest will accrue at an annual rate of 5.75%.

o    Class 4-A2 Certificates: Interest will accrue at an annual rate of 5.75%.

o    Class AX Certificates: Interest will accrue at an annual rate of 5.50%.

o    Class PAX Certificates: Interest will accrue at an annual rate of 5.50%.

o    Subordinate Certificates: The total amount of interest accrued on each class of subordinate certificates in any accrual period will equal the sum of the amount of interest accrued on the component related to pool 1 and the component related to pools 2 through 4. Interest will accrue on the component related to pool 1 at an annual rate equal to the designated rate applicable to pool 1; interest will accrue on the component related to pools 2 and 4 at an annual rate equal to the weighted average of the designated rates applicable to pool 2 and pool 4, respectively, and the weighted average net rate for pool 3, weighted on the basis of the group subordinate amount for pool 2, pool 3 and pool 4.

o    Class R Certificates: Interest will accrue at an annual rate of 5.50%.

     The Class AP Certificates are principal-only certificates; they will not be entitled to distributions of interest.

     See "Description of the Certificates-- Distributions of Interest" and
"Glossary of Defined Terms" in this prospectus supplement for a description of the defined terms relevant to the payment of principal.

Principal Distributions

     The amount of principal distributable to the certificates, other than the
Class P Certificates and the interest-only certificates, will be determined based on (1) priorities and formulas that allocate portions of principal payments received on the mortgage loans among different classes of certificates and (2) the amount of funds actually received on the mortgage loans from the related pools (in the case of the senior certificates) or all the mortgage loans
(in the case of the subordinate certificates) that are available to make payments on the certificates. Funds actually received on the mortgage loans may consist of expected monthly scheduled payments, unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

     The key allocation concept for distributions of principal on the senior certificates entitled to distributions of principal (other than the Class 1-A2,
Class 1-A7, Class 2-A1, Class 2-A2, Class 2-A4, Class AP, Class AX and Class PAX
Certificates) is the "Senior Principal Distribution Amount" for the related pools. The key allocation concept for distributions of principal on the Class
1-A2 Certificates is the "Pool 1 Priority Amount." The key allocation concept for distributions of principal on the Class 2-A1 and Class 2-A2 Certificates is the "Pool 2 Priority Amount." The key allocation concept for distributions of principal on the Class AP Certificates is the AP Principal Distribution Amount
for pool 1, pool 2 and pool 4. The key allocation concept for distributions of principal on the subordinate certificates is the "Subordinate Principal
Distribution Amount" for all four mortgage pools.

     The Class 1-A7, Class 2-A4, Class AX and Class PAX Certificates are
interest-only certificates; they will not be entitled to distributions of principal.

     In addition, the manner of allocating distributions of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers:

o    up to and including the distribution date in June 2010, the subordinate certificates will not receive any principal prepayments unless the senior certificates are paid down to zero

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                                       S-6

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     and after that time, subject to certain performance triggers, the subordinate certificates will receive increasing portions of principal prepayments over time; or

o    a "group 1 credit support depletion date" occurs on a distribution date on which the principal balance of the subordinate components related to pool 1 has been reduced to zero.

o    a "group 2-4 credit support depletion date" occurs on a distribution date on which the principal balance of the subordinate components related to pools 2 through 4 has been reduced to zero.

     See "Description of the Certificates-- Distributions of Principal" for the
priority of payment of principal and "Glossary of Defined Terms" in this prospectus supplement for a description of the defined terms relevant to the payment of principal.

PAC CERTIFICATES

     The Class 1-A3 Certificates is a planned amortization class or a class of
"PAC" certificates. If funds are available, and subject to the limitations described in this prospectus supplement, principal will be distributed to holders of these certificates up to an amount that will reduce their certificate principal amount to a scheduled amount. The schedule of planned principal amounts for these certificates for each distribution date is shown in Annex D.

     See "Description of the Certificates--Priority of Distributions" and
"--Distributions of Principal" and "Yield, Prepayment and Weighted Average Life"
in this prospectus supplement.

CLASS P CERTIFICATES

     The Class P Certificates will be entitled to receive prepayment penalties paid by borrowers upon voluntary full or partial prepayment of certain of the mortgage loans. Accordingly, these amounts will not be available for distribution to other classes of certificates.

     The Class P Certificates are not offered by this prospectus supplement.

     See "Description of the Mortgage Pools" in this prospectus supplement.

LIMITED RECOURSE

     The only source of cash available to make interest and principal distributions on the certificates will be the assets of the trust fund. The trust fund will have no other source of cash and no other entity will be required or expected to make any distributions on the certificates.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE CERTIFICATES.

     The payment structure used by the trust fund includes subordination, loss allocation and, with respect to the certificates related to pools 2 through 4, cross-collateralization features to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal. The senior certificates will be less likely to experience losses than the subordinate certificates, and each class of subordinate certificates with a lower numerical class designation will be less likely to experience losses than each class of subordinate certificates with a higher numerical class designation.

     Because the components of the subordinate certificates related to pools 2 through 4 represent interests in each of pool 2, pool 3 and pool 4, the component principal amounts of these components could be reduced to zero as a result of disproportionately high losses on the mortgage loans in any of pool 2, pool 3 or pool 4, increasing the likelihood that losses experienced in one pool will be allocated to the senior certificates corresponding to that pool.

     See "Risk Factors--Risks Related to Potential Inadequacy of Credit
Enhancement" and "Description of the Certificates--Cross-Collateralization among
Pool 2, Pool 3 and Pool 4" and "--Allocation of Realized Losses" in this prospectus supplement for a detailed description of subordination, loss allocation and cross-collateralization features.

Subordination of Payments

     Certificates with an "A" or "R" in their class designation will have a payment priority over other certificates. The Class B1 Certificates will have a payment priority over the Class B2 Certificates. The Class B2 Certificates will have a payment priority over the Class B3 Certificates. The Class B3
Certificates will have a payment

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                                       S-7

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priority over the Class B4 Certificates. The Class B4 Certificates will have a payment priority over the Class B5, Class B6 and Class B7 Certificates.

     See "Description of the Certificates--Priority of Distributions" and
"--Distributions of Principal" in this prospectus supplement.

Allocation of Losses

     As described in this prospectus supplement, amounts representing losses on the mortgage loans in a pool (or pools) will be applied to reduce the component principal amount of the related component of the subordinate certificates (i.e., the component for the related pool or pools) still outstanding that has the lowest payment priority, until the component principal amount of that component has been reduced to zero.

o    For example, losses in pool 1 will first be allocated in reduction of the principal amount of the B7(1) Component until it has been reduced to zero, then to the B6(1) Component, B5(1) Component, B4(1) Component, B3(1)
     Component, B2(1) Component and B1(1) Component, until the principal amount of each such component has been reduced to zero. If the applicable subordination is insufficient to absorb losses, then such additional losses will reduce the principal amounts of the senior certificates related to pool 1 (except that any such losses otherwise allocable to the Class 1-A1
     Certificates will instead be allocated to the Class 1-A2 Certificates as described in this prospectus supplement).

o    Similarly, losses in pool 2 will first be allocated in reduction of the principal amount of the B7(2-4) Component until it has been reduced to zero, then to the B6(2-4) Component, B5(2-4) Component, B4(2-4) Component,
     B3(2-4) Component, B2(2-4) Component and B1(2-4) Component, until the principal amount of each such component has been reduced to zero. If the applicable subordination is insufficient to absorb losses, then such additional losses will reduce the principal amounts of the senior certificates related to pool 2 (except that any such losses otherwise allocable to the Class 2-A1 Certificates will instead be allocated to the
     Class 2-A2 Certificates and any such losses otherwise allocable to the
     Class 4-A1 Certificates will instead be allocated to the Class 4-A2
     Certificates as described in this prospectus supplement).

o    If a loss has been allocated to reduce the certificate principal amount of your class, you will receive no payment in respect of that reduction.

     See "Description of the Certificates-- Allocation of Realized Losses" in
this prospectus supplement.

CROSS-COLLATERALIZATION AMONG POOL 2, POOL 3 AND POOL 4

     With respect to pool 2, pool 3 and pool 4, under certain limited circumstances, payments on the mortgage loans in one pool may be distributed to holders of certain senior certificates corresponding to the other pools (other than Pool 1). As described in greater detail in this prospectus supplement, this
"cross-collateralization" among pool 2, pool 3 and pool 4 may occur if those pools experience disproportionate prepayments or losses.

     For example:

     (1) Rapid prepayment situations: If the non-AP senior certificates relating to any of pool 2, pool 3 or pool 4 have been retired but the non-AP senior certificates relating to another pool or pools (other than pool 1) are outstanding, and the mortgage loans are performing below certain standards, then certain payments on the mortgage loans will be paid to the remaining specified non-AP senior certificates of the other pool or pools (other than pool 1), if any, before being paid to the related subordinate components.

     (2) High loss situations: If the total principal amount of the non-AP senior certificates relating to any of pool 2, pool 3 or pool 4 is greater than the total principal amount of the related mortgage loans, then certain payments on the mortgage loans in the other pools (other than pool 1) otherwise payable to the related subordinate components will be paid to such specified senior certificates.

     See "Description of the Certificates-- Cross-Collateralization among Pool
2, Pool 3 and Pool 4" in this prospectus supplement.

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                                       S-8

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FEES AND EXPENSES

     Before distributions are made on the certificates, each servicer will be paid a monthly fee calculated either as 0.25% annually (or 0.20%, with respect to mortgage loans serviced by Countrywide Home Loans Servicing LP) on the total principal balance of the mortgage loans (subject to reduction as described in this prospectus supplement).

     The master servicer will receive as compensation the investment income on funds held in the collection account. The trustee will receive as compensation the investment income on funds held in the certificate account.

     Expenses of the servicer, the master servicer and the trustee that are permitted to be reimbursed under the servicing agreements and the trust agreement will be paid prior to any distributions to the certificateholders.

     See "Fees and Expenses of the Trust Fund" in this prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The final scheduled distribution date for the offered certificates will be the distribution date specified in the tables beginning on page S-1. The final scheduled distribution date for the offered certificates is based upon the second distribution date after the month of the scheduled maturity of the latest maturing mortgage loan in the related mortgage pool. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

THE MORTGAGE LOANS

     On the closing date, which is expected to be on or about June 30, 2005, the assets of the trust fund will consist primarily of four pools of mortgage loans with a total principal balance as of the cut-off date (June 1, 2005) of approximately $890,639,029.

     The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages. The mortgage loans in the trust fund will consist of fixed rate, conventional, fully amortizing, first lien residential mortgage loans. Each pool will consist of mortgage loans substantially all of which have original terms to maturity of 30 years.

                         AGGREGATE MORTGAGE LOAN SUMMARY



                                                                            WEIGHTED      TOTAL
                                                        RANGE OR TOTAL       AVERAGE   PERCENTAGE
                                                    ---------------------   --------   ----------

Number of Mortgage Loans ........................                   2,519         --        --
Total Scheduled Principal Balance ...............            $890,639,029         --        --
Scheduled Principal Balances ....................   $20,260 to $2,000,000   $353,568        --
Mortgage Rates ..................................        5.000% to 9.750%      5.983%       --
Original Terms to Maturity (in months) ..........              300 to 360        360        --
Remaining Terms to Maturity (in months) .........              300 to 360        352        --
Original Loan-to-Value Ratios ...................       10.62% to 101.46%      68.33%       --
Number of Interest Only Mortgage Loans ..........                     815         --     29.29%
Geographic Distribution in Excess of 10.00% of
   the Total Scheduled Principal Balance:
   California ...................................            $390,061,164         --     43.80%
Maximum Single Zip Code Concentration ...........              $5,150,988         --      0.58%
Credit Scores ...................................              592 to 819        732        --
Number of Mortgage Loans with Prepayment
   Premium Amounts at Origination ...............                     823         --     27.43%


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                                       S-9

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                          POOL 1 MORTGAGE LOAN SUMMARY



                                                                               WEIGHTED      TOTAL
                                                        RANGE OR TOTAL          AVERAGE   PERCENTAGE
                                                    ---------------------      --------   ----------

Number of Mortgage Loans ........................                     619            --        --
Total Scheduled Principal Balance ...............            $284,006,962            --        --
Scheduled Principal Balances ....................   $68,000 to $1,496,860      $458,815        --
Mortgage Rates ..................................        5.375% to 6.000%         5.750%       --
Original Terms to Maturity (in months) ..........              347 to 360           360        --
Remaining Terms to Maturity (in months) .........              326 to 360           348        --
Original Loan-to-Value Ratios ...................        23.40% to 95.00%         66.66%       --
Number of Interest Only Mortgage Loans ..........                      21            --      4.63%
Geographic Distribution in Excess of 10.00% of
   the Total Scheduled Principal Balance:
   California ...................................            $126,722,941            --     44.62%
Maximum Single Zip Code Concentration ...........              $3,180,229            --      1.12%
Credit Scores ...................................              620 to 815           739        --
Number of Mortgage Loans with Prepayment
  Premium Amounts at Origination ................                     167            --     22.38%


                          POOL 2 MORTGAGE LOAN SUMMARY



                                                                                WEIGHTED      TOTAL
                                                            RANGE OR TOTAL       AVERAGE   PERCENTAGE
                                                        ---------------------   --------   ----------

Number of Mortgage Loans ............................                     585         --        --
Total Scheduled Principal Balance ...................            $299,442,079         --        --
Scheduled Principal Balances ........................   $67,586 to $2,000,000   $511,866        --
Mortgage Rates ......................................        5.875% to 6.125%      6.069%       --
Original Terms to Maturity (in months) ..............              300 to 360        360        --
Remaining Terms to Maturity (in months) .............              300 to 360        350        --
Original Loan-to-Value Ratios .......................        22.41% to 95.00%      68.20%       --
Number of Interest Only Mortgage Loans ..............                      94         --     19.92%
Geographic Distribution in Excess of 10.00% of the
   Total Scheduled Principal Balance:
   California .......................................            $147,681,388         --     49.32%
Maximum Single Zip Code Concentration ...............              $2,743,303         --      0.92%
Credit Scores .......................................              623 to 810        727        --
Number of Mortgage Loans with Prepayment
   Premium Amounts at Origination ...................                      89                18.15%


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                                      S-10

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                          POOL 3 MORTGAGE LOAN SUMMARY



                                                                          WEIGHTED     TOTAL
                                                       RANGE OR TOTAL      AVERAGE   PERCENTAGE
                                                    -------------------   --------   ----------

Number of Mortgage Loans.........................                   589         --        --
Total Scheduled Principal Balance................           $99,462,349         --        --
Scheduled Principal Balances.....................   $20,260 to $408,499   $168,866        --
Mortgage Rates...................................      5.000% to 9.750%      6.423%       --
Original Terms to Maturity (in months)...........            360 to 360        360        --
Remaining Terms to Maturity (in months)..........            336 to 360        358        --
Original Loan-to-Value Ratios....................     16.93% to 101.46%      78.00%       --
Number of Interest Only Mortgage Loans...........                   177         --     33.74%
Geographic Distribution in Excess of 10.00% of
   the Total Scheduled Principal Balance:
   California....................................           $12,217,608         --     12.28%
   Florida.......................................           $10,242,083         --     10.30%
Maximum Single Zip Code Concentration............              $754,803         --      0.76%
Credit Scores....................................            605 to 819        725        --
Number of Mortgage Loans with Prepayment
   Premium Amounts at Origination................                   258         --     41.15%


                          POOL 4 MORTGAGE LOAN SUMMARY



                                                                            WEIGHTED      TOTAL
                                                        RANGE OR TOTAL       AVERAGE   PERCENTAGE
                                                    ---------------------   --------   ----------

Number of Mortgage Loans ........................                     726         --        --
Total Scheduled Principal Balance ...............            $207,727,638         --        --
Scheduled Principal Balances ....................   $55,945 to $1,500,000   $286,126        --
Mortgage Rates ..................................        5.875% to 6.125%      5.966%       --
Original Terms to Maturity (in months) ..........              360 to 360        360        --
Remaining Terms to Maturity (in months) .........              349 to 360        360        --
Original Loan-to-Value Ratios ...................        10.62% to 95.00%      66.16%       --
Number of Interest Only Mortgage Loans ..........                     523         --     74.38%
Geographic Distribution in Excess of 10.00% of
   the Total Scheduled Principal Balance:
   California ...................................            $103,439,225         --     49.80%
Maximum Single Zip Code Concentration ...........              $2,900,000         --      1.40%
Credit Scores ...................................              592 to 817        734        --
Number of Mortgage Loans with Prepayment
   Premium Amounts at Origination ...............                     309         --     41.17%


     The mortgage loans are not insured or guaranteed by any government agency.

     See "Description of the Mortgage Pools" in this prospectus supplement and
"The Trust Funds--The Mortgage Loans" in the prospectus for a general description of the mortgage loans.

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

     Each originator of the mortgage loans has made certain representations and warranties concerning the mortgage loans. Lehman Brothers Holdings Inc.'s rights to the benefit of these representations and warranties will be assigned to

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                                      S-11

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the depositor under a sale and assignment agreement and, in turn, will be assigned by the depositor to the trustee for the benefit of certificateholders under the trust agreement. In addition, Lehman Brothers Holdings Inc. will represent that none of the mortgage loans in the trust fund will be "high cost"
loans under applicable federal, state or local anti-predatory or anti-abusive lending laws, and for certain of the mortgage loans, will make additional representations and warranties.

     Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the mortgage loan, or receipt of notice of that breach, the applicable transferor or Lehman Brothers Holdings
Inc. will be required either to (1) cure that breach, (2) repurchase the affected mortgage loan from the trust fund or (3) in certain circumstances, substitute another mortgage loan.

     In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund because of a breach of a representation or warranty, (a) substitution must take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

     See "The Trust Agreement--Representations and Warranties" in this prospectus supplement.

MORTGAGE LOAN SERVICING

     The mortgage loans will be master serviced by Aurora Loan Services LLC. The master servicer will oversee the servicing of the mortgage loans by the various primary loan servicers, but will not be ultimately responsible for the servicing of the mortgage loans except as described in this prospectus supplement.
Subsequent to the closing date, primary servicing may be transferred to primary servicers other than the initial servicers in accordance with the provisions of the trust agreement and the servicing agreements, as described in this prospectus supplement.

     See "The Master Servicer," "The Servicers" and "Mortgage Loan Servicing" in
this prospectus supplement.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

     Aurora Loan Services LLC, as master servicer, may purchase the mortgage loans on any distribution date after the date on which the total principal balance of the mortgage loans (determined in the aggregate rather than by pool)
declines to less than 10% of their initial total principal balance. If the mortgage loans are purchased, certificateholders will be paid (as applicable)
accrued interest and principal equal to the outstanding certificate principal amount of the certificates.

     See "Description of the Certificates--Optional Termination of the Trust
Fund" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

FINANCING

     An affiliate of the underwriter has provided financing for the mortgage loans. The depositor will use a portion of the proceeds of the sale of the certificates to repay the financing.

TAX STATUS

     The trustee will elect to treat all or a portion of the trust fund as multiple REMICs for federal income tax purposes. Each of the certificates, other than the Class P and Class R Certificates, will represent ownership of "regular interests" in a REMIC and the Class R Certificate will be designated as the sole class of "residual interest" in each REMIC. The Class P Certificates will evidence an interest in the trust fund but not in any REMIC.

     Certain classes of certificates will be, and other classes of certificates may be, issued with original issue discount for federal income tax purposes.

     There are restrictions on the ability of certain types of investors to purchase the Class R Certificate.

     See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA CONSIDERATIONS

     Generally, all of the certificates offered by this prospectus supplement
(except the Class R

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                                      S-12

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Certificate) may be purchased by employee benefit plans or other retirement arrangements subject to Section 406 of the Employee Retirement Income Security
Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986,
as amended. A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

     See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

     Generally, the certificates offered by this prospectus supplement (other than the Class B2, Class B3 and Class B4 Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984.

     There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

     See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

RATINGS OF THE CERTIFICATES

o    The certificates offered by this prospectus supplement will initially have the ratings from Moody's Investors Service, Inc. and Standard & Poor's
     Ratings Services, a division of The McGraw-Hill Companies, Inc. set forth in the tables beginning on page S-1.

o    The ratings set forth in the tables beginning on page S-1 are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

o    The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

     See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

--------------------------------------------------------------------------------

                                      S-13

                                  RISK FACTORS

     The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under
"Risk Factors" in the prospectus.

RISKS RELATED TO POTENTIAL
   INADEQUACY OF CREDIT
   ENHANCEMENT AND OTHER
   SUPPORT ...................   The certificates are not insured by any
                                 financial guaranty insurance policy or by any
                                 governmental agency. The features of
                                 subordination, loss allocation and, in the case
                                 of certificates and components related to pool
                                 2, pool 3 and pool 4 only, cross
                                 collateralization, all as described in this
                                 prospectus supplement, are intended to enhance
                                 the likelihood that holders of more senior
                                 classes will receive regular payments of
                                 interest and principal, but are limited in
                                 nature and may be insufficient to cover all
                                 losses on the mortgage loans.

                                 The amount of any loss (other than a specified
                                 portion of any loss on certain "discount"
                                 loans, as well as any "excess" losses described
                                 in this prospectus supplement) experienced on a
                                 mortgage loan will be applied to reduce the
                                 principal amount of the related component of a
                                 class of subordinate certificates with the
                                 highest numerical class designation, until the
                                 principal amount of that component has been
                                 reduced to zero. If subordination is
                                 insufficient to absorb losses, then
                                 certificateholders of more senior classes will
                                 likely incur losses and may never receive all
                                 of their principal payments.

                                 For example, losses on pool 2, pool 3 and pool
                                 4 will first be allocated in reduction of the
                                 component principal amount of the B7(2-4)
                                 Component until it is reduced to zero and then
                                 in reduction of the component principal amount
                                 of the B6(2-4) Component until it has been
                                 reduced to zero and likewise in reduction of
                                 the component principal amount of the B5(2-4)
                                 Component, the B4(2-4) Component, the B3(2-4)
                                 Component, the B2(2-4) Component and the
                                 B1(2-4) Component, in that order, until the
                                 component principal amount of each component
                                 has been reduced to zero. By way of parallel
                                 example, all losses on pool 1 will first be
                                 allocated in reduction of the component
                                 principal amount of the B7(1) Component until
                                 it is reduced to zero, and then in reduction of
                                 the component principal amount of the B6(1)
                                 Component until it is reduced to zero and
                                 likewise in reduction of the component
                                 principal amount of the B5(1) Component, the
                                 B4(1) Component, the B3(1) Component, the B2(1)
                                 Component and the B1(1) Component, in that
                                 order, until the component principal amount of
                                 each component has been reduced to zero. If
                                 applicable subordination is insufficient to
                                 absorb such losses, then senior
                                 certificateholders of the related certificate
                                 group or groups will likely incur losses and
                                 will not receive all of their principal
                                 payments.

                                      S-14

                                 In addition, after the total component
                                 principal amount of the subordinate components
                                 related to a pool has been reduced to zero,
                                 losses on those mortgage loans will reduce the
                                 principal amounts (or notional amounts) of the
                                 related senior certificates and the Class AP
                                 Certificates. For example:

                                 o    losses on the pool 1 mortgage loans will
                                      reduce the principal amounts (or notional
                                      amounts) of the Class 1-A1, Class 1-A2,
                                      Class 1-A3, Class 1-A4, Class 1-A5, Class
                                      1-A6 and Class 1-A7 Certificates and the
                                      AX(1) and PAX(1) Components; provided,
                                      that losses that would otherwise be
                                      allocated to the Class 1-A1 Certificates
                                      will first be allocated to the 1-A2
                                      Certificates, until the principal balance
                                      of the Class 1-A2 Certificates has been
                                      reduced to zero;

                                 o    losses on the pool 2 mortgage loans will
                                      reduce the principal amounts (or notional
                                      amounts) of the Class 2-A1, Class 2-A2,
                                      Class 2-A3, Class 2-A4, Class 2-A5 and
                                      Class 2-A6 Certificates and the AX(2) and
                                      PAX(2) Components; provided, that losses
                                      that would otherwise be allocated to the
                                      Class 2-A1 Certificates will first be
                                      allocated to the 2-A2 Certificates, until
                                      the principal balance of the Class 2-A2
                                      Certificates has been reduced to zero;

                                 o    losses on the pool 3 mortgage loans will
                                      reduce the principal amount of the Class
                                      3-Al Certificates;

                                 o    losses on the pool 4 mortgage loans will
                                      reduce the principal amounts (or notional
                                      amounts) of the Class 4-Al and Class 4-A2
                                      Certificates and the AX(4) and PAX(4)
                                      Components; provided, that losses that
                                      would otherwise be allocated to the Class
                                      4-A1 Certificates will first be allocated
                                      to the 4-A2 Certificates, until the
                                      principal balance of the Class 4-A2
                                      Certificates has been reduced to zero; and

                                 o    the Class AP Certificates will no longer
                                      have the benefit of the special loss
                                      mitigation feature described in this
                                      prospectus supplement.

                                 Because the subordinate components related to
                                 pool 2, pool 3 and pool 4 represent interests
                                 in each of these mortgage pools, the component
                                 principal amounts of these components could be
                                 reduced to zero as a result of a
                                 disproportionately high amount of losses on the
                                 mortgage loans in any of pool 2, pool 3 or pool
                                 4. As a result, losses in one pool will reduce
                                 the loss protection provided by the subordinate
                                 components corresponding to such other pools,
                                 and will increase the likelihood that losses
                                 will be allocated to those other senior
                                 certificates.

                                      S-15

                                 See "Description of the Certificates--Priority
                                 of Distributions," "--Cross-Collateralization
                                 among Pool 2, Pool 3 and Pool 4" and
                                 "--Allocation of Realized Losses" in this
                                 prospectus supplement.

LIMITED
   CROSS-COLLATERALIZATION....   Interest and principal on senior certificates
                                 related to pool 1 will be payable out of
                                 amounts collected in respect of the mortgage
                                 loans in pool 1. Similarly, interest and
                                 principal on each component of the subordinate
                                 certificates related to pool 1 will be payable
                                 from amounts collected in respect of the
                                 mortgage loans in pool 1. Pool 1 will not be
                                 "cross-collateralized" with any other
                                 pool--interest and principal received on
                                 mortgage loans in pool 1 will not be available
                                 to the certificates corresponding to pool 2,
                                 pool 3 or pool 4. In addition, interest and
                                 principal received on mortgage loans in pool 2,
                                 pool 3 or pool 4 will not be available to the
                                 certificates corresponding to pool 1.

                                 A disproportionately high rate of delinquencies
                                 or defaults in pool 2, pool 3 or pool 4 may
                                 result in shortfalls or losses affecting the
                                 related certificates or components at the same
                                 time that amounts from pool 1 are being
                                 distributed in respect of certificates or
                                 components relating to such pool with lower
                                 seniority. For example, on any distribution
                                 date, the component principal amount of the
                                 B1(2-4) Component may be reduced because of
                                 losses on the mortgage loans in pool 2, pool 3
                                 or pool 4, even though the B2(1) Component is
                                 still outstanding and continues to receive
                                 distributions related to pool 1. Moreover, in
                                 the case of extremely high losses experienced
                                 on pool 2, pool 3 or pool 4, it is possible
                                 that the certificate principal amount of the
                                 senior certificates related to pool 2, pool 3
                                 or pool 4 could be reduced by related losses
                                 that exceed the principal amount of the
                                 components of the subordinate certificates
                                 relating to pools 2 through 4, even though the
                                 components of the subordinate certificates
                                 corresponding to pool 1 were still outstanding
                                 and receiving distributions. A
                                 disproportionately high rate of losses in pool
                                 1 will result in similar consequences.

                                 See "Description of the Mortgage Pools" and
                                 "Description of the Certificates--Priority of
                                 Distributions," "--Distributions of Interest"
                                 and "--Allocation of Realized Losses" in this
                                 prospectus supplement.

RISKS RELATED TO
   UNPREDICTABILITY AND
   EFFECT OF PREPAYMENTS......   The rate of prepayments on the mortgage loans
                                 will be sensitive to prevailing interest rates.
                                 Generally, if prevailing interest rates
                                 decline, mortgage loan prepayments may increase
                                 due to the availability of refinancing at lower
                                 interest rates. If prevailing interest rates
                                 rise, prepayments on the mortgage loans may
                                 decrease.

                                 Borrowers may prepay their mortgage loans in
                                 whole or in part at any time; however,
                                 approximately 22.38%, 18.15%,

                                      S-16

                                 41.15% and 41.17% of the mortgage loans in pool
                                 1, pool 2, pool 3 and pool 4, respectively,
                                 require the payment of a prepayment premium
                                 amount in connection with any voluntary
                                 prepayments in full, and certain voluntary
                                 prepayments in part, made during periods
                                 ranging from four months to five years after
                                 origination. These prepayment premium amounts
                                 may discourage borrowers from prepaying their
                                 mortgage loans during the applicable period.
                                 Certain prepayment premium amounts received by
                                 the trust fund will be distributed to the
                                 holders of the Class P Certificates. Otherwise,
                                 the prepayment premium amounts will not be
                                 available for distribution to
                                 certificateholders.

                                 A prepayment of a mortgage loan will usually
                                 result in a payment of principal on the
                                 certificates, and, depending on the type of
                                 certificate and the price investors paid for
                                 that certificate, may affect the yield on that
                                 certificate.

                                 If you purchase a Class 1-A3 Certificate, which
                                 is a PAC Certificate, it is expected that your
                                 certificate will receive principal
                                 distributions in accordance with the related
                                 schedule so long as the mortgage loans related
                                 to your certificate prepay at a rate consistent
                                 with that schedule. Prepayments that are slower
                                 or faster than those assumed in creating the
                                 schedule could adversely affect the yield on
                                 your certificate.

                                 If you purchase any of the Class 1-A4, Class
                                 1-A5 or Class 1-A6 Certificates, your
                                 certificates will support the stability of the
                                 planned principal payments made to the Class
                                 1-A3 Certificates. Principal amounts collected
                                 on mortgage loans in excess of the amounts
                                 needed to make payments according to the
                                 schedule for the related certificates may be
                                 used to make distributions on your
                                 certificates, which will shorten the life of
                                 your certificates. Conversely, if the mortgage
                                 loans prepay at a rate that is slower than
                                 assumed in creating the schedule, the life of
                                 your certificates could increase, perhaps
                                 significantly.

                                 See "Yield, Prepayment and Weighted Average
                                 Life" in this prospectus supplement and "Risk
                                 Factors-- Unpredictability and Effect of
                                 Prepayments" in the prospectus for a
                                 description of the factors that may influence
                                 the rate and timing of prepayments on the
                                 mortgage loans.

RISKS RELATED TO MORTGAGE
   LOANS WITH INTEREST-ONLY
   PAYMENTS...................   Approximately 4.63%, 19.92%, 33.74% and 74.38%
                                 of the Mortgage Loans in pool 1, pool 2, pool 3
                                 and pool 4, respectively, expected to be in the
                                 trust fund on the closing date provide for
                                 monthly payments of interest at the related
                                 mortgage interest rate, but no payment of
                                 principal, for a period of ten years following
                                 the origination of the mortgage loan. Following
                                 that ten year period, the monthly payment with
                                 respect to each of these mortgage loans will be
                                 increased to an amount sufficient to amortize
                                 the

                                      S-17

                                 principal balance of that mortgage loan over
                                 the remaining term and to pay interest at the
                                 mortgage interest rate. The presence of these
                                 mortgage loans in the trust fund will, absent
                                 other considerations, result in longer weighted
                                 average lives of the related certificates than
                                 would have been the case had these loans not
                                 been included in the trust fund. Moreover, if
                                 you purchase a certificate at a discount, you
                                 should consider that the extension of weighted
                                 average lives could result in a lower yield
                                 than would be the case if these mortgage loans
                                 provided for payment of principal and interest
                                 on every payment date. In addition, a borrower
                                 may view the absence of any obligation to make
                                 a payment of principal during the ten years of
                                 the term of a mortgage loan as a disincentive
                                 to prepayment.

                                 If a recalculated monthly payment as described
                                 above is substantially higher than a borrower's
                                 previous interest only monthly payment, that
                                 loan may be subject to an increased risk of
                                 delinquency and loss.

SPECIAL RISKS FOR CERTAIN
   CLASSES OF CERTIFICATES....   The Class AP Certificates are principal-only
                                 certificates, and the Class 1-A7, Class 2-A4,
                                 Class AX and Class PAX Certificates are
                                 interest-only certificates. These certificates
                                 have yields to maturity (or early termination)
                                 - the yield you will receive if you hold a
                                 certificate until it has been paid in
                                 full--that are highly sensitive to prepayments
                                 on the related mortgage loans.

                                 If you purchase any of the above classes of
                                 certificates, you should consider the risk that
                                 you may receive a lower than expected yield
                                 under the following circumstances:

                                 o    in the case of the Class 1-A7
                                      Certificates, a faster than expected rate
                                      of prepayments on the related mortgage
                                      loans in pool 1;

                                 o    in the case of the Class 2-A4
                                      Certificates, a faster than expected rate
                                      of prepayments on the related mortgage
                                      loans in pool 2;

                                 o    in the case of the Class PAX Certificates,
                                      a faster than expected rate of prepayments
                                      on the related mortgage loans in pool 1
                                      with net interest rates greater than
                                      5.50%, the related mortgage loans in pool
                                      2 with net interest rates greater than
                                      5.75%, and the related mortgage loans in
                                      pool 4 with net interest rates greater
                                      than 5.75%;

                                 o    in the case of the Class AX Certificates,
                                      a faster than expected rate of prepayments
                                      on the related mortgage loans in pool 1
                                      with net interest rates greater than
                                      5.50%, the related mortgage loans in pool
                                      2 with net interest rates greater than
                                      5.75%, and the related mortgage loans in
                                      pool 4 with net interest rates greater
                                      than 5.75%; and

                                      S-18

                                 o    in the case of the Class AP Certificates,
                                      a slower than expected rate of prepayments
                                      on the related mortgage loans in pool 1
                                      with net interest rates lower than 5.50%,
                                      the related mortgage loans in pool 2 with
                                      net interest rates lower than 5.75%, and
                                      the related mortgage loans in pool 4 with
                                      net interest rates lower than 5.75%.

                                 Prepayments on the related mortgage loans,
                                 including liquidations, purchases and insurance
                                 payments, could result in the failure of
                                 investors in the interest-only certificates to
                                 fully recover their initial investments.
                                 Prepayments on the related mortgage loans may
                                 occur as a result of solicitations of the
                                 borrowers by mortgage loan providers, including
                                 the seller and its affiliates, the master
                                 servicer and Aurora Loan Services LLC, in its
                                 capacity as a servicer, as described under
                                 "Yield, Prepayment and Weighted Average Life"
                                 in this prospectus supplement.

                                 Exercise by the master servicer of its right to
                                 purchase the mortgage loans, as described under
                                 "Description of the Certificates--Optional
                                 Termination of the Trust Fund," will adversely
                                 affect the yields on the interest-only
                                 certificates.

                                 See "Yield, Prepayment, and Weighted Average
                                 Life" in this prospectus supplement for a
                                 description of factors that may affect the
                                 sensitivity of these certificates' yield to
                                 maturity.

                                 Moreover, (1) the yield to maturity of the
                                 Class 1-A2 Certificates is generally more
                                 sensitive to losses on the mortgage loans in
                                 pool 1 because all of the losses that would
                                 otherwise be allocated to the Class 1-A1
                                 Certificates will instead be allocated to the
                                 Class 1-A2 Certificates, until the principal
                                 balance of the Class 1-A2 Certificates has been
                                 reduced to zero; (2) the yield to maturity of
                                 the Class 2-A2 Certificates is generally more
                                 sensitive to losses on the mortgage loans in
                                 pool 2 because all of the losses that would
                                 otherwise be allocated to the Class 2-A1
                                 Certificates will instead be allocated to the
                                 Class 2-A2 Certificates, until the principal
                                 balance of the Class 2-A2 Certificates has been
                                 reduced to zero; and (3) the yield to maturity
                                 of the Class 4-A2 Certificates is generally
                                 more sensitive to losses on the mortgage loans
                                 in pool 4 because any losses that would
                                 otherwise be allocated to the Class 4-A1
                                 Certificates will instead be allocated to the
                                 Class 4-A2 Certificates until the principal
                                 balance of the Class 4-A2 Certificates has been
                                 reduced to zero.

CHANGES IN LIBOR MAY REDUCE
   THE YIELDS ON THE CLASS
   1-A1, CLASS 1-A3, CLASS
   1-A4, CLASS 1-A5, CLASS
   1-A6, CLASS 1-A7, CLASS
   2-A3 AND CLASS 2-A4
   CERTIFICATES...............   The amount of interest payable on the Class
                                 1-A1, Class 1-A3, Class 1-A4, Class 1-A5, Class
                                 1-A6, Class 1-A7, Class 2-A3 and Class 2-A4
                                 Certificates is calculated by reference to the
                                 London Interbank Offered Rate, known

                                      S-19

                                 as LIBOR. If LIBOR falls, the yield on the
                                 Class 1-A1 and Class 2-A3 Certificates will be
                                 lower. By contrast, if LIBOR rises, the yield
                                 on the Class 1-A3, Class 1-A4, Class 1-A5,
                                 Class 1-A6, Class 1-A7 and Class 2-A4
                                 Certificates will be lower and could fall to
                                 zero. Investors in the Class 1-A3, Class 1-A4,
                                 Class 1-A5, Class 1-A6, Class 1-A7 and Class
                                 2-A4 Certificates should be aware that LIBOR is
                                 currently at historically low levels, and, as a
                                 consequence, may not decrease significantly or
                                 at all in the future. In addition, the interest
                                 rates on all of these classes will not exceed
                                 specified rates, regardless of levels of LIBOR.

                                 See "Yield, Prepayment and Weighted Average
                                 Life--Sensitivity of Certain Classes of
                                 Certificates" in this prospectus supplement for
                                 more information on the yield sensitivity of
                                 these certificates.

DEFAULT RISK ON HIGH BALANCE
   MORTGAGE LOANS.............   The principal balances of approximately 9, 9
                                 and 3 of the mortgage loans in pool 1, pool 2
                                 and pool 4, respectively (representing
                                 approximately 3.97%, 4.23% and 2.02% of the
                                 mortgage loans in pool 1, pool 2 and pool 4,
                                 respectively), were in excess of $1,000,000 as
                                 of June 1, 2005. You should consider the risk
                                 that the loss and delinquency experience on
                                 these high balance loans may have a
                                 disproportionate effect on the respective
                                 mortgage pool as a whole.

DELINQUENCIES ON THE MORTGAGE
   LOANS......................   The mortgage loans were originated or acquired
                                 by the originators in accordance, generally,
                                 with underwriting guidelines of the type
                                 described in this prospectus supplement. In
                                 general, these guidelines do not meet every
                                 criterion of Fannie Mae's or Freddie Mac's
                                 guidelines, so the mortgage loans may
                                 experience rates of delinquency, foreclosure
                                 and bankruptcy that are higher than those
                                 experienced by mortgage loans underwritten in
                                 strict accordance with Fannie Mae or Freddie
                                 Mac standards.

                                 Changes in the values of mortgaged properties
                                 related to the mortgage loans may have a
                                 greater effect on the delinquency, foreclosure,
                                 bankruptcy and loss experience of the mortgage
                                 loans in the trust fund than on mortgage loans
                                 originated under Fannie Mac's or Freddie Mac's
                                 guidelines. We cannot assure you that the
                                 values of the mortgaged properties have
                                 remained or will remain at levels in effect on
                                 the dates of origination of the related
                                 mortgage loans.

                                 See "Description of the Mortgage
                                 Pools--General" in this prospectus supplement
                                 for a description of the characteristics of the
                                 mortgage loans in a mortgage pool and
                                 "Underwriting Guidelines" for a general
                                 description of the underwriting guidelines used
                                 in originating the mortgage loans.

                                      S-20

DELINQUENCIES DUE TO SERVICING
   TRANSFER...................   Mortgage loans serviced by the servicers may be
                                 transferred in the future to other servicers in
                                 accordance with the provisions of the trust
                                 agreement and the related servicing agreement
                                 as a result of, among other things, (1) the
                                 occurrence of unremedied events of default in
                                 servicer performance under a servicing
                                 agreement or (2) the exercise by the Seller of
                                 its right to terminate a servicer without
                                 cause.

                                 Mortgage loans subject to servicing transfers
                                 may experience increased delays in payments
                                 until all of the borrowers are informed of the
                                 transfer and the related servicing mortgage
                                 files and records and all other relevant data
                                 has been obtained by the new servicer.

                                 See "The Servicers" and "Mortgage Loan
                                 Servicing" in this prospectus supplement and
                                 "Risk Factors--Delinquencies Due to Servicing
                                 Transfer" in the prospectus.

RISKS RELATED TO GEOGRAPHIC
   CONCENTRATION OF MORTGAGE
   LOANS......................   Approximately 44.62%, 49.32%, 12.28% and 49.80%
                                 of the mortgage loans in pool 1, pool 2, pool 3
                                 and pool 4, respectively, expected to be
                                 included in the trust fund on the closing date
                                 are secured by properties located in
                                 California. In addition, approximately 10.30%
                                 of the mortgage loans in pool 3 expected to be
                                 included in the trust fund on the closing date
                                 are secured by properties located in Florida.
                                 The rate of delinquencies, defaults and losses
                                 on the mortgage loans may be higher than if
                                 fewer of the mortgage loans were concentrated
                                 in those states because certain conditions in
                                 those states will have a disproportionate
                                 impact on the mortgage loans in general.

                                 See "Yield, Prepayment and Weighted Average
                                 Life" in this prospectus supplement and "Risk
                                 Factors--Geographic Concentration of the
                                 Mortgage Loans" in the prospectus. For
                                 additional information regarding the geographic
                                 concentration of the mortgage loans to be
                                 included in each mortgage pool, see the
                                 geographic distribution tables under
                                 "Description of the Mortgage Pools" in this
                                 prospectus supplement.

EFFECTS OF PERFORMANCE OF
   MORTGAGE LOANS ON RATINGS
   OF CERTIFICATES............   The ratings assigned to your certificates maybe
                                 adversely affected if losses or delinquencies
                                 on the mortgage loans in general or in any pool
                                 are worse than expected, no matter how the
                                 mortgage loans in the other pools perform.
                                 Depending on the available level of credit
                                 enhancement at any particular time, the rating
                                 agencies may base their ratings of the
                                 certificates on the payment performance of the
                                 mortgage loans in the worst performing pool.

                                      S-21

VIOLATION OF VARIOUS FEDERAL,
   STATE AND LOCAL LAWS MAY
   RESULT IN LOSSES ON THE
   MORTGAGE LOANS.............   Violations of certain federal, state or local
                                 laws and regulations relating to the protection
                                 of consumers, unfair and deceptive practices
                                 and debt collection practices may limit the
                                 ability of the servicers to collect all or part
                                 of the principal of or interest on the related
                                 mortgage loans and, in addition, could subject
                                 the trust fund to damages and administrative
                                 enforcement.

                                 See "Risk Factors--Violations of Various
                                 Federal, State and Local Laws May Result in
                                 Losses on the Mortgage Loans" in the
                                 prospectus.

LIMITED OBLIGATIONS...........   The assets of the trust fund are the sole
                                 source of payments on the certificates. The
                                 certificates are not the obligations of any
                                 other entity. None of the seller, the
                                 depositor, the underwriter, the trustee, the
                                 master servicer, any servicer or any of their
                                 affiliates will have any obligation to replace
                                 or supplement the credit enhancement, or take
                                 any other action to maintain the rating of the
                                 certificates. If credit enhancement is not
                                 available, holders of certificates may suffer
                                 losses on their investments.

                                      S-22

                                    GLOSSARY

     A glossary of defined terms used in this prospectus supplement begins on page S-77. Any terms used in this prospectus supplement but not defined in the glossary are defined in the accompanying prospectus.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Series 2005-14 Structured Asset Securities Corporation Mortgage
Pass-Through Certificates will consist of the Class 1-A1, Class 1-A2, Class
1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7, Class 2-A1, Class 2-A2,
Class 2-A3, Class 2-A4, Class 2-A5, Class 2-A6, Class 3-A1, Class 4-A1, Class
4-A2, Class AP, Class AX, Class PAX, Class R, Class B1, Class B2, Class B3,
Class B4, Class B5, Class B6, Class B7 and Class P Certificates. The Class B5,
Class B6, Class B7 and Class P Certificates will be issued but not offered by this Prospectus Supplement.

     The Certificates represent beneficial ownership interests in the Trust
Fund, the assets of which consist primarily of (1) four pools of fixed rate, fully amortizing, conventional, first lien, residential mortgage loans, (2) such assets as from time to time are identified as deposited in respect of the
Mortgage Loans in the certificate account, (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) any applicable insurance policies and (5) all proceeds thereof. Pool 1, Pool 2 and Pool 4 will consist of
Mortgage Loans with original principal balances which may be less than, equal to, or in excess of Fannie Mae or Freddie Mac loan amount limitations. Pool 3 will consist only of those Mortgage Loans with original principal balances that do not exceed the applicable Freddie Mac maximum original loan amount limitations for one-to four-family residential Mortgaged Properties.

     o    Distributions of interest and principal on the Class 1-A1, Class 1-A2,
          Class 1-A3, Class 1-A4, Class 1-A5 and Class 1-A6 Certificates and the
          B1(1), B2(1), B3(1), B4(1), B5(1), B6(1) and B7(1) Components,
          distributions of principal on the AP(1) Component and distributions of interest on the Class 1-A7 Certificates and the AX(1) and PAX(1)
          Components will be based primarily on interest and principal received or advanced with respect to the Pool 1 Mortgage Loans.

     o    Distributions of interest and principal on the Class 2-A1, Class 2-A2,
          Class 2-A3, Class 2-A5 and Class 2-A6 Certificates, distributions of principal on the AP(2) Component and distributions of interest on the
          Class 2-A4 Certificates and the AX(2) and PAX(2) Components will be based primarily on interest and principal received or advanced with respect to the Pool 2 Mortgage Loans.

     o    Distributions of interest and principal on the Class 3-Al Certificates will be based primarily on interest and principal received or advanced with respect to the Pool 3 Mortgage Loans.

     o    Distributions of interest and principal on the Class 4-Al and Class
          4-A2 Certificates, distributions of principal on the AP(4) Component and distributions of interest on the AX(4) and PAX(4) Components will be based primarily on interest and principal received or advanced with respect to the Pool 4 Mortgage Loans.

     o    Distributions of interest and principal on the B1(2-4), B2(2-4),
          B3(2-4), B4(2-4), B5(2-4), B6(2-4) and B7(2-4) Components will be based primarily on interest and principal received or advanced with respect to each of the Pool 2 Mortgage Loans, the Pool 3 Mortgage
          Loans and the Pool 4 Mortgage Loans.

                                      S-23

     Solely for purposes of distributions of principal and the allocation of
Realized Losses, the Class AP Certificates will be composed of three payment components having the designations and approximate initial Component Principal
Amounts and Component Interest Rates set forth or described below:

                                 APPROXIMATE INITIAL
                                      COMPONENT                    COMPONENT
                                   PRINCIPAL AMOUNT    TYPE(1)   INTEREST RATE
                                 -------------------   -------   -------------
AP(1) Component(2)............        $3,232,613       RSTP/PO       0.00%
AP(2) Component(2)............        $1,061,101       RSTP/PO       0.00%
AP(4) Component(2)............        $2,012,019       RSTP/PO       0.00%

----------
(1)  RSTP/PO = Ratio strip principal-only component

(2)  The AP(1), AP(2) and AP(4) Components are principal-only components; they will not be entitled to payments of interest.

     Solely for purposes of distributions of interest and the allocation of
Realized Losses, the Class AX Certificates and the Class PAX Certificates will each be composed of three Components having the designations and approximate initial Component Notional Amounts and Component Interest Rates set forth or described below:

                                 APPROXIMATE INITIAL
                                      COMPONENT                    COMPONENT
                                   NOTIONAL AMOUNT     TYPE(1)   INTEREST RATE
                                 -------------------   -------   -------------
AX(1) Component(2)............        $2,883,459       RTSP/IO       5.50%
AX(2) Component(2)............        $4,871,849       RTSP/IO       5.50%
AX(4) Component(2)............        $  454,241       RTSP/IO       5.50%

PAX(1) Component(2)...........        $  711,493       RTSP/IO       5.50%
PAX(2) Component(2)...........        $  375,227       RTSP/IO       5.50%
PAX(4) Component(2)...........        $  350,448       RTSP/IO       5.50%

----------
(1)  RSTP/IO = Ratio strip interest-only component

(2)  The AX(1), AX(2), AX(4), PAX(1), PAX(2) and PAX(4) Components are
     interest-only components; they will accrue interest on a component notional amount described herein and will not be entitled to payments of principal.

     The holder of a Class AP, Class AX or Class PAX Certificate will not have a severable interest in any Component, but will have an undivided interest in the entire related Class. Any amounts distributed in respect of any Component for a
Class AP, Class AX or Class PAX Certificate, and any Realized Losses allocated thereto, will be distributed or allocated proportionately to all holders of
Certificates of such Class.

                                      S-24

     Solely for purposes of distributions of principal and interest and the allocation of Realized Losses, each of the Class B1, Class B2, Class B3, Class
B4, Class B5, Class B6 and Class B7 Certificates will be composed of two payment components having the designations and approximate initial Component Principal
Amounts and Component Interest Rates set forth or described below:

                                 APPROXIMATE INITIAL
                                      COMPONENT                    COMPONENT
                                   PRINCIPAL AMOUNT    TYPE(1)   INTEREST RATE
                                 -------------------   -------   -------------
B1(1) Component...............       $ 3,124,000         SUB         5.50%
B1(2-4) Component.............       $11,222,000         SUB           (2)
B2(1) Component...............       $ 1,420,000         SUB         5.50%
B2(2-4) Component.............       $ 4,246,000         SUB           (2)
B3(1) Component...............       $   710,000         SUB         5.50%
B3(2-4) Component.............       $ 2,123,000         SUB           (2)
B4(1) Component...............       $   142,000         SUB         5.50%
B4(2-4) Component.............       $   909,000         SUB           (2)
B5(1) Component...............       $   426,000         SUB         5.50%
B5(2-4) Component.............       $ 1,516,000         SUB           (2)
B6(1) Component...............       $   426,000         SUB         5.50%
B6(2-4) Component.............       $ 1,516,000         SUB           (2)
B7(1) Component...............       $   284,250         SUB         5.50%
B7(2-4) Component.............       $ 1,216,946         SUB           (2)

----------
(1)  SUB = Subordinate component

(2)  The Component Interest Rate for the B1(2-4) Component, the B2(2-4)
     Component, the B3(2-4) Component, the B4(2-4) Component, the B5(2-4)
     Component, the B6(2-4) Component and the B7(2-4) Component will be equal to the percentage equivalent of a fraction, the numerator of which is the sum of (1) the product of (i) the Group Subordinate Amount for Pool 2 and (ii)
     5.75%, (2) the product of (i) the Group Subordinate Amount for Pool 3 and
     (ii) and the Weighted Average Net Mortgage Rate of the Mortgage Loans in
     Pool 3 and (3) the product of (i) the Group Subordinate Amount for Pool 4 and (ii) 5.75%, and the denominator of which is the Group 2-4 Subordinate
     Amount.

     The holder of a Subordinate Certificate will not have a severable interest in any Component, but will have an undivided interest in the entire related
Class. Any amounts distributed in respect of any Component of a Subordinate
Certificate, and any Realized Losses allocated thereto, will be distributed or allocated proportionately to all holders of Certificates of such Class.

     Each Class of Offered Certificates will be issued in the respective approximate initial Class Principal Amount or Class Notional Amount specified in the table beginning on page S-1. The approximate initial Class Principal Amount of each of the Class B5, Class B6 and Class B7 Certificates is $1,942,000,
$1,942,000 and $1,501,196, respectively. The aggregate Class Principal Amount of the Class B5, Class B6 and Class B7 Certificates represents approximately 0.60%
of the aggregate Class Principal Amount of all the Certificates. The initial
Aggregate Certificate Principal Amount or aggregate Notional Amount of all the
Certificates and, if applicable, the initial Component Principal Amount or the initial Component Notional Amount of each related Component, may be increased or decreased by up to five percent to the extent that the total Cut-off Date
Balance of the Mortgage Loans is increased or decreased as described under
"Description of the Mortgage Pools" herein.

     The Class P Certificates will be entitled to prepayment penalties received on certain Mortgage Loans; such amounts will not be available for distribution to the holders of the other Classes of Certificates.

     Distributions on the Certificates will be made on each Distribution Date, to Certificateholders of record on the applicable Record Date. Distributions on the Certificates will be made to each registered holder entitled thereto by (a)
wire transfer in immediately available funds if the Certificateholder has timely provided to the Trustee wire instructions for such holder or (b) by check mailed to the address of the Certificateholder as it appears on the books of the
Trustee if the Certificateholder has not provided wire instructions, provided that the final distribution in respect of

                                      S-25

any Certificate will be made only upon presentation and surrender of the
Certificate at the applicable Corporate Trust Office. See "--The Trustee"
herein.

BOOK-ENTRY REGISTRATION

     The Book-Entry Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each Class of Book-Entry
Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Offered Certificates will be issued in minimum and integral multiples as specified in the table on page S-2. The Residual
Certificate will be issued as a single certificate and maintained in definitive, fully registered form, representing the entire Percentage Interest in that
Class. The Class P and Class R Certificates will be issued as Definitive
Certificates.

     GENERAL. Beneficial Owners of the Book-Entry Certificates will hold their
Certificates through DTC in the United States, or Clearstream Luxembourg or
Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each Class of
Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount or Class Notional Amount of the related Class of Offered Certificates and will initially be registered in the name of Cede &
Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers'
securities accounts in the depositaries names on the books of DTC. Except as described in the prospectus, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive
Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Unless and until
Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by
Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See "Description of the Securities--Book-Entry
Registration" in the prospectus.

     Because of time zone differences, credits of securities received in
Clearstream Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or
Euroclear Participant to a DTC Participant will be received with value on the
DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in
DTC. For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see "Material Federal Income Tax
Considerations--Taxation of Securities Treated as Debt Instruments--Foreign
Persons" in the Prospectus and "Global Clearance, Settlement and Tax
Documentation Procedures--Certain U.S. Federal Income Tax Documentation
Requirements" in Annex A hereto.

PRIORITY OF DISTRIBUTIONS

     Distributions in respect of the Certificates and Components related to a
Mortgage Pool will be made on each Distribution Date from the applicable
Available Distribution Amount, except to the extent of the limited cross-collateralization payments described herein. The Subordinate Certificates will generally be entitled to distributions from the Available Distribution
Amount for each Mortgage Pool.

     On each Distribution Date, the Available Distribution Amount for each
Mortgage Pool (other than certain amounts described under "--Class P
Certificates" below) will be allocated among the

                                      S-26

Classes of Senior Certificates and Components relating to that Mortgage Pool and among the Components of the Subordinate Certificates, in the following order of priority:

          (1) from the Available Distribution Amount for each Mortgage Pool, to payment of Accrued Certificate Interest on each Class of Senior
     Certificates relating to such Mortgage Pool (other than the related
     Components of the Class AP Certificates) and the related Components of the
     Class AX and Class PAX Certificates (reduced, in each case, by any Net
     Prepayment Interest Shortfalls relating to such Mortgage Pool allocated to that Class of Certificates or Components on that Distribution Date, as described herein); provided, however, that any shortfall in available amounts for that Mortgage Pool will be allocated among the Classes or
     Components related to that Mortgage Pool in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon;

          (2) from the Available Distribution Amount for each Mortgage Pool, to payment of any outstanding Interest Shortfalls on each Class of Senior
     Certificates relating to that Mortgage Pool (other than the related
     Components of the Class AP Certificates) and the related Components of the
     Class AX and Class PAX Certificates; provided, however, that any shortfall in available amounts for that Mortgage Pool will be allocated among the
     Classes of Senior Certificates or Components related to that Mortgage Pool in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon;

          (3) to the Senior Certificates or Components related to a Mortgage
     Pool (other than any related Interest-Only Certificates or Interest-Only
     Components), to the extent of the remaining Available Distribution Amount for the related Mortgage Pool, concurrently, as follows:

               (a) to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class
          1-A5, Class 1-A6 and Class R Certificates and the AP(1) Component, in
          reduction of their respective Class Principal Amounts or Component
          Principal Amount, from the Available Distribution Amount for Pool 1, concurrently, as follows:

                    (i) to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4,
               Class 1-A5, Class 1-A6 and Class R Certificates, in an amount up to the Senior Principal Distribution Amount for Pool 1, in the
               following order of priority:

                         (A) to the Class R Certificates, until their Class
                    Principal Amount has been reduced to zero;

                         (B) commencing on the Distribution Date in July 2010,
                    to the Class 1-A2 Certificates, the Pool 1 Priority Amount
                    for such Distribution Date, until their Class Principal
                    Amount has been reduced to zero;

                         (C) to the Class 1-A1, Class 1-A3, Class 1-A4, Class
                    1-A5 and Class 1-A6 Certificates, concurrently as follows:

                              (I) approximately 75.8617265087853% of the amount
                         distributable pursuant to clause 3(a)(i)(C) above to
                         the Class 1-A1 Certificates until their Class Principal
                         Amount has been reduced to zero; and

                              (II) approximately 24.1382734912147% of the amount
                         distributable pursuant to clause 3(a)(i)(C) above to
                         the Class 1-A3, Class 1-A4, Class 1-A5 and Class 1-A6
                         Certificates, in the following order of priority:

                                   1. to the Class 1-A3 Certificates, up to the
                              amount necessary to reduce their Class Principal
                              Amount for such Distribution Date to their PAC
                              Principal Amount for such Distribution Date, until
                              their Class Principal Amount has been reduced to
                              zero;

                                   2. pro rata, to the Class 1-A4 and Class 1-A5
                              Certificates, based on their respective Class
                              Principal Amounts, until their respective Class
                              Principal Amounts have been reduced to zero;

                                   3. to the Class 1-A6 Certificates, until
                              their Class Principal Amount has been reduced to
                              zero; and

                                      S-27

                                   4. to the Class 1-A3 Certificates, without
                              regard to their PAC Principal Amount Schedule,
                              until their Class Principal Amount has been
                              reduced to zero; and

                         (D) to the Class 1-A2 Certificates, until their Class
                    Principal Amount has been reduced to zero; and

                    (ii) to the AP(1) Component, the AP Principal Distribution
               Amount for Pool 1, until its Component Principal Amount has been reduced to zero;

               (b) to the Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A5 and
          Class 2-A6 Certificates and the AP(2) Component, in reduction of their respective Class Principal Amounts or Component Principal Amount, from the Available Distribution Amount for Pool 2, concurrently, as follows:

                    (i) to the Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A5
               and Class 2-A6 Certificates, in an amount up to the Senior
               Principal Distribution Amount for Pool 2, in the following order of priority:

                         (A) commencing on the Distribution Date in July 2010,
                    pro rata, to the Class 2-A1 and Class 2-A2 Certificates,
                    based on their respective Class Principal Amounts, the Pool
                    2 Priority Amount for such Distribution Date, until their
                    respective Class Principal Amounts have been reduced to
                    zero;

                         (B) pro rata, to the Class 2-A3 and Class 2-A6
                    Certificates, based on their respective Class Principal
                    Amounts, until their respective Class Principal Amounts have been reduced to zero;

                         (C) to the Class 2-A5 Certificates until their Class
                    Principal Amount has been reduced to zero; and

                         (D) pro rata, to the Class 2-A1 and Class 2-A2
                    Certificates, based on their respective Class Principal
                    Amounts, until their respective Class Principal Amounts have been reduced to zero; and

                    (ii) to the AP(2) Component, the AP Principal Distribution
               Amount for Pool 2, until its Component Principal Amount has been reduced to zero;

               (c) to the Class 3-A1 Certificates, in reduction of their Class
          Principal Amount, from the Available Distribution Amount for Pool 3, in an amount up to the Senior Principal Distribution Amount for Pool
          3, until their Class Principal Amount has been reduced to zero; and

               (d) to the Class 4-A1 and Class 4-A2 Certificates and the AP(4)
          Component, in reduction of their respective Class Principal Amount or
          Component Principal Amount, from the Available Distribution Amount for
          Pool 4, concurrently as follows:

                    (i) pro rata, to the Class 4-A1 and Class 4-A2 Certificates, based on their respective Class Principal Amounts, in reduction of their respective Class Principal Amounts, in an amount up to the Senior Principal Distribution Amount for Pool 4, until their respective Class Principal Amounts have been reduced to zero; and

                    (ii) to the AP(4) Component, the AP Principal Distribution
               Amount for Pool 4, until its Component Principal Amount has been reduced to zero;

          (4) to the AP(1) Component, to the extent of the remaining Available
     Distribution Amounts for Pool 1, the related AP Deferred Amount for such
     Component for such Distribution Date; provided, however, that (x)
     distributions pursuant to this priority (4) will not exceed the Subordinate
     Principal Distribution Amount for Pool 1 for that date; (y) such amounts will not reduce the Component Principal Amount of the AP(1) Component; and
     (z) in the event the Subordinate Principal Distribution Amount for Pool 1
     is insufficient to fully pay the related AP Deferred Amount for such
     Component, the amount will be distributed to such Component;

                                      S-28

          (5) to the AP(2) and AP(4) Components, to the extent of the remaining
     Available Distribution Amounts for Pool 2 and Pool 4, respectively, the related AP Deferred Amount for each such Component for such Distribution
     Date; provided, however, that (x) distributions pursuant to this priority
     (5) will not exceed the aggregate of the Subordinate Principal Distribution
     Amounts for Pool 2 and Pool 4 for that date; (y) such amounts will not reduce the Component Principal Amounts of the AP(2) and AP(4) Components;
     and (z) in the event the aggregate of the Subordinate Principal
     Distribution Amounts for Pool 2 and Pool 4 is insufficient to fully pay the related AP Deferred Amount for such Components, the amount will be distributed proportionately among such Components based on their respective
     AP Deferred Amounts;

          (6) to the extent of the remaining Available Distribution Amount for
     Pool 1, to payment to the B1(1), B2(1), B3(1), B4(1), B5(1), B6(1) and
     B7(1) Components, in that order, of the following amounts, in the following order of priority: (x) Accrued Certificate Interest thereon (as reduced by
     Net Prepayment Interest Shortfalls allocated to that Component on that
     Distribution Date), (y) any outstanding Interest Shortfalls previously allocated to that Component, and (z) the related Component's Subordinate
     Component Percentage of the Subordinate Principal Distribution Amount for
     Pool 1 for that Distribution Date, except as provided below, in reduction of its Component Principal Amount; and

          (7) to the extent of the remaining Available Distribution Amounts for
     Pool 2, Pool 3 and Pool 4, but subject to the prior distribution of amounts described under "--Cross-Collateralization among Pool 2, Pool 3 and Pool 4"
     below, to payment to the B1(2-4), B2(2-4), B3(2-4), B4(2-4), B5(2-4),
     B6(2-4) and B7(2-4) Components, in that order, of the following amounts, in the following order of priority: (x) Accrued Certificate Interest thereon
     (as reduced by Net Prepayment Interest Shortfalls allocated to that
     Component on that Distribution Date), (y) any outstanding Interest
     Shortfalls previously allocated to that Component, and (z) the related
     Component's Subordinate Component Percentage of the Subordinate Principal
     Distribution Amount for Pool 2, Pool 3 and Pool 4 for that Distribution
     Date, except as provided below, in reduction of its Component Principal
     Amount.

     With respect to any of the B1(1), B2(1), B3(1), B4(1), B5(1), B6(1) and
B7(1) Components, if on any Distribution Date the Credit Support Percentage for
that Component is less than that Component's Original Credit Support Percentage, then no distributions in respect of clauses (2) and (3) of the definition of
Subordinate Principal Distribution Amount will be made to any related Component of lower priority, and the amount otherwise distributable to these restricted payment Components in respect of such payments will be allocated among the remaining Components of Subordinate Certificates related to Pool 1, proportionately, based upon their respective Component Principal Amounts.

     With respect to any of the B1(2-4), B2(2-4), B3(2-4), B4(2-4), B5(2-4),
B6(2-4) and B7(2-4) Components, if on any Distribution Date the Credit Support
Percentage for that Component is less than that Component's Original Credit
Support Percentage, then no distributions in respect of clauses (2) and (3) of the definition of Subordinate Principal Distribution Amount will be made to any related Component of lower priority, and the amount otherwise distributable to these restricted payment Components in respect of such payments will be allocated among the remaining Components of Subordinate Certificates related to
Pool 2, Pool 3 and Pool 4, proportionately, based upon their respective
Component Principal Amounts.

     With respect to Pool 1, on and after the Group 1 Credit Support Depletion
Date, the Senior Principal Distribution Amount with respect to Pool 1 will be distributed among the related Non-AP Senior Certificates remaining outstanding, in proportion to their respective Certificate Principal Amounts, until the
Certificate Principal Amounts thereof have been reduced to zero, regardless of the priorities and allocations set forth above.

     With respect to Pool 2, Pool 3 and Pool 4, on and after the Group 2-4
Credit Support Depletion Date, the Senior Principal Distribution Amount with respect to such Mortgage Pools will be distributed among the related Non-AP
Senior Certificates remaining outstanding, in proportion to

                                      S-29

their respective Certificate Principal Amounts, until the Certificate Principal
Amounts thereof have been reduced to zero, regardless of the priorities and allocations set forth above.

CLASS P CERTIFICATES

     The Class P Certificates will be entitled to Prepayment Premium Amounts received on certain Mortgage Loans; such amounts will not be available for distribution to the holders of the other Classes of Certificates.

DISTRIBUTIONS OF INTEREST

     The amount of interest distributable on each Distribution Date in respect of each Class of Certificates (other than a Class of Component Certificates, the
Class P and Class AP Certificates) and each Component (other than Components relating to the Class AP Certificates) will equal the Accrued Certificate
Interest for that Class or Component on that Distribution Date, as reduced by any Net Prepayment Interest Shortfalls allocable to that Class or Component for that date, as described below. The amount of interest distributable in respect of each Class of Component Certificates will equal the sum of the amount of interest distributable on such date on the related Components of such Class.

     Interest will accrue on the Certificates and Components on the basis of a
360-day year consisting of twelve 30-day months. Interest distributable on the interest-bearing Senior Certificates or Components will be distributed from the related Available Distribution Amount on each Distribution Date. Interest will not accrue on Interest Shortfalls.

     The interest portion of any Excess Loss and any Relief Act Reduction with respect to a Mortgage Loan in Pool 1 will be allocated among the interest bearing Senior Certificates or Components for Pool 1 and the B1(1), B2(1),
B3(1), B4(1), B5(1), B6(1) and B7(1) Components proportionately based on (1) in the case of such Senior Certificates or Components, the Accrued Certificate
Interest otherwise distributable thereon, and (2) in the case of the B1(1),
B2(1), B3(1), B4(1), B5(1), B6(1) and B7(1) Components, the Accrued Certificate
Interest otherwise distributable thereon, without regard to any reduction pursuant to this paragraph, for that Distribution Date.

     The interest portion of any Excess Loss and any Relief Act Reduction with respect to a Mortgage Loan in Pool 2 will be allocated among the interest bearing Senior Certificates or Components for Pool 2 and the B1(2-4), B2(2-4),
B3(2-4), B4(2-4), B5(2-4), B6(2-4) and B7(2-4) Components proportionately based on (1) in the case of such Senior Certificates or Components, the Accrued
Certificate Interest otherwise distributable thereon, and (2) in the case of the
B1(2-4), B2(2-4), B3(2-4), B4(2-4), B5(2-4), B6(2-4) and B7(2-4) Components,
interest accrued on their related Apportioned Principal Balances, without regard to any reduction pursuant to this paragraph, for that Distribution Date.

     The interest portion of any Excess Loss and any Relief Act Reduction with respect to a Mortgage Loan in Pool 3 will be allocated among the interest bearing Senior Certificates or Components for Pool 3 and the B1(2-4), B2(2-4),
B3(2-4), B4(2-4), B5(2-4), B6(2-4) and B7(2-4) Components proportionately based on (1) in the case of such Senior Certificates or Components, the Accrued
Certificate Interest otherwise distributable thereon, and (2) in the case of the
B1(2-4), B2(2-4), B3(2-4), B4(2-4), B5(2-4), B6(2-4) and B7(2-4) Components,
interest accrued on their related Apportioned Principal Balances, without regard to any reduction pursuant to this paragraph, for that Distribution Date.

     The interest portion of any Excess Loss and any Relief Act Reduction with respect to a Mortgage Loan in Pool 4 will be allocated among the interest bearing Senior Certificates or Components for Pool 4 and the B1(2-4), B2(2-4),
B3(2-4), B4(2-4), B5(2-4), B6(2-4) and B7(2-4) Components proportionately based on (1) in the case of such Senior Certificates or Components, the Accrued
Certificate Interest otherwise distributable thereon, and (2) in the case of the
B1(2-4), B2(2-4), B3(2-4), B4(2-4), B5(2-4), B6(2-4) and B7(2-4) Components,
interest accrued on their related Apportioned Principal Balances, without regard to any reduction pursuant to this paragraph, for that Distribution Date.

                                      S-30

     When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to Certificateholders as described herein. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a Prepayment Interest Shortfall could result. In contrast, in the case of a prepayment in full on a Mortgage Loan serviced by Aurora made in the same month in which such prepayment is distributed to Certificateholders, a Prepayment Interest Excess could result.

     With respect to prepayments in full or in part, each Servicer is obligated to reduce the total of its Servicing Fees for the related Distribution Date to fund any resulting Prepayment Interest Shortfalls, to the extent not offset (if applicable) by any Prepayment Interest Excess for that month. The Master
Servicer is not obligated to fund any Prepayment Interest Shortfalls required to be paid but not paid by the related Servicer. See "Mortgage Loan
Servicing--Prepayment Interest Shortfalls" herein. Any Net Prepayment Interest
Shortfalls will be allocated among the interest-bearing Senior Certificates or
Components for the related Mortgage Pool and the Subordinate Components proportionately based on (1) in the case of such Senior Certificates or
Components, the Accrued Certificate Interest otherwise distributable thereon, and (2) in the case of the Subordinate Components, interest accrued on their related Apportioned Principal Balances.

     The Class AP Certificates are Principal-Only Certificates; no interest will accrue or be distributable on this Class.

     DETERMINATION OF LIBOR. On each LIBOR Determination Date, the Trustee will determine LIBOR for purposes of calculating interest on the LIBOR Certificates based on the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m.
(London time) on the LIBOR Determination Date ("LIBOR").

     The BBA's Interest Settlement Rates are currently displayed on the Dow
Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest
Settlement Rates for deposits in U.S. dollars, the "Designated Telerate Page").
Such Interest Settlement Rates are also currently available on Reuters Monitor
Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's
Interest Settlement Rates currently are rounded to five decimal places.

     With respect to any LIBOR Determination Date, if the BBA's Interest
Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m.
(London time) on such date, or if the Designated Telerate Page is not available on such date, the Trustee will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA's Interest Settlement
Rate. The Trustee will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund's expense)
that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

     The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the LIBOR
Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

     LIBOR for the first Accrual Period will be 3.30%.

DISTRIBUTIONS OF PRINCIPAL

     Distributions of principal on the Certificates (other than the
Interest-Only Certificates and Class P Certificates), each Component of the
Class AP Certificates and each Component of the Subordinate

                                      S-31

Certificates will be made on each Distribution Date in an aggregate amount equal to the related Principal Distribution Amount, to the extent of amounts available to make those payments in accordance with the priorities set forth under
"--Priority of Distributions" above. During the first five years following the
Closing Date, the applicable Non-AP Percentage of principal prepayments on the
Mortgage Loans will be allocated to the related Non-AP Senior Certificates. This disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Non-AP Senior
Certificates related to a Mortgage Pool, while, in the absence of Realized
Losses, increasing the relative percentage interest in the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the proportionate interest of the Subordinate Certificates relative to that of the Non-AP Senior
Certificates is intended to preserve the limited protection provided to the
Non-AP Senior Certificates by the subordination of the Subordinate Certificates.
The Class AX and Class PAX Certificates are Interest-Only Certificates; no
principal will be distributable on these Classes.

CROSS-COLLATERALIZATION AMONG POOL 2, POOL 3 AND POOL 4

     On each Distribution Date prior to the Group 2-4 Credit Support Depletion
Date, but after the date on which the total Certificate Principal Amount of the
Non-AP Senior Certificates relating to a Mortgage Pool (other than Pool 1) has been reduced to zero, amounts otherwise distributable as principal on each of the B1(2-4), B2(2-4), B3(2-4), B4(2-4), B5(2-4), B6(2-4) and B7(2-4) Components,
in reverse order of priority, in respect of such Component's Subordinate
Component Percentage of the Subordinate Principal Distribution Amount for the
Mortgage Pool relating to such retired Senior Certificates, will be distributed as principal to the Non-AP Senior Certificates (other than the Non-AP Senior
Certificates relating to Pool 1) remaining outstanding, until the Class
Principal Amounts thereof have been reduced to zero, provided that on that
Distribution Date (a) the Group 2-4 Subordinate Percentage for such Distribution
Date is less than 200% of the Group 2-4 Subordinate Percentage as of the Cut-off
Date or (b) the average outstanding principal balance of the Mortgage Loans in any of Pool 2, Pool 3 or Pool 4 delinquent 60 days or more during the most recent six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%. If the Non-AP Senior Certificates for two or more
Mortgage Pools (other than Pool 1) remain outstanding, the distributions described above will be made in proportion to the aggregate Certificate
Principal Amount of such Non-AP Senior Certificates relating to each such
Mortgage Pool. All distributions described above will be made in accordance with the priorities set forth under "--Priority of Distributions" above.

     In addition, if on any Distribution Date the total Certificate Principal
Amount of the Non-AP Senior Certificates relating to a Mortgage Pool (other than
Pool 1) (after giving effect to distributions to be made on that Distribution
Date) is greater than the Non-AP Pool Balance of the related Mortgage Pool, all amounts otherwise distributable as principal on each of the B1(2-4), B2(2-4),
B3(2-4), B4(2-4), B5(2-4), B6(2-4) and B7(2-4) Components, in reverse order of priority (other than amounts needed to pay any AP Deferred Amounts or unpaid
Interest Shortfalls) (or, following the Group 2-4 Credit Support Depletion Date, such amounts described in the following sentence), will be distributed as principal to the Undercollateralized Class or Classes, until the total
Certificate Principal Amount of the Undercollateralized Class or Classes equals the Non-AP Pool Balance of the related Mortgage Pool. In the event that a Class or Classes of Senior Certificates relating to a Mortgage Pool (other than Pool
1) constitute an Undercollateralized Class or Undercollateralized Classes on any
Distribution Date following the Group 2-4 Credit Support Depletion Date, distributions will be made from the excess of the Available Distribution Amount from the Mortgage Pools (other than Pool 1) not related to the
Undercollateralized Class or Classes remaining after all required amounts have been distributed to the Non-AP Senior Certificates related to such other
Mortgage Pools. In addition, the amount of any unpaid Interest Shortfalls with respect to the Undercollateralized Class or Classes (including any Interest
Shortfalls for the related Distribution Date) will be distributed to the
Undercollateralized Class or Classes prior to the payment of any distributions of principal described above from amounts otherwise distributable as principal on each of the B1(2-4), B2(2-4), B3(2-4), B4(2-4), B5(2-4), B6(2-4) and B7(2-4)
Components, in reverse order of priority (or, following the Group 2-4 Credit
Support Depletion Date, as provided in the preceding sentence). If Non-AP Senior

                                      S-32

Certificates relating to more than one Mortgage Pool (other than Pool 1) are
Undercollateralized Classes, the distributions described above will be made in proportion to the amount by which the total Certificate Principal Amount of the related Non-AP Senior Certificate or Certificates exceeds the Non-AP Pool
Balance of the related Mortgage Pool. All distributions described above will be made in accordance with the priorities set forth under "--Priority of
Distributions" above.

THE RESIDUAL CERTIFICATE

     In addition to distributions of principal and interest, the holder of the
Residual Certificate will be entitled to receive, generally (1) the amount, if any, of any Available Distribution Amount remaining in each REMIC on any
Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining in each REMIC after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for distribution at any such time.

     The Trust Agreement will include certain restrictions on the transfer of the Residual Certificate.

     See "Material Federal Income Tax Considerations" herein and in the accompanying Prospectus.

ALLOCATION OF REALIZED LOSSES

     If a Realized Loss (other than an Excess Loss) occurs, then, on the applicable Distribution Date, in the case of any Mortgage Loan in Pool 2, Pool 3 or Pool 4, the applicable Non-AP Percentage of the principal portion of that
Realized Loss will be allocated first, to reduce the Component Principal Amounts of the related Components, in inverse order of priority, until the Component
Principal Amounts thereof have been reduced to zero (that is, such Realized
Losses will be allocated to the B7(2-4) Component while that Component is outstanding, then to the B6(2-4) Component, and so forth) and second, to the
Senior Certificates (other than the Principal-Only Certificates) for the related
Mortgage Pool, proportionately, on the basis of their respective Class Principal
Amounts.

     The Class 2-A2 Certificates will provide credit support to the Class 2-A1
Certificates. All Realized Losses that would otherwise be allocable to the Class
2-A1 Certificates will instead be allocated to the Class 2-A2 Certificates, until the Class Principal Amount thereof has been reduced to zero.

     The Class 4-A2 Certificates will provide credit support to the Class 4-A1
Certificates. All Realized Losses that would otherwise be allocable to the Class
4-A1 Certificates will instead be allocated to the Class 4-A2 Certificates, until the Class Principal Amount thereof has been reduced to zero.

     If a Realized Loss (other than an Excess Loss) occurs, then, on the applicable Distribution Date, in the case of any Mortgage Loan in Pool 1, the applicable Non-AP Percentage of the principal portion of that Realized Loss will be allocated first, to reduce the Component Principal Amounts of the related
Components, in inverse order of priority, until the Component Principal Amounts thereof have been reduced to zero (that is, such Realized Losses will be allocated to the B7(1) Component while that Component is outstanding, then to the B6(1) Component, and so forth) and second, to the Senior Certificates (other than the Principal-Only Certificates) for Pool 1, proportionately, on the basis of their respective Class Principal Amounts.

     The Class 1-A2 Certificates will provide credit support to the Class 1-A1
Certificates. All Realized Losses that would otherwise be allocable to the Class
1-A1 Certificates will instead be allocated to the Class 1-A2 Certificates, until the Class Principal Amount thereof has been reduced to zero.

     The AP Percentage of the principal portion of any Realized Loss (other than an Excess Loss) on a Discount Mortgage Loan in Pool 1 will be allocated to and reduce the Component Principal Amount of the AP(1) Component until its Component
Principal Amount has been reduced to zero. To the extent that funds are available therefor on any Distribution Date through the Group 1 Credit

                                      S-33

Support Depletion Date, distributions in respect of the AP(1) Component Deferred
Amount will be made on the AP(1) Component in accordance with priority (4) under
"--Priority of Distributions" herein. Any distribution in respect of the AP(1)
Component Deferred Amount will not reduce the Component Principal Amount of the
AP(1) Component. No interest will accrue on the AP(1) Component Deferred Amount.
No distributions in respect of the AP(1) Component Deferred Amount will be made after the Distribution Date on which the Component Principal Amount of the AP(1)
Component has been reduced to zero. On each Distribution Date through the Group
1 Credit Support Depletion Date, the Component Principal Amount of the lowest ranking Component of Subordinate Certificates related to Pool 1 will be reduced by the amount of any distributions in respect of the AP(1) Component Deferred
Amount on that Distribution Date. Any such reduction will be allocated in the same manner as a Realized Loss, as described above. After the Group 1 Credit
Support Depletion Date, no distributions will be made in respect of, and losses allocated to the AP(1) Component will not be added to, the AP(1) Component
Deferred Amount.

     The AP Percentage of the principal portion of any Realized Loss (other than an Excess Loss) on a Discount Mortgage Loan in Pool 2 will be allocated to and reduce the Component Principal Amount of the AP(2) Component until its Component
Principal Amount has been reduced to zero. To the extent that funds are available therefor on any Distribution Date through the Group 2-4 Credit Support
Depletion Date, distributions in respect of the AP(2) Component Deferred Amount will be made on the AP(2) Component in accordance with priority (5) under
"--Priority of Distributions" herein. Any distribution in respect of the AP(2)
Component Deferred Amount will not reduce the Component Principal Amount of the
AP(2) Component. No interest will accrue on the AP(2) Component Deferred Amount.
No distributions in respect of the AP(2) Component Deferred Amount will be made after the Distribution Date on which the Component Principal Amount of the AP(2)
Component has been reduced to zero. On each Distribution Date through the Group
2-4 Credit Support Depletion Date, the Component Principal Amount of the lowest ranking Component of Subordinate Certificates related to Pool 2 through 4 will be reduced by the amount of any distributions in respect of the AP(2) Component
Deferred Amount on that Distribution Date. Any such reduction will be allocated in the same manner as a Realized Loss, as described above. After the Group 2-4
Credit Support Depletion Date, no distributions will be made in respect of, and losses allocated to the AP(2) Component will not be added to, the AP(2)
Component Deferred Amount.

     The AP Percentage of the principal portion of any Realized Loss (other than an Excess Loss) on a Discount Mortgage Loan in Pool 4 will be allocated to and reduce the Component Principal Amount of the AP(4) Component until its Component
Principal Amount has been reduced to zero. To the extent that funds are available therefor on any Distribution Date through the Group 2-4 Credit Support
Depletion Date, distributions in respect of the AP(4) Component Deferred Amount will be made on the AP(4) Component in accordance with priority (5) under
"--Priority of Distributions" herein. Any distribution in respect of the AP(4)
Component Deferred Amount will not reduce the Component Principal Amount of the
AP(4) Component. No interest will accrue on the AP(4) Component Deferred Amount.
No distributions in respect of the AP(4) Component Deferred Amount will be made after the Distribution Date on which the Component Principal Amount of the AP(4)
Component has been reduced to zero. On each Distribution Date through the Group
2-4 Credit Support Depletion Date, the Component Principal Amount of the lowest ranking Component of Subordinate Certificates related Pools 2 through 4 will be reduced by the amount of any distributions in respect of the AP(4) Component
Deferred Amount on that Distribution Date. Any such reduction will be allocated in the same manner as a Realized Loss, as described above. After the Group 2-4
Credit Support Depletion Date, no distributions will be made in respect of, and losses allocated to the AP(4) Component will not be added to, the AP(4)
Component Deferred Amount.

     The applicable Non-AP Percentage of the principal portion of any Excess
Loss (other than a Debt Service Reduction) on a Mortgage Loan in Pool 1 for any
Distribution Date will be allocated proportionately to the Non-AP Senior
Certificates relating to such Mortgage Pool on the basis of their Class
Principal Amounts and to the B1(1), B2(1), B3(1), B4(1), B5(1), B6(1) and B7(1)
Components on the basis of their Component Principal Amounts.

                                      S-34

     The applicable Non-AP Percentage of the principal portion of any Excess
Loss (other than a Debt Service Reduction) on a Mortgage Loan in any of Pool 2,
Pool 3 or Pool 4 for any Distribution Date will be allocated proportionately to the Senior Certificates relating to such Mortgage Pool (other than any Class AP
Component) on the basis of their Class Principal Amounts and to the B1(2-4),
B2(2-4), B3(2-4), B4(2-4), B5(2-4), B6(2-4) and B7(2-4) Components on the basis of their Apportioned Principal Balances.

     The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Amounts or Component Principal Amounts of
any Certificates or Components.

     The applicable AP Percentage of the principal portion of any Excess Loss
(other than a Debt Service Reduction) on a Mortgage Loan in Pool 1, Pool 2 or
Pool 4 for any Distribution Date will be allocated to the AP(1), AP(2) and AP(4)
Components, respectively.

     The Component Principal Amount of the lowest ranking Component of
Subordinate Certificates then outstanding related to Pool 1 will also be reduced by any Group 1 Subordinate Component Writedown Amount. However, on any
Distribution Date on which a Subsequent Recovery related to Pool 1 is distributed, the Component Principal Amount of any Component of Subordinate
Certificates then outstanding related to Pool 1 for which any Realized Loss or any Group 1 Subordinate Component Writedown Amount has been applied will be increased, in order of seniority, by an amount equal to the lesser of (i) the amount the Component has been reduced by any Realized Losses or any Group 1
Subordinate Component Writedown Amount which has not been previously increased by any Subsequent Recovery related to Pool 1 and (ii) the total amount of any
Subsequent Recovery related to Pool 1 distributed on such date to Components of
Subordinate Certificates or related Senior Certificates, after application (for this purpose) to more senior Components of Subordinate Certificates or related
Senior Certificates.

     The Component Principal Amount of the lowest ranking Component of
Subordinate Certificates then outstanding related to Pools 2 through 4 will also be reduced by any Group 2-4 Subordinate Component Writedown Amount. However, on
any Distribution Date on which a Subsequent Recovery related to any of Pool 2,
Pool 3 or Pool 4 is distributed, the Component Principal Amount of any Component of Subordinate Certificates then outstanding related to Pools 2 through 4 for which any Realized Loss or any Group 2-4 Subordinate Component Writedown Amount
has been applied will be increased, in order of seniority, by an amount equal to the lesser of (i) the amount the Component has been reduced by any Realized
Losses or any Group 2-4 Subordinate Component Writedown Amount which has not been previously increased by any Subsequent Recovery related to any of Pool 2,
Pool 3 or Pool 4, and (ii) the total amount of any Subsequent Recovery related to any of Pool 2, Pool 3 or Pool 4 distributed on such date to Components of
Subordinate Certificates or related Senior Certificates, after application (for this purpose) to more senior Components of Subordinate Certificates or related
Senior Certificates.

     On any Distribution Date on which a Subsequent Recovery related to Pool 1 is distributed, the Class Principal Amount of any Class of Senior Certificates
then outstanding related to Pool 1 for which any Realized Loss has been applied will be increased, in order of seniority, by an amount (to be applied pro rata to all Certificates of such Class) equal to the lesser of (i) the amount the
Class of Certificates has been reduced by any Realized Losses which has not been previously increased by any Subsequent Recovery related to Pool 1 and (ii) the total amount of any Subsequent Recovery related to Pool 1 distributed on such date to Certificateholders, after application (for this purpose) to more senior
Classes of Certificates.

     On any Distribution Date on which a Subsequent Recovery related to Pools 2 through 4 is distributed, the Class Principal Amount of any Class of Senior
Certificates then outstanding related to Pools 2 through 4 for which any
Realized Loss has been applied will be increased, in order of seniority, by an amount (to be applied pro rata to all Certificates of such Class) equal to the lesser of (i) the amount the Class of Certificates has been reduced by any
Realized Losses which has not been previously increased by any Subsequent
Recovery related to Pools 2 through 4 and (ii) the total amount of any
Subsequent Recovery related to Pools 2 through 4 distributed on such date to
Certificateholders, after application (for this purpose) to more senior Classes of Certificates.

                                      S-35

     Excess Losses will be allocated as described above. The Special Hazard Loss
Limits related to Pool 1 and Pools 2 through 4 will each be reduced, from time to time, to an amount equal on any Distribution Date to the lesser of (a) the greatest of (1) 1.00% of the aggregate of the Scheduled Principal Balances of all the Mortgage Loans in Pool 1 or in Pools 2 through 4, as applicable, (2)
twice the Scheduled Principal Balance of the related Mortgage Loan having the highest Scheduled Principal Balance and (3) the aggregate Scheduled Principal
Balance of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate Scheduled
Principal Balance of any such zip code area and (b) the related Special Hazard
Loss Limit as of the Closing Date less the amount, if any, of Special Hazard
Losses incurred since the Closing Date.

     The Bankruptcy Loss Limits related to Pool 1 and Pools 2 through 4 will each be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates until the Bankruptcy Coverage Termination Date. The Fraud
Loss Limits related to Pool 1 and Pools 2 through 4 will each be reduced, from time to time, by the amount of Fraud Losses allocated to the related
Certificates. In addition, on each anniversary of the Cut-off Date, the related
Fraud Loss Limit will be reduced as follows: (a) on the first and second anniversaries of the Cut-off Date, to an amount equal to the lesser of (1) the related Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (2) 1.00% of the aggregate Scheduled Principal Balance of all the Mortgage
Loans in Pool 1 or in Pools 2 through 4, as applicable, as of the most recent anniversary of the Cut-off Date, (b) on the third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (1) the related Fraud Loss
Limit as of the most recent anniversary of the Cut-off Date and (2) 0.50% of the aggregate Scheduled Principal Balance of all the Mortgage Loans in Pool 1 or in
Pools 2 through 4, as applicable, as of the most recent anniversary of the
Cut-off Date and thereafter, to zero.

     In the event that any amount is recovered in respect of principal of a
Liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, such amount will be distributed to the Certificates still outstanding, proportionately, on the basis of any Realized Losses previously allocated thereto. It is generally not anticipated that any such amounts will be recovered.

OPTIONAL TERMINATION OF THE TRUST FUND

     On any Distribution Date after the date on which the total Scheduled
Principal Balance of the Mortgage Loans (determined in the aggregate rather than by pool) is less than 10% of the Cut-off Date Balance of the Mortgage Loans, the
Master Servicer (subject to the terms of the Trust Agreement) will, with the prior written consent of the Seller (which consent shall not be unreasonably withheld), have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund and thereby effect the termination of the Trust Fund and the retirement of the Certificates. The purchase price of the Mortgage Loans must be equal to the sum of (a) 100% of the total outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property remaining in the Trust Fund (reduced, in the case of any REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan) and (c) any unreimbursed servicing advances for the related Distribution Date and certain amounts owed to the Trustee. The Master
Servicer, the Trustee, each Servicer and each Custodian will be reimbursed from the Purchase Price for (i) any servicing advances and unpaid Servicing Fees, as applicable and (ii) any other amounts due under the Trust Agreement, the
Servicing Agreements or the Custodial Agreements, as applicable. This purchase will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Upon payment in full to Certificateholders of these amounts, the Trust Fund will be terminated.

                                      S-36

                       FEES AND EXPENSES OF THE TRUST FUND

     In consideration of their duties on behalf of the Trust Fund, the
Servicers, the Master Servicer and the Trustee will receive from the assets of the Trust Fund certain fees as set forth in the following table:



                   FREQUENCY                                                  HOW AND WHEN
FEE PAYABLE TO:   OF PAYMENT:               AMOUNT OF FEE:                    FEE IS PAID:
---------------   -----------   -------------------------------------   -----------------------

Servicers           monthly     For each Mortgage Loan, a monthly fee   Deducted by each
                                paid to each Servicer out of interest   Servicer from the
                                collections received from the related   related Servicing
                                Mortgage Loan calculated on the         Account in respect of
                                outstanding principal balance of each   each Mortgage Loan
                                Mortgage Loan at, in the case of (a)    serviced by that
                                approximately 90.89% of the Mortgage    Servicer, before
                                Loans, 0.25% per annum for each         payment of any
                                Mortgage Loan and (b) represent         amounts to
                                approximately 9.11% of the Mortgage     Certificateholders.
                                Loans, 0.20% for each Mortgage Loan.

Master Servicer     monthly     All investment earnings on amounts on   Retained by the Master
                                deposit in the Collection Account.      Servicer.

Trustee             monthly     All investment earnings on amounts on   Retained by the Trustee
                                deposit in the Certificate Account.


     The Servicing Fees set forth in the table above may not be increased without amendment of the related Servicing Agreement as described under
"Mortgage Loan Servicing--Amendment of the Servicing Agreements" below. None of the other fees set forth in the table above may be changed without amendment of the Trust Agreement as described under "The Trust Agreement--Certain Matters
Under the Trust Agreement--Amendment of the Trust Agreement" below.

     Expenses of the Servicers, the Custodians, the Master Servicer and the
Trustee will be reimbursed before payments are made on the Certificates.

                                      S-37

                        DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

     Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Cut-off Date Balances of the Mortgage Loans (or the specified Pool of
Mortgage Loans).

     The Mortgage Pools, in aggregate, will consist of approximately 2,519 conventional, fixed rate, fully amortizing, first lien residential Mortgage
Loans substantially all of which have original terms to maturity from the first due date of the Scheduled Payment of 30 years and having a Cut-off Date Balance
(after giving effect to Scheduled Payments due on such date) of approximately
$890,639,029.

     Approximately 54.92% and 18.29% of the Mortgage Loans were acquired directly or indirectly by the Seller from Aurora or Lehman Bank and Wells Fargo, respectively. Underwriting guidelines of the type described under "Underwriting
Guidelines" were applied by the Originators underwriting the Mortgage Loans. The
Mortgage Loans will be acquired by the Depositor from the Seller and the
Depositor will, in turn, convey such Mortgage Loans to the Trust Fund. See "The
Trust Agreement--Assignment of Mortgage Loans."

     Approximately 32.12%, 42.11%, 54.71% and 74.68% of the Mortgage Loans in
Pool 1, Pool 2, Pool 3 and Pool 4, respectively, were originated under "no documentation," "no ratio documentation" or "limited documentation" programs, pursuant to which no information was obtained regarding borrowers' income or employment and there was no verification of the borrowers' assets. Certain documentation with respect to some Mortgage Loans, including, in some cases, the related Mortgage Note, Mortgage or title insurance policy, is unavailable.
Except as otherwise noted below, the Seller will make only limited representations and warranties with respect to the Mortgage Loans; however, the
Trust Fund will be able to enforce the Seller's rights against the Originators for their representations and warranties made with respect to the Mortgage Loans at the time of sale of the Mortgage Loans to the Seller. See "Trust
Agreement--Assignment of Mortgage Loans" herein.

     All of the Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on Mortgaged
Properties consisting of one- to four-family dwelling units, individual units in planned unit developments, individual condominiums or shares issued by cooperative housing corporations and related leasehold interests.

     Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See "Description of Mortgage and Other Insurance--Hazard Insurance on the Loans--Standard Hazard
Insurance Policies" in the Prospectus.

     Approximately 4.63%, 19.92%, 33.74% and 74.38% of the Mortgage Loans in
Pool 1, Pool 2, Pool 3 and Pool 4, respectively, provide for monthly payments of interest at the Mortgage Rate, but no payments of principal for the first ten years after origination of such Mortgage Loan. Following such ten-year period, the monthly payment on each such Mortgage Loan will be increased to an amount sufficient to fully amortize the outstanding principal balance of such Mortgage
Loan over its remaining term and pay interest at the related Mortgage Rate.

     As of the Cut-off Date, approximately 99.60% of the Mortgage Loans were less than 30 days delinquent in payment and approximately 0.40% of the Mortgage
Loans were at least 30 but less than 60 days delinquent.

     As earlier described under "Description of the Certificates--General," the
Mortgage Loans in the Trust Fund have been divided into four Mortgage Pools
(Pool 1, Pool 2, Pool 3 and Pool 4). Pool 1,

                                      S-38

Pool 2 and Pool 4 will consist of Mortgage Loans with original principal balances which may be less than, equal to, or in excess of, the applicable
Fannie Mae or Freddie Mac maximum original loan amount limitations for one- to four-family Mortgaged Properties. Pool 3 will consist only of Mortgage Loans with original principal balances which do not exceed the applicable Freddie Mac maximum original loan amount limitations for one- to four-family Mortgaged
Properties.

     As of the Cut-off Date, none of the Mortgage Loans in the Trust Fund will be "high cost" loans under any applicable federal, state or local anti-predatory or anti-abusive lending laws.

     The Pool AX(1) Mortgage Loans. The Pool AX(1) Mortgage Loans related to the
AX(1) Component are expected to have the following approximate characteristics as of the Cut-off Date:

Number of Pool AX(1) Mortgage Loans....................   328
Total Scheduled Principal Balance......................   $157,777,717
Mortgage Rates:
   Weighted Average....................................   5.842%
   Range...............................................   5.750% to 6.000%
Weighted Average Remaining Term to
   Maturity (in months)................................   347
Loan-to-Value Ratios:
   Weighted Average....................................   65.21%
   Range...............................................   23.81% to 95.00%
Scheduled Principal Balances:
   Average.............................................   $481,029
   Range...............................................   $100,903 to $1,397,069

     The Pool PAX(1) Mortgage Loans. The Pool PAX(1) Mortgage Loans related to the PAX(1) Component are expected to have the following approximate characteristics as of the Cut-off Date:

Number of Pool PAX(1) Mortgage Loans....................   133
Total Scheduled Principal Balance.......................   $50,913,220
Mortgage Rates:
   Weighted Average.....................................   5.825%
   Range................................................   5.750% to 6.000%
Weighted Average Remaining Term to
   Maturity (in months).................................   358
Loan-to-Value Ratios:
   Weighted Average.....................................   69.17%
   Range................................................   32.63% to 90.00%
Scheduled Principal Balances:
   Average..............................................   $382,806
   Range................................................   $68,000 to $1,496,860

                                      S-39

     The Pool AX(2) Mortgage Loans. The Pool AX(2) Mortgage Loans related to the
AX(2) Component are expected to have the following approximate characteristics as of the Cut-off Date:

Number of Pool AX(2) Mortgage Loans.....................   443
Total Scheduled Principal Balance.......................   $217,793,150
Mortgage Rates:
   Weighted Average.....................................   6.115%
   Range................................................   5.950% to 6.125%
Weighted Average Remaining Term to
   Maturity (in months).................................   347
Loan-to-Value Ratios:
   Weighted Average.....................................   68.91%
   Range................................................   22.41% to 95.00%
Scheduled Principal Balances:
   Average..............................................   $491,632
   Range................................................   $67,586 to $1,227,156

     The Pool PAX(2) Mortgage Loans. The Pool PAX(2) Mortgage Loans related to the PAX(2) Component are expected to have the following approximate characteristics as of the Cut-off Date:

Number of Pool PAX(2) Mortgage Loans...................   47
Total Scheduled Principal Balance......................   $30,174,707
Mortgage Rates:
   Weighted Average....................................   6.068%
   Range...............................................   6.000% to 6.125%
Weighted Average Remaining Term to
   Maturity (in months)................................   359
Loan-to-Value Ratios:
   Weighted Average....................................   65.21%
   Range...............................................   37.61% to 80.00%
Scheduled Principal Balances:
   Average.............................................   $642,015
   Range...............................................   $363,000 to $1,495,000

     The Pool AX(4) Mortgage Loans. The Pool AX(4) Mortgage Loans related to the
AX(4) Component are expected to have the following approximate characteristics as of the Cut-off Date:

Number of Pool AX(4) Mortgage Loans.....................   271
Total Scheduled Principal Balance.......................   $75,031,627
Mortgage Rates:
   Weighted Average.....................................   6.033%
   Range................................................   6.000% to 6.125%
Weighted Average Remaining Term to
   Maturity (in months).................................   360
Loan-to-Value Ratios:
   Weighted Average.....................................   65.71%
   Range................................................   10.62% to 95.00%
Scheduled Principal Balances:
   Average..............................................   $276,869
   Range................................................   $55,945 to $1,500,000

                                      S-40

     The Pool PAX(4) Mortgage Loans. The Pool PAX(4) Mortgage Loans related to the PAX(4) Component are expected to have the following approximate characteristics as of the Cut-off Date:

Number of Pool PAX(4) Mortgage Loans......................   170
Total Scheduled Principal Balance.........................   $40,143,112
Mortgage Rates:
   Weighted Average.......................................   6.048%
   Range..................................................   6.000% to 6.125%
Weighted Average Remaining Term to Maturity (in months)...   360
Loan-to-Value Ratios:
   Weighted Average.......................................   69.21%
   Range..................................................   18.82% to 90.00%
Scheduled Principal Balances:
   Average................................................   $236,135
   Range..................................................   $68,000 to $900,000

POOL 1 MORTGAGE LOANS

     The Pool 1 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this Prospectus Supplement.
(The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.)

     Substantially all of the Pool 1 Mortgage Loans have original terms to maturity of 30 years.

     Approximately 39.80% of the Pool 1 Mortgage Loans were originated in accordance, generally, with the Lehman Bank Underwriting Guidelines and approximately 39.75% of the Pool 1 Mortgage Loans will be initially serviced by
Aurora. Approximately 19.66% of the Pool 1 Mortgage Loans were originated in accordance, generally, with the Wells Fargo Underwriting Guidelines and approximately 19.66% of the Pool 1 Mortgage Loans will be initially serviced by
Wells Fargo. See "Underwriting Guidelines" and "The Servicers."

     No more than approximately 1.12% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

POOL 2 MORTGAGE LOANS

     The Pool 2 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this Prospectus Supplement.
(The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.)

     Substantially all of the Pool 2 Mortgage Loans have original terms to maturity of 30 years.

     Approximately 33.18% of the Pool 2 Mortgage Loans were originated in accordance, generally, with the Lehman Bank Underwriting Guidelines, and approximately 33.18% of the Pool 2 Mortgage Loans will be initially serviced by
Aurora. Approximately 35.36% of the Pool 2 Mortgage Loans were originated in accordance, generally, with the Wells Fargo Underwriting Guidelines and approximately 35.36% of the Pool 2 Mortgage Loans will be initially serviced by
Wells Fargo. See "Underwriting Guidelines" and "The Servicers."

     No more than approximately 0.92% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

POOL 3 MORTGAGE LOANS

     The Pool 3 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this Prospectus Supplement.
(The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.)

                                      S-41

     All of the Pool 3 Mortgage Loans have original terms to maturity of 30 years.

     Approximately 70.66% of the Pool 3 Mortgage Loans were originated in accordance, generally, with the Lehman Bank Underwriting Guidelines, and approximately 72.32% of the Pool 3 Mortgage Loans will be initially serviced by
Aurora. See "Underwriting Guidelines" and "The Servicers.

     No more than approximately 0.76% of the Pool 3 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

POOL 4 MORTGAGE LOANS

     The Pool 4 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this Prospectus Supplement.
(The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.)

     All of the Pool 4 Mortgage Loans have original terms to maturity of 30 years.

     Approximately 99.38% of the Pool 4 Mortgage Loans were originated in accordance, generally, with the Lehman Bank Underwriting Guidelines, and approximately 98.97% of the Pool 4 Mortgage Loans will be initially serviced by
Aurora. See "Underwriting Guidelines" and "The Servicers.

     No more than approximately 1.40% of the Pool 4 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

                             UNDERWRITING GUIDELINES

     Approximately 54.92% and 18.29% of the Mortgage Loans were originated or acquired in accordance with the Lehman Bank Underwriting Guidelines and the
Wells Fargo Underwriting Guidelines, respectively. The remainder of the Mortgage
Loans included in the Trust Fund were originated by various third-party originators in accordance with the General Underwriting Guidelines described below under "--General Underwriting Guidelines." Such General Underwriting
Guidelines differ among the various Originators in various areas. The following are general summaries of the Lehman Bank Underwriting Guidelines, the Wells
Fargo Underwriting Guidelines and the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by Lehman Bank,
Aurora, Wells Fargo or the other Originators, as applicable. This discussion, however, does not purport to be a complete description of the underwriting standards of any of the Originators.

LEHMAN BANK UNDERWRITING GUIDELINES

     The Lehman Bank Underwriting Guidelines are generally not as strict as
Fannie Mae or Freddie Mac guidelines. Lehman Bank's Underwriting Guidelines are intended to evaluate the value and adequacy of the mortgaged property as collateral and to consider the borrower's credit standing and repayment ability.
On a case-by-case basis, Lehman Bank or Aurora, as applicable, may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the Mortgage Loans originated by Lehman Bank and Aurora may represent underwriting exceptions.

     Lehman Bank's Underwriting Guidelines are applied in accordance with a procedure that generally requires (1) an appraisal of the mortgaged property
(and generally in the case of mortgaged property with a loan amount exceeding
$650,000, two appraisals) by qualified independent appraisers that conform to
Fannie Mae and Freddie Mac standards and (2) a review of such appraisal by
Lehman Bank or Aurora, as applicable, and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a field review of the original appraisal by another independent appraiser. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and a replacement cost analysis based on the current cost of

                                      S-42

constructing a similar home. The Lehman Bank Underwriting Guidelines generally permit mortgage loans with loan-to-value ratios at origination of up to 103%
(or, with respect to certain Mortgage Loans, up to 95%) for the highest credit grading category, depending on the creditworthiness of the borrower, the type and use of the property, the debt-to-income ratio and the purpose of the loan application.

     Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income (except with respect to certain "no documentation" mortgage loans described below) and employment history, as well as certain other personal information. Each originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

     In general, a substantial majority of the Mortgage Loans originated or acquired by Aurora were originated consistent with and generally conform to
"full documentation," "limited documentation," or "no ratio documentation"
residential loan programs. Verification of employment, income and assets in a
Mortgage Loan file is dependent on the documentation program. For "full documentation" program loans, documentation consistent with Fannie Mae/Freddie
Mac guidelines is required, which generally includes verification of current employment, a two-year history of previous employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home. For "limited documentation" program loans, current employment is verified, a two-year history of previous employment is required, qualifying income is based on the stated
amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets. "No ratio" program loans require verification of current employment, a minimum of two years' history of previous employment and verification of sufficient liquid assets. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under all program guidelines (except for no documentation program guidelines).

     Certain of the Mortgage Loans originated by Lehman Bank and Aurora were originated or acquired under "no documentation" program guidelines, pursuant to which no information was obtained regarding the borrowers' income or employment and there was no verification of the borrowers' assets. The no documentation program guidelines require stronger credit profiles than the other loan programs, and have substantially more restrictive requirements for loan amounts, loan-to-value ratios and occupancy requirements.

     For a description of Aurora, see "The Master Servicer" herein.

WELLS FARGO UNDERWRITING GUIDELINES

     The Wells Fargo Underwriting Guidelines evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The Wells Fargo Underwriting Guidelines represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., generally the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. The Wells Fargo
Underwriting Guidelines may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk.

     Wells Fargo supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or
scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes.
Such objective measures are then used to evaluate loan applications and assign each application a "mortgage score".

     The portion of the mortgage score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three

                                      S-43

major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO score" which indicates a level of default probability over a two-year period.

     The mortgage score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions that are determined to be low-risk transactions, based upon the mortgage score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory mortgage score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted greater latitude in the application of borrower total debt-to-income ratio.

     A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health
(assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders.
Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying credit score.

     Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. Mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have.
Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo, but the Wells Fargo Underwriting Guidelines
require, in most instances, a verbal or written verification of employment to be obtained. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal.

     Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo accepts alternative methods of verification in those instances when verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or
W-2. Loans underwritten using alternative verification methods are considered by
Wells Fargo to have been underwritten with "full documentation".

     In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed certain maximum levels. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's monthly payment for purposes of such ratios may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In the case of a mortgage loan referred by Wells Fargo's private mortgage banking division, for certain applicants referred by this division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. Secondary financing is permitted

                                      S-44

on mortgage loans under certain circumstances. In those cases, the payment obligations under both primary and secondary financing are included in the computation of the total debt to income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. In evaluating an application with respect to a "non-owner-occupied"
property, which Wells Fargo defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratios. A mortgage loan secured by a two- to four-family mortgaged property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

     Mortgage loans will not generally have had at origination a loan-to-value ratio in excess of 95%. The "loan-to-value ratio" is the ratio, generally expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly-constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the loan-to-value ratio is based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) a recertification of the original appraisal is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the loan-to-value ratio of any mortgage loan that is the result of the refinancing of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its originations, Wells Fargo currently obtains appraisals through
Value Information Technology, Inc., an entity jointly owned by Wells Fargo and an unaffiliated third party.

     Wells Fargo originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In some cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% are required to be secured by primary residences or second homes
(excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained.

     A borrower whose mortgage loan is serviced by Wells Fargo may be eligible for Wells Fargo's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo may permit a refinancing of the mortgage loan to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their total monthly debt obligations in relation to their monthly income level does not exceed a certain ratio; Wells Fargo may not obtain a current credit report for the borrower or apply a new credit score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing mortgage loans that are refinanced under the retention program.

     Wells Fargo may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences when the initial principal balance of

                                      S-45

the new loan would not exceed 200% of the original principal balance of the previous loan. Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo, as well as a satisfactory FICO score. Wells Fargo may waive verifications of borrower income and assets under this program and may not impose any limitation on a borrower's total debt ratio.
A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

                             ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pools and the
Mortgaged Properties is based upon the Mortgage Pools as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Trust Agreement and other material transaction documents, with the
Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pools as described under "Description of the Mortgage Pools," such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

     Pursuant to the Trust Agreement, the Trustee will prepare a monthly statement to Certificateholders containing certain information regarding the
Certificates and the Mortgage Pool. The Trustee may make available each month, to any interested party, such monthly statement to Certificateholders via the
Trustee's website. The Trustee's website will be located at www.etrustee.net and assistance in using the website can be obtained by calling the Trustee at (312)
904-4839. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via fist class mail by notifying the Trustee at LaSalle Bank National Association, 135 S. LaSalle Street, Suite
1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services
Group--SASCO 2005-14. The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification to such parties regarding any such changes.

                               THE MASTER SERVICER

     Aurora is a wholly owned subsidiary of Lehman Brothers Bank, FSB engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates, (ii)
servicing residential mortgage loans for its own account, (iii) master servicing residential mortgage loans for the account of its affiliates and (iv) servicing and subservicing residential mortgage loans for the account of its affiliates and others.

     Aurora's executive offices and centralized real estate master servicing facility are located at 10350 Park Meadows Drive, Littleton, Colorado 80124, and
its centralized real estate loan servicing facility is located at 601 Fifth
Avenue, Scottsbluff, Nebraska 69361. Aurora has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac.

     As of March 31, 2005, Aurora's total loan servicing and subservicing portfolio included loans with total outstanding principal balance of approximately $66.55 billion, of which the substantial majority are subserviced for Lehman Brothers Holdings Inc. and Lehman Brothers Bank, FSB. The following table sets forth certain information regarding the delinquency and foreclosure experience of Aurora with respect to mortgage loans other than mortgage loans guaranteed by the FHA or VA. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                                      S-46

                         DELINQUENCIES AND FORECLOSURES
                              (DOLLARS IN MILLIONS)



                                            AS OF DECEMBER 31,            AS OF MARCH 31,
                                  -------------------------------------   ---------------
                                    2001      2002      2003      2004         2005
                                  -------   -------   -------   -------       -------

Total balance of mortgage
   loans serviced..............   $10,490   $21,196   $43,455   $52,715       $62,132
Percentage of mortgage loans
   delinquent by period of
   delinquency(1)(2)(3)
      30 to 59 days............      3.43%     3.37%     1.87%     1.16%         1.14%
      60 to 89 days............      1.33%     1.28%     0.43%     0.27%         0.25%
      90 days or more..........      1.23%     2.36%     0.51%     0.43%         0.28%
                                  -------   -------   -------   -------       -------
Total percentage of mortgage
   loans delinquent(1)(2)(3)...      5.99%     7.01%     2.81%     1.86%         1.67%
In foreclosure (excluding
   bankruptcies)(1)(2).........      0.91%     0.75%     1.24%     0.76%         0.70%
In bankruptcy(1)(2)............      0.67%     0.54%     0.38%     0.31%         0.28%
                                  -------   -------   -------   -------       -------
Total(2)(4)....................      7.57%     8.30%     4.43%     2.93%         2.65%
                                  =======   =======   =======   =======       =======


----------
(1)  Total portfolio and delinquency information is for conventional loans and subprime loans only, excluding bankruptcies.

(2)  For all periods ended December 31, 2001, and 2002, the percentages are based on the average principal balances of the mortgage loans. For all subsequent periods, the percentages are based on the actual principal balance of each mortgage loan.

(3)  The MBS method for conventional loans and the ABS method for subprime loans are used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. In contrast, under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the
     ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

(4)  Actual percentages are utilized in generating this table but due to rounding may not correspond exactly with total percentages.

     The above delinquency and foreclosure statistics represent the recent experience of Aurora. The loans in Aurora's servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the
Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

     The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

     As Master Servicer, Aurora will monitor the performance of the primary
Servicers of the Mortgage Loans (see "The Servicers" below) in accordance with the provisions of the underlying servicing agreements and the Trust Agreement.
Aurora will not, however, be ultimately responsible

                                      S-47

for the servicing of the Mortgage Loans (other than for those Mortgage Loans for which Aurora also acts in the capacity of a primary Servicer), except to the extent described under "Mortgage Loan Servicing" below.

                                  THE SERVICERS

GENERAL

     The Mortgage Loans included in the Trust Fund will initially be serviced by
Aurora, Wells Fargo and various other servicers. Aurora will service approximately 54.99% (as a percentage of Cut-off Date Balance) of the Mortgage
Loans. Wells Fargo will service approximately 18.29% (as a percentage of Cut-off
Date Balance) of the Mortgage Loans. Substantially all of the Mortgage Loans
serviced by Aurora and Wells Fargo may be subject to a servicing transfer at any time.

WELLS FARGO BANK, N.A.

     Wells Fargo is an indirect, wholly owned subsidiary of Wells Fargo &
Company. Wells Fargo is engaged in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the account of others. Wells Fargo is an approved servicer of Fannie Mae and
Freddie Mac. Wells Fargo's principal office for servicing functions is located at 1 Home Campus, Des Moines, Iowa 50328-0001.

     The following table sets forth certain information, as reported by Wells
Fargo, concerning recent delinquency and foreclosure experience on mortgage loans included in mortgage pools underlying certain series of mortgage pass-through certificates issued by Wells Fargo's affiliate, Wells Fargo Asset
Securities Corporation, with respect to which one or more classes of certificates were publicly offered and as to which Wells Fargo acts as servicer.
The delinquency and foreclosure experience set forth in the following table includes mortgage loans with various terms to stated maturity and includes loans having a variety of payment characteristics. There can be no assurance that the delinquency and foreclosure experience set forth in the following table will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

                                   WELLS FARGO
                             DELINQUENCY EXPERIENCE



                                             BY DOLLAR                  BY DOLLAR                BY DOLLAR
                                   BY NO.      AMOUNT        BY NO.       AMOUNT      BY NO.       AMOUNT
                                  OF LOANS    OF LOANS      OF LOANS     OF LOANS    OF LOANS     OF LOANS
                                  --------  -----------     --------   -----------   --------   -----------
                                 AS OF DECEMBER 31, 2003   AS OF DECEMBER 31, 2004    AS OF MARCH 31, 2005
                                 -----------------------   -----------------------   ----------------------
                                                        (DOLLAR AMOUNTS IN THOUSANDS)

Fixed-Rate Loans..............     27,529   $12,685,318      27,069    $12,321,323    29,282    $13,376,435
                                   ======   ===========      ======    ===========    ======    ===========
Period of Delinquency(1)
30-59 Days....................         55   $    25,106          37    $    14,212        25    $     9,697
60-89 Days....................         14   $     5,033          10    $     3,882        14    $     4,582
90 days or more...............          9   $     3,523           8    $     2,348         9    $     3,439
                                   ------   -----------      ------    -----------    ------    -----------
Total Delinquent Loans........         78   $    33,662          55    $    20,442        48    $    17,718
                                   ======   ===========      ======    ===========    ======    ===========
Percent of Fixed-Rate Loans...       0.28%         0.27%       0.20%          0.17%     0.16%          0.13%
Foreclosures(2)...............         28   $    11,328          10    $     4,366         6    $     1,979
Foreclosure Ratio(3)..........       0.10%         0.09%       0.04%          0.04%     0.02%          0.01%


----------
(1)  The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2)  Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3)  Foreclosure as a percentage of total loans or balance in the applicable portfolio at the end of each period.

                                      S-48

                        ADMINISTRATION OF THE TRUST FUND

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

     The Servicers, the Master Servicer, the Trustee and the Custodians will have the following responsibilities with respect to the Trust Fund:

PARTY:                                          RESPONSIBILITIES:
------                                          -----------------

SERVICERS                        Performing the servicing functions with respect
                                 to the Mortgage Loans and the Mortgaged
                                 Properties in accordance with the provisions of
                                 the Servicing Agreements, including, but not
                                 limited to:

                                 o    collecting monthly remittances of
                                      principal and interest on the Mortgage
                                      Loans from the related borrowers,
                                      depositing such amounts in the related
                                      Servicing Account, and delivering all
                                      amounts on deposit in the Servicing
                                      Accounts to the Master Servicer for
                                      deposit in the Collection Account on the
                                      Servicer Remittance Date;

                                 o    collecting amounts in respect of taxes and
                                      insurance from the related borrowers,
                                      depositing such amounts in the related
                                      escrow account, and paying such amounts to
                                      the related taxing authorities and
                                      insurance providers, as applicable;

                                 o    making Advances with respect to delinquent
                                      payments of principal and interest on the
                                      Mortgage Loans;

                                 o    paying customary costs and expenses
                                      incurred in the performance by the
                                      Servicer of its servicing obligations,
                                      including, but not limited to, the cost of
                                      (a) the preservation, restoration and
                                      protection of the Mortgaged Property, (b)
                                      taxes, assessments and other charges which
                                      are or may become a lien upon the
                                      Mortgaged Property or (c) borrower-paid
                                      primary mortgage insurance policy premiums
                                      and fire and hazard insurance coverage;

                                 o    providing monthly loan-level reports to
                                      the Master Servicer;

                                 o    maintenance of certain insurance policies
                                      relating to the Mortgage Loans; and

                                 o    enforcement of foreclosure proceedings.

                                 See "The Servicers" and "Mortgage Loan
                                 Servicing" below.

MASTER SERVICER                  Performing the master servicing functions in
                                 accordance with the provisions of the Trust
                                 Agreement and the Servicing Agreements,
                                 including but not limited to:

                                 o    monitoring each Servicer's performance and
                                      enforcing each Servicer's obligations
                                      under the related Servicing Agreement;

                                 o    collecting monthly remittances from each
                                      Servicer for deposit in the Collection
                                      Account on the related Servicer's
                                      remittance date and delivering all amounts
                                      on deposit in the Collection Account to
                                      the Trustee for deposit in the Certificate
                                      Account on the Deposit Date;

                                 o    gathering the monthly loan-level reports
                                      delivered by each Servicer and providing a
                                      comprehensive loan-level report to the
                                      Trustee with respect to the Mortgage
                                      Loans;

                                      S-49

PARTY:                                          RESPONSIBILITIES:
------                                          -----------------

                                 o    upon the termination of a Servicer,
                                      appointing a successor servicer, and until
                                      a successor servicer is appointed, acting
                                      as successor servicer; and

                                 o    upon the failure of a Servicer to make
                                      Advances with respect to a Mortgage Loan,
                                      making those Advances to the extent
                                      provided in the Trust Agreement.

                                 See "The Master Servicer" and "Mortgage Loan
                                 Servicing" below.

TRUSTEE                          Performing the trustee functions in accordance
                                 with the provisions of the Trust Agreement,
                                 including but not limited to:

                                 o    collecting monthly remittances from the
                                      Master Servicer for deposit in the
                                      Certificate Account and distributing all
                                      amounts on deposit in the Certificate
                                      Account to the Certificateholders in
                                      accordance with the priorities described
                                      under "Descriptions of the
                                      Certificates--Distributions of Interest,"
                                      "--Distributions of Principal" and
                                      "--Credit Enhancement--Application of
                                      Monthly Excess Cashflow" on each
                                      Distribution Date;

                                 o    preparing and distributing annual investor
                                      reports necessary to enable
                                      Certificateholders to prepare their tax
                                      returns;

                                 o    enforcing the obligations of the Master
                                      Servicer under the Trust Agreement; and

                                 o    until a successor master servicer is
                                      appointed, acting as successor master
                                      servicer in the event the Master Servicer
                                      resigns or is removed by the Trustee.

                                 See "The Trust Agreement--The Trustee,"
                                 "--Certain Matters Under the Trust
                                 Agreement--Duties of the Trustee" and
                                 "--Reports to Certificateholders" below.

CUSTODIANS                       Holding and maintaining the Mortgage Loan
                                 documents related to the Mortgage Loans in a
                                 fireproof facility intended for the safekeeping
                                 of mortgage loan files on behalf of the
                                 Trustee.

                                 See "Mortgage Loan Servicing--Custody of the
                                 Mortgage Files" below.

                                      S-50

TRUST ACCOUNTS

     All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders, be invested in the
Trust Accounts, which are accounts established in the name of the Trustee. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in Eligible Investments, as described under "The
Agreements--Investment of Funds" in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

                        RESPONSIBLE
TRUST ACCOUNT:             PARTY:       APPLICATION OF ANY INVESTMENT EARNINGS:
-------------------   ---------------   ---------------------------------------

SERVICING ACCOUNTS    Servicers         Any investment earnings will be paid to
                                        the related Servicer and will not be
                                        available for distributions to
                                        Certificateholders.

COLLECTION ACCOUNT    Master Servicer   Any investment earnings will be paid as
                                        compensation to the Master Servicer as
                                        set forth under "Fees and Expenses of
                                        the Trust Fund," and will not be
                                        available for distributions to
                                        Certificateholders.

CERTIFICATE ACCOUNT   Trustee           Any investment earnings will be paid as
                                        compensation to the Trustee as set forth
                                        under "Fees and Expenses of the Trust
                                        Fund," and will not be available for
                                        distributions to Certificateholders.

     If funds deposited in any Trust Accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

EXAMPLE OF DISTRIBUTIONS

     The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts, and distributions on the Certificates for the Distribution Date in July 2005:

June 2 through
   July 1............   Due Period:            Payments due during the related
                                               Due Period (June 2 through July
                                               1) from borrowers will be
                                               deposited in each Servicer's
                                               Servicing Account as received and
                                               will include scheduled principal
                                               payments plus interest on July 1
                                               principal balances of the
                                               Mortgage Loans.

June 1 through
   June 30...........   Prepayment Period      Partial principal prepayments
                        for partial and full   received by any Servicer and
                        prepayments received   principal prepayments in full
                        from Mortgage Loans    received by any Servicer (other
                        (except full           than Aurora) during the related
                        prepayments received   Prepayment Period (June 1 through
                        by Aurora):            June 30) will be deposited into
                                               such Servicer's Servicing Account
                                               for remittance to the Master
                                               Servicer on the Servicer
                                               Remittance Date (July 18).

                                      S-51

June 30 or July 22...   Record Date            Distributions will be made to
                                               Certificateholders of record for
                                               all Classes, except for the LIBOR
                                               Certificates, as of the close of
                                               business on the last Business Day
                                               of the month immediately before
                                               the month in which the
                                               Distribution Date occurs and, to
                                               the Certificateholders of record
                                               for the LIBOR Certificates, as of
                                               the Business Day immediately
                                               preceding the Distribution Date.

June 17 through
   July 16...........   Prepayment Period      Prepayments in full received
                        for prepayments in     during the related Prepayment
                        full received from     Period from Mortgage Loans
                        Mortgage Loans         serviced by Aurora will be
                        serviced by Aurora:    deposited into Aurora's Servicing
                                               Account for remittance to the
                                               Master Servicer on July 18.

July 18..............   Servicer Remittance    The Servicers will remit
                        Date:                  collections and recoveries in
                                               respect of the Mortgage Loans to
                                               the Master Servicer for deposit
                                               into the Collection Account on or
                                               prior to the 18th day of each
                                               month (or if the 18th day is not
                                               a Business Day, the next
                                               succeeding Business Day), as
                                               specified in the related
                                               Servicing Agreement.

July 22..............   Deposit Date:          One Business Day immediately
                                               before the Distribution Date, the
                                               Master Servicer will remit to the
                                               Trustee amounts on deposit in the
                                               Collection Account for deposit
                                               into the Certificate Account,
                                               including any Advances made by
                                               the Servicers or the Master
                                               Servicer for that Distribution
                                               Date

July 25..............   Distribution Date:     On the 25th day of each month (or
                                               if the 25th day is not a Business
                                               Day, the next Business Day), the
                                               Trustee will make distributions
                                               to Certificateholders from
                                               amounts on deposit in the
                                               Certificate Account.

     Succeeding months follow the same pattern.

                             MORTGAGE LOAN SERVICING

GENERAL

     The Servicers will have primary responsibility for servicing the Mortgage
Loans including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the
Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreements. Each of the Trustee and the Master Servicer are either parties or third party beneficiaries under the Servicing Agreements and can enforce the rights of the Seller thereunder. See "Servicing of the Loans" in the prospectus.

     Under each Servicing Agreement, the Master Servicer has the authority to terminate the related Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the Servicing Agreement. If the Master Servicer

                                      S-52

terminates a Servicer, the Master Servicer will be required to appoint a successor servicer as provided in the Trust Agreement. Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under "--Advances" below.

     In addition, under certain of the Servicing Agreements, the Seller generally has the right to terminate the related Servicer, without cause, upon thirty days' or sixty days' notice, as applicable, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, servicing fees and applicable expenses of the related Servicer in connection with the transfer of the Mortgage Loans to a successor servicer, and generally, payment of a termination fee which shall be payable by the Seller from its own funds and not reimbursable from the Trust
Fund. Any such termination without cause requires the consent of the Master
Servicer and notice to the Trustee and receipt of confirmation from the Rating
Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Certificates.
The Seller with the prior written consent of the Master Servicer, may also terminate certain of the Servicers if losses or delinquencies on the Mortgage
Loans exceed certain trigger levels specified in the related Servicing
Agreement. No termination fee is paid to the terminated Servicer under such special termination events, but the Servicer will be reimbursed for unpaid
Advances, servicing advances and servicing fees.

     Any successor servicer must be qualified to service mortgage loans for
Freddie Mac or Fannie Mae and must have a net worth of not less than
$25,000,000.

SERVICING ACCOUNTS

     Each Servicer will establish and maintain a segregated Servicing Account in the name of the Trustee into which each Servicer will deposit payments on account of interest and principal for the related Mortgage Loans, less its servicing fee, as described under "Servicing of Loans--Deposits to and
Withdrawal from the Collection Account" and "--Servicing Accounts" in the
prospectus. On the Servicer Remittance Date, each Servicer will remit the amounts on deposit in its Servicing Account to the Master Servicer for deposit into the Collection Account, which is maintained by the Master Servicer. The
Servicers and the Master Servicer are entitled to reimburse themselves from the related Servicing Account or Collection Account, as applicable, for any Advances made and expenses incurred, as described below under "--Servicing Compensation and Payment of Expenses" and "--Advances." The Servicing Accounts and the
Collection Account will consist solely of amounts relating to the Mortgage
Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust Fund.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for master servicing, the Master Servicer is entitled to the compensation set forth under "Fees and Expenses of the Trust Fund.

     Each Servicer will be paid the applicable Servicing Fee for each Mortgage
Loan serviced by it and any successor to a Servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable Servicing Fee.
As additional servicing compensation, each Servicer is entitled to retain (i)
all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower, (ii) any interest or other income earned on funds held in the
Servicing Accounts and escrow accounts and other similar items described under each related Servicing Agreement and (iii) any Prepayment Interest Excess to the
extent not offset by Prepayment Interest Shortfalls (in the case of Aurora, if applicable).

     The Servicing Fees are subject to reduction as described below under
"Prepayment Interest Shortfalls". See "Servicing of Loans--Servicing
Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master
Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See
"Servicing of Loans--Collection Procedures; Escrow Accounts" and "--Servicing
Compensation and Payment of Expenses" in the prospectus.

                                      S-53

WAIVER OR MODIFICATION OF MORTGAGE LOAN TERMS

     The Servicers may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage
Loan so long as that waiver, modification or postponement is not materially adverse to the Trust Fund; provided, however, that unless the Servicer has received the prior written consent of the Master Servicer, the Servicer may not permit any modification for any Mortgage Loan that would change the Mortgage
Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding Scheduled Principal Balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan. In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the related Servicer must make an Advance.
However, the Servicer may not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax.

PREPAYMENT INTEREST SHORTFALLS

     When a borrower prepays a Mortgage Loan in full or in part between
Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made.
Any Prepayment Interest Shortfall is generally required to be paid by the applicable Servicer, but only to the extent that such amount is not offset by
Prepayment Interest Excess, if any, and does not exceed the total of the
Servicing Fees on the Mortgage Loans serviced by it for the applicable
Distribution Date. The Master Servicer is not required to fund any Prepayment
Interest Shortfall required to be funded but not funded by the Servicers or a successor servicer as discussed herein.

ADVANCES

     Each Servicer will generally be obligated to make Advances to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The Master Servicer and each Servicer, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

     The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a
Relief Act Reduction. No party which makes an Advance is entitled to interest on such Advance.

PRIMARY MORTGAGE INSURANCE

     The Master Servicer and each Servicer will be required to take such action in servicing the Mortgage Loans as is necessary to keep the primary mortgage insurance policies in effect, and the Servicers will be responsible for filing claims under such primary mortgage insurance policies on behalf of the Trust
Fund.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

     The Servicers will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

                                      S-54

INSURANCE COVERAGE

     The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

     Each Servicing Agreement will provide that the related Servicer will certify to the Depositor, the Trustee and the Master Servicer that all information prepared by it and provided to the Master Servicer relating to the
Mortgage Loans serviced by that Servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the Servicer is in compliance with its obligations to report to the Master Servicer and is in compliance with its obligations under the related
Servicing Agreements. The Trust Agreement will provide that each year the Master
Servicer will certify to the Trustee that for the prior calendar year, the
Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Trust Agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the
Master Servicer and the nature and status thereof, and that the Master Servicer has received from each Servicer an annual certificate of compliance and a copy of that Servicer's annual audit report, in each case to the extent required under the applicable Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.

     The Trust Agreement will also provide that each year during which the
Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Trust
Agreement, except for (1) exceptions as the firm believes to be immaterial and
(2) any other exceptions set forth in such statement.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

     If the Master Servicer is in default in its obligations under the Trust
Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Voting Rights applicable to each class of
Certificates affected thereby, terminate the Master Servicer. In such event, the
Trustee, pursuant to the terms of the Trust Agreement, will either assume the duties of Master Servicer or appoint a successor Master Servicer.

     If a Servicer is in default in its obligations under the applicable
Servicing Agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Trust Agreement, or succeed to the responsibilities of the terminated Servicer.

AMENDMENT OF THE SERVICING AGREEMENTS

     Each Servicing Agreement may generally be amended, without notice to or consent of the Certificateholders, with the written consent of the Master
Servicer, the Seller and the related Servicer and, generally, the Trustee;
provided, that the party requesting such amendment must, at its own expense, provide the Trustee, the Master Servicer and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Certificateholders. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

                                      S-55

CUSTODY OF THE MORTGAGE FILES

     The Servicers will generally not have responsibility for custody of the
Mortgage Loan documents described under "The Trust Agreement--Assignment of
Mortgage Loans" below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the related Mortgage Loan documents on behalf of the Trustee pursuant to a Custodial Agreement between that Custodian and the Trustee. The Mortgage Loan documents related to a
Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by that Custodian. Each Custodian will maintain the
Mortgage Loan documents in a fireproof facility intended for the safekeeping of mortgage loan files. The Seller will pay the fees of each Custodian; however, if the Seller does not pay the fees of a Custodian, that Custodian may be repaid its fees by the Trustee from the amounts held in the Certificate Account prior to distribution to the Certificateholders.

SPECIAL SERVICER FOR DISTRESSED MORTGAGE LOANS

     The Seller, with the consent of the Master Servicer, has the option under certain of the Servicing Agreements to transfer any Mortgage Loan which becomes a Distressed Mortgage Loan for servicing by a special servicer selected by the
Seller. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee Rate.

PLEDGE OF SERVICING RIGHTS

     The Servicing Agreements permit certain of the Servicers to obtain financing by means of a pledge and assignment of their rights to reimbursement for outstanding Advances and other rights under the related Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer, provided that such successor servicer meets all existing requirements for appointment of a successor servicer under the related Servicing Agreement and the Trust Agreement. See "--General" above.

                                TRUST AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Trust Agreement. Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the
Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the applicable Corporate Trust Office of the
Trustee, which will serve as certificate registrar and paying agent. The Trustee will provide or make available via an internet website to prospective or actual
Certificateholders, without charge, on written request, a copy (without exhibits) of the Trust Agreement in electronic form. Requests should be addressed to the Trustee at the applicable Corporate Trust Office.

THE ISSUING ENTITY

     On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, Structured Asset Securities Corporation Trust 2005-14
will be a common law trust formed under the laws of the state of New York. The
Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund. The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

     The Issuing Entity will not have any employees, officers or directors. The
Trustee, the Depositor, the Master Servicer, the Servicers and the Custodians
will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement, the Sale and Assignment Agreement, the Servicing Agreements and the Custodial Agreements.
See "The Master Servicer," "The Servicers," "Mortgage Loan Servicing" and "The
Trust Agreement."

                                      S-56

     The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Trust Agreement. Under the
Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust
Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the
Trust Agreement by Certificateholders and the other parties thereto as described under "--Certain Matters Under the Trust Agreement--Amendment of the Trust
Agreement."

     If the assets of the Trust Fund are insufficient to pay the
Certificateholders all principal and interest owed, holders of subordinate
Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not
anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE TRUSTEE

     The Trustee will be LaSalle Bank National Association. The Trustee will perform the functions described under "--Certain Matters Under the Trust
Agreement--Duties of the Trustee" below. The Trustee will be entitled to retain as compensation for its services, any interest or other income earned on funds on deposit in the Certificate Account pending distribution to
Certificateholders. The Trustee will also be entitled to customary indemnification and reimbursement for certain expenses prior to distributions of any amounts to Certificateholders.

ASSIGNMENT OF MORTGAGE LOANS

     The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Scheduled Payments due on that date. The Trustee will, concurrently with such assignment, execute, authenticate and deliver the
Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each
Mortgage Loan, among other things, the original principal balance and the
Scheduled Principal Balance as of the close of business on the Cut-off Date, the
Mortgage Rate, the Scheduled Payment, the maturity date and the applicable
Servicer of such Mortgage Loan.

     As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its Custodian) in accordance with the Trust
Agreement: (1) the related original Mortgage Note endorsed without recourse to the Trustee or in blank, (2) the original Mortgage with evidence of recording indicated thereon, (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording) or, in the case of a cooperative loan, the original security agreement and related documents, (3) an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a cooperative loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan (other than a cooperative loan) and (5) the originals of any assumption, modification, extension or guaranty agreements. In the case of those Mortgage Loans originated and serviced by Wells Fargo, items (2) and (4) above will be retained by Wells
Fargo on behalf of the Trustee in accordance with the related servicing agreement, among other mortgage file documents. However, within 60 days of the date on which (a) Wells Fargo or any successor thereto is no longer the Servicer of such Mortgage Loans or (b) the senior, unsecured long-term debt rating of
Wells Fargo Company assigned by Fitch is less than "BBB-" or (c) any Rating
Agency requires the Servicer to deliver the mortgage file documents to the
Trustee (or its Custodian), Wells Fargo shall deliver such mortgage file documents to the Trustee (or its Custodian) in accordance with the related servicing agreement and the related Custodial Agreement.

     It is expected that the Mortgages or assignments of Mortgage with respect to many of the Mortgage Loans will have been recorded in the name of an agent on behalf of the holder of the

                                      S-57

related Mortgage Note. In those cases, no Mortgage assignment in favor of the
Trustee will be required to be prepared, delivered or recorded. Instead, the applicable Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

     One or more of the documents described above, or other documents, are not available with respect to certain of the Mortgage Loans. The Depositor will not be obligated to repurchase or substitute for any such defective Mortgage Loan unless a loss that would otherwise constitute a Realized Loss is incurred with respect to such Mortgage Loan and such loss resulted from the failure to deliver such documents.

     Each transfer of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Mortgage
Loans and will be reflected as such in the Sale and Assignment Agreement and the
Trust Agreement, respectively. However, in the event of insolvency of either the
Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage
Loans by the insolvent party as a financing secured by a pledge of the Mortgage
Loans. In the event that a court were to recharacterize the sale of the Mortgage
Loans by either the Seller or the Depositor as a financing, each of the
Depositor, as transferee of the mortgage loans from the Seller, and the Trustee will have a security interest in the Mortgage Loans transferred to it. The
Trustee's security interest will be perfected by delivery of the Mortgage Notes to the applicable Custodian on behalf of the Trustee.

REPRESENTATIONS AND WARRANTIES

     The Mortgage Loans either (a) were purchased pursuant to various Sale
Agreements by the Seller or Lehman Bank directly from various Transferors or (b)
are Lehman Originated Mortgage Loans. Any Transferred Mortgage Loans purchased by Lehman Bank from a Transferor were subsequently assigned to the Seller.

     Pursuant to the terms of each Sale Agreement, each Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the Transferred Mortgage Loans that generally include representations and warranties similar to those summarized in the Prospectus under the heading "Loan Underwriting Procedures and
Standards--Representations and Warranties." The Seller's rights under each Sale
Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trustee for the benefit of holders of the Certificates pursuant to the Trust Agreement.
With respect to any Lehman Originated Mortgage Loans, the Seller will make certain representations and warranties to the Depositor in the Sale and
Assignment Agreement concerning such Lehman Originated Mortgage Loans that generally include representations and warranties similar to those summarized in the Prospectus under the heading "Loan Underwriting Procedures and
Standards--Representations and Warranties" which will be, in turn, assigned by the Depositor to the Trustee for the benefit of holders of the Offered
Certificates pursuant to the Trust Agreement. In addition, each Transferor has represented to the Seller, and/or the Seller has represented to the Depositor, that (1) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable anti-predatory and anti-abusive lending laws; (2)
none of the Mortgage Loans constitute "high-cost loans" under applicable anti-predatory and anti-abusive lending laws; (3) no proceeds from any Mortgage
Loan were used to finance single premium credit insurance policies; (4) no
Mortgage Loan imposes a prepayment premium for a term in excess of three years in the case of Pool 3; and (5) the Seller has no reason to believe that any borrower will default under the related Mortgage Loan (or that foreclosure will be commenced) within six months following the Closing Date. Within the period of time specified in the Trust Agreement following its discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Loan, or receipt of notice of such breach, the applicable
Transferor or the Seller will be obligated either to (1) cure such breach, (2)
purchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages

                                      S-58

incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws or (3) in the circumstances described in the prospectus under "The Agreements-- Repurchase and Substitution of Non-Conforming Loans," substitute a Qualifying Substitute Mortgage Loan.

     In addition, pursuant to the Sale and Assignment Agreement with respect to any Transferred Mortgage Loans, the Seller will make to the Depositor (and the
Depositor will assign to the Trustee for the benefit of holders of the Offered
Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage
Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Loans, as described above.
However, the Seller will have no obligation to cure a breach or repurchase or replace a Transferred Mortgage Loan if the relevant breach is a breach of a representation or warranty made by the related Transferor under the related Sale
Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred Mortgage Loans that any and all requirements of any federal, state or local law (including the Georgia Fair Lending Act of 2002)
applicable to the origination of each Mortgage Loan have been complied with and that no Transferred Mortgage Loan is a "high-cost" mortgage loan under any applicable federal, state or local predatory or abusive lending law. In the event of a breach of those representations, the Seller will be obligated to cure such breach or repurchase or replace the affected Transferred Mortgage Loan.

     To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased or replaced by the applicable
Transferor or the Seller and a Realized Loss occurs with respect to that
Mortgage Loan, holders of Offered Certificates, in particular the Offered
Subordinate Certificates, may incur a loss.

CERTAIN MATTERS UNDER THE TRUST AGREEMENT

     Duties of the Trustee. The Trustee will be responsible under the Trust
Agreement for preparing the monthly distribution date statement to
Certificateholders, providing certain information within the Trustee's control to Certificateholders to enable them to prepare their tax returns and preparing and filing the Trust Fund's tax information returns. The Trustee will prepare the distribution date statements, tax returns, tax information and required reports based solely on information provided to the Trustee by the Master
Servicer by the time such information is required to be delivered to the
Trustee. The Trustee will not be required to confirm, recalculate, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Trustee will make the distribution date statement available each month to Certificateholders. The Trustee is entitled to retain as its fee investment earnings on amounts on deposit in the Certificate Account prior to their distribution to the Certificateholders on the related
Distribution Date.

     If no Event of Default under the Trust Agreement has occurred, the Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Upon receipt of the various resolutions, certificates, statements, opinions, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether on their face they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the Master Servicer.

     The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligence or willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the
Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless a responsible officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of
Default is received by the Trustee at the applicable Corporate Trust Office. See
"--Events of

                                      S-59

Default under the Trust Agreement" below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

     The Trustee will have no duties under the Trust Agreement with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Trust Agreement;
provided, however, the Trustee will remit to the Master Servicer any complaint claim, demand, notice or other document it may receive which is delivered to the applicable Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. None of the provisions in the Trust
Agreement shall in any event require the Trustee to perform, or to be responsible for the manner of performance of, any of the obligations of the
Master Servicer, the Depositor or any other party.

     The Trustee will not be responsible for (a) any recording, filing, or depositing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing, or depositing which may have been made, (b) the payment of any insurance, (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any Trust Account, or (d) confirming or verifying the content of any reports or certificates of any Servicer, the Master Servicer or the
Depositor delivered to the Trustee pursuant to the Trust Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties. The Trustee is not responsible for the validity, priority, perfection or sufficiency of the security for the Certificates.

     Events of Default Under the Trust Agreement. An Event of Default under the
Trust Agreement will generally consist of:

     o    any failure by the Master Servicer to furnish to the Trustee the
          Mortgage Loan data sufficient to prepare the reports described under
          "Reports to Certificateholders" below that continues unremedied for one Business Day after the giving of written notice of the failure to the Master Servicer by the Trustee, or to the Master Servicer and, the
          Trustee by the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Class Notional Amount) of each class of
          Certificates affected thereby;

     o    any failure of the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of
          Certificateholders under the Trust Agreement, including any Advance, on the date specified in the Trust Agreement, which failure continues unremedied for a period of one Business Day after the date upon which notice of such failure shall have been given to the Master Servicer by the Trustee;

     o    any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust
          Agreement that continues unremedied for the number of days specified in the Trust Agreement, or if any representation or warranty of the
          Master Servicer shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the
          Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within the number of days specified in the
          Trust Agreement, in either case after the giving of written notice of the failure to the Master Servicer by the Trustee or to the Master
          Servicer, the Trustee by the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Class Notional Amount)
          of each class of Certificates affected thereby;

     o    certain events in insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations;

                                      S-60

     o    a sale or pledge of any of the rights of the Master Servicer under the
          Trust Agreement or an assignment or a delegation of the rights or duties of the Master Servicer under the Trust Agreement shall have occurred in any manner which is not permitted under the Trust
          Agreement and is without the prior written consent of the Trustee and
          Certificateholders evidencing not less than 50% of the Class Principal
          Amount (or Class Notional Amount) of each class of Certificates;

     o    a dissolution or disposition of all or substantially all of the Master
          Servicer's assets, or a consolidation with or merger into another entity such that the resulting entity does not meet the criteria for a successor servicer as provided in the Trust Agreement; or

     o    the Master Servicer has notice or knows that any Servicer at any time is not either a Fannie Mae- or Freddie Mac-approved seller/servicer, and the Master Servicer has not terminated the rights and obligations of that Servicer under the applicable Servicing Agreement and replaced such Servicer with a Fannie Mae- or Freddie Mac-approved servicer within 60 days of the date the Master Servicer receives that notice or acquires such knowledge.

     So long as an Event of Default remains unremedied under the Trust
Agreement, the Trustee may terminate the Master Servicer, whereupon the Trustee, unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the Master Servicer under the Trust
Agreement and will be entitled to reasonable servicing compensation not to exceed the master servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer.

     During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the
Certificateholders, and Certificateholders evidencing not less than 25% of the
Class Principal Amount (or Class Notional Amount) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the
Trustee. Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

     No Certificateholder, solely by virtue of that holder's status as a
Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that
Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class
Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the
Trust Agreement has neglected or refused to institute such a proceeding.

     Expenses and Indemnities of the Trustee. The Trustee will be entitled to reimbursement of all reasonable expenses incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.
The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, the
Sale and Assignment Agreement, any Sale Agreement, any Servicing

                                      S-61

Agreement or any Custodial Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

     The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Available Distribution
Amount, prior to distribution of any amounts to Certificateholders.

     Resignation of Trustee. The Trustee may, upon written notice to the
Depositor and the Master Servicer, resign at any time, in which event the
Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee's notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

     The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement,
(b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the
Trustee would result in a downgrading of the rating by any Rating Agency of any
Class of Certificates. In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest)
of each Class of Certificates upon 30 days' written notice to the Trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all
Mortgage Loan files, and will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the Master Servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

     Amendment of the Trust Agreement. The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the
Certificateholders:

     (1)  to cure any ambiguity;

     (2)  to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

     (3)  to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

     (4)  to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any
REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders. Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the
Trustee receives written confirmation from each Rating Agency rating that the amendment will not cause that Rating Agency to reduce its then current ratings assigned to the Certificates.

     The Trust Agreement may also be amended by the parties to the Trust
Agreement with the consent of the Certificateholders of not less than 66% of the
Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any
Certificate without the consent of the holder of that

                                      S-62

Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount
(or Percentage Interest) of each class of Certificates affected by the amendment.

REPORTS TO CERTIFICATEHOLDERS

     The Trustee will prepare (based solely on information provided by the
Master Servicer) and, in the manner described under "Additional Information"
above, will make available to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the
Servicers):

     (1)  the aggregate amount of the distributions to be made on that
          Distribution Date to each class of Certificates, other than any Class of Notional Certificates, and in respect of each Component, to the extent applicable, allocable to principal on the Mortgage Loans, including any Subsequent Recovery, Liquidation Proceeds and Insurance
          Proceeds, stating separately the amount attributable to scheduled and unscheduled principal payments in each Mortgage Pool;

     (2)  the aggregate amount of the distribution to be made on that
          Distribution Date to each class of Certificates, other than the Class
          AP Certificates, and in respect of each Component, allocable to interest;

     (3)  the amount, if any, of any distribution to the Class R Certificates;

     (4)  (A) the aggregate amount of any Advances required to be made by or on behalf of the Master Servicer or any Servicer (or the Trustee) with respect to that Distribution Date, (B) the aggregate amount of such
          Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

     (5)  the aggregate Scheduled Principal Balance of the Mortgage Loans and
          the Non-AP Pool Balance of each Mortgage Pool for that Distribution
          Date, after giving effect to payments allocated to principal reported under clause (i) above;

     (6)  the Class Principal Amount (or Class Notional Amount) of each Class of
          Certificates, to the extent applicable, and the Component Principal
          Amount or Component Notional Amount, as applicable, of each Component as of that Distribution Date after giving effect to payments allocated to principal reported under clause (i) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts,
          Component Principal Amounts or Component Notional Amounts due to
          Realized Losses;

     (7)  by Mortgage Pool and in the aggregate, the amount of any Realized
          Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the
          Cut-off Date;

     (8)  the amount of the Master Servicing Fees and Servicing Fees paid during the Due Period to which that distribution relates;

     (9)  the number and aggregate Scheduled Principal Balance of Mortgage Loans in each Mortgage Pool and in the aggregate, as reported to the Trustee by the Master Servicer, (a) remaining outstanding (b) delinquent one month, (c) delinquent two months, (d) delinquent three or more months, and (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which that Distribution Date occurs;

     (10) the deemed principal balance of each REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which that Distribution Date occurs;

     (11) with respect to any Mortgage Loan that became a REO Property during the preceding calendar month, the principal balance of such Mortgage
          Loan and the number of such Mortgage Loans as of the close of business on the last Business Day of the calendar month immediately preceding the month in which that Distribution Date occurs;

                                      S-63

     (12) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Loan, and of each Qualifying Substitute Mortgage Loan;

     (13) the aggregate outstanding Interest Shortfalls and Net Prepayment
          Interest Shortfalls, if any, for each Class of Certificates, after giving effect to distributions made on that Distribution Date;

     (14) the Interest Rate or Component Interest Rate applicable to that
          Distribution Date with respect to each Class of Certificates and each
          Component, respectively;

     (15) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which
          Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed); and

     (16) the amount of any distributions made to the Class P Certificates for that Distribution Date.

     In addition, within 90 days after the end of each calendar year, the
Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items (1) and (2) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each Class of Certificates and information regarding the expenses of the Trust Fund furnished by the Master Servicer to the Trustee.

VOTING RIGHTS

     The Interest-Only Certificates will be allocated 5.00% of all voting rights, the Class P Certificates will be allocated 1.00% of all voting rights and the remaining Classes of Certificates will be allocated 94.00% of all voting rights under the Trust Agreement. Voting rights will be allocated among the
Classes of Offered Certificates in proportion to their respective Class
Principal Amounts or Class Notional Amounts, and among Certificates of each
Class in proportion to their Percentage Interests.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

     The yields to maturity (or to optional termination) of the Senior
Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related
Mortgage Pool or Mortgage Pools and the yields on the Subordinate Certificates will be affected by the rate of principal payments on the Mortgage Loans in each
Mortgage Pool. Yields will also be affected by the amount and timing of borrower delinquencies and defaults resulting in Realized Losses on the Mortgage Loans in the Mortgage Pool or Mortgage Pools relating to the Certificates as described above, the purchase prices for such Certificates and other factors.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing interest rates remain at or above the interest rates on the Mortgage
Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage
Loans generally have due-on-sale clauses.

     In addition, the rate of principal prepayments may also be influenced by programs offered by mortgage loan originators, servicers and brokers (including the Servicers and their affiliates). In

                                      S-64

particular, the Seller and its affiliates (including Aurora) may solicit borrowers using general and targeted solicitations (which may be based on mortgage loan characteristics including, but not limited to, interest rate, payment history, or geographic location) and in solicitations to borrowers whom the Seller or its affiliates believe may be considering refinancing their mortgage loans.

     The Servicing Fees are subject to reduction as described above under
"Mortgage Loan Servicing--Prepayment Interest Shortfalls." See "Servicing of
Loans--Servicing Compensation and Payment of Expenses" in the Prospectus for
information regarding expenses payable by the Master Servicer and the Servicers.
The Trustee, the Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to
Certificateholders.

     Approximately 22.38%, 18.15%, 41.15% and 41.17% of the Mortgage Loans in
Pool 1, Pool 2, Pool 3 and Pool 4, respectively, provide for payment by the borrower of a Prepayment Premium Amount during the related Prepayment Premium
Period. The Prepayment Premium Periods range from four months to five years after origination. In any twelve-month period during the Prepayment Premium
Period, the borrower may generally prepay up to 20% of the original principal balance of that Mortgage Loan without a Prepayment Premium Amount. The
Prepayment Premium Amount for prepayments in excess of 20% of the original principal balance will generally be equal to six months' interest on any amount prepaid in excess of 20%. No Prepayment Premium Amount is assessed for any prepayment made after the applicable Prepayment Premium Period or if that prepayment is concurrent with the sale of the Mortgaged Property. These
Prepayment Premium Amounts may have the effect of reducing the amount or the likelihood of prepayment on the Mortgage Loans with Prepayment Premium Amounts during the applicable Prepayment Premium Period. Prepayment Premium Amounts will be distributed to the Class P Certificates, and accordingly, will not be available to make distributions on the Offered Certificates.

     The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and repurchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under
"Yield, Prepayment and Maturity Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Approximately 4.63%, 19.92%, 33.74% and 74.38% of the Mortgage Loans in
Pool 1, Pool 2, Pool 3 and Pool 4, respectively, do not provide for monthly payments of principal for the first ten years following origination. Instead, only monthly payments of interest are due during such respective ten year period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such ten year period. In addition, because no principal is due on such loans for their initial ten year period, the related Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such loans are recalculated on the basis of a twenty year, level payment amortization schedule as described herein, principal payments on the related Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

     The rate and timing of principal prepayments on the Mortgage Loans in any
Mortgage Pool may differ significantly from the rate and timing of prepayments on the Mortgage Loans in the other Mortgage Pools.

                                      S-65

     From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.
Under the Sale and Assignment Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage.
In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the
Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties.
As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the
Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

     Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage
Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

     Yields on the Offered Certificates will be affected by the allocation of the applicable Non-AP Percentage of principal prepayments on the Mortgage Loans in each Mortgage Pool to the related Non-AP Senior Certificates during the first five years following the Closing Date as described under "Description of the
Certificates--Distributions of Principal." In addition, the entire amount of the applicable Non-AP Percentage of scheduled and unscheduled principal payments on the Pool 1 Mortgage Loans otherwise allocable to the Senior Certificates related to Pool 1 (other than the AP(1) Component) during such five-year period will be allocated to the Class 1-A1, Class 1-A3, Class 1-A4, Class 1-A5 and Class 1-A6
Certificates, thus accelerating the payment of such Certificates while slowing the payment to the Class 1-A2 Certificates. Similarly, the entire amount of the applicable Non-AP Percentage of scheduled and unscheduled principal payments on the Pool 2 Mortgage Loans otherwise allocable to the Senior Certificates related to Pool 2 (other than the AP(2) Component) during such five-year period will be allocated to the Class 2-A3, Class 2-A5 and Class 2-A6 Certificates, thus accelerating the payment of such Certificates while slowing the payment to the
Class 2-A1 and Class 2-A2 Certificates.

     Yields on the Offered Certificates may be adversely affected by Net
Prepayment Interest Shortfalls and Relief Act Reductions. See "Description of
the Certificates--Distributions of Interest" herein. Moreover, (1) the yield to maturity on the Class 1-A2 Certificates is particularly sensitive to losses on the Mortgage Loans in Pool 1 because all of the Realized Losses that would otherwise be allocated to the Class 1-A1 Certificates will instead be allocated to the Class 1-A2 Certificates, until the Class Principal Amount thereof has been reduced to zero; (2) the yield to maturity on the Class 2-A2 Certificates is particularly sensitive to losses on the Mortgage Loans in Pool 2 because all of the Realized Losses that would otherwise be allocated to the Class 2-A1
Certificates will instead be allocated to the Class 2-A2 Certificates, until the
Class Principal Amount thereof has been reduced to zero; and (3) the yield to maturity on the Class 4-A2 Certificates is particularly sensitive to losses on the Mortgage Loans in Pool 4 because all of the Realized Losses that would otherwise be allocated to the Class 4-A1 Certificates will instead be allocated to the Class 4-A2 Certificates, until the Class Principal Amount thereof has been reduced to zero.

     Yields on the Offered Certificates will be affected by the exercise by the
Master Servicer of its right to purchase the Mortgage Loans as described under
"Description of the Certificates--Optional Termination of the Trust Fund"
herein, or by the failure of the Master Servicer to exercise that right.
Prospective purchasers of Certificates should consider that disproportionately high rates of prepayments of Mortgage Loans in the other Mortgage Pools could result in the Master Servicer

                                      S-66

exercising its right to purchase the Mortgage Loans even though a substantial proportion of the Mortgage Loans relating to such Certificates remain outstanding.

     If the purchaser of a Certificate offered at a discount from its initial principal amount, particularly the Principal-Only Certificates, calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.
Investors in the Principal-Only Certificates should carefully consider that a slower than anticipated rate of prepayment on the Discount Mortgage Loans in the related Mortgage Pool could result in an actual yield that is lower than the anticipated yield. Conversely, if the purchaser of a Certificate offered at a premium, particularly an Interest-Only Certificate, calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Investors in the Interest-Only Certificates should carefully consider that a faster than anticipated rate of prepayments on the related Mortgage Loans in the related Mortgage Pool could result in an actual yield that is lower than the anticipated yield, and could result in the failure of such investors to fully recover their initial investments. See "Risk
Factors --Special Risks for Certain Classes of Certificates" herein and
"--Sensitivity of Principal-Only and Interest-Only Certificates" below.

     The effective yield to holders of the Offered Certificates (other than the
LIBOR Certificates) will be lower than the yield otherwise produced by the applicable Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business
Day) following the month in which interest accrues on the Mortgage Loans
(without any additional distribution of interest or earnings thereon in respect of such delay).

SENSITIVITY OF CERTAIN CLASSES OF CERTIFICATES

     SENSITIVITY OF THE LIBOR CERTIFICATES. The yields of the LIBOR Certificates will be highly sensitive to the level of LIBOR. Investors in the Class 1-A1 and
Class 2-A3 Certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on those Certificates. The maximum Interest Rate on the Class 1-A1
Certificates is 7.25% per annum (which would occur whenever LIBOR equals or exceeds 6.95%). The maximum Interest Rate on the Class 2-A3 Certificates is
7.50% per annum (which would occur whenever LIBOR equals or exceeds 7.25%).

     Conversely, investors in the Class 1-A3, Class 1-A4, Class 1-A5, Class
1-A6, Class 1-A7 and Class 2-A4 Certificates should consider (1) the risk that higher than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields, and (2) the fact that the Interest Rate on the
Class 1-A3 Certificates can fall as low as 0.00% (which would occur whenever
LIBOR equals or exceeds approximately 6.95%), the Interest Rate on the Class
1-A4 Certificates can fall as low as 0.00% (which would occur whenever LIBOR equals or exceeds approximately 5.50%), the Interest Rate on the Class 1-A5
Certificates can fall as low as 0.00% (which would occur whenever LIBOR equals or exceeds approximately 6.95%), the Interest Rate on the Class 1-A6
Certificates can fall as low as 0.00% (which would occur whenever LIBOR equals or exceeds approximately 6.95%), the Interest Rate on the Class 1-A7
Certificates can fall as low as 0.00% (which would occur whenever LIBOR equals or exceeds 6.95%), and the Interest Rate on the Class 2-A4 Certificates can fall as low as 0.00% (which would occur whenever LIBOR equals or exceeds 7.25%).
Investors considering the purchase of Class 1-A7 or Class 2-A4 Certificates in the expectation that LIBOR will decline over time, thus increasing the Interest
Rate on those Classes, should also consider the risk that if mortgage interest rates decline concurrently with LIBOR, the Mortgage Loans may experience rapid rates of prepayments; this may result in a rapid decline in the Class Notional
Amounts of the Class 1-A7 and Class 2-A4 Certificates. In addition, investors considering the purchase of the Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6,
Class 1-A7 or Class 2-A4 Certificates should be aware that LIBOR is currently at historically low levels. As a consequence, LIBOR may not decrease significantly, or at all, in the future.

                                      S-67

     Levels of LIBOR may have little or no correlation to levels of prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Conversely, higher prevailing mortgage interest rates, which might be expected to result in slower prepayments, could occur concurrently with a decreased level of LIBOR. In addition, the timing of changes in the level of LIBOR may affect the actual yield to maturity to an investor in the LIBOR Certificates even if the average level is consistent with the investor's expectation. In general, the earlier a change in the level of LIBOR, the greater the effect on the investor's yield to maturity. As a result, the effect on an investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by that investor during the period immediately following the issuance of the certificates is not likely to be offset by a subsequent like reduction (or increase) in the level or
LIBOR.

     To illustrate the significance of prepayments on the yields on these
Certificates, the following tables indicate the pre-tax yields to maturity (on a corporate bond equivalent basis) and weighted average lives under the specified assumptions at the applicable prepayment assumption (as described below) shown and specified levels of LIBOR. The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Class of Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such Class and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Certificates and consequently do not purport to reflect the return on any investment in any such
Class of Certificates when such reinvestment rates are considered. The weighted average lives shown were determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the applicable Class of Certificates to the related
Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in clause
(1) above. It is unlikely that any of the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity.
The timing of changes in the rate of prepayments may significantly affect the actual yields to maturity and weighted average lives, even if the average rate of principal prepayments is consistent with an investor's expectation.

     Each of the following tables was prepared on the basis of the characteristics of the Mortgage Loans expected to be included in the applicable
Mortgage Pool, the Modeling Assumptions set forth under "--Weighted Average
Life" below, except as described in this paragraph, and the additional assumptions that (1) the applicable assumed purchase price (expressed as a percentage of the Class Principal Amounts), and (2) the Certificate Interest
Rates and initial Class Principal Amounts are as set forth or described herein.

            PRE-TAX YIELD* TO MATURITY OF THE CLASS 1-A7 CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE OF 7.50%)

                                             PERCENTAGE OF PSA
                                 -----------------------------------------
LEVEL OF LIBOR (%)                 0%      150%     300%     450%     600%
------------------------------   -----    -----    -----    -----    -----
1.30..........................    84.4%    74.2%    63.4%    51.8%    39.2%
3.30..........................    51.9%    42.0%    31.3%    19.6%     5.8%
4.30..........................    36.5%    26.6%    16.0%     3.9%   (11.4)%
5.30..........................    21.3%    11.6%     1.0%   (11.5)%  (30.1)%
6.95 or higher................   (41.4)%  (48.7)%  (56.7)%  (68.0)%     **
Weighted Average Life in
   Years......................    18.5      8.2      4.6      3.1      2.3

----------
*    Corporate bond equivalent analysis.

**   Indicates a value of less than (99.9)%.

                                      S-68

            PRE-TAX YIELD* TO MATURITY OF THE CLASS 2-A4 CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE OF 6.25%)

                                           PERCENTAGE OF PPC
                                 -------------------------------------
LEVEL OF LIBOR (%)                 0%     50%   100%     150%     200%
------------------------------   -----   ----   ----    -----    -----
1.30..........................   111.5%  94.1%  74.5%    51.4%   24.70%
3.30..........................    70.4%  54.6%  36.0%    12.5%   (13.9)%
4.30..........................    51.0%  36.0%  17.3%    (7.3)%  (34.0)%
5.30..........................    32.4%  18.1%  (1.5)%  (28.6)%  (55.9)%
7.25 or higher................      **     **     **       **       **
Weighted Average Life in
   Years......................    18.8    6.5    3.0      1.9      1.3

----------
*    Corporate bond equivalent analysis.

**   Indicates a value of less than (99.9)%.

     The Mortgage Loans in each Mortgage Pool may not have the characteristics assumed for purposes of the tables above, and there can be no assurance that the
Mortgage Loans will prepay at any of the constant rates assumed, that the actual pre-tax yields to maturity and weighted average lives for the Class 1-A7 and
Class 2-A4 Certificates will correspond to any of the calculated yields and weighted average lives shown herein, or that the purchase prices of such
Certificates will be as assumed. Each investor should make its own determination as to the appropriate assumptions to be used and factors to be considered in deciding whether to purchase a Class 1-A7 or Class 2-A4 Certificate.

     SENSITIVITY OF PRINCIPAL-ONLY AND INTEREST-ONLY CERTIFICATES. The yields of the Principal-Only Certificates will be sensitive, and the yields of the
Interest-Only Certificates will be extremely sensitive, to the rate and timing of principal prepayments on the related Mortgage Loans.

     The Principal-Only Components will be sensitive to prepayments on the
Discount Mortgage Loans in the related Mortgage Pool. Prospective investors in the Principal-Only Certificates should consider the risk that a slower than anticipated rate of prepayments (including liquidations, insurance payments and repurchases due to breaches of representations and warranties) on the Discount
Mortgage Loans in the related Mortgage Pool, which have Mortgage Rates that are lower than those of the other Mortgage Loans in the related Mortgage Pool and may therefore be less likely to prepay, could result in actual yields that are lower than the anticipated yields.

     Prospective investors in the Interest-Only Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the related Mortgage Loans in the related Mortgage Pool could result in actual yields that are lower than the anticipated yields, and could result in the failure of such investors to fully recover their initial investments.

     To illustrate the significance of prepayments on the yields on these
Certificates, the following tables indicate the pre-tax yields to maturity (on a corporate bond equivalent basis) and weighted average lives under the specified assumptions at the applicable prepayment assumption (as described below) shown.
The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable
Class of Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such
Class and converting such monthly rates to corporate bond equivalent rates.
These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Certificates and consequently do not purport to reflect the return on any investment in any such Class of Certificates when such reinvestment rates are considered. The weighted average lives shown were determined by (1) multiplying the net reduction, if any, of the applicable Class
Principal Amount or Class Notional Amount by the number of years from the date of issuance of the applicable Class of Certificates to the related Distribution
Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount or Class Notional Amount described in

                                      S-69

clause (1) above. It is unlikely that any of the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity. (Such weighted average lives are shown for illustrative purposes only in the case of the Interest-Only Certificates. Such Certificates are not
entitled to distributions of principal and therefore have no weighted average lives.) The timing of changes in the rate of prepayments may significantly affect the actual yields to maturity and weighted average lives, even if the average rate of principal prepayments is consistent with an investor's expectation.

     Each of the following tables was prepared on the basis of the characteristics of the Mortgage Loans expected to be included in the applicable
Mortgage Pool, the Modeling Assumptions set forth under "--Weighted Average
Life" below, except as described in this paragraph, and the additional assumptions that (1) the applicable assumed purchase price (expressed as a percentage of the Class Principal Amounts or Class Notional Amounts, as
applicable), exclusive of accrued interest for the Interest-Only Certificates, is as set forth below and (2)(a) the initial Class Principal Amounts of the
Principal-Only Certificates and (b) the Certificate Interest Rates and initial
Class Notional Amounts of the Interest-Only Certificates are as set forth or described herein.

             PRE-TAX YIELD* TO MATURITY OF THE CLASS AP CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE OF 76.00%)

                                         PERCENTAGE OF PSA
                                 --------------------------------
                                  0%    150%   300%   450%   600%
                                 ----   ----   ----   ----   ----
Yield*........................    1.5%   3.4%   5.8%   8.3%  10.8%
Weighted Average Life in
   Years......................   19.4    8.9    5.3    3.7    2.8

----------
*    Corporate bond equivalent analysis.

             PRE-TAX YIELD* TO MATURITY OF THE CLASS AX CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE OF 15.50%)

                                         PERCENTAGE OF PSA
                                 --------------------------------
                                  0%    150%   300%   450%   600%
                                 ----   ----   ----   ----   ----
Yield*........................   35.5%  26.2%  16.6%   6.5%  (4.1)%
Weighted Average Life in
   Years......................   18.7    8.5    5.0    3.5    2.6

----------
*    Corporate bond equivalent analysis.

            PRE-TAX YIELD* TO MATURITY OF THE CLASS PAX CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE OF 19.25%)

                                         PERCENTAGE OF PSA
                                 --------------------------------
                                  0%    150%   300%   450%   600%
                                 ----   ----   ----   ----   ----
Yield*........................   28.5%  21.0%  13.2%   5.3%  (2.9)%
Weighted Average Life in
   Years......................   20.3    9.5    5.8    4.2    3.3

----------
*    Corporate bond equivalent analysis.

     The Mortgage Loans in each Mortgage Pool may not have the characteristics assumed for purposes of the tables above, and there can be no assurance that the
Mortgage Loans will prepay at any of the constant rates assumed, that the actual pre-tax yields to maturity and weighted average lives for the Principal-Only or
Interest-Only Certificates will correspond to any of the calculated yields and weighted average lives shown herein, or that the purchase prices of such
Certificates will be as assumed. Each investor should make its own determination as to the appropriate assumptions to be used and factors to be considered in deciding whether to purchase a Principal-Only or Interest-Only Certificate.

                                      S-70

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

     On each Distribution Date, the holders of Classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Distribution Date before any distributions are made on any Class of Certificates subordinate to such higher ranking Class. As a result, the yields to maturity and the aggregate amount of distributions on the Class B1, Class B2, Class B3 and Class B4
Certificates will be more sensitive than the yields of higher ranking
Certificates to the rate of delinquencies and defaults on the related Mortgage
Loans.

     As more fully described herein, the principal portion of Realized Losses
(other than Excess Losses) in the case of any Mortgage Loan, the applicable
Non-AP Percentage of the principal portion of that Realized Loss will be allocated (directly, or through application of a Subordinate Component Writedown
Amount) first to the lower ranking Component relating to that Mortgage Pool, then to the next higher ranking Component relating to that Mortgage Pool, in inverse order of priority, until the Component Principal Amount of each such
Component has been reduced to zero, before any such Realized Losses will be allocated to the Senior Certificates for the related Mortgage Pool. The interest portion of Realized Losses on the Mortgage Loans in a Mortgage Pool (other than
Excess Losses) will reduce the amount available for distribution on the related
Distribution Date to the lowest ranking related Component outstanding on such date.

WEIGHTED AVERAGE LIFE

     GENERAL. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered
Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     PAC CERTIFICATES. Distributions of principal on the PAC Certificates will be made by reference to the PAC Principal Amount Schedule set forth in Annex D to this prospectus supplement, although there can be no assurance that such distributions will conform to such schedule on any Distribution Date. The PAC
Principal Amount Schedules have been prepared on the basis of the Modeling
Assumptions and the assumption that the Mortgage Loans prepay at a constant rate within a range of constant prepayment rates (the "Structuring Range"), expressed as a percentage of PSA. The Structuring Range for the PAC Principal Amount
Schedule for the Class 1-A3 Certificates is 100% through 300% PSA. There can be no assurance that the Class Principal Amount of the related PAC Certificates will conform on any Distribution Date to the PAC Principal Amount, or that distributions of principal on such Certificates will begin or end on the dates indicated in the related schedule, even if prepayments occur at rates that are within the Structuring Range set forth above.

     If the Pool 1 Mortgage Loans prepay at rates that are below the constant range assumption used to create the schedule, the amount available for principal distributions on any Distribution Date may be insufficient to reduce the Class
Principal Amount of the PAC Certificates to their PAC Principal Amount and the weighted average lives of these certificates may be extended, perhaps significantly. Conversely, if the Pool 1 Mortgage Loans prepay at rates that are generally above the constant range assumption used to create the PAC Principal
Amount, the weighted average lives of the certificates may be shortened, perhaps significantly.

     The principal payment stability of the Class 1-A3 Certificates will be supported by the Class 1-A4, Class 1-A5 and Class 1-A6 Certificates. To the
extent the Class Principal Amounts of the Class 1-A4, Class 1-A5 and Class 1-A6
Certificates are reduced to zero, such Certificates will be unavailable to absorb prepayments in excess of the scheduled amounts set forth in PAC Principal
Amount Schedule.

     SUPPORT CERTIFICATES. In general, the weighted average lives of the Class
1-A4, Class 1-A5 and Class 1-A6 Certificates will be more sensitive to Mortgage
Loan prepayments in Pool 1 than those of the Class 1-A3 Certificates. The Class
1-A4, Class 1-A5 and Class 1-A6 Certificates may receive no or limited principal payments for extended periods of time or may receive principal payments that vary widely from period to period.

                                      S-71

     To the extent that a low rate of principal payments on the Mortgage Loans in the related pool results in the Senior Principal Distribution Amount for such pool on any Distribution Date being equal to or less than the amount required to be distributed as principal on the related Certificates according to their schedule such Certificates will receive no principal on such Distribution Date.
Conversely, to the extent that a high rate of principal payments results in the
Senior Principal Distribution Amount for the related pool being in excess of the amount needed to maintain scheduled payments on such Certificates, such excess funds will be applied, to the extent of the Senior Principal Distribution Amount for such pool, to such support Certificates. Thus, a rapid rate of prepayments in respect of the Mortgage Loans in the related pool may significantly shorten the weighted average lives of the Certificates, and a relatively slow rate of prepayments on the Mortgage Loans in the related pool may significantly extend the weighted average lives of such support Certificates.

     PREPAYMENT ASSUMPTION. Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this
Prospectus Supplement for the Pool 2, Pool 3 and Pool 4 Mortgage Loans is the
PPC Prepayment Assumption and for the Pool 1 Mortgage Loans is PSA. A prepayment assumption of 100% PSA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of a mortgage loan in the first month of the life of such mortgage loan and an additional 0.2% in each month thereafter (for example, at an annual rate of 0.4% in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of such mortgage, 100% PSA assumes that the rate of prepayment remains consistent at 6% per annum. The PPC Prepayment Assumption represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the related pool of mortgage loans for the life of such mortgage loans. A
100% PPC Prepayment Assumption assumes a constant prepayment rate of 6% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of such mortgage loans and additionally approximately
1.27272727% (precisely 14/11 percent) per annum in each month thereafter until the eleventh month; beginning in the twelfth month and in each month thereafter during the life of such mortgage loans, a constant prepayment rate of 20% per annum is assumed. As used in the tables below, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e. no prepayments; a 50% Prepayment Assumption assumes prepayment rates equal to 50%
of the Prepayment Assumption, and so forth. The Prepayment Assumptions do not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust
Fund.

     The tables set forth on Annex C-2 to this Prospectus Supplement were prepared based on the following Modeling Assumptions: (1) the initial Class
Principal Amounts and the Interest Rates are as described in this Prospectus
Supplement; (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in July 2005; (3) principal prepayments are received in full on the last day of each month commencing in
June 2005 and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) there are no repurchases or substitutions of Mortgage Loans; (6) there is no optional termination of the
Trust Fund; (7) the Certificates are issued on June 30, 2005; (8) Distribution
Dates occur on the 25th day of each month commencing in July 2005; and (9) the
Mortgage Loans were assumed to have the following characteristics set forth on
Annex C-1 to this Prospectus Supplement.

     The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex
C-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the
Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of the Prepayment Assumptions specified, even if the weighted average remaining terms to maturity of the
Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of

                                      S-72

the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumptions.

     Subject to the foregoing discussion and assumptions, the tables set forth on Annex C-2 hereto indicate the weighted average lives of the Offered
Certificates and set forth the percentages of the initial Class Principal
Amounts of the Offered Certificates that would be outstanding after each of the
Distribution Dates shown at various percentages of the Prepayment Assumptions.

     The weighted average life of an Offered Certificate is determined by (1)
multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in
(1) above.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The Trust Agreement provides that the Trust Fund (exclusive of amounts payable in respect of the Class P Certificates) will be comprised of multiple
REMICs in a tiered REMIC structure. In the opinion of Tax Counsel, assuming compliance with the Trust Agreement, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Code. In addition, in the opinion of
Tax Counsel, the Offered Certificates, other than the Class R Certificate, will evidence ownership of REMIC regular interests within the meaning of Section
860G(a)(1) of the Code and the Class R Certificate will evidence ownership of the sole class of residual interest, within the meaning of Section 860G(a)(2) of the Code, in each of the REMICs.

     The Principal-Only Certificates and the Interest-Only Certificates will be, and certain other Classes of Offered Certificates may be, issued with OID for federal income tax purposes. See "Material Federal Income Tax
Considerations--Taxation of Securities Treated as Debt Instruments--Interest
Income and OID" in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes will be a rate equal to a 100% PPC Prepayment
Assumption for Pool 2, Pool 3 and Pool 4, and 300% of PSA for Pool 1. No
representation is made that the Mortgage Loans will prepay at this rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to such OID.

RESIDUAL CERTIFICATE

     Special tax considerations apply to an investment in a Residual
Certificate. In certain circumstances, the method of taxation of a Residual
Certificate can produce a significantly less favorable after-tax return for a beneficial owner of a Residual Certificate than would be the case, if (1) such
Residual Certificate was taxable as a debt instrument or (2) no portion of the taxable income on such Residual Certificate in each period was treated as
"excess inclusion" income. See "Material Federal Income Tax
Considerations--REMIC Residual Certificates" in the Prospectus.

     The Class R Certificate represents ownership of the residual interest in each of the REMICs. Accordingly, the holder of the Class R Certificate must take into account the "daily portions" of REMIC taxable income or net loss for each
REMIC for each calendar quarter in determining federal taxable income. Moreover, all or a significant portion of the income attributable to the residual interests will be "excess inclusions," which cannot be offset with otherwise allowable losses. For a more thorough discussion of the tax consequences of owning a residual interest, see "Material Federal Income Tax
Considerations--REMIC Residual Certificates--Excess Inclusions" in the
Prospectus.

     Under applicable regulations, if a Residual Certificate is a "noneconomic residual interest," a transfer of such Residual Certificate to a U.S. Person will be disregarded for all federal tax purposes

                                      S-73

unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Prospectus describes a safe harbor set out in applicable
Treasury regulations under which the transfer of the Residual Certificate would be presumed not to have a significant purpose of impeding the assessment or collection of tax. See "Material Federal Income Tax Considerations--REMIC
Residual Certificates--Noneconomic REMIC Residual Certificates" in the
Prospectus.

     If a Residual Certificate has tax avoidance potential, a transfer of a
Residual Certificate to a Foreign Person will be disregarded for all federal tax purposes unless the Foreign Person's income from the Residual Certificate is effectively connected with a trade or business within the United States. See
"Material Federal Income Tax Considerations--REMIC Residual Certificates--
Restrictions on Transfers of Residual Certificates to Foreign Persons" in the
Prospectus.

     It is expected that, at closing, the Residual Certificate will represent ownership of a "noneconomic residual interest" and each such interest will have
"tax avoidance potential" within the meaning of the regulations.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Senior Certificates and the Class B1 Certificates will constitute
"mortgage related securities" for purposes of the SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

     Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See "Legal Investment Considerations" in the Prospectus.

                              ERISA CONSIDERATIONS

     The Offered Certificates (except for the Class R Certificate) are eligible for relief under the Exemption issued to Lehman Brothers Inc. (PTCE 91-14 as most recently amended and restated by PTCE 2002-41), and may be purchased by a
Plan that is an "accredited investor" within the meaning of Rule 501(a) (1) of
Regulation D of the Commission under the Act, or by a person investing on behalf of or with plan assets of such Plan.

     A fiduciary of a Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code and should satisfy itself that the conditions of the Exemption are met. See "ERISA Considerations" in the accompanying Prospectus for a description of the additional requirements for relief under the Exemption.

     The rating of an Offered Certificate may change. If a Class of Offered
Certificates no longer has a rating of at least BBB- or Baa (the lowest permitted ratings), Certificates of that Class will no longer be eligible for relief under the Exemption (although a Plan that had purchased a Certificate of that Class when the Class had a permitted rating would not be required by the
Exemption to dispose of it). In addition, because the characteristics of the
Class R Certificate may not meet the requirements of the Exemption or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the Class R Certificate. Consequently, transfers of the Class R Certificate and any ERISA Restricted Offered Certificates will not be registered by the Trustee unless the Trustee receives:

     o    a representation from the transferee of the ERISA-Restricted Offered
          Certificate, acceptable to and in form and substance satisfactory to the Trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

                                      S-74

     o    if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the
          ERISA-Restricted Offered Certificate with funds contained in an
          "insurance company general account" (as defined in Section V(e) of
          PTCE 95-60) and that the purchase and holding of the ERISA-Restricted
          Offered Certificate are covered under Sections I and III of PTCE
          95-60; or

     o    an opinion of counsel satisfactory to the Trustee that the purchase and holding of the ERISA-Restricted Offered Certificate by a Plan, or
          any person acting on behalf of a Plan or using a Plan's assets, will not result in non-exempt prohibited transactions under Title I of
          ERISA and/or Section 4975 of the Code and will not subject the
          Trustee, the Master Servicer or the Depositor to any obligation in addition to those undertaken in the Trust Agreement.

     Each transferee of an ERISA-Restricted Certificate which is a Book-Entry
Certificate shall be deemed to have made a representation as required above.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage
Loans and the repayment of any related financing. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction.
Immediately prior to the sale of the Mortgage Loans to the Depositor, the
Mortgage Loans were subject to financing provided by an affiliate of the
Underwriter. The Depositor will apply a portion of the proceeds from the sale of the Certificates to repay the financing.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting
Agreement, the Depositor has agreed to sell to the Underwriter, and the
Underwriter has agreed to purchase from the Depositor, all of the Offered
Certificates.

     The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The
Underwriting Agreement provides that the Depositor will indemnify the
Underwriter against certain civil liabilities, including liabilities under the
Act.

     Expenses incurred by the Depositor in connection with this offering are expected to be approximately $455,000.

     Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class B5, Class B6 and Class B7 Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

     Lehman Brothers Inc. is an affiliate of the Depositor, Lehman Holdings,
Lehman Bank and the Master Servicer.

     After the initial distribution of the Offered Certificates by the
Underwriter, the Prospectus and Prospectus Supplement may be used by the
Underwriter in connection with market making transactions in the Offered
Certificates. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP, Washington, D.C.

                                      S-75

                                    RATINGS

     It is a condition to the issuance of the Offered Certificates that they receive the ratings set forth on page S-1 to this prospectus supplement.

     The ratings of "Aaa" and "AAA" are the highest ratings that the applicable
Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered
Certificates.

     The ratings of the Interest-Only Certificates do not address whether investors in those Certificates will fail to recoup their initial investment due to a faster than anticipated rate of prepayments. The ratings of the
Principal-Only Certificates only address the return of its Class Principal
Amount. The rating of the Class R Certificate does not assess the likelihood of return to investors except to the extent of the Class Principal Amount and interest thereon.

     The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Depositor has not requested a rating of the Offered Certificates by any
Rating Agency other than those described above; there can be no assurance, however, as to whether any other Rating Agency will rate the Offered
Certificates or, if it does, what rating would be assigned by such other Rating
Agency. The rating assigned by such other Rating Agency to the Offered
Certificates could be lower than the respective ratings assigned by the Rating
Agencies described above.

                                      S-76

                            GLOSSARY OF DEFINED TERMS

ACCRUAL PERIOD................   For each Class of Certificates other than the
                                 LIBOR Certificates, the calendar month
                                 immediately preceding the month in which the
                                 related Distribution Date occurs. For the LIBOR
                                 Certificates, the period beginning on the
                                 Distribution Date in the calendar month
                                 preceding the month in which the related
                                 Distribution Date occurs (or, in the case of
                                 the first Distribution Date, beginning on June
                                 25, 2005) and ending on the day immediately
                                 preceding the related Distribution Date;
                                 provided, that each Accrual Period will be
                                 deemed to be a period of 30 days.

ACCRUED CERTIFICATE
   INTEREST...................   For each Class of Certificates (other than a
                                 Class of Component Certificates and Class P
                                 Certificates) and each Component (other than
                                 Components relating to the Class AP
                                 Certificates) and any Distribution Date, the
                                 amount of interest accrued during the related
                                 Accrual Period on the related Class Principal
                                 Amount, Class Notional Amount, Component
                                 Notional Amount or Component Principal Amount
                                 for that Distribution Date at the applicable
                                 Interest Rate or Component Interest Rate, as
                                 reduced by such Class's or Component's share of
                                 (1) the interest portion of any related Excess
                                 Losses for such Distribution Date, allocable as
                                 described herein, and (2) with respect to any
                                 related Mortgage Loan as to which there has
                                 been a reduction in the amount of interest
                                 collectible as a result of application of the
                                 Relief Act, the amount of any such reduction,
                                 allocated as described herein.

                                 For each Class of Component Certificates (other
                                 than the Class AP Certificates) and any
                                 Distribution Date, the sum of Accrued
                                 Certificate Interest for such date on the
                                 related Components of such Class.

ACT...........................   The Securities Act of 1933, as amended.

ADVANCE.......................   An advance of funds which each Servicer is
                                 generally obligated to make with respect to
                                 delinquent payments of principal and interest
                                 on the Mortgage Loans, based on an interest
                                 rate adjusted to the related Mortgage Rate less
                                 the related Servicing Fee Rate.

AP PERCENTAGE.................   With respect to any Discount Mortgage Loan, the
                                 percentage equivalent of the fraction, the
                                 numerator of which is the Designated Rate minus
                                 the applicable Net Mortgage Rate and the
                                 denominator of which is the applicable
                                 Designated Rate; and with respect to any
                                 Non-Discount Mortgage Loan, 0%.

AP PRINCIPAL DISTRIBUTION
   AMOUNT.....................   For each Mortgage Pool (other than Pool 3) and
                                 each Distribution Date, the sum of:

                                      S-77

                                      (1) the product of (a) the related AP
                                 Percentage and (b) the principal portion of
                                 each Scheduled Payment (without giving effect
                                 to any Debt Service Reduction occurring prior
                                 to the Bankruptcy Coverage Termination Date) on
                                 each Mortgage Loan in the related Mortgage Pool
                                 due during the related Due Period;

                                      (2) the product of (a) the related AP
                                 Percentage and (b) each of the following
                                 amounts: (i) the principal portion of each full
                                 and partial principal prepayment made by a
                                 borrower on a Mortgage Loan in the related
                                 Mortgage Pool during the related Prepayment
                                 Period, (ii) each other unscheduled collection,
                                 including any Subsequent Recovery, Insurance
                                 Proceeds and net Liquidation Proceeds (other
                                 than with respect to any related Mortgage Loan
                                 that was finally liquidated during the related
                                 Prepayment Period), representing or allocable
                                 to recoveries of principal of related Mortgage
                                 Loans received during the related Prepayment
                                 Period and (iii) the principal portion of all
                                 proceeds of the purchase (or, in the case of a
                                 permitted substitution, amounts representing a
                                 principal adjustment) of any Mortgage Loan in
                                 the related Mortgage Pool actually received by
                                 the Trustee with respect to the related
                                 Prepayment Period;

                                      (3) with respect to unscheduled recoveries
                                 allocable to principal of any Mortgage Loan in
                                 the related Mortgage Pool that was finally
                                 liquidated during the related Prepayment
                                 Period, the related AP Percentage of the
                                 related net Liquidation Proceeds allocable to
                                 principal; and

                                      (4) any amounts described in clauses (1)
                                 through (3) for any previous Distribution Date
                                 that remain unpaid.

AP(1) COMPONENT DEFERRED
   AMOUNT.....................   With respect to any Distribution Date through
                                 the Group 1 Credit Support Depletion Date, the
                                 total of all amounts so allocable to the AP(1)
                                 Component on that date in respect of Realized
                                 Losses (other than Excess Losses) on Pool 1
                                 Mortgage Loans and all amounts previously
                                 allocated in respect of Realized Losses to the
                                 AP(1) Component and not distributed on prior
                                 Distribution Dates.

AP(2) COMPONENT
   DEFERRED AMOUNT............   With respect to any Distribution Date through
                                 the Group 2-4 Credit Support Depletion Date,
                                 the total of all amounts so allocable to the
                                 AP(2) Component on that date in respect of
                                 Realized Losses (other than Excess Losses) on
                                 Pool 2 Mortgage Loans and all amounts
                                 previously allocated in respect of Realized
                                 Losses to the AP(2) Component and not
                                 distributed on prior Distribution Dates.

AP(4) COMPONENT DEFERRED
   AMOUNT.....................   With respect to any Distribution Date through
                                 the Group 2-4 Credit Support Depletion Date,
                                 the total of all amounts so allocable to the
                                 AP(4) Component on that

                                      S-78

                                 date in respect of Realized Losses (other than
                                 Excess Losses) on Pool 4 Mortgage Loans and all
                                 amounts previously allocated in respect of
                                 Realized Losses to the AP(4) Component and not
                                 distributed on prior Distribution Dates.

APPORTIONED PRINCIPAL
   BALANCE....................   The Component Principal Amount of any B1(2-4),
                                 B2(2-4), B3(2-4), B4(2-4), B5(2-4), B6(2-4) or
                                 B7(2-4) Component for any Distribution Date
                                 immediately prior to that Distribution Date
                                 multiplied by a fraction, the numerator of
                                 which is the applicable Group Subordinate
                                 Amount for that date and the denominator of
                                 which is the Group 2-4 Subordinate Amount for
                                 that date.

AURORA........................   Aurora Loan Services LLC.

AVAILABLE DISTRIBUTION
   AMOUNT.....................   For each Mortgage Pool on each Distribution
                                 Date, as more fully described in the Trust
                                 Agreement, the sum of the following amounts:

                                      (1) the total amount of all cash received
                                 by the Master Servicer from each Servicer
                                 through the Servicer Remittance Date
                                 immediately preceding such Distribution Date
                                 and remitted to the Trustee on the related
                                 Deposit Date, which includes (a) Scheduled
                                 Payments due on the related Mortgage Loans
                                 during the Due Period and collected prior to
                                 the related Servicer Remittance Date or
                                 advanced by the Master Servicer or the
                                 Servicers (or the Trustee as successor master
                                 servicer), (b) Principal Prepayments, together
                                 with accrued interest thereon, if any,
                                 identified as having been received on the
                                 related Mortgage Loans during the applicable
                                 Prepayment Period, plus any amounts paid by any
                                 Servicer in respect of related Prepayment
                                 Interest Shortfalls, in each case for such
                                 Distribution Date, (c) the proceeds of any
                                 repurchase of a related Mortgage Loan
                                 repurchased by the Seller, the Depositor or any
                                 other party, including as a result of a breach
                                 of a representation or warranty or document
                                 defect, (d) any Prepayment Premium Amounts
                                 received with respect to the related Mortgage
                                 Loans and (e) any Subsequent Recovery or
                                 recoveries through liquidation of any REO
                                 Property with respect to the related Mortgage
                                 Loans, including Insurance Proceeds and
                                 Liquidation Proceeds, minus:

                                           (a) all Scheduled Payments of
                                      principal and interest on the related
                                      Mortgage Loans collected but due on a date
                                      subsequent to the related Due Period;

                                           (b) all Principal Prepayments on the
                                      related Mortgage Loans received or
                                      identified after the applicable Prepayment
                                      Period (together with any interest
                                      payments, if any, received with such
                                      prepayments to the extent that they
                                      represent (in accordance with the
                                      Servicers' usual application of

                                      S-79

                                      funds) the payment of interest accrued on
                                      the related Mortgage Loans for the period
                                      subsequent to the Prepayment Period);

                                           (c) Liquidation Proceeds and
                                      Insurance Proceeds received after the
                                      applicable Prepayment Period with respect
                                      to the related Mortgage Loans;

                                           (d) all fees and other amounts due or
                                      reimbursable to the Master Servicer and
                                      the Trustee (and its Custodian) pursuant
                                      to the Trust Agreement or to a Servicer
                                      pursuant to the related servicing
                                      agreement; and

                                           (e) any Prepayment Interest Excess,
                                      to the extent not offset by Prepayment
                                      Interest Shortfalls; and

                                      (2) any other payments made by the Master
                                 Servicer, the Servicers, the Trustee as
                                 successor master servicer or the Depositor with
                                 respect to such Distribution Date and allocable
                                 to such Mortgage Pool.

BANKRUPTCY COVERAGE
   TERMINATION DATE...........   The date on which the Bankruptcy Loss Limit has
                                 been reduced to zero.

BANKRUPTCY LOSS LIMIT.........   With respect to the Pool 1 Mortgage Loans and
                                 the Pool 2-4 Mortgage Loans, initially, in each
                                 case, $314,314.

BANKRUPTCY LOSSES.............   Losses that are incurred as a result of
                                 Deficient Valuations and any Debt Service
                                 Reductions.

BENEFICIAL OWNER..............   Any person acquiring an interest in a
                                 Book-Entry Certificate.

BOOK-ENTRY CERTIFICATES.......   The Offered Certificates, other than the Class
                                 R Certificates.

BUSINESS DAY..................   Generally any day other than a Saturday or
                                 Sunday or a day on which banks in New York,
                                 Illinois or Colorado are closed.

CERTIFICATE PRINCIPAL
   AMOUNT.....................   For any Certificate (other than an
                                 Interest-Only Certificate or Interest-Only
                                 Component or Class AP or Class P Certificate or
                                 Subordinate Certificate) as of any Distribution
                                 Date, its Certificate Principal Amount as of
                                 the Closing Date as reduced by all amounts
                                 previously distributed on that Certificate in
                                 respect of principal and the principal portion
                                 of any Realized Losses previously allocated to
                                 that Certificate. For each Class of Component
                                 Certificates, the sum of the Component
                                 Principal Amounts of the related Components. On
                                 any Distribution Date on which a Subsequent
                                 Recovery related to a Mortgage Pool is
                                 distributed, the Certificate Principal Amount
                                 of any Class of Certificates then outstanding
                                 related to that Mortgage Pool for which any
                                 Realized Loss has been

                                      S-80

                                 applied will be increased, in order of
                                 seniority, by an amount (to be applied pro rata
                                 to all Certificates of such Class) equal to the
                                 lesser of (i) the amount the Class of
                                 Certificates has been reduced by any Realized
                                 Losses which has not been previously increased
                                 by any Subsequent Recovery and (ii) the total
                                 amount of any Subsequent Recovery distributed
                                 on such date to Certificateholders, after
                                 application (for this purpose) to more senior
                                 Classes of Certificates.

CERTIFICATEHOLDER.............   Any person acquiring a beneficial ownership
                                 interest in any Certificate.

CERTIFICATES..................   The Senior Certificates, the Subordinate
                                 Certificates and the Class P Certificates.

CLASS.........................   All Certificates bearing the same class
                                 designation.

CLASS NOTIONAL AMOUNT.........   For each Class of Interest-Only Certificates,
                                 as follows:

                                 o    The Class Notional Amount of the Class
                                      1-A7 Certificates for any Distribution
                                      Date will be equal to the product of (x)
                                      the Class Principal Amount of the Class
                                      1-A1 Certificates immediately preceding
                                      such Distribution Date and (y)
                                      20.4530578129563%. The initial Class
                                      Notional Amount of the Class 1-A7
                                      Certificates is equal to $40,621,000.

                                 o    The Class Notional Amount of the Class
                                      2-A4 Certificates for any Distribution
                                      Date will be equal to the Class Principal
                                      Amount of the Class 2-A3 Certificates
                                      immediately preceding such Distribution
                                      Date. The initial Class Notional Amount of
                                      the Class 2-A4 Certificates is equal to
                                      $75,113,400.

                                 o    The Class Notional Amount of the Class AX
                                      Certificates for any Distribution Date
                                      will be equal to the sum of the Component
                                      Notional Amounts of the AX(1), AX(2) and
                                      AX(4) Components for that date. The
                                      initial Class Notional Amount of the Class
                                      AX Certificates is approximately
                                      $8,209,549.

                                 o    The Class Notional Amount of the Class PAX
                                      Certificates for any Distribution Date
                                      will be equal to the sum of the Component
                                      Notional Amounts of the PAX(1), PAX(2) and
                                      PAX(4) Components for that date. The
                                      initial Class Notional Amount of the Class
                                      PAX Certificates is approximately
                                      $1,437,168.

CLASS PERCENTAGE..............   For any Component of a Class of Subordinate
                                 Certificates and any Distribution Date, the
                                 percentage obtained by dividing the Component
                                 Principal Amount of such Component immediately
                                 prior to that Distribution Date by the sum of
                                 the aggregate Class Principal Amount of all
                                 Classes of the related Senior Certificates and
                                 the aggregate Component Principal Amount of all
                                 Components of a

                                      S-81

                                 Class of Subordinate Certificates having the
                                 same parenthetical designation immediately
                                 prior to that date.

CLASS PRINCIPAL AMOUNT........   For any Class of Certificates (other than the
                                 Interest-Only Certificates), the aggregate of
                                 the Certificate Principal Amounts of all
                                 certificates of that Class.

CLEARSTREAM LUXEMBOURG........   Clearstream Banking Luxembourg.

CLEARSTREAM LUXEMBOURG
  PARTICIPANTS................   Participating organizations that utilize the
                                 services of Clearstream Luxembourg.

CLOSING DATE..................   June 30, 2005.

CODE..........................   The Internal Revenue Code of 1986, as amended.

COLLECTION ACCOUNT............   A collection account maintained by the Master
                                 Servicer established in the name of the Trustee
                                 and for the benefit of the Certificateholders.

COMPONENT.....................   Each of the Components specified on pages S-24
                                 and S-25.

COMPONENT CERTIFICATES........   Any Class of Certificates consisting of two or
                                 more Components.

COMPONENT INTEREST RATE.......   For each Component of the Class B1, Class B2,
                                 Class B3, Class B4, Class B5, Class B6, Class
                                 B7, Class AP, Class AX and Class PAX
                                 Certificates, the applicable annual rate
                                 described on the tables on pages S-24 and S-25
                                 herein.

COMPONENT NOTIONAL AMOUNT.....   For each Component (other than the B1(1),
                                 B1(2-4), B2(1), B2(2-4), B3(1), B3(2-4), B4(1),
                                 B4(2-4), B5(1), B5(2-4), B6(1), B6(2-4), B7(1),
                                 B7(2-4), AP(1), AP(2) and AP(4) Components), as
                                 follows:

                                 o    The Component Notional Amount of the AX(1)
                                      Component for any Distribution Date will
                                      be equal to the product of (1) a fraction,
                                      the numerator of which is the weighted
                                      average of the Net Mortgage Rates of the
                                      Pool AX(1) Mortgage Loans at the beginning
                                      of the related Due Period minus 5.50%, and
                                      the denominator of which is 5.50%, and (2)
                                      the total Scheduled Principal Balance of
                                      the Pool AX(1) Mortgage Loans as of the
                                      first day of the related Due Period.

                                 o    The Component Notional Amount of the AX(2)
                                      Component for any Distribution Date will
                                      be equal to the product of (1) a fraction,
                                      the numerator of which is the weighted
                                      average of the Net Mortgage Rates of the
                                      Pool AX(2) Mortgage Loans at the beginning
                                      of the related Due Period minus 5.75%, and
                                      the denominator of which is 5.50%, and (2)
                                      the total Scheduled Principal Balance of
                                      the Pool AX(2)

                                      S-82

                                      Mortgage Loans as of the first day of the
                                      related Due Period.

                                 o    The Component Notional Amount of the AX(4)
                                      Component for any Distribution Date will
                                      be equal to the product of (1) a fraction,
                                      the numerator of which is the weighted
                                      average of the Net Mortgage Rates of the
                                      Pool AX(4) Mortgage Loans at the beginning
                                      of the related Due Period minus 5.75%, and
                                      the denominator of which is 5.50%, and (2)
                                      the total Scheduled Principal Balance of
                                      the Pool AX(4) Mortgage Loans as of the
                                      first day of the related Due Period.

                                 o    The Component Notional Amount of the
                                      PAX(1) Component for any Distribution Date
                                      will be equal to the product of (1) a
                                      fraction, the numerator of which is the
                                      weighted average of the Net Mortgage Rates
                                      of the Pool PAX(1) Mortgage Loans at the
                                      beginning of the related Due Period minus
                                      5.50%, and the denominator of which is
                                      5.50%, and (2) the total Scheduled
                                      Principal Balance of the Pool PAX(1)
                                      Mortgage Loans as of the first day of the
                                      related Due Period.

                                 o    The Component Notional Amount of the
                                      PAX(2) Component for any Distribution Date
                                      will be equal to the product of (1) a
                                      fraction, the numerator of which is the
                                      weighted average of the Net Mortgage Rates
                                      of the Pool PAX(2) Mortgage Loans at the
                                      beginning of the related Due Period minus
                                      5.75%, and the denominator of which is
                                      5.50%, and (2) the total Scheduled
                                      Principal Balance of the Pool PAX(2)
                                      Mortgage Loans as of the first day of the
                                      related Due Period

                                 o    The Component Notional Amount of the
                                      PAX(4) Component for any Distribution Date
                                      will be equal to the product of (1) a
                                      fraction, the numerator of which is the
                                      weighted average of the Net Mortgage Rates
                                      of the Pool PAX(4) Mortgage Loans at the
                                      beginning of the related Due Period minus
                                      5.75%, and the denominator of which is
                                      5.50%, and (2) the total Scheduled
                                      Principal Balance of the Pool PAX(4)
                                      Mortgage Loans as of the first day of the
                                      related Due Period.

COMPONENT PRINCIPAL AMOUNT....   For each Component (other than a Component
                                 relating to the Class AX or Class PAX
                                 Certificates) as of any Distribution Date, its
                                 initial Component Principal Amount as of the
                                 Closing Date as reduced by all amounts
                                 previously distributed with respect to that
                                 Component in respect of principal and the
                                 principal portion of any Realized Losses
                                 previously allocated to that Component. The
                                 Component Principal Amount of a Subordinate
                                 Component may be additionally reduced by
                                 allocation of

                                      S-83

                                 any Subordinate Component Writedown Amount.
                                 However, on any Distribution Date on which a
                                 Subsequent Recovery related to a Mortgage Pool
                                 is distributed, the Component Principal Amount
                                 of any Component of a Class of Subordinate
                                 Certificates then outstanding related to that
                                 Mortgage Pool for which any Realized Loss or
                                 any Subordinate Component Writedown Amount has
                                 been applied will be increased, in order of
                                 seniority, by an amount equal to the lesser of
                                 (i) the amount the Component has been reduced
                                 by any Realized Losses or any Subordinate
                                 Component Writedown Amount which has not been
                                 previously increased by any Subsequent Recovery
                                 and (ii) the total amount of any Subsequent
                                 Recovery distributed on such date to Components
                                 or related Senior Certificates, after
                                 application (for this purpose) to more senior
                                 Components or related Senior Certificates.

CORPORATE TRUST OFFICE........   For certificate transfer purposes and for
                                 purposes of presentment and surrender of the
                                 Certificates for the final distributions
                                 thereon, LaSalle Bank National Association, 135
                                 S. LaSalle Street, Suite 1625, Chicago,
                                 Illinois 60603, Attention: Global Securities
                                 and Trust Services Group-SASCO 2005-14, or any
                                 other address that the Trustee may designate
                                 from time to time by notice to the
                                 Certificateholders, the Depositor and the
                                 Master Servicer.

CREDIT SUPPORT PERCENTAGE.....   For any Component of a Class of Subordinate
                                 Certificates and any Distribution Date, the sum
                                 of the Class Percentages of each related
                                 Component of lower priority (without giving
                                 effect to distributions on such date).

CUSTODIAL AGREEMENTS..........   The custodial agreements, each between the
                                 Trustee and a Custodian.

CUSTODIAN.....................   On the Closing Date, LaSalle Bank National
                                 Association and U.S. Bank National Association,
                                 each in their capacity as a custodian, or any
                                 successor thereto.

CUT-OFF DATE..................   June 1, 2005.

CUT-OFF DATE BALANCE..........   The Scheduled Principal Balances of all the
                                 Mortgage Loans (or the specified Mortgage Pool)
                                 as of the Cut-off Date.

DEBT SERVICE REDUCTION........   Any reduction, in a bankruptcy proceeding, of
                                 the amount of the Scheduled Payment on a
                                 Mortgage Loan other than as a result of a
                                 Deficient Valuation.

DEFICIENT VALUATION...........   In the event of a bankruptcy of a borrower, the
                                 reduction by a bankruptcy court of the secured
                                 debt owed a lender to the value of the related
                                 Mortgage Property.

DEFINITIVE CERTIFICATE........   A physical certificate representing any
                                 Certificate.

                                      S-84

DEPOSIT DATE..................   One Business Day immediately preceding the
                                 related Distribution Date.

DEPOSITOR.....................   Structured Asset Securities Corporation.

DESIGNATED RATE...............   For each of Pool 1, Pool 2 and Pool 4, as
                                 follows:

                                 MORTGAGE POOL   DESIGNATED RATE
                                 -------------   ---------------
                                 Pool 1.......        5.50%
                                 Pool 2.......        5.75%
                                 Pool 4.......        5.75%

DISCOUNT MORTGAGE LOAN........   Any Mortgage Loan with a Net Mortgage Rate less
                                 than the applicable Designated Rate.

DISTRIBUTION DATE.............   The 25th day of each month or, if the 25th day
                                 is not a Business Day, on the next succeeding
                                 Business Day, beginning in July 2005.

DTC...........................   The Depository Trust Company.

DUE PERIOD....................   For each Distribution Date, the period
                                 beginning on the second day of the month
                                 preceding the month in which such Distribution
                                 Date occurs and ending on the first day of the
                                 month in which such Distribution Date occurs.

ERISA.........................   The Employee Retirement Income Security Act of
                                 1974, as amended.

ERISA RESTRICTED OFFERED
   CERTIFICATE................   An Offered Certificate which does not have a
                                 rating of at least BBB- or Baa3 or above at the
                                 time of its acquisition by a Plan.

EUROCLEAR.....................   The Euroclear System.

EUROCLEAR PARTICIPANTS........   Participating organizations that utilize the
                                 services of Euroclear.

EVENT OF DEFAULT..............   Any event of default under the Trust Agreement.

EXCESS LOSSES.................   The principal portion of Special Hazard Losses,
                                 Bankruptcy Losses (other than Debt Service
                                 Reductions) and Fraud Losses on the Mortgage
                                 Loans that exceed the Special Hazard Loss
                                 Limit, Bankruptcy Loss Limit, and Fraud Loss
                                 Limit, respectively.

EXEMPTION.....................   The individual exemption issued to Lehman
                                 Brothers Inc. (PTCE 91-14 as most recently
                                 amended and restated by PTCE 2002-41).

FRAUD LOSS LIMIT..............   With respect to the Pool 1 Mortgage Loans,
                                 initially, $5,680,140, and with respect to the
                                 Pool 2-4 Mortgage Loans, initially,
                                 $12,132,642.

                                      S-85

FRAUD LOSSES..................   Losses sustained on a Liquidated Mortgage Loan
                                 by reason of a default arising from fraud,
                                 dishonesty or misrepresentation.

GENERAL UNDERWRITING
   GUIDELINES.................   The Underwriting Guidelines described in this
                                 Prospectus Supplement under "General
                                 Underwriting Guidelines."

GLOBAL SECURITIES.............   The globally offered Certificates.

GROUP 1 CREDIT SUPPORT
   DEPLETION DATE.............   The Distribution Date on which the Component
                                 Principal Amounts of the B1(1), B2(1), B3(1),
                                 B4(1), B5(1), B6(1) and B7(1) Components have
                                 been reduced to zero.

GROUP 1 SUBORDINATE COMPONENT
   WRITEDOWN AMOUNT...........   The amount, if any, by which the aggregate
                                 Component Principal Amount of the B1(1), B2(1),
                                 B3(1), B4(1), B5(1), B6(1) and B7(1) Components
                                 and the aggregate Class Principal Amount of the
                                 related Senior Certificates on any Distribution
                                 Date (after giving effect to distributions of
                                 principal and allocation of Realized Losses on
                                 that date) exceeds the total Scheduled
                                 Principal Balance of the Mortgage Loans in Pool
                                 1 for the related Distribution Date.

GROUP 2-4 CREDIT SUPPORT
   DEPLETION DATE.............   The Distribution Date on which the Component
                                 Principal Amounts of the B1(2-4), B2(2-4),
                                 B3(2-4), B4(2-4), B5(2-4), B6(2-4) and B7(2-4)
                                 Components have been reduced to zero.

GROUP 2-4 SUBORDINATE
   AMOUNT.....................   The sum of the Group Subordinate Amount for
                                 Pool 2, the Group Subordinate Amount for Pool 3
                                 and the Group Subordinate Amount for Pool 4.

GROUP 2-4 SUBORDINATE
   COMPONENT WRITEDOWN
   AMOUNT.....................   The amount, if any, by which the aggregate
                                 Component Principal Amount of the B1(2-4),
                                 B2(2-4), B3(2-4), B4(2-4), B5(2-4), B6(2-4) and
                                 B7(2-4) Components and the aggregate Class
                                 Principal Amount of the related Senior
                                 Certificates on any Distribution Date (after
                                 giving effect to distributions of principal and
                                 allocation of Realized Losses on that date)
                                 exceeds the total Scheduled Principal Balance
                                 of the Mortgage Loans in Pool 2, Pool 3 and
                                 Pool 4 for the related Distribution Date.

GROUP 2-4 SUBORDINATE
   PERCENTAGE.................   At any time, the sum of the Component Principal
                                 Amounts of the B1(2-4), B2(2-4), B3(2-4),
                                 B4(2-4), B5(2-4), B6(2-4) and B7(2-4)
                                 Components divided by the Non-AP Pool Balance
                                 of Pool 2, Pool 3 and Pool 4.

GROUP SUBORDINATE AMOUNT......   For any Mortgage Pool and any Distribution
                                 Date, the excess of the Non-AP Pool Balance for
                                 the immediately preceding Distribution Date for
                                 that Mortgage Pool over the total Certificate
                                 Principal Amount of the related

                                      S-86

                                 Non-AP Senior Certificates immediately prior to
                                 that Distribution Date. With respect to Pool 2,
                                 Pool 3 and Pool 4, collectively, and any
                                 Distribution Date, the Group 2-4 Subordinate
                                 Amount.

INSURANCE PROCEEDS............   All proceeds (net of unreimbursed payments of
                                 property taxes, insurance premiums and similar
                                 items incurred, and unreimbursed advances or
                                 servicing advances made by the Servicers or the
                                 Master Servicer (or the Trustee as successor
                                 master servicer), if any) of applicable
                                 insurance policies, to the extent such proceeds
                                 are not applied to the restoration of the
                                 Mortgaged Property or released to the borrower.

INTEREST RATE.................   For each Class of Offered Certificates, the
                                 applicable annual rate specified in the table
                                 on page S-1 hereof and as described under
                                 "Summary of Terms--Distribution on the
                                 Certificates--Interest Distribution."

INTEREST SHORTFALL............   Accrued Certificate Interest not distributed on
                                 the Distribution Date related to the Accrual
                                 Period in which it accrued, other than due to
                                 any Net Prepayment Interest Shortfalls.

INTEREST-ONLY CERTIFICATES....   The Class 1-A7, Class 2-A4, Class AX and Class
                                 PAX Certificates.

INTEREST-ONLY COMPONENTS......   The AX(1), AX(2), AX(4), PAX(1), PAX(2) and
                                 PAX(4) Components.

ISSUING ENTITY................   Structured Asset Securities Corporation Trust
                                 2005-14, a common law trust formed under the
                                 laws of the state of New York.

LEHMAN BANK...................   Lehman Brothers Bank, FSB.

LEHMAN BANK UNDERWRITING
   GUIDELINES.................   The Underwriting Guidelines established by
                                 Aurora and Lehman Bank.

LEHMAN HOLDINGS...............   Lehman Brothers Holdings Inc.

LEHMAN ORIGINATED MORTGAGE
   LOANS......................   Mortgage Loans originated by Aurora or an
                                 affiliate thereof and subsequently assigned to
                                 the Seller.

                                      S-87

LIBOR BUSINESS DAY............   Any day on which banks in London and New York
                                 are open for conducting transactions in foreign
                                 currency and exchange.

LIBOR CERTIFICATES............   The Class 1-A1, Class 1-A3, Class 1-A4, Class
                                 1-A5, Class 1-A6, Class 1-A7, Class 2-A3 and
                                 Class 2-A4 Certificates.

LIBOR DETERMINATION DATE......   The second LIBOR Business Day preceding the
                                 commencement of each Accrual Period other than
                                 the first Accrual Period.

LIQUIDATED MORTGAGE LOAN......   In general, a defaulted Mortgage Loan as to
                                 which the Mortgage Loan or related REO Property
                                 has been disposed of and all amounts expected
                                 to be recovered in respect of that Mortgage
                                 Loan have been received by the Master Servicer
                                 or the applicable Servicer on behalf of the
                                 Trust Fund.

LIQUIDATION PROCEEDS..........   All amounts (net of unreimbursed expenses
                                 incurred in connection with liquidation or
                                 foreclosure, unreimbursed advances or servicing
                                 advances, if any) received and retained in
                                 connection with the liquidation of defaulted
                                 Mortgage Loans, by foreclosure or otherwise,
                                 together with any net proceeds received on a
                                 monthly basis with respect to any properties
                                 acquired on behalf of the Certificateholders by
                                 foreclosure or deed in lieu of foreclosure.

LOAN-TO-VALUE RATIO...........   For any Mortgage Loan at any time, the ratio of
                                 the principal balance of such Mortgage Loan at
                                 the date of determination to (a) in the case of
                                 a purchase, the lesser of the sale price of the
                                 Mortgage Property and its appraised value at
                                 the time of sale or (b) in the case of a
                                 refinancing or modification, the appraisal
                                 value of the Mortgaged Property at the time of
                                 the refinancing or modification.

MASTER SERVICER...............   Aurora, or any successor thereto.

MODELING ASSUMPTIONS..........   The assumptions used in preparing the tables
                                 set forth in Annex C-2 to this prospectus
                                 supplement and set forth on page S-72.

MOODY'S.......................   Moody's Investors Service, Inc.

MORTGAGE LOANS................   The conventional, fixed rate, fully amortizing,
                                 first lien residential mortgage loans included
                                 in the Trust Fund as of the Closing Date.

MORTGAGE POOL.................   Any of Pool 1, Pool 2, Pool 3 or Pool 4.

MORTGAGE RATE.................   For any Mortgage Loan, its applicable interest
                                 rate as determined in the related mortgage
                                 note.

MORTGAGED PROPERTY............   The real property securing a Mortgage Loan.

                                      S-88

NET MORTGAGE RATE.............   For any Mortgage Loan, the Mortgage Rate less
                                 the sum of the applicable Servicing Fee Rate
                                 and any mortgage insurance premium, as
                                 applicable thereto

NET PREPAYMENT INTEREST
   SHORTFALLS.................   Any Prepayment Interest Shortfalls not funded
                                 by a Servicer.

NON-AP PERCENTAGE.............   With respect to any Discount Mortgage Loan, the
                                 percentage equivalent of the fraction, the
                                 numerator of which is the applicable Net
                                 Mortgage Rate and the denominator of which is
                                 the applicable Designated Rate; with respect to
                                 any Non-Discount Mortgage Loan, 100% and with
                                 respect to any Mortgage Loan in Pool 3, 100%.

NON-AP POOL BALANCE...........   For any Mortgage Pool for any Distribution
                                 Date, the sum of the related Non-AP Percentage
                                 of the Scheduled Principal Balance of each
                                 Mortgage Loan included in such Mortgage Pool
                                 for that Distribution Date.

NON-AP SENIOR CERTIFICATES....   The Senior Certificates, other than the
                                 Interest-Only Certificates and Components and
                                 the Principal-Only Certificates and Components.

NON-DISCOUNT MORTGAGE LOAN....   Any Mortgage Loan with a Net Mortgage Rate
                                 equal to or greater than the applicable
                                 Designated Rate.

NOTIONAL AMOUNT...............   For each Interest-Only Certificate as of any
                                 Distribution Date, that Certificate's
                                 Percentage Interest of the Class Notional
                                 Amount of the related Class for that date.

OFFERED CERTIFICATES..........   The Senior Certificates and the Offered
                                 Subordinate Certificates.
OFFERED SUBORDINATE
   CERTIFICATES...............   The Class B1, Class B2, Class B3 and Class B4
                                 Certificates.

OID...........................   Original issue discount.

ORIGINAL CREDIT SUPPORT
   PERCENTAGE.................   For any Component of a Class of Subordinate
                                 Certificates, the Credit Support Percentage for
                                 such Component on the Closing Date.

ORIGINAL GROUP 1
   SUBORDINATE AMOUNT.........   The Group Subordinate Amount for Pool 1 as of
                                 the Cut-off Date.

ORIGINAL GROUP 2-4 SUBORDINATE
   AMOUNT.....................   The Group 2-4 Subordinate Amount as of the
                                 Cut-off Date.

ORIGINATORS...................   Lehman Bank, Wells Fargo and various banks,
                                 savings and loan and other mortgage lending
                                 institutions originating Mortgage Loans.

PAC CERTIFICATES..............   The Class 1-A3 Certificates.

                                      S-89

PAC PRINCIPAL AMOUNT..........   For any PAC Certificates and any Distribution
                                 Date, the amount set forth on the related PAC
                                 Principal Amount Schedule for such Distribution
                                 Date.

PAC PRINCIPAL AMOUNT
   SCHEDULES..................   The PAC Principal Amount Schedules set forth on
                                 Annex D to this prospectus supplement.

PARTICIPANT...................   Participating organizations that utilize the
                                 services of DTC, including securities brokers
                                 and dealers, banks and trust companies and
                                 clearing corporations and certain other
                                 organizations.

PERCENTAGE INTEREST...........   For any Offered Certificate, a fraction,
                                 expressed as a percentage, the numerator of
                                 which is that Certificate's Certificate
                                 Principal Amount or Notional Amount and the
                                 denominator of which is the applicable Class
                                 Principal Amount or Class Notional Amount.

PLAN..........................   Any employee benefit plan or other retirement
                                 arrangement that is subject to Section 406 of
                                 ERISA or to Section 4975 of the Code.

POOL 1........................   The Mortgage Pool consisting of those Mortgage
                                 Loans constituting Pool 1.

POOL 1 MORTGAGE LOANS.........   The Mortgage Loans included in Pool 1.

POOL 1 PERCENTAGE.............   For any Distribution Date, the percentage
                                 obtained by dividing (x) the Class Principal
                                 Amount of the Class 1-A2 Certificates
                                 immediately prior to such date, divided by (y)
                                 the aggregate Class Principal Amount of the
                                 Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4,
                                 Class 1-A5 and Class 1-A6 Certificates.

POOL 1 PRIORITY AMOUNT........   For any Distribution Date, the lesser of (i)
                                 the sum of (x) the product of the Pool 1
                                 Percentage for such date and the Scheduled
                                 Principal Amount for Pool 1 and such date and
                                 (y) the product of the Pool 1 Percentage for
                                 such date, the Shift Percentage for such date
                                 and the Unscheduled Principal Amount for Pool 1
                                 and such date, and (ii) the Class Principal
                                 Amount of the Class 1-A2 Certificates
                                 immediately prior to such date. Notwithstanding
                                 the foregoing, on and after the Group 1 Credit
                                 Support Depletion Date, the Class 1-A2
                                 Certificates shall be entitled to their pro
                                 rata share of the Senior Principal Distribution
                                 Amount for Pool 1.

POOL 2........................   The Mortgage Pool consisting of those Mortgage
                                 Loans constituting Pool 2.

POOL 2 MORTGAGE LOANS.........   The Mortgage Loans included in Pool 2.

POOL 2-4 MORTGAGE LOANS.......   The Mortgage Loans included in Pool 2, Pool 3
                                 and Pool 4.

                                      S-90

POOL 2 PERCENTAGE.............   For any Distribution Date, the percentage
                                 obtained by dividing (x) the aggregate Class
                                 Principal Amount of the Class 2-A1 and Class
                                 2-A2 Certificates immediately prior to such
                                 date, divided by (y) the aggregate Class
                                 Principal Amount of the Class 2-A1, Class 2-A2,
                                 Class 2-A3, Class 2-A5 and Class 2-A6
                                 Certificates.

POOL 2 PRIORITY AMOUNT........   For any Distribution Date, the lesser of (i)
                                 the sum of (x) the product of the Pool 2
                                 Percentage for such date and the Scheduled
                                 Principal Amount for Pool 2 and such date and
                                 (y) the product of the Pool 2 Percentage for
                                 such date, the Shift Percentage for such date
                                 and the Unscheduled Principal Amount for Pool 2
                                 and such date, and (ii) the aggregate Class
                                 Principal Amount of the Class 2-A1 and Class
                                 2-A2 Certificates immediately prior to such
                                 date. Notwithstanding the foregoing, on and
                                 after the Group 2-4 Credit Support Depletion
                                 Date, the Class 2-A1 and Class 2-A2
                                 Certificates shall be entitled to their pro
                                 rata share of the Senior Principal Distribution
                                 Amount for Pool 2.

POOL 3........................   The Mortgage Pool consisting of those Mortgage
                                 Loans constituting Pool 3.

POOL 3 MORTGAGE LOANS.........   The Mortgage Loans included in Pool 3.

POOL 4........................   The Mortgage Pool consisting of those Mortgage
                                 Loans constituting Pool 4.

POOL 4 MORTGAGE LOANS.........   The Mortgage Loans included in Pool 4.

POOL AX(1) MORTGAGE LOANS.....   The Non-Discount Mortgage Loans in Pool 1
                                 excluding any Pool PAX(1) Mortgage Loans.

POOL AX(2) MORTGAGE LOANS.....   The Non-Discount Mortgage Loans in Pool 2
                                 excluding any Pool PAX(2) Mortgage Loans.

POOL AX(4) MORTGAGE LOANS.....   The Non-Discount Mortgage Loans in Pool 4
                                 excluding any Pool PAX(4) Mortgage Loans.

POOL PAX(1) MORTGAGE LOANS....   The Non-Discount Mortgage Loans in Pool 1 with
                                 Prepayment Premium Periods from the date of
                                 origination greater than or equal to one year.

POOL PAX(2) MORTGAGE LOANS....   The Non-Discount Mortgage Loans in Pool 2 with
                                 Prepayment Premium Periods from the date of
                                 origination greater than or equal to one year.

POOL PAX(4) MORTGAGE LOANS....   The Non-Discount Mortgage Loans in Pool 4 with
                                 Prepayment Premium Periods from the date of
                                 origination greater than or equal to one year.

PREPAYMENT ASSUMPTION.........   Each of the PPC Prepayment Assumptions and PSA.

                                      S-91

PREPAYMENT INTEREST EXCESS....   In the case of a prepayment in full on a
                                 Mortgage Loan serviced by Aurora made in the
                                 same month in which such prepayment is
                                 distributed to Certificateholders, any excess
                                 of interest at the Net Mortgage Rate, to the
                                 extent received, over one month's interest.

PREPAYMENT INTEREST
   SHORTFALL..................   The amount by which one month's interest at the
                                 Net Mortgage Rate on a Mortgage Loan as to
                                 which a voluntary prepayment has been made
                                 exceeds the amount of interest actually
                                 received in connection with such prepayment.

PREPAYMENT PREMIUM PERIOD.....   The period of time specified in the related
                                 mortgage note during which the related Mortgage
                                 Loan provides for payment of a Prepayment
                                 Premium Amount in connection with certain
                                 voluntary, full or partial prepayments of that
                                 Mortgage Loan.

PREPAYMENT PREMIUM AMOUNT.....   A prepayment premium amount payable by the
                                 borrower in connection with certain full or
                                 partial prepayments of principal on a Mortgage
                                 Loan during the related Prepayment Premium
                                 Period.

PREPAYMENT PERIOD.............   For each Distribution Date for Mortgage Loans
                                 serviced by Aurora, for a prepayment in full,
                                 the period commencing on the seventeenth day of
                                 the month preceding the month in which such
                                 Distribution Date occurs and ending on the
                                 sixteenth day of the month in which such
                                 Distribution Date occurs; and for each
                                 Distribution Date for Mortgage Loans serviced
                                 by all other Servicers, for a prepayment in
                                 part or in full (and in the case of Mortgage
                                 Loans serviced by Aurora, for a prepayment in
                                 part), the calendar month preceding the month
                                 in which such Distribution Date occurs.

PRINCIPAL DISTRIBUTION
   AMOUNT.....................   For each Mortgage Pool on any Distribution
                                 Date, the sum of (x) the related Senior
                                 Principal Distribution Amount, (y) the related
                                 Subordinate Principal Distribution Amount and
                                 (z) the related AP Principal Distribution
                                 Amount for such date.

PRINCIPAL PREPAYMENTS.........   Payments allocable to principal on the related
                                 Mortgage Loans (other than Liquidation Proceeds
                                 and Insurance Proceeds) to the extent received
                                 in advance of their scheduled due dates and
                                 applied to reduce the principal balances of
                                 those Mortgage Loans.

PRINCIPAL-ONLY CERTIFICATES...   The Class AP Certificates.

PRINCIPAL-ONLY COMPONENTS.....   The AP(1), AP(2) and AP(4) Components.

PSA...........................   The Bond Market Associations' Standard
                                 Prepayment Assumption Model.

PTCE 95-60....................   Prohibited Transaction Class Exemption 95-60.

                                      S-92

PTCE..........................   A Prohibited Transaction Class Exemption
                                 granted by the U.S. Department of Labor.

RATING AGENCIES...............   Each of Moody's and S&P.

REALIZED LOSS.................   Either (a) with respect to a Liquidated
                                 Mortgage Loan, the amount by which the
                                 remaining unpaid principal balance of that
                                 Mortgage Loan plus all accrued and unpaid
                                 interest thereon and any related expenses
                                 exceeds the amount of Liquidation Proceeds
                                 applied to the principal balance of that
                                 Mortgage Loan, or (b) the amount of any
                                 Deficient Valuation. In determining whether a
                                 Realized Loss is a loss of principal or of
                                 interest, Liquidation Proceeds and other
                                 recoveries on a Mortgage Loan will be applied
                                 first to outstanding expenses incurred with
                                 respect to such Mortgage Loan, then to accrued,
                                 unpaid interest, and finally to principal.

RECORD DATE...................   For each Distribution Date and each Class of
                                 Certificates (other than the LIBOR
                                 Certificates), the last Business Day of the
                                 month immediately preceding the month in which
                                 the Distribution Date occurs. For each
                                 Distribution Date and the LIBOR Certificates,
                                 the Business Day immediately preceding the
                                 related Distribution Date.

RELEVANT DEPOSITARY...........   Citibank, N.A., as depositary for Clearstream
                                 Luxembourg, and JPMorgan Chase Bank, N.A. as
                                 depositary for Euroclear, individually.

RELIEF ACT....................   The Servicemembers Civil Relief Act and similar
                                 state or local laws.

RELIEF ACT REDUCTION..........   Any reduction of the applicable Mortgage Rate
                                 by application of the Relief Act.

RESIDUAL CERTIFICATE..........   The Class R Certificate.

S&P...........................   Standard & Poor's Rating Services, a division
                                 of The McGraw-Hill Companies, Inc.

SALE AGREEMENT................   Any transfer agreement pursuant to which the
                                 Seller or Lehman Bank purchased Mortgage Loans
                                 directly from the Transferors.

SALE AND ASSIGNMENT
   AGREEMENT..................   The mortgage loan sale and assignment agreement
                                 dated as of June 1, 2005, between the Seller
                                 and the Depositor.

SALE DATE.....................   The applicable date a Mortgage Loan was
                                 purchased by the Seller or Lehman Bank pursuant
                                 to the related Sale Agreement.

SCHEDULED PAYMENT.............   The monthly scheduled payment of interest and
                                 principal specified in the related mortgage
                                 note for the Mortgage Loan.

                                      S-93

SCHEDULED PRINCIPAL AMOUNT....   For any Distribution Date and specified pool,
                                 the amount described in clause (1) of the
                                 definition of Senior Principal Distribution
                                 Amount for such pool.

SCHEDULED PRINCIPAL BALANCE...   For any Mortgage Loan as of any date of
                                 determination, an amount generally equal to its
                                 outstanding principal balance as of the Cut-off
                                 Date after giving effect to Scheduled Payments
                                 due on or before such date, whether or not
                                 received, as reduced by (1) the principal
                                 portion of all Scheduled Payments due on or
                                 before the due date in the Due Period
                                 immediately preceding such date of
                                 determination, whether or not received and (2)
                                 all amounts allocable to unscheduled principal
                                 payments received on or before the last day of
                                 the Prepayment Period immediately preceding
                                 such date of determination. The Scheduled
                                 Principal Balance of a Liquidated Mortgage Loan
                                 will be equal to zero.

SELLER........................   Lehman Brothers Holdings Inc.

SENIOR CERTIFICATES...........   The Class 1-A1, Class 1-A2, Class 1-A3, Class
                                 1-A4, Class 1-A5, Class 1-A6, Class 1-A7, Class
                                 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class
                                 2-A5, Class 2-A6, Class 3-A1, Class 4-A1, Class
                                 4-A2, Class AP, Class AX, Class PAX and Class R
                                 Certificates.

SENIOR PERCENTAGE.............   For any Mortgage Pool for any Distribution
                                 Date, the percentage equivalent of a fraction,
                                 the numerator of which is the sum of the Class
                                 Principal Amounts of each Class of Non-AP
                                 Senior Certificates for the related Mortgage
                                 Pool immediately prior to that date and the
                                 denominator of which is the related Non-AP Pool
                                 Balance as of the beginning of the related Due
                                 Period.

SENIOR PREPAYMENT
   PERCENTAGE.................   For each Mortgage Pool for any Distribution
                                 Date occurring during the five years beginning
                                 on the first Distribution Date, 100%.
                                 Thereafter, the Senior Prepayment Percentage
                                 for each Mortgage Pool will, except as
                                 described below, be subject to gradual
                                 reduction as described in the following
                                 paragraph.

                                 The Senior Prepayment Percentage for each
                                 Mortgage Pool for any Distribution Date
                                 occurring on or after the fifth anniversary of
                                 the first Distribution Date will be as follows:

                                 o    for any Distribution Date in the first
                                      year thereafter, the related Senior
                                      Percentage plus 70% of the related
                                      Subordinate Percentage for that
                                      Distribution Date;

                                 o    for any Distribution Date in the second
                                      year thereafter, the related Senior
                                      Percentage plus 60% of the related
                                      Subordinate Percentage for that
                                      Distribution Date;

                                      S-94

                                 o    for any Distribution Date in the third
                                      year thereafter, the related Senior
                                      Percentage plus 40% of the related
                                      Subordinate Percentage for that
                                      Distribution Date;

                                 o    for any Distribution Date in the fourth
                                      year thereafter, the related Senior
                                      Percentage plus 20% of the related
                                      Subordinate Percentage for that
                                      Distribution Date; and

                                 o    for any subsequent Distribution Date, the
                                      related Senior Percentage for that
                                      Distribution Date;

                                 provided, however, if on any Distribution Date
                                 the Senior Percentage for any Mortgage Pool
                                 exceeds the initial Senior Percentage for that
                                 Mortgage Pool, the Senior Prepayment Percentage
                                 for that Mortgage Pool for that Distribution
                                 Date will once again equal 100% and, if that
                                 Mortgage Pool is Pool 2, Pool 3 or Pool 4, the
                                 Senior Prepayment Percentage for each of Pool
                                 2, Pool 3 and Pool 4 will once again equal
                                 100%.

                                 Notwithstanding the foregoing, no decrease in
                                 the Senior Prepayment Percentage for Pool 1
                                 below the level in effect for the most recent
                                 prior period specified above will be effective
                                 if, as of that Distribution Date as to which
                                 any such decrease applies, (1) the average
                                 outstanding principal balance on that
                                 Distribution Date and for the preceding five
                                 Distribution Dates of all Mortgage Loans in
                                 Pool 1 that were delinquent 60 days or more
                                 (including for this purpose any Mortgage Loans
                                 in foreclosure or bankruptcy and Mortgage Loans
                                 with respect to which the related Mortgaged
                                 Property has been acquired by the Trust Fund)
                                 is greater than or equal to 50% of the Group
                                 Subordinate Amount for Pool 1 immediately prior
                                 to such Distribution Date or (2) cumulative
                                 Realized Losses with respect to the Mortgage
                                 Loans in Pool 1 exceed (a) with respect to any
                                 Distribution Date on or after the fifth
                                 anniversary but prior to the sixth anniversary
                                 of the first Distribution Date, 30% of the
                                 related Original Group 1 Subordinate Amount,
                                 (b) with respect to any Distribution Date on or
                                 after the sixth anniversary but prior to the
                                 seventh anniversary of the first Distribution
                                 Date, 35% of the related Original Group 1
                                 Subordinate Amount, (c) with respect to any
                                 Distribution Date on or after the seventh
                                 anniversary but prior to the eighth anniversary
                                 of the first Distribution Date, 40% of the
                                 related Original Group 1 Subordinate Amount,
                                 (d) with respect to any Distribution Date on or
                                 after the eighth anniversary but prior to the
                                 ninth anniversary of the first Distribution
                                 Date, 45% of the related Original Group 1
                                 Subordinate Amount and (e) with respect to any
                                 Distribution Date on or after the ninth
                                 anniversary of the first Distribution Date, 50%
                                 of the related Original Group 1 Subordinate
                                 Amount. In addition, no decrease in the Senior
                                 Prepayment Percentage for any of Pool 2, Pool 3
                                 or Pool 4 below the level in effect for the
                                 most recent prior period specified above will
                                 be effective if, as of that Distribution Date
                                 as to

                                      S-95

                                 which any such decrease applies, (1) the
                                 average outstanding principal balance on that
                                 Distribution Date and for the preceding five
                                 Distribution Dates of all Mortgage Loans in
                                 Pool 2, Pool 3 and Pool 4 that were delinquent
                                 60 days or more (including for this purpose any
                                 Mortgage Loans in foreclosure or bankruptcy and
                                 Mortgage Loans with respect to which the
                                 related Mortgaged Property has been acquired by
                                 the Trust Fund) is greater than or equal to 50%
                                 of the Group 2-4 Subordinate Amount immediately
                                 prior to such Distribution Date or (2)
                                 cumulative Realized Losses with respect to the
                                 Mortgage Loans in Pool 2, Pool 3 and Pool 4
                                 exceed (a) with respect to any Distribution
                                 Date on or after the fifth anniversary but
                                 prior to the sixth anniversary of the first
                                 Distribution Date, 30% of the related Original
                                 Group 2-4 Subordinate Amount, (b) with respect
                                 to any Distribution Date on or after the sixth
                                 anniversary but prior to the seventh
                                 anniversary of the first Distribution Date, 35%
                                 of the related Original Group 2-4 Subordinate
                                 Amount, (c) with respect to any Distribution
                                 Date on or after the seventh anniversary but
                                 prior to the eighth anniversary of the first
                                 Distribution Date, 40% of the related Original
                                 Group 2-4 Subordinate Amount, (d) with respect
                                 to any Distribution Date on or after the eighth
                                 anniversary but prior to the ninth anniversary
                                 of the first Distribution Date, 45% of the
                                 related Original Group 2-4 Subordinate Amount
                                 and (e) with respect to any Distribution Date
                                 on or after the ninth anniversary of the first
                                 Distribution Date, 50% of the related Original
                                 Group 2-4 Subordinate Amount.

                                 After the Class Principal Amount of each Class
                                 of Senior Certificates for the related Mortgage
                                 Pool has been reduced to zero, the Senior
                                 Prepayment Percentage for the related Mortgage
                                 Pool will be zero.

SENIOR PRINCIPAL DISTRIBUTION
   AMOUNT.....................   For each Mortgage Pool and each Distribution
                                 Date is equal to the sum of:

                                      (1) the product of (a) the related Senior
                                 Percentage and (b) the principal portion
                                 (multiplied by the related Non-AP Percentage)
                                 of each Scheduled Payment (without giving
                                 effect to any Debt Service Reduction occurring
                                 prior to the Bankruptcy Coverage Termination
                                 Date) on each Mortgage Loan in the related
                                 Mortgage Pool due during the related Due
                                 Period;

                                      (2) the product of (a) the related Senior
                                 Prepayment Percentage and (b) each of the
                                 following amounts (multiplied by the related
                                 Non-AP Percentage): (i) the principal portion
                                 of each full and partial principal prepayment
                                 made by a borrower on a Mortgage Loan in the
                                 related Mortgage Pool during the related
                                 Prepayment Period, (ii) each other unscheduled
                                 collection, including any Subsequent Recovery,
                                 Insurance Proceeds and net

                                      S-96

                                 Liquidation Proceeds (other than with respect
                                 to any Mortgage Loan in the related Mortgage
                                 Pool that was finally liquidated during the
                                 related Prepayment Period), representing or
                                 allocable to recoveries of principal of related
                                 Mortgage Loans received during the related
                                 Prepayment Period and (iii) the principal
                                 portion of all proceeds of the purchase (or, in
                                 the case of a permitted substitution, amounts
                                 representing a principal adjustment) of any
                                 Mortgage Loan in the related Mortgage Pool
                                 actually received by the Trustee with respect
                                 to the related Prepayment Period;

                                      (3) with respect to unscheduled recoveries
                                 allocable to principal of any Mortgage Loan in
                                 the related Mortgage Pool that was finally
                                 liquidated during the related Prepayment
                                 Period, the lesser of (a) the related net
                                 Liquidation Proceeds allocable to principal
                                 (multiplied by the related Non-AP Percentage)
                                 and (b) the product of the related Senior
                                 Prepayment Percentage for that date and the
                                 remaining Scheduled Principal Balance
                                 (multiplied by the related Non-AP Percentage)
                                 of such related Mortgage Loan at the time of
                                 liquidation; and

                                      (4) any amounts described in clauses (1)
                                 through (3) for any previous Distribution Date
                                 that remain unpaid.

SERVICERS.....................   Aurora, Wells Fargo and various banks, savings
                                 and loans and other mortgage lending
                                 institutions servicing the Mortgage Loans.

SERVICER REMITTANCE DATE......   The 18th day of each month (or if such 18th day
                                 is not a Business Day, the next succeeding
                                 Business Day).

SERVICING ACCOUNT.............   Each custodial account maintained by a Servicer
                                 established in the name of the Trustee and for
                                 the benefit of the Certificateholders.

SERVICING FEE.................   For each Mortgage Loan, a monthly fee paid to
                                 each Servicer out of interest collections
                                 received from the related Mortgage Loan
                                 calculated at the Servicing Fee Rate on the
                                 outstanding Principal Balance of each Mortgage
                                 Loan.

SERVICING FEE RATE............   The applicable annual rate with respect to the
                                 Servicers set forth under "Fees and Expenses of
                                 the Trust Fund."

SHIFT PERCENTAGE..............   For any Distribution Date during the five years
                                 beginning on the first Distribution Date, 0%;
                                 and thereafter, for any Distribution Date
                                 occurring on or after the fifth anniversary of
                                 the first Distribution Date, as follows: for
                                 any Distribution Date in the first year
                                 thereafter, 30%; for any Distribution Date in
                                 the second year thereafter, 40%; for any
                                 Distribution Date in the third year thereafter,
                                 60%; for any Distribution Date in the fourth
                                 year thereafter, 80%; and for any subsequent
                                 Distribution Date, 100%.

                                      S-97

SMMEA.........................   The Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended.

SPECIAL HAZARD LOSS LIMIT.....   With respect to the Pool 1 Mortgage Loans,
                                 initially, $3,180,230, and with respect to the
                                 Pool 2-4 Mortgage Loans, initially, $6,066,321.

SPECIAL HAZARD LOSSES.........   In general terms, Realized Losses arising out
                                 of certain direct physical loss or damage to
                                 Mortgaged Properties that are not covered by a
                                 standard hazard insurance policy, but
                                 excluding, among other things, faulty design or
                                 workmanship and normal wear and tear.

SPONSOR.......................   Lehman Brothers Holdings Inc.

SUBORDINATE CERTIFICATES......   The Class B1, Class B2, Class B3, Class B4,
                                 Class B5, Class B6 and Class B7 Certificates.

SUBORDINATE COMPONENTS........   The B1(1), B1(2-4), B2(1), B2(2-4), B3(1),
                                 B3(2-4), B4(1), B4(2-4), B5(1), B5(2-4), B6(1),
                                 B6(2-4), B7(1), B7(2-4) Components.

SUBORDINATE COMPONENT
   PERCENTAGE.................   For each Component of a Class of Subordinate
                                 Certificates for each Distribution Date, the
                                 percentage obtained by dividing the Component
                                 Principal Amount of such Component immediately
                                 prior to such Distribution Date by the
                                 aggregate Component Principal Amount of all
                                 Components having the same parenthetical
                                 designation immediately prior to such date.

SUBORDINATE COMPONENT
   WRITEDOWN AMOUNT...........   The Group 1 Subordinate Component Writedown
                                 Amount or the Group 2-4 Subordinate Component
                                 Writedown Amount, as applicable.

SUBORDINATE PERCENTAGE........   For each Mortgage Pool and any Distribution
                                 Date, the difference between 100% and the
                                 related Senior Percentage for that Mortgage
                                 Pool for such date.

SUBORDINATE PREPAYMENT
   PERCENTAGE.................   For each Mortgage Pool and any Distribution
                                 Date, the difference between 100% and the
                                 related Senior Prepayment Percentage for such
                                 date.

SUBORDINATE PRINCIPAL
   DISTRIBUTION AMOUNT........   For each Mortgage Pool and each Distribution
                                 Date, the sum of:

                                      (1) the product of (a) the related
                                 Subordinate Percentage and (b) the principal
                                 portion (multiplied by the related Non-AP
                                 Percentage) of each Scheduled Payment (without
                                 giving effect to any Debt Service Reduction
                                 occurring prior to the Bankruptcy Coverage
                                 Termination Date) on each Mortgage Loan in the
                                 related Mortgage Pool due during the related
                                 Due Period;

                                      S-98

                                      (2) the product of (a) the related
                                 Subordinate Prepayment Percentage and (b) each
                                 of the following amounts (multiplied by the
                                 related Non-AP Percentage): (i) the principal
                                 portion of each full and partial principal
                                 prepayment made by a borrower on a Mortgage
                                 Loan in the related Mortgage Pool during the
                                 related Prepayment Period, (ii) each other
                                 unscheduled collection, including any
                                 Subsequent Recovery, Insurance Proceeds and net
                                 Liquidation Proceeds (other than with respect
                                 to any related Mortgage Loan that was finally
                                 liquidated during the related Prepayment
                                 Period), representing or allocable to
                                 recoveries of principal of related Mortgage
                                 Loans received during the related Prepayment
                                 Period and (iii) the principal portion of all
                                 proceeds of the purchase (or, in the case of a
                                 permitted substitution, amounts representing a
                                 principal adjustment) of any Mortgage Loan in
                                 the related Mortgage Pool actually received by
                                 the Trustee with respect to the related
                                 Prepayment Period;

                                      (3) with respect to unscheduled recoveries
                                 allocable to principal of any Mortgage Loan in
                                 the related Mortgage Pool that was finally
                                 liquidated during the related Prepayment
                                 Period, the related net Liquidation Proceeds
                                 allocable to principal (multiplied by the
                                 applicable Non-AP Percentage) to the extent not
                                 distributed pursuant to subsection (3) of the
                                 definition of Senior Principal Distribution
                                 Amount for the related Mortgage Pool; and

                                      (4) any amounts described in clauses (1)
                                 through (3) for any previous Distribution Date
                                 that remain unpaid.

SUBSEQUENT RECOVERY...........   Any amount recovered by the related Servicer or
                                 the Master Servicer with respect to a
                                 Liquidated Mortgage Loan with respect to which
                                 a Realized Loss has been incurred after
                                 liquidation and disposition of such Mortgage
                                 Loan.

TAX COUNSEL...................   McKee Nelson LLP.

TRANSFEROR....................   Any of the various entities from which the
                                 Seller or Lehman Bank purchased Mortgage Loans
                                 pursuant to the Sale Agreements.

TRANSFERRED MORTGAGE LOANS....   The Mortgage Loans purchased by the Seller or
                                 Lehman Bank from various Transferors under the
                                 Sale Agreements.

TRUST ACCOUNTS................   The Certificate Account, the Collection Account
                                 and the Servicing Accounts.

TRUST AGREEMENT...............   The trust agreement dated as of June 1, 2005,
                                 among the Depositor, the Master Servicer and
                                 the Trustee.

                                      S-99

TRUST FUND....................   The trust fund created pursuant to the Trust
                                 Agreement, consisting primarily of those assets
                                 set forth in the second paragraph under the
                                 heading "Description of the
                                 Certificates--General."

TRUSTEE.......................   LaSalle Bank National Association, in its
                                 capacity as trustee under the Trust Agreement,
                                 or any successor thereto.

UNDERCOLLATERALIZED CLASS.....   Any Class of Non-AP Senior Certificates (other
                                 than a Class of Non-AP Senior Certificates
                                 related to Pool 1) on any Distribution Date on
                                 which the aggregate Certificate Principal
                                 Amount of such Non-AP Senior Certificates
                                 relating to a Mortgage Pool (other than Pool 1)
                                 (after giving effect to distributions to be
                                 made on that Distribution Date) is greater than
                                 the Non-AP Pool Balance of the related Mortgage
                                 Pool.

UNDERWRITER...................   Lehman Brothers Inc.

UNDERWRITING AGREEMENT........   Collectively, the underwriting agreement and
                                 the terms agreement between the Depositor and
                                 the Underwriter.

UNDERWRITING GUIDELINES.......   The underwriting guidelines established by each
                                 Originator, in accordance with which the
                                 Mortgage Loans have been originated or acquired
                                 by the Originators.

UNSCHEDULED PRINCIPAL AMOUNT..   For any Distribution Date and specified pool,
                                 the amount described in clauses (2) and (3) of
                                 the definition of Senior Principal Distribution
                                 Amount for such pool.

WELLS FARGO...................   Wells Fargo Bank, N.A.

                                      S-100

                                    ANNEX A:
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.
The Global Securities will be tradeable as home market instruments in both the
European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of
Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     A holder that is not a United States person (as described below) of Global
Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of
Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and
Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream
Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS.
Secondary market trading between Clearstream Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR
PURCHASER. When Global Securities are to be transferred from the account of a
DTC Participant to the account of a

                                      S-A-1

Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a
Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the
Global Securities against payment. Payment will include interest accrued on the
Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global
Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.
Payment will then be made by the respective Relevant Depositary of the DTC
Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear
Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global
Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or
Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or
Euroclear. Under this approach, they may take on credit exposure to Clearstream
Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear
Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg
Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the
Global Securities were credited to their accounts. However, interest on the
Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or
Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC
PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg
Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC
Participant. The seller will send instructions to Clearstream Luxembourg or
Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant
at least one business day prior to settlement. In these cases Clearstream
Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or

                                      S-A-2

Euroclear Participant the following day, and receipt of the cash proceeds in the
Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or
Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg
Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream
Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.
At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream Luxembourg or Euroclear for one day
     (until the purchase side of the day trade is reflected in their Clearstream
     Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global
     Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream
     Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" within the meaning of Section
7701(a) (30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S.
withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the
"U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

     I. the Trustee or the U.S. withholding agent receives a statement --

          (a) from the holder on Internal Revenue Service ("IRS") Form W-8BEN
     (or any successor form) that --

               (i) is signed by the holder under penalties of perjury,

               (ii) certifies that such owner is not a United States person, and

               (iii) provides the name and address of the holder, or

          (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that --

               (i) is signed under penalties of perjury by an authorized
          representative of the financial institution,

               (ii) states that the financial institution has received an IRS
          Form W 8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such
          IRS Form W-8BEN (or any successor form),

               (iii) provides the name and address of the holder, and

               (iv) attaches the IRS Form W-8BEN (or any successor form)
          provided by the holder;

                                      S-A-3

     II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the
Trustee or the U.S. withholding agent;

     III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form
W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

     IV. the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example
"qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

     A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W 8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. In addition, all holders holding book-entry certificates through Clearstream,
Euroclear or DTC may be subject to backup withholding at a rate of up to 31%
unless the holder:

     I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY
(or any successor forms) if that person is not a United States person;

     II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

     III. a corporation, within the meaning of Section 7701(a) of the Internal
Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not
"United States persons" within the meaning of Section 7701(a) (30) of the
Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term "United States person" means (1) a citizen or resident of the United
States, (2) a corporation or partnership organized in or under the laws of the
United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                      S-A-4

                                    ANNEX B:
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The following tables set forth as of the Cut-off Date, the number, total
Scheduled Principal Balance and percentage of the Pool 1 Mortgage Loans, the
Pool 2 Mortgage Loans, the Pool 3 Mortgage Loans and the Pool 4 Mortgage Loans,
in each case having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                                      S-B-1

                    ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 1



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
       RANGE OF ORIGINAL            NUMBER OF         SCHEDULED           SCHEDULED
   LOAN-TO-VALUE RATIOS (%)      MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

20.01 to 30.00................           8         $  4,027,560.85           1.42%
30.01 to 40.00................          17            9,452,692.47           3.33
40.01 to 50.00................          46           23,157,099.09           8.15
50.01 to 60.00................          89           51,068,819.74          17.98
60.01 to 70.00................         132           66,062,517.68          23.26
70.01 to 80.00................         323          128,888,975.73          45.38
80.01 to 90.00................           3            1,012,332.54           0.36
90.01 to 100.00...............           1              336,964.78           0.12
                                       ---         ---------------         ------
   Total......................         619         $284,006,962.88         100.00%
                                       ===         ===============         ======


     The weighted average original loan-to-value ratio is approximately 66.66%.

                            MORTGAGE RATES -- POOL 1



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
           RANGE OF                 NUMBER OF         SCHEDULED           SCHEDULED
      MORTGAGE RATES (%)         MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

5.00001 to 5.50000............         120         $ 59,436,767.37          20.93%
5.50001 to 6.00000............         499          224,570,195.51          79.07
                                       ---         ---------------         ------
   Total......................         619         $284,006,962.88         100.00%
                                       ===         ===============         ======


     The weighted average mortgage rate is approximately 5.750% per annum.

                      ORIGINAL TERMS TO MATURITY -- POOL 1



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
           RANGE OF                                     TOTAL              BY TOTAL
      ORIGINAL TERMS TO             NUMBER OF         SCHEDULED           SCHEDULED
       MATURITY (MONTHS)         MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

241 to 360....................         619         $284,006,962.88         100.00%
                                       ---         ---------------         ------
   Total......................         619         $284,006,962.88         100.00%
                                       ===         ===============         ======


     The weighted average original term to maturity is approximately 360 months.

                                      S-B-2

                     REMAINING TERMS TO MATURITY -- POOL 1



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
      RANGE OF REMAINING            NUMBER OF         SCHEDULED           SCHEDULED
  TERMS TO MATURITY (MONTHS)     MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

241 to 360....................         619         $284,006,962.88         100.00%
                                       ---         ---------------         ------
   Total......................         619         $284,006,962.88         100.00%
                                       ===         ===============         ======


     The weighted average remaining term to maturity is approximately 348 months.

                       GEOGRAPHIC DISTRIBUTION -- POOL 1



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
             STATE               MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

California....................         264         $126,722,941.85          44.62%
Texas.........................          61           22,446,575.23           7.90
Virginia......................          31           13,446,451.79           4.73
New York......................          21           13,391,700.87           4.72
Florida.......................          26           13,199,594.10           4.65
Maryland......................          18            8,588,468.62           3.02
Washington....................          19            7,218,026.44           2.54
Colorado......................          17            6,817,252.60           2.40
Georgia.......................          15            6,745,179.22           2.38
Minnesota.....................          14            6,395,201.16           2.25
Other.........................         133           59,035,571.00          20.79
                                       ---         ---------------         ------
   Total......................         619         $284,006,962.88         100.00%
                                       ===         ===============         ======


                                      S-B-3

               CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 1



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
      RANGE OF SCHEDULED            NUMBER OF         SCHEDULED           SCHEDULED
    PRINCIPAL BALANCES ($)       MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

50,000.01 to 100,000.00.......           5         $    425,965.81           0.15%
100,000.01 to 150,000.00......          34            4,366,794.72           1.54
150,000.01 to 200,000.00......          31            5,523,163.63           1.94
200,000.01 to 250,000.00......          14            3,086,632.14           1.09
250,000.01 to 300,000.00......          11            2,958,771.30           1.04
300,000.01 to 350,000.00......          51           16,943,018.42           5.97
350,000.01 to 400,000.00......          95           35,906,508.45          12.64
400,000.01 to 450,000.00......          98           41,591,050.40          14.64
450,000.01 to 500,000.00......          95           45,247,121.90          15.93
500,000.01 to 550,000.00......          45           23,494,673.79           8.27
550,000.01 to 600,000.00......          40           23,002,408.64           8.10
600,000.01 to 650,000.00......          33           20,697,060.05           7.29
650,000.01 to 700,000.00......           3            2,012,650.56           0.71
700,000.01 to 750,000.00......          10            7,280,984.40           2.56
750,000.01 to 800,000.00......           9            7,031,580.25           2.48
800,000.01 to 850,000.00......           6            4,930,030.48           1.74
850,000.01 to 900,000.00......           9            7,883,969.04           2.78
900,000.01 to 950,000.00......           7            6,526,669.49           2.30
950,000.01 to 1,000,000.00....          14           13,836,362.45           4.87
1,000,000.01 to 1,250,000.00..           5            5,570,831.76           1.96
1,250,000.01 to 1,500,000.00..           4            5,690,715.20           2.00
                                       ---         ---------------         ------
   Total......................         619         $284,006,962.88         100.00%
                                       ===         ===============         ======


     The average Cut-off Date Scheduled Principal Balance is approximately
$458,815.

                            PROPERTY TYPE -- POOL 1



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
         PROPERTY TYPE           MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

Single Family.................         448         $210,329,069.59          74.06%
Planned Unit Development......         133           53,481,242.51          18.83
Two- to Four-Family...........          17           10,087,556.12           3.55
Condominium...................          18            7,829,581.78           2.76
Cooperative...................           3            2,279,512.88           0.80
                                       ---         ---------------         ------
   Total......................         619         $284,006,962.88         100.00%
                                       ===         ===============         ======


                                     S-B-4

                             LOAN PURPOSE -- POOL 1



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
         LOAN PURPOSE            MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

Purchase......................         233         $ 99,508,429.45           35.04%
Cash Out Refinance............         193           95,405,369.71           33.59
Rate/Term Refinance...........         193           89,093,163.72           31.37
                                       ---         ---------------          ------
   Total......................         619         $284,006,962.88          100.00%
                                       ===         ===============          ======


                          LOAN DOCUMENTATION -- POOL 1



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
      LOAN DOCUMENTATION         MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

Full Documentation............         444         $192,785,373.39           67.88%
Limited Documentation.........         114           57,396,520.50           20.21
No Documentation..............          41           22,194,417.40            7.81
No Ratio Documentation........          20           11,630,651.59            4.10
                                       ---         ---------------          ------
   Total......................         619         $284,006,962.88          100.00%
                                       ===         ===============          ======


                           OCCUPANCY STATUS -- POOL 1



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
       OCCUPANCY STATUS          MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

Primary Home..................         585         $268,745,840.71           94.63%
Investment....................          17            8,149,848.23            2.87
Second Home...................          17            7,111,273.94            2.50
                                       ---         ---------------          ------
   Total......................         619         $284,006,962.88          100.00%
                                       ===         ===============          ======


                      PREPAYMENT PENALTY (YEARS) -- POOL 1



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
  PREPAYMENT PENALTY (YEARS)     MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

No Penalty....................         452         $220,447,791.47           77.62%
0.333.........................           2              849,626.69            0.30
0.417.........................           1              546,000.00            0.19
0.500.........................           9            4,493,973.74            1.58
0.667.........................           1              507,398.05            0.18
3.000.........................         152           56,010,490.61           19.72
5.000.........................           2            1,151,682.32            0.41
                                       ---         ---------------          ------
   Total......................         619         $284,006,962.88          100.00%
                                       ===         ===============          ======


                                      S-B-5

                     ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 2



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
      RANGE OF ORIGINAL             NUMBER OF         SCHEDULED           SCHEDULED
   LOAN-TO-VALUE RATIOS (%)      MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

20.01 to 30.00................           3         $  1,495,076.83            0.50%
30.01 to 40.00................          16            8,503,288.46            2.84
40.01 to 50.00................          35           18,443,011.46            6.16
50.01 to 60.00................          83           46,395,150.41           15.49
60.01 to 70.00................         141           77,123,395.57           25.76
70.01 to 80.00................         297          143,338,243.25           47.87
80.01 to 90.00................           8            3,388,340.09            1.13
90.01 to 100.00...............           2              755,573.38            0.25
                                       ---         ---------------          ------
   Total......................         585         $299,442,079.45          100.00%
                                       ===         ===============          ======


     The weighted average original loan-to-value ratio is approximately 68.20%.

                            MORTGAGE RATES -- POOL 2



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
       RANGE OF ORIGINAL            NUMBER OF         SCHEDULED           SCHEDULED
       MORTGAGE RATES (%)        MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

5.50001 to 6.00000............         149         $ 82,791,246.84           27.65%
6.00001 to 6.50000............         436          216,650,832.61           72.35
                                       ---         ---------------          ------
   Total......................         585         $299,442,079.45          100.00%
                                       ===         ===============          ======


     The weighted average mortgage rate is approximately 6.069% per annum.

                       ORIGINAL TERM TO MATURITY -- POOL 2



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
       RANGE OF ORIGINAL            NUMBER OF         SCHEDULED           SCHEDULED
  TERMS TO MATURITY (MONTHS)     MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

241 to 360....................         585         $299,442,079.45          100.00%
                                       ---         ---------------          ------
   Total......................         585         $299,442,079.45          100.00%
                                       ===         ===============          ======


     The weighted average original term to maturity is approximately 360 months.

                      REMAINING TERMS TO MATURITY -- POOL 2



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
      RANGE OF REMAINING            NUMBER OF         SCHEDULED           SCHEDULED
  TERMS TO MATURITY (MONTHS)     MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

241 to 360....................         585         $299,442,079.45          100.00%
                                       ---         ---------------          ------
   Total......................         585         $299,442,079.45          100.00%
                                       ===         ===============          ======


     The weighted average remaining term to maturity is approximately 350 months.

                                      S-B-6

                        GEOGRAPHIC DISTRIBUTION -- POOL 2



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
             STATE               MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

California....................         282         $147,681,388.17           49.32%
New York......................          45           24,186,004.34            8.08
Florida.......................          27           13,868,531.62            4.63
Virginia......................          26           12,768,392.28            4.26
Texas.........................          22           11,930,176.90            3.98
Colorado......................          18            9,274,641.37            3.10
Georgia.......................          18            8,405,511.91            2.81
Maryland......................          15            7,285,746.79            2.43
New Jersey....................          16            6,335,258.44            2.12
Washington....................          13            5,982,306.64            2.00
Other.........................         103           51,724,120.99           17.27
                                       ---         ---------------          ------
   Total......................         585         $299,442,079.45          100.00%
                                       ===         ===============          ======


               CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 2



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
      RANGE OF SCHEDULED            NUMBER OF         SCHEDULED           SCHEDULED
    PRINCIPAL BALANCES ($)       MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

 50,000.01 to 100,000.00......           1         $     67,586.01            0.02%
100,000.01 to 150,000.00......           3              411,275.80            0.14
150,000.01 to 200,000.00......           3              479,686.51            0.16
200,000.01 to 250,000.00......           6            1,296,596.42            0.43
250,000.01 to 300,000.00......           4            1,140,393.42            0.38
300,000.01 to 350,000.00......          14            4,685,231.73            1.56
350,000.01 to 400,000.00......         135           51,394,462.74           17.16
400,000.01 to 450,000.00......         105           44,741,420.15           14.94
450,000.01 to 500,000.00......          80           38,280,431.82           12.78
500,000.01 to 550,000.00......          54           28,409,110.42            9.49
550,000.01 to 600,000.00......          60           34,574,343.97           11.55
600,000.01 to 650,000.00......          45           28,150,340.42            9.40
650,000.01 to 700,000.00......          18           12,201,384.12            4.07
700,000.01 to 750,000.00......          14           10,271,764.94            3.43
750,000.01 to 800,000.00......           6            4,731,000.00            1.58
800,000.01 to 850,000.00......           5            4,086,790.22            1.36
850,000.01 to 900,000.00......           6            5,315,326.95            1.78
900,000.01 to 950,000.00......           2            1,851,300.41            0.62
950,000.01 to 1,000,000.00....          15           14,683,491.31            4.90
1,000,000.01 to 1,250,000.00..           3            3,663,642.09            1.22
1,250,000.01 to 1,500,000.00..           5            7,006,500.00            2.34
1,750,000.01 to 2,000,000.00..           1            2,000,000.00            0.67
                                       ---         ---------------          ------
   Total......................         585         $299,442,079.45          100.00%
                                       ===         ===============          ======


     The average Cut-off Date Scheduled Principal Balance is approximately
$511,866.

                                      S-B-7

                             PROPERTY TYPE -- POOL 2



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                     NUMBER OF        SCHEDULED           SCHEDULED
         PROPERTY TYPE           MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

Single Family.................         449         $225,519,821.20          75.31%
Planned Unit Development......          89           46,924,176.19          15.67
Condominium...................          32           16,937,690.16           5.66
Two- to Four-Family...........          13            9,108,668.08           3.04
Cooperative...................           2              951,723.82           0.32
                                       ---         ---------------         ------
   Total......................         585         $299,442,079.45         100.00%
                                       ===         ===============         ======


                             LOAN PURPOSE -- POOL 2



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
        LOAN PURPOSE             MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

Purchase......................         285         $144,814,378.96          48.36%
Cash Out Refinance............         186           98,026,842.84          32.74
Rate/Term Refinance...........         114           56,600,857.65          18.90
                                       ---         ---------------         ------
   Total......................         585         $299,442,079.45         100.00%
                                       ===         ===============         ======


                          LOAN DOCUMENTATION -- POOL 2



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
      LOAN DOCUMENTATION         MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

Full Documentation............         347         $173,348,683.95          57.89%
Limited Documentation.........         168           87,645,701.00          29.27
No Documentation..............          52           27,739,821.54           9.26
No Ratio Documentation........          18           10,707,872.96           3.58
                                       ---         ---------------         ------
   Total......................         585         $299,442,079.45         100.00%
                                       ===         ===============         ======


                           OCCUPANCY STATUS -- POOL 2



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
        OCCUPANCY STATUS         MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

Primary Home..................         548         $278,874,900.37          93.13%
Second Home...................          25           13,414,844.30           4.48
Investment....................          12            7,152,334.78           2.39
                                       ---         ---------------         ------
   Total......................         585         $299,442,079.45         100.00%
                                       ===         ===============         ======


                                      S-B-8

                      PREPAYMENT PENALTY (YEARS) -- POOL 2



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
  PREPAYMENT PENALTY (YEARS)     MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

No Penalty....................         496         $245,101,152.57          81.85%
0.333.........................           2            1,185,000.00           0.40
0.500.........................           6            3,065,000.00           1.02
0.583.........................           1              409,500.00           0.14
1.000.........................           3            1,606,109.80           0.54
3.000.........................          76           47,480,180.02          15.86
5.000.........................           1              595,137.06           0.20
                                       ---         ---------------         ------
Total.........................         585         $299,442,079.45         100.00%
                                       ===         ===============         ======


                                      S-B-9

                     ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 3



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
       RANGE OF ORIGINAL            NUMBER OF         SCHEDULED           SCHEDULED
   LOAN-TO-VALUE RATIOS (%)      MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

10.01 to 20.00................           2          $   101,163.04           0.10%
20.01 to 30.00................           1               69,935.17           0.07
30.01 to 40.00................           5              763,600.10           0.77
40.01 to 50.00................          13            1,871,623.56           1.88
50.01 to 60.00................          15            2,609,188.54           2.62
60.01 to 70.00................          43            8,640,456.62           8.69
70.01 to 80.00................         466           77,228,257.78          77.65
80.01 to 90.00..............            13            3,046,544.82           3.06
90.01 to 100.00..............           30            4,945,575.67           4.97
100.01 to 110.00*.............           1              186,003.72           0.19
                                       ---          --------------         ------
   Total......................         589          $99,462,349.02         100.00%
                                       ===          ==============         ======


     The weighted average original loan-to-value ratio is approximately 78.00%.

----------
*    No mortgage loan has a current loan-to-value ratio which exceeds 100%.

                            MORTGAGE RATES -- POOL 3



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
           RANGE OF                 NUMBER OF         SCHEDULED           SCHEDULED
       MORTGAGE RATES (%)        MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

4.50001 to 5.00000............           2          $   408,800.00           0.41%
5.00001 to 5.50000............          10            2,263,439.72           2.28
5.50001 to 6.00000............         236           40,594,662.14          40.81
6.00001 to 6.50000............         178           28,986,938.99          29.14
6.50001 to 7.00000............          73           10,574,388.88          10.63
7.00001 to 7.50000............          37            6,036,608.41           6.07
7.50001 to 8.00000............          25            5,013,473.05           5.04
8.00001 to 8.50000............           9            1,263,141.36           1.27
8.50001 to 9.00000............          12            3,187,695.98           3.20
9.00001 to 9.50000............           6            1,107,037.45           1.11
9.50001 to 10.00000...........           1               26,163.04           0.03
                                       ---          --------------         ------
   Total......................         589          $99,462,349.02         100.00%
                                       ===          ==============         ======


     The weighted average mortgage rate is approximately 6.423% per annum.

                       ORIGINAL TERM TO MATURITY -- POOL 3



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
       RANGE OF ORIGINAL            NUMBER OF         SCHEDULED           SCHEDULED
  TERMS TO MATURITY (MONTHS)     MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

241 to 360....................        589           $99,462,349.02         100.00%
                                      ---           --------------         ------
   Total......................        589           $99,462,349.02         100.00%
                                      ===           ==============         ======


     The weighted average original term to maturity is approximately 360 months.

                                     S-B-10

                      REMAINING TERMS TO MATURITY -- POOL 3



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
      RANGE OF REMAINING            NUMBER OF         SCHEDULED           SCHEDULED
  TERMS TO MATURITY (MONTHS)     MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

241 to 360 ...................         589          $99,462,349.02         100.00%
                                       ---          --------------         ------
   Total .....................         589          $99,462,349.02         100.00%
                                       ===          ==============         ======


     The weighted average remaining term to maturity is approximately 358 months.

                        GEOGRAPHIC DISTRIBUTION -- POOL 3



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
             STATE               MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

California ...................          46          $12,217,608.51          12.28%
Florida ......................          68           10,242,083.45          10.30
Texas ........................          73            8,873,548.63           8.92
Massachusetts ................          30            7,435,432.22           7.48
Colorado .....................          43            7,318,027.08           7.36
Minnesota ....................          32            5,554,984.29           5.59
Arizona ......................          40            5,521,899.34           5.55
New York .....................          17            4,889,517.67           4.92
Utah .........................          31            4,523,002.11           4.55
Maryland .....................          22            4,401,377.25           4.43
Other ........................         187           28,484,868.47          28.64
                                       ---          --------------         ======
   Total .....................         589          $99,462,349.02         100.00%
                                       ===          ==============         ======


               CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 3



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
      RANGE OF SCHEDULED            NUMBER OF         SCHEDULED           SCHEDULED
    PRINCIPAL BALANCES ($)       MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

0.01 to 50,000.00 ............           5          $   178,938.69           0.18%
50,000.01 to 100,000.00 ......          91            7,334,011.10           7.37
100,000.01 to 150,000.00 .....         204           25,582,339.57          25.72
150,000.01 to 200,000.00 .....         135           23,480,530.60          23.61
200,000.01 to 250,000.00 .....          59           13,173,885.06          13.25
250,000.01 to 300,000.00 .....          34            9,271,010.88           9.32
300,000.01 to 350,000.00 .....          45           14,593,310.62          14.67
350,000.01 to 400,000.00 .....          14            5,034,822.72           5.06
400,000.01 to 450,000.00 .....           2              813,499.78           0.82
                                       ---          --------------         ------
   Total .....................         589          $99,462,349.02         100.00%
                                       ===          ==============         ======


     The average Cut-off Date Scheduled Principal Balance is approximately
$168,866.

                                     S-B-11

                             PROPERTY TYPE -- POOL 3



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
         PROPERTY TYPE           MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

Single Family ................         334          $55,154,668.42          55.45%
Planned Unit Development .....         131           22,191,654.80          22.31
Condominium ..................          81           11,367,154.44          11.43
Two- to Four-Family ..........          43           10,748,871.36          10.81
                                       ---          --------------         ------
   Total .....................         589          $99,462,349.02         100.00%
                                       ===          ==============         ======


                             LOAN PURPOSE -- POOL 3



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
         LOAN PURPOSE            MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

Purchase .....................         589          $99,462,349.02         100.00%
                                       ---          --------------         ------
   Total .....................         589          $99,462,349.02         100.00%
                                       ===          ==============         ======


                          LOAN DOCUMENTATION -- POOL 3



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
      LOAN DOCUMENTATION         MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

Full Documentation ...........         292          $45,049,845.27          45.29%
Limited Documentation ........         194           35,860,471.38          36.05
No Documentation .............          78           13,634,573.02          13.71
No Ratio Documentation .......          25            4,917,459.35           4.94
                                       ---          --------------         ------
   Total .....................         589          $99,462,349.02         100.00%
                                       ===          ==============         ======


                           OCCUPANCY STATUS -- POOL 3



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
       OCCUPANCY STATUS          MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

Primary Home .................         589          $99,462,349.02         100.00%
                                       ---          --------------         ------
   Total .....................         589          $99,462,349.02         100.00%
                                       ===          ==============         ======


                      PREPAYMENT PENALTY (YEARS) -- POOL 3



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
  PREPAYMENT PENALTY (YEARS)     MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

No Penalty ...................         331          $58,537,060.33          58.85%
0.500 ........................           4              706,221.19           0.71
1.000 ........................          10            2,196,096.12           2.21
2.000 ........................           3              326,948.13           0.33
3.000 ........................         232           36,126,411.58          36.32
5.000 ........................           9            1,569,611.67           1.58
                                       ---          --------------         ------
   Total .....................         589          $99,462,349.02         100.00%
                                       ===          ==============         ======


                                     S-B-12

                     ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 4



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
       RANGE OF ORIGINAL            NUMBER OF         SCHEDULED           SCHEDULED
   LOAN-TO-VALUE RATIOS (%)      MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

10.01 to 20.00 ...............           4          $    458,000.00          0.22%
20.01 to 30.00 ...............          14             2,439,200.00          1.17
30.01 to 40.00 ...............          19             4,877,000.00          2.35
40.01 to 50.00 ...............          64            20,743,771.39          9.99
50.01 to 60.00 ...............         113            40,299,270.12         19.40
60.01 to 70.00 ...............         139            47,418,865.37         22.83
70.01 to 80.00 ...............         366            89,734,688.26         43.20
80.01 to 90.00 ...............           5             1,452,938.00          0.70
90.01 to 100.00 ..............           2               303,905.00          0.15
                                       ---          ---------------        ------
   Total .....................         726          $207,727,638.14        100.00%
                                       ===          ===============        ======


     The weighted average original loan-to-value ratio is approximately 66.16%.

                            MORTGAGE RATES -- POOL 4



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
           RANGE OF                 NUMBER OF         SCHEDULED           SCHEDULED
      MORTGAGE RATES (%)         MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

5.50001 to 6.00000 ...........         568         $172,321,309.25          82.96%
6.00001 to 6.50000 ...........         158           35,406,328.89          17.04
                                       ---         ---------------         ------
   Total .....................         726         $207,727,638.14         100.00%
                                       ===         ===============         ======


     The weighted average mortgage rate is approximately 5.966% per annum.

                       ORIGINAL TERM TO MATURITY -- POOL 4



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
       RANGE OF ORIGINAL            NUMBER OF         SCHEDULED           SCHEDULED
  TERMS TO MATURITY (MONTHS)     MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

241 to 360 ...................         726         $207,727,638.14         100.00%
                                       ---         ---------------         ------
   Total .....................         726         $207,727,638.14         100.00%
                                       ===         ===============         ======


     The weighted average original term to maturity is approximately 360 months.

                      REMAINING TERMS TO MATURITY -- POOL 4



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
      RANGE OF REMAINING            NUMBER OF         SCHEDULED           SCHEDULED
  TERMS TO MATURITY (MONTHS)     MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

241 to 360 ...................         726         $207,727,638.14          100.00%
                                       ---         ---------------          ------
   Total .....................         726         $207,727,638.14          100.00%
                                       ===         ---------------          ======


     The weighted average remaining term to maturity is approximately 360 months.

                                     S-B-13

                        GEOGRAPHIC DISTRIBUTION -- POOL 4



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
             STATE               MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

California ...................         261         $103,439,225.71          49.80%
Texas ........................          73           13,351,016.07           6.43
Colorado .....................          57           12,916,476.11           6.22
Florida ......................          33            7,819,795.95           3.76
Washington ...................          28            6,390,576.26           3.08
Minnesota ....................          25            5,563,946.16           2.68
Virginia .....................          19            5,143,094.66           2.48
Maryland .....................          19            5,134,125.00           2.47
New York .....................          16            5,056,449.02           2.43
Arizona ......................          23            4,630,657.74           2.23
Other ........................         172           38,282,275.46          18.43
                                       ---         ---------------         ------
   Total .....................         726         $207,727,638.14         100.00%
                                       ===         ===============         ======


               CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 4



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
           RANGE OF                                     TOTAL              BY TOTAL
 SCHEDULED PRINCIPAL BALANCES       NUMBER OF         SCHEDULED           SCHEDULED
              ($)                MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

50,000.01 to 100,000.00 ......          41         $  3,502,440.38           1.69%
100,000.01 to 150,000.00 .....         124           15,844,498.77           7.63
150,000.01 to 200,000.00 .....         115           20,559,651.95           9.90
200,000.01 to 250,000.00 .....         123           28,105,109.19          13.53
250,000.01 to 300,000.00 .....          82           22,797,978.33          10.97
300,000.01 to 350,000.00 .....          54           17,438,245.29           8.39
350,000.01 to 400,000.00 .....          66           24,025,332.05          11.57
400,000.01 to 450,000.00 .....          19            8,169,149.02           3.93
450,000.01 to 500,000.00 .....          21            9,995,463.90           4.81
500,000.01 to 550,000.00 .....          20           10,682,050.00           5.14
550,000.01 to 600,000.00 .....          14            8,082,025.00           3.89
600,000.01 to 650,000.00 .....          11            6,975,200.00           3.36
650,000.01 to 700,000.00 .....           8            5,378,450.00           2.59
700,000.01 to 750,000.00 .....           2            1,470,000.00           0.71
750,000.01 to 800,000.00 .....           7            5,498,584.56           2.65
800,000.01 to 850,000.00 .....           2            1,675,500.00           0.81
850,000.01 to 900,000.00 .....           3            2,661,100.00           1.28
900,000.01 to 950,000.00 .....           4            3,691,859.70           1.78
950,000.01 to 1,000,000.00 ...           7            6,975,000.00           3.36
1,250,000.01 to
   1,500,000.00 ..............           3            4,200,000.00           2.02
                                       ---         ---------------         ------
   Total .....................         726         $207,727,638.14         100.00%
                                       ===         ===============         ======


     The average Cut-off Date Scheduled Principal Balance is approximately
$286,126.

                                     S-B-14

                             PROPERTY TYPE -- POOL 4



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
         PROPERTY TYPE           MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

Single Family ................         475         $136,426,906.12          65.68%
Planned Unit Development .....         164           44,907,266.66          21.62
Condominium ..................          57           13,889,367.66           6.69
Two-to-Four Family ...........          30           12,504,097.70           6.02
                                       ---         ---------------         ------
   Total .....................         726         $207,727,638.14         100.00%
                                       ===         ===============         ======


                             LOAN PURPOSE -- POOL 4



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
         LOAN PURPOSE            MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

Purchase .....................         357         $ 93,083,349.81          44.81%
Cash Out Refinance ...........         255           81,867,503.44          39.41
Rate/Term Refinance ..........         114           32,776,784.89          15.78
                                       ---         ---------------         ------
   Total .....................         726         $207,727,638.14         100.00%
                                       ===         ===============         ======


                          LOAN DOCUMENTATION -- POOL 4



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
      LOAN DOCUMENTATION         MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

Limited Documentation ........         253         $ 78,290,514.13          37.69%
No Documentation .............         183           59,632,825.69          28.71
Full Documentation ...........         237           52,588,520.61          25.32
No Ratio Documentation .......          53           17,215,777.71           8.29
                                       ---         ---------------         ------
   Total .....................         726         $207,727,638.14         100.00%
                                       ===         ===============         ======


                           OCCUPANCY STATUS -- POOL 4



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
       OCCUPANCY STATUS          MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

Primary Home .................         615         $176,080,676.31          84.77%
Investment Home ..............          95           26,826,994.83          12.91
Second Home ..................          16            4,819,967.00           2.32
                                       ---         ---------------         ------
   Total .....................         726         $207,727,638.14         100.00%
                                       ===         ===============         ======


                                     S-B-15

                      PREPAYMENT PENALTY (YEARS) -- POOL 4



                                                                        PERCENTAGE OF
                                                                        MORTGAGE LOANS
                                                        TOTAL              BY TOTAL
                                    NUMBER OF         SCHEDULED           SCHEDULED
  PREPAYMENT PENALTY (YEARS)     MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------   --------------   -----------------   -----------------

No Penalty ...................         417         $122,216,042.20          58.83%
0.333 ........................          17            5,277,950.00           2.54
0.417 ........................           1              628,000.00           0.30
0.500 ........................          21            6,428,071.76           3.09
0.583 ........................           1              225,000.00           0.11
0.667 ........................           1              700,000.00           0.34
3.000 ........................         267           72,141,735.51          34.73
5.000 ........................           1              110,838.67           0.05
                                       ---         ---------------         ------
   Total .....................         726         $207,727,638.14         100.00%
                                       ===         ===============         ======


                                     S-B-16

                                   ANNEX C-1:
                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 1



                                                                                                        REMAINING
                                                                                 ORIGINAL   REMAINING    INTEREST
                                                                       NET        TERM TO    TERM TO       ONLY
                                    PRINCIPAL        MORTGAGE       MORTGAGE     MATURITY    MATURITY      TERM
                                   BALANCE ($)       RATE (%)       RATE (%)     (MONTHS)    (MONTHS)   (MONTHS)*
                                 ---------------   ------------   ------------   --------   ---------   ---------

1 ............................   $ 75,316,025.48   5.5093506917   5.2639364244      360        344         N/A
2 (AX)(1) ....................   $155,572,457.93   5.8428527737   5.6019397829      360        347         N/A
3 (AX)(1) ....................   $  2,205,259.44   5.7500000000   5.5000000000      360        357         117
4 (PAX)(1) ...................   $ 39,959,676.49   5.8456094487   5.5979290250      360        358         N/A
5 (PAX)(1) ...................   $ 10,953,543.54   5.7500000000   5.5000000000      360        359         119


----------
(1)  Excess interest received on the Assumed Mortgage Loan is paid to the related Class of Interest-Only Components.

*    Assumed Mortgage Loans which provide for monthly payments of interest at the Mortgage Rate but no payments of principal for a specified term.

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 2



                                                                                                        REMAINING
                                                                                 ORIGINAL   REMAINING    INTEREST
                                                                       NET        TERM TO    TERM TO       ONLY
                                    PRINCIPAL        MORTGAGE       MORTGAGE     MATURITY    MATURITY      TERM
                                   BALANCE ($)       RATE (%)       RATE (%)     (MONTHS)    (MONTHS)   (MONTHS)*
                                 ---------------   ------------   ------------   --------   ---------   ---------

1 ............................   $ 30,820,571.63   5.8750000000   5.6358027862      360        349         N/A
2 ............................   $ 20,653,650.00   5.8750000000   5.6250000000      360        359         119
3 (AX)(1) ....................   $201,099,413.19   6.1180023152   5.8768477362      360        346         N/A
4 (AX)(1) ....................   $ 16,693,737.00   6.0770448896   5.8270448896      360        360         120
5 (PAX)(1) ...................   $  7,882,669.63   6.0400365732   5.7928110275      360        358         N/A
6 (PAX)(1) ...................   $ 22,292,038.00   6.0774394764   5.8274394764      360        360         120


----------
(1)  Excess interest received on the Assumed Mortgage Loan is paid to the related Class of Interest-Only Components.

*    Assumed Mortgage Loans which provide for monthly payments of interest at the Mortgage Rate but no payments of principal for a specified term.

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 3



                                                                                                        REMAINING
                                                                                 ORIGINAL   REMAINING    INTEREST
                                                                       NET        TERM TO    TERM TO       ONLY
                                    PRINCIPAL        MORTGAGE       MORTGAGE     MATURITY    MATURITY      TERM
                                   BALANCE ($)       RATE (%)       RATE (%)     (MONTHS)    (MONTHS)   (MONTHS)*
                                 ---------------   ------------   ------------   --------   ---------   ---------

1 ............................   $65,906,098.41    6.3867237092   6.0930110025      360        357         N/A
2 ............................   $33,556,250.61    6.4933038973   6.1475406309      360        359         119


----------
*    Assumed Mortgage Loans which provide for monthly payments of interest at the Mortgage Rate but no payments of principal for a specified term.

                                     S-C-1-1

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 4



                                                                                                        REMAINING
                                                                                 ORIGINAL   REMAINING    INTEREST
                                                                       NET        TERM TO    TERM TO       ONLY
                                    PRINCIPAL        MORTGAGE       MORTGAGE     MATURITY    MATURITY      TERM
                                   BALANCE ($)       RATE (%)       RATE (%)     (MONTHS)    (MONTHS)   (MONTHS)*
                                 ---------------   ------------   ------------   --------   ---------   ---------

1 ............................   $20,573,064.30    5.8750000000   5.6250000000      360        360         N/A
2 ............................   $71,979,833.53    5.8750000000   5.6250000000      360        360         120
3 (AX)(1) ....................   $24,293,467.28    6.0415484318   5.7915484318      360        360         N/A
4 (AX)(1) ....................   $50,738,160.52    6.0293462057   5.7793462057      360        360         120
5 (PAX)(1) ...................   $ 8,363,393.51    6.0545660858   5.8045660858      360        360         N/A
6 (PAX)(1) ...................   $31,779,719.00    6.0462907019   5.7962907019      360        360         120


----------
(1)  Excess interest received on the Assumed Mortgage Loan is paid to the related Class of Interest-Only Components.

*    Assumed Mortgage Loans which provide for monthly payments of interest at the Mortgage Rate but no payments of principal for a specified term.

                                     S-C-1-2

                                   ANNEX C-2:
                        PRINCIPAL AMOUNT DECREMENT TABLES

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA



                                      CLASS 1-A1 CERTIFICATES            CLASS 1-A2 CERTIFICATES
                                 --------------------------------   --------------------------------
DATE                              0%    150%   300%   450%   600%    0%    150%   300%   450%   600%
------------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage ...........    100    100    100    100    100    100    100    100    100    100
June 2006 ....................     99     93     87     81     75    100    100    100    100    100
June 2007 ....................     97     83     70     58     47    100    100    100    100    100
June 2008 ....................     96     74     56     40     27    100    100    100    100    100
June 2009 ....................     94     66     43     27     15    100    100    100    100    100
June 2010 ....................     92     58     34     17      7    100    100    100    100    100
June 2011 ....................     90     51     26     11      3     98     95     92     89     84
June 2012 ....................     89     45     20      7      1     96     90     83     76     66
June 2013 ....................     87     40     16      5      0     94     83     72     61     45
June 2014 ....................     85     36     13      3      0     92     75     60     46     27
June 2015 ....................     82     32     10      2      0     89     67     48     32     17
June 2016 ....................     80     28      8      2      0     87     59     38     23     10
June 2017 ....................     77     24      6      1      0     84     52     30     16      6
June 2018 ....................     75     21      5      1      0     81     45     24     11      4
June 2019 ....................     72     19      4      1      0     78     40     19      8      2
June 2020 ....................     69     16      3      *      0     74     35     15      6      1
June 2021 ....................     65     14      2      *      0     71     30     12      4      1
June 2022 ....................     62     12      2      *      0     67     26      9      3      1
June 2023 ....................     58     10      1      *      0     63     22      7      2      *
June 2024 ....................     54      9      1      *      0     59     19      5      1      *
June 2025 ....................     50      7      1      *      0     54     16      4      1      *
June 2026 ....................     46      6      1      *      0     50     13      3      1      *
June 2027 ....................     41      5      *      *      0     45     11      2      *      *
June 2028 ....................     36      4      *      *      0     39      9      2      *      *
June 2029 ....................     31      3      *      *      0     34      7      1      *      *
June 2030 ....................     26      2      *      *      0     28      5      1      *      *
June 2031 ....................     20      2      *      *      0     21      4      *      *      *
June 2032 ....................     14      1      *      *      0     15      2      *      *      *
June 2033 ....................      7      1      *      *      0      8      1      *      *      *
June 2034 ....................      1      *      *      *      0      1      *      *      *      *
June 2035 ....................      0      0      0      0      0      0      0      0      0      0
Weighted Average Life in
   Years .....................   18.5    8.2    4.6    3.1    2.3   19.8   13.6   10.8    9.3    8.2




                                                                             CLASS 1-A4 AND
                                      CLASS 1-A3 CERTIFICATES            CLASS 1-A5 CERTIFICATES
                                 --------------------------------   --------------------------------
DATE                              0%    150%   300%   450%   600%    0%    150%   300%   450%   600%
------------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage ...........    100    100    100    100    100    100    100    100    100    100
June 2006 ....................     98     92     92     92     92    100     95     79     63     48
June 2007 ....................     96     81     81     81     75    100     88     53     20      0
June 2008 ....................     93     70     70     64     43    100     81     31      0      0
June 2009 ....................     90     59     59     43     23    100     76     17      0      0
June 2010 ....................     88     49     49     27     10    100     72      7      0      0
June 2011 ....................     85     41     41     18      4    100     69      2      0      0
June 2012 ....................     82     32     32     11      1    100     68      0      0      0
June 2013 ....................     79     25     25      7      0    100     65      0      0      0
June 2014 ....................     76     20     20      5      0    100     62      0      0      0
June 2015 ....................     72     16     16      3      0    100     58      0      0      0
June 2016 ....................     68     13     13      2      0    100     54      0      0      0
June 2017 ....................     64     10     10      2      0    100     49      0      0      0
June 2018 ....................     60      8      8      1      0    100     45      0      0      0
June 2019 ....................     55      6      6      1      0    100     40      0      0      0
June 2020 ....................     50      5      5      1      0    100     36      0      0      0
June 2021 ....................     45      4      4      *      0    100     32      0      0      0
June 2022 ....................     40      3      3      *      0    100     28      0      0      0
June 2023 ....................     34      2      2      *      0    100     24      0      0      0
June 2024 ....................     28      2      2      *      0    100     21      0      0      0
June 2025 ....................     21      1      1      *      0    100     18      0      0      0
June 2026 ....................     14      1      1      *      0    100     15      0      0      0
June 2027 ....................      7      1      1      *      0    100     13      0      0      0
June 2028 ....................      1      1      1      *      0     98     10      0      0      0
June 2029 ....................      *      *      *      *      0     84      8      0      0      0
June 2030 ....................      *      *      *      *      0     69      6      0      0      0
June 2031 ....................      *      *      *      *      0     53      4      0      0      0
June 2032 ....................      *      *      *      *      0     37      3      0      0      0
June 2033 ....................      *      *      *      *      0     19      1      0      0      0
June 2034 ....................      *      *      *      *      0      3      *      0      0      0
June 2035 ....................      0      0      0      0      0      0      0      0      0      0
Weighted Average Life in
   Years .....................   14.0    6.0    6.0    4.1    3.0   26.2   11.9    2.4    1.3    1.0


----------
*    Indicates a value between 0.0% and 0.5%.

                                     S-C-2-1

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA



                                      CLASS 1-A6 CERTIFICATES             CLASS R CERTIFICATES
                                 --------------------------------   -------------------------------
DATE                              0%    150%   300%   450%   600%    0%   150%   300%   450%   600%
------------------------------   ----   ----   ----   ----   ----   ---   ----   ----   ----   ----

Initial Percentage ...........    100    100    100    100    100   100    100    100    100    100
June 2006 ....................    100    100    100    100    100     0      0      0      0      0
June 2007 ....................    100    100    100    100      0     0      0      0      0      0
June 2008 ....................    100    100    100      0      0     0      0      0      0      0
June 2009 ....................    100    100    100      0      0     0      0      0      0      0
June 2010 ....................    100    100    100      0      0     0      0      0      0      0
June 2011 ....................    100    100    100      0      0     0      0      0      0      0
June 2012 ....................    100    100     23      0      0     0      0      0      0      0
June 2013 ....................    100    100     23      0      0     0      0      0      0      0
June 2014 ....................    100    100     23      0      0     0      0      0      0      0
June 2015 ....................    100    100     23      0      0     0      0      0      0      0
June 2016 ....................    100    100     23      0      0     0      0      0      0      0
June 2017 ....................    100    100     23      0      0     0      0      0      0      0
June 2018 ....................    100    100     23      0      0     0      0      0      0      0
June 2019 ....................    100    100     23      0      0     0      0      0      0      0
June 2020 ....................    100    100     23      0      0     0      0      0      0      0
June 2021 ....................    100    100     23      0      0     0      0      0      0      0
June 2022 ....................    100    100     23      0      0     0      0      0      0      0
June 2023 ....................    100    100     23      0      0     0      0      0      0      0
June 2024 ....................    100    100     23      0      0     0      0      0      0      0
June 2025 ....................    100    100     23      0      0     0      0      0      0      0
June 2026 ....................    100    100     23      0      0     0      0      0      0      0
June 2027 ....................    100    100     23      0      0     0      0      0      0      0
June 2028 ....................    100    100     23      0      0     0      0      0      0      0
June 2029 ....................    100    100     23      0      0     0      0      0      0      0
June 2030 ....................    100    100     23      0      0     0      0      0      0      0
June 2031 ....................    100    100     23      0      0     0      0      0      0      0
June 2032 ....................    100    100     23      0      0     0      0      0      0      0
June 2033 ....................    100    100     23      0      0     0      0      0      0      0
June 2034 ....................    100    100     23      0      0     0      0      0      0      0
June 2035 ....................      0      0      0      0      0     0      0      0      0      0
Weighted Average Life in
   Years .....................   29.9   29.9   12.3    2.7    1.8   0.1    0.1    0.1    0.1    0.1


                                     S-C-2-2

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
     OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PPC PREPAYMENT ASSUMPTION



                                          CLASS 2-A1 AND                       CLASS 2-A3
                                      CLASS 2-A2 CERTIFICATES           CLASS 2-A6 CERTIFICATES
                                 --------------------------------   -------------------------------
DATE                              0%     50%   100%   150%   200%    0%    50%   100%   150%   200%
------------------------------   ----   ----   ----   ----   ----   ----   ---   ----   ----   ----

Initial Percentage ...........    100    100    100    100    100    100   100    100    100    100
June 2006 ....................    100    100    100    100    100     99    88     77     66     55
June 2007 ....................    100    100    100    100    100     98    76     57     40     25
June 2008 ....................    100    100    100    100    100     96    66     41     22      7
June 2009 ....................    100    100    100    100     89     95    56     28      9      0
June 2010 ....................    100    100    100    100     39     93    48     19      1      0
June 2011 ....................     98     95     92     77     15     92    41     12      0      0
June 2012 ....................     97     90     82     48      2     90    35      7      0      0
June 2013 ....................     95     83     70     30      0     89    30      4      0      0
June 2014 ....................     93     74     57     20      0     87    26      3      0      0
June 2015 ....................     91     66     44     14      0     85    23      2      0      0
June 2016 ....................     89     57     35      9      0     82    20      1      0      0
June 2017 ....................     86     50     27      6      0     80    17      *      0      0
June 2018 ....................     83     43     21      4      0     77    14      0      0      0
June 2019 ....................     80     38     16      3      0     74    12      0      0      0
June 2020 ....................     77     32     12      2      0     71    10      0      0      0
June 2021 ....................     73     28      9      1      0     68     8      0      0      0
June 2022 ....................     69     24      7      1      0     64     7      0      0      0
June 2023 ....................     65     20      5      1      0     60     6      0      0      0
June 2024 ....................     61     17      4      *      0     56     4      0      0      0
June 2025 ....................     57     14      3      *      0     52     3      0      0      0
June 2026 ....................     52     12      2      *      0     47     2      0      0      0
June 2027 ....................     47      9      2      *      0     42     1      0      0      0
June 2028 ....................     41      8      1      *      0     37     1      0      0      0
June 2029 ....................     36      6      1      *      0     32     *      0      0      0
June 2030 ....................     29      4      1      *      0     26     0      0      0      0
June 2031 ....................     23      3      *      *      0     20     0      0      0      0
June 2032 ....................     16      2      *      *      0     13     0      0      0      0
June 2033 ....................      9      1      *      *      0      6     0      0      0      0
June 2034 ....................      2      *      *      *      0      0     0      0      0      0
June 2035 ....................      0      0      0      0      0      0     0      0      0      0
Weighted Average Life in
   Years .....................   20.2   13.3   10.4    7.7    5.0   18.8   6.5    3.0    1.9    1.3




                                      CLASS 2-A5 CERTIFICATES           CLASS 3-A1 CERTIFICATES
                                 --------------------------------   -------------------------------
DATE                              0%     50%   100%   150%   200%    0%    50%   100%   150%   200%
------------------------------   ----   ----   ----   ----   ----   ----   ---   ----   ----   ----

Initial Percentage ...........    100    100    100    100    100    100   100    100    100    100
June 2006 ....................    100    100    100    100    100     99    91     83     75     67
June 2007 ....................    100    100    100    100    100     98    81     65     51     38
June 2008 ....................    100    100    100    100    100     98    72     51     34     21
June 2009 ....................    100    100    100    100      0     97    64     40     23     11
June 2010 ....................    100    100    100    100      0     96    56     31     15      5
June 2011 ....................    100    100    100      0      0     95    50     24      9      2
June 2012 ....................    100    100    100      0      0     93    44     18      6      1
June 2013 ....................    100    100    100      0      0     92    39     14      4      0
June 2014 ....................    100    100    100      0      0     91    35     11      2      0
June 2015 ....................    100    100    100      0      0     89    31      9      2      0
June 2016 ....................    100    100    100      0      0     87    27      7      1      0
June 2017 ....................    100    100    100      0      0     85    24      5      1      0
June 2018 ....................    100    100     79      0      0     82    21      4      1      0
June 2019 ....................    100    100     61      0      0     79    18      3      *      0
June 2020 ....................    100    100     47      0      0     76    15      2      *      0
June 2021 ....................    100    100     36      0      0     73    13      2      *      0
June 2022 ....................    100    100     27      0      0     70    11      1      *      0
June 2023 ....................    100    100     20      0      0     66    10      1      *      0
June 2024 ....................    100    100     15      0      0     62     8      1      *      0
June 2025 ....................    100    100     11      0      0     58     7      1      *      0
June 2026 ....................    100    100      8      0      0     54     6      *      *      0
June 2027 ....................    100    100      6      0      0     49     5      *      *      0
June 2028 ....................    100    100      4      0      0     44     4      *      *      0
June 2029 ....................    100    100      3      0      0     39     3      *      *      0
June 2030 ....................    100     76      2      0      0     33     2      *      *      0
June 2031 ....................    100     54      1      0      0     27     2      *      *      0
June 2032 ....................    100     34      1      0      0     21     1      *      *      0
June 2033 ....................    100     17      *      0      0     14     1      *      *      0
June 2034 ....................     85      3      *      0      0      6     *      *      *      0
June 2035 ....................      0      0      0      0      0      0     0      0      0      0
Weighted Average Life in
   Years .....................   29.4   26.4   15.7    5.4    3.8   20.3   7.9    4.3    2.8    2.0


----------
*    Indicates a value between 0.0% and 0.5%.

                                     S-C-2-3

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
      OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PPC PREPAYMENT ASSUMPTION

                                          CLASS 4-A1 AND
                                     CLASS 4-A2 CERTIFICATES
                                 -------------------------------
DATE                              0%    50%   100%   150%   200%
------------------------------   ----   ---   ----   ----   ----
Initial Percentage............    100   100    100    100    100
June 2006.....................    100    93     86     79     72
June 2007.....................     99    83     68     54     42
June 2008.....................     99    74     53     37     23
June 2009.....................     99    66     42     24     12
June 2010.....................     98    59     32     16      6
June 2011.....................     98    52     25     10      2
June 2012.....................     97    47     20      7      1
June 2013.....................     97    42     15      4      *
June 2014.....................     96    37     12      3      0
June 2015.....................     96    33     10      2      0
June 2016.....................     93    29      8      1      0
June 2017.....................     91    26      6      1      0
June 2018.....................     88    22      5      1      0
June 2019.....................     85    19      4      *      0
June 2020.....................     81    17      3      *      0
June 2021.....................     78    14      2      *      0
June 2022.....................     74    12      2      *      0
June 2023.....................     70    11      1      *      0
June 2024.....................     66     9      1      *      0
June 2025.....................     62     7      1      *      0
June 2026.....................     57     6      *      *      0
June 2027.....................     52     5      *      *      0
June 2028.....................     47     4      *      *      0
June 2029.....................     41     3      *      *      0
June 2030.....................     35     3      *      *      0
June 2031.....................     29     2      *      *      0
June 2032.....................     23     1      *      *      0
June 2033.....................     15     1      *      *      0
June 2034.....................      8     *      *      *      0
June 2035.....................      0     0      0      0      0
Weighted Average Life in
   Years......................   21.3   8.3    4.5    2.9    2.1

----------
*    Indicates a value between 0.0% and 0.5%.

                                     S-C-2-4

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA



                                       CLASS AP CERTIFICATES              CLASS B1 CERTIFICATES
                                 --------------------------------   --------------------------------
DATE                              0%    150%   300%   450%   600%    0%    150%   300%   450%   600%
------------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage............    100    100    100    100    100    100    100    100    100    100
June 2006.....................     99     94     90     85     80     99     99     99     99     99
June 2007.....................     98     86     75     65     56     98     98     98     98     98
June 2008.....................     97     78     61     47     36     97     97     97     97     97
June 2009.....................     96     70     50     34     23     96     96     96     96     96
June 2010.....................     95     63     40     25     14     95     95     95     95     95
June 2011.....................     93     56     33     18      9     94     91     89     86     82
June 2012.....................     92     51     26     13      6     93     87     81     75     68
June 2013.....................     90     45     21      9      4     91     81     71     61     52
June 2014.....................     89     41     17      7      2     90     74     59     47     36
June 2015.....................     87     36     14      5      1     88     66     48     34     22
June 2016.....................     85     32     11      3      1     86     58     38     24     14
June 2017.....................     82     28      9      2      1     83     52     30     17      9
June 2018.....................     79     25      7      2      *     80     45     24     12      5
June 2019.....................     76     22      5      1      *     78     40     19      8      3
June 2020.....................     73     19      4      1      *     74     35     15      6      2
June 2021.....................     69     16      3      1      *     71     30     12      4      1
June 2022.....................     66     14      3      *      *     67     26      9      3      1
June 2023.....................     62     12      2      *      *     64     22      7      2      *
June 2024.....................     58     10      2      *      *     60     19      5      1      *
June 2025.....................     54      9      1      *      *     56     16      4      1      *
June 2026.....................     49      7      1      *      *     51     14      3      1      *
June 2027.....................     44      6      1      *      *     46     11      2      *      *
June 2028.....................     39      5      *      *      *     41      9      2      *      *
June 2029.....................     34      4      *      *      *     36      7      1      *      *
June 2030.....................     28      3      *      *      *     30      5      1      *      *
June 2031.....................     22      2      *      *      *     24      4      1      *      *
June 2032.....................     16      1      *      *      *     18      3      *      *      *
June 2033.....................      9      1      *      *      *     11      1      *      *      *
June 2034.....................      3      *      *      *      *      4      *      *      *      *
June 2035.....................      0      0      0      0      0      0      0      0      0      0
Weighted Average Life in
   Years......................   19.4    8.9    5.3    3.7    2.8   19.7   13.4   10.6    9.2    8.3




                                       CLASS B2 CERTIFICATES              CLASS B3 CERTIFICATES
                                 --------------------------------   --------------------------------
DATE                              0%    150%   300%   450%   600%    0%    150%   300%   450%   600%
------------------------------   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage............    100    100    100    100    100    100    100    100    100    100
June 2006.....................     99     99     99     99     99     99     99     99     99     99
June 2007.....................     98     98     98     98     98     98     98     98     98     98
June 2008.....................     97     97     97     97     97     97     97     97     97     97
June 2009.....................     96     96     96     96     96     96     96     96     96     96
June 2010.....................     95     95     95     95     95     95     95     95     95     95
June 2011.....................     94     91     88     86     82     94     91     88     86     82
June 2012.....................     92     87     81     74     68     92     87     81     74     68
June 2013.....................     91     81     71     61     51     91     81     71     61     51
June 2014.....................     90     74     59     47     36     90     74     59     47     36
June 2015.....................     88     66     48     33     22     88     66     48     33     22
June 2016.....................     86     58     38     24     14     86     58     38     24     14
June 2017.....................     83     51     30     17      9     83     51     30     17      9
June 2018.....................     80     45     24     12      5     80     45     24     12      5
June 2019.....................     77     40     19      8      3     77     40     19      8      3
June 2020.....................     74     35     15      6      2     74     35     15      6      2
June 2021.....................     71     30     12      4      1     71     30     12      4      1
June 2022.....................     67     26      9      3      1     67     26      9      3      1
June 2023.....................     64     22      7      2      *     64     22      7      2      *
June 2024.....................     60     19      5      1      *     60     19      5      1      *
June 2025.....................     55     16      4      1      *     55     16      4      1      *
June 2026.....................     51     13      3      1      *     51     13      3      1      *
June 2027.....................     46     11      2      *      *     46     11      2      *      *
June 2028.....................     41      9      2      *      *     41      9      2      *      *
June 2029.....................     36      7      1      *      *     36      7      1      *      *
June 2030.....................     30      5      1      *      *     30      5      1      *      *
June 2031.....................     24      4      1      *      *     24      4      1      *      *
June 2032.....................     17      3      *      *      *     17      3      *      *      *
June 2033.....................     11      1      *      *      *     11      1      *      *      *
June 2034.....................      4      *      *      *      *      4      *      *      *      *
June 2035.....................      0      0      0      0      0      0      0      0      0      0
Weighted Average Life in
   Years......................   19.7   13.3   10.6    9.2    8.3   19.7   13.3   10.6    9.2    8.3


----------
*    Indicates a value between 0.0% and 0.5%.

                                     S-C-2-5

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA



                                       CLASS B4 CERTIFICATES
                                 --------------------------------
DATE                              0%    150%   300%   450%   600%
------------------------------   ----   ----   ----   ----   ----

Initial Percentage............    100    100    100    100    100
June 2006.....................     99     99     99     99     99
June 2007.....................     98     98     98     98     98
June 2008.....................     97     97     97     97     97
June 2009.....................     96     96     96     96     97
June 2010.....................     95     95     95     95     96
June 2011.....................     94     92     89     86     83
June 2012.....................     93     87     81     75     69
June 2013.....................     92     81     71     61     52
June 2014.....................     90     74     60     47     36
June 2015.....................     89     66     48     34     23
June 2016.....................     86     59     38     24     14
June 2017.....................     84     52     31     17      9
June 2018.....................     81     46     24     12      5
June 2019.....................     78     40     19      8      3
June 2020.....................     75     35     15      6      2
June 2021.....................     72     30     12      4      1
June 2022.....................     68     26      9      3      1
June 2023.....................     64     23      7      2      *
June 2024.....................     60     19      5      1      *
June 2025.....................     56     16      4      1      *
June 2026.....................     52     14      3      1      *
June 2027.....................     47     11      2      *      *
June 2028.....................     42      9      2      *      *
June 2029.....................     36      7      1      *      *
June 2030.....................     30      6      1      *      *
June 2031.....................     24      4      1      *      *
June 2032.....................     18      3      *      *      *
June 2033.....................     11      2      *      *      *
June 2034.....................      4      1      *      *      *
June 2035.....................      0      0      0      0      0
Weighted Average Life in
   Years......................   19.9   13.4   10.6    9.2    8.4


----------
*    Indicates a value between 0.0% and 0.5%.

                                    S-C-2-6

                                    ANNEX D:
                         PAC PRINCIPAL AMOUNT SCHEDULE

     The amounts set forth in the following schedule were calculated on the basis of the aggregate Class Principal Amounts of the applicable Non-AP Senior
Certificates described herein. If such amounts are increased or decreased as a result of changes in the Mortgage Loans prior to the Closing Date, the amounts set forth below will be recalculated and the final amounts will be set forth in the Trust Agreement.

         PAC PRINCIPAL AMOUNT SCHEDULE FOR THE CLASS 1-A3 CERTIFICATES

       DISTRIBUTION DATE           AMOUNT ($)
------------------------------   --------------
Initial Date..................   $39,917,000.00
July 25, 2005.................   $39,701,501.38
August 25, 2005...............   $39,474,797.26
September 25, 2005............   $39,237,004.16
October 25, 2005..............   $38,988,220.16
November 25, 2005.............   $38,728,548.97
December 25, 2005.............   $38,458,099.92
January 25, 2006..............   $38,176,987.83
February 25, 2006.............   $37,885,332.94
March 25, 2006................   $37,583,260.85
April 25, 2006................   $37,270,902.44
May 25, 2006..................   $36,948,393.72
June 25, 2006.................   $36,615,875.80
July 25, 2006.................   $36,273,494.76
August 25, 2006...............   $35,921,401.54
September 25, 2006............   $35,562,602.25
October 25, 2006..............   $35,197,206.67
November 25, 2006.............   $34,825,328.11
December 25, 2006.............   $34,453,174.50
January 25, 2007..............   $34,080,759.17
February 25, 2007.............   $33,708,096.46
March 25, 2007................   $33,335,201.75
April 25, 2007................   $32,962,091.43
May 25, 2007..................   $32,588,782.85
June 25, 2007.................   $32,215,294.34
July 25, 2007.................   $31,841,645.17
August 25, 2007...............   $31,467,855.55
September 25, 2007............   $31,093,946.56
October 25, 2007..............   $30,720,027.13
November 25, 2007.............   $30,347,642.45
December 25, 2007.............   $29,977,219.67
January 25, 2008..............   $29,608,748.77
February 25, 2008.............   $29,242,219.79
March 25, 2008................   $28,877,622.84
April 25, 2008................   $28,514,948.04
May 25, 2008..................   $28,154,185.61
June 25, 2008.................   $27,795,325.78
July 25, 2008.................   $27,438,358.86
August 25, 2008...............   $27,083,275.18
September 25, 2008............   $26,730,065.16
October 25, 2008..............   $26,378,719.24
November 25, 2008.............   $26,029,227.91
December 25, 2008.............   $25,681,581.72
January 25, 2009..............   $25,335,771.27
February 25, 2009.............   $24,991,787.20
March 25, 2009................   $24,649,620.20
April 25, 2009................   $24,309,261.03
May 25, 2009..................   $23,970,700.46
June 25, 2009.................   $23,633,929.33
July 25, 2009.................   $23,298,938.54
August 25, 2009...............   $22,965,719.00
September 25, 2009............   $22,634,261.71
October 25, 2009..............   $22,304,557.68
November 25, 2009.............   $21,976,598.00
December 25, 2009.............   $21,650,373.77
January 25, 2010..............   $21,325,876.17
February 25, 2010.............   $21,003,096.41
March 25, 2010................   $20,682,025.75
April 25, 2010................   $20,362,655.48
May 25, 2010..................   $20,044,976.96
June 25, 2010.................   $19,728,981.58
July 25, 2010.................   $19,426,245.50
August 25, 2010...............   $19,125,165.48
September 25, 2010............   $18,825,733.06
October 25, 2010..............   $18,527,939.82
November 25, 2010.............   $18,231,777.40
December 25, 2010.............   $17,937,237.47
January 25, 2011..............   $17,644,311.75
February 25, 2011.............   $17,352,992.00
March 25, 2011................   $17,063,270.03
April 25, 2011................   $16,775,137.68
May 25, 2011..................   $16,488,586.84
June 25, 2011.................   $16,203,609.44
July 25, 2011.................   $15,922,418.79
August 25, 2011...............   $15,642,770.07
September 25, 2011............   $15,364,655.33
October 25, 2011..............   $15,088,066.69
November 25, 2011.............   $14,812,996.28

                                     S-D-1



       DISTRIBUTION DATE           AMOUNT ($)
------------------------------   --------------

December 25, 2011 ............   $14,539,436.30
January 25, 2012 .............   $14,267,378.98
February 25, 2012 ............   $13,996,816.58
March 25, 2012 ...............   $13,727,741.42
April 25, 2012 ...............   $13,460,145.84
May 25, 2012 .................   $13,194,022.24
June 25, 2012 ................   $12,929,363.04
July 25, 2012 ................   $12,671,091.25
August 25, 2012 ..............   $12,417,645.70
September 25, 2012 ...........   $12,168,940.35
October 25, 2012 .............   $11,924,890.64
November 25, 2012 ............   $11,685,413.49
December 25, 2012 ............   $11,450,427.25
January 25, 2013 .............   $11,219,851.68
February 25, 2013 ............   $10,993,607.93
March 25, 2013 ...............   $10,771,618.52
April 25, 2013 ...............   $10,553,807.31
May 25, 2013 .................   $10,340,099.48
June 25, 2013 ................   $10,130,421.52
July 25, 2013 ................   $ 9,935,013.98
August 25, 2013 ..............   $ 9,743,209.37
September 25, 2013 ...........   $ 9,554,943.35
October 25, 2013 .............   $ 9,370,152.72
November 25, 2013 ............   $ 9,188,775.35
December 25, 2013 ............   $ 9,010,750.21
January 25, 2014 .............   $ 8,836,017.35
February 25, 2014 ............   $ 8,664,517.86
March 25, 2014 ...............   $ 8,496,193.85
April 25, 2014 ...............   $ 8,330,988.44
May 25, 2014 .................   $ 8,168,845.76
June 25, 2014 ................   $ 8,009,710.92
July 25, 2014 ................   $ 7,861,883.66
August 25, 2014 ..............   $ 7,716,673.25
September 25, 2014 ...........   $ 7,574,034.53
October 25, 2014 .............   $ 7,433,923.10
November 25, 2014 ............   $ 7,296,295.31
December 25, 2014 ............   $ 7,161,108.25
January 25, 2015 .............   $ 7,028,319.76
February 25, 2015 ............   $ 6,897,888.36
March 25, 2015 ...............   $ 6,769,773.32
April 25, 2015 ...............   $ 6,643,780.08
May 25, 2015 .................   $ 6,520,028.09
June 25, 2015 ................   $ 6,397,713.18
July 25, 2015 ................   $ 6,277,584.08
August 25, 2015 ..............   $ 6,159,602.83
September 25, 2015 ...........   $ 6,043,732.12
October 25, 2015 .............   $ 5,929,935.29
November 25, 2015 ............   $ 5,818,176.30
December 25, 2015 ............   $ 5,708,419.72
January 25, 2016 .............   $ 5,600,630.73
February 25, 2016 ............   $ 5,494,775.10
March 25, 2016 ...............   $ 5,390,819.19
April 25, 2016 ...............   $ 5,288,729.92
May 25, 2016 .................   $ 5,188,474.80
June 25, 2016 ................   $ 5,090,021.87
July 25, 2016 ................   $ 4,993,339.73
August 25, 2016 ..............   $ 4,898,397.51
September 25, 2016 ...........   $ 4,805,164.88
October 25, 2016 .............   $ 4,713,612.01
November 25, 2016 ............   $ 4,623,709.59
December 25, 2016 ............   $ 4,535,428.81
January 25, 2017 .............   $ 4,448,741.36
February 25, 2017 ............   $ 4,363,619.40
March 25, 2017 ...............   $ 4,280,035.58
April 25, 2017 ...............   $ 4,197,963.00
May 25, 2017 .................   $ 4,117,375.26
June 25, 2017 ................   $ 4,038,246.36
July 25, 2017 ................   $ 3,960,550.78
August 25, 2017 ..............   $ 3,884,263.42
September 25, 2017 ...........   $ 3,809,359.63
October 25, 2017 .............   $ 3,735,815.17
November 25, 2017 ............   $ 3,663,606.21
December 25, 2017 ............   $ 3,592,709.34
January 25, 2018 .............   $ 3,523,101.54
February 25, 2018 ............   $ 3,454,760.20
March 25, 2018 ...............   $ 3,387,663.08
April 25, 2018 ...............   $ 3,321,788.34
May 25, 2018 .................   $ 3,257,114.50
June 25, 2018 ................   $ 3,193,620.46
July 25, 2018 ................   $ 3,131,285.48
August 25, 2018 ..............   $ 3,070,089.18
September 25, 2018 ...........   $ 3,010,011.51
October 25, 2018 .............   $ 2,951,032.78
November 25, 2018 ............   $ 2,893,133.65
December 25, 2018 ............   $ 2,836,295.10
January 25, 2019 .............   $ 2,780,498.43
February 25, 2019 ............   $ 2,725,725.28
March 25, 2019 ...............   $ 2,671,957.59
April 25, 2019 ...............   $ 2,619,177.61
May 25, 2019 .................   $ 2,567,367.92
June 25, 2019 ................   $ 2,516,511.37
July 25, 2019 ................   $ 2,466,591.13
August 25, 2019 ..............   $ 2,417,590.63
September 25, 2019 ...........   $ 2,369,493.63
October 25, 2019 .............   $ 2,322,284.12
November 25, 2019 ............   $ 2,275,946.41
December 25, 2019 ............   $ 2,230,465.05
January 25, 2020 .............   $ 2,185,824.88


                                      S-D-2



       DISTRIBUTION DATE           AMOUNT ($)
------------------------------   -------------

February 25, 2020 ............   $2,142,010.98
March 25, 2020 ...............   $2,099,008.70
April 25, 2020 ...............   $2,056,803.64
May 25, 2020 .................   $2,015,381.66
June 25, 2020 ................   $1,974,728.85
July 25, 2020 ................   $1,934,831.54
August 25, 2020 ..............   $1,895,676.30
September 25, 2020 ...........   $1,857,249.94
October 25, 2020 .............   $1,819,539.49
November 25, 2020 ............   $1,782,532.21
December 25, 2020 ............   $1,746,215.58
January 25, 2021 .............   $1,710,577.28
February 25, 2021 ............   $1,675,605.24
March 25, 2021 ...............   $1,641,287.56
April 25, 2021 ...............   $1,607,612.57
May 25, 2021 .................   $1,574,568.79
June 25, 2021 ................   $1,542,144.95
July 25, 2021 ................   $1,510,329.97
August 25, 2021 ..............   $1,479,112.97
September 25, 2021 ...........   $1,448,483.24
October 25, 2021 .............   $1,418,430.28
November 25, 2021 ............   $1,388,943.76
December 25, 2021 ............   $1,360,013.51
January 25, 2022 .............   $1,331,629.59
February 25, 2022 ............   $1,303,782.17
March 25, 2022 ...............   $1,276,461.64
April 25, 2022 ...............   $1,249,658.53
May 25, 2022 .................   $1,223,363.55
June 25, 2022 ................   $1,197,567.55
July 25, 2022 ................   $1,172,261.58
August 25, 2022 ..............   $1,147,436.80
September 25, 2022 ...........   $1,123,084.55
October 25, 2022 .............   $1,099,196.32
November 25, 2022 ............   $1,075,763.74
December 25, 2022 ............   $1,052,778.59
January 25, 2023 .............   $1,030,232.80
February 25, 2023 ............   $1,008,118.43
March 25, 2023 ...............   $  986,427.68
April 25, 2023 ...............   $  965,152.90
May 25, 2023 .................   $  944,286.56
June 25, 2023 ................   $  923,821.26
July 25, 2023 ................   $  903,749.74
August 25, 2023 ..............   $  884,064.87
September 25, 2023 ...........   $  864,759.62
October 25, 2023 .............   $  845,827.12
November 25, 2023 ............   $  827,260.58
December 25, 2023 ............   $  809,053.36
January 25, 2024 .............   $  791,198.93
February 25, 2024 ............   $  773,690.87
March 25, 2024 ...............   $  756,522.86
April 25, 2024 ...............   $  739,688.72
May 25, 2024 .................   $  723,182.36
June 25, 2024 ................   $  706,997.80
July 25, 2024 ................   $  691,129.16
August 25, 2024 ..............   $  675,570.67
September 25, 2024 ...........   $  660,316.67
October 25, 2024 .............   $  645,361.57
November 25, 2024 ............   $  630,699.92
December 25, 2024 ............   $  616,326.33
January 25, 2025 .............   $  602,235.52
February 25, 2025 ............   $  588,422.31
March 25, 2025 ...............   $  574,881.59
April 25, 2025 ...............   $  561,608.38
May 25, 2025 .................   $  548,597.73
June 25, 2025 ................   $  535,844.83
July 25, 2025 ................   $  523,344.93
August 25, 2025 ..............   $  511,093.37
September 25, 2025 ...........   $  499,085.56
October 25, 2025 .............   $  487,317.02
November 25, 2025 ............   $  475,783.31
December 25, 2025 ............   $  464,480.10
January 25, 2026 .............   $  453,403.14
February 25, 2026 ............   $  442,548.22
March 25, 2026 ...............   $  431,911.23
April 25, 2026 ...............   $  421,488.14
May 25, 2026 .................   $  411,274.97
June 25, 2026 ................   $  401,267.83
July 25, 2026 ................   $  391,462.89
August 25, 2026 ..............   $  381,856.39
September 25, 2026 ...........   $  372,444.63
October 25, 2026 .............   $  363,223.98
November 25, 2026 ............   $  354,190.88
December 25, 2026 ............   $  345,341.83
January 25, 2027 .............   $  336,673.39
February 25, 2027 ............   $  328,182.19
March 25, 2027 ...............   $  319,864.90
April 25, 2027 ...............   $  311,718.27
May 25, 2027 .................   $  303,739.11
June 25, 2027 ................   $  295,924.26
July 25, 2027 ................   $  288,270.65
August 25, 2027 ..............   $  280,775.24
September 25, 2027 ...........   $  273,435.05
October 25, 2027 .............   $  266,247.17
November 25, 2027 ............   $  259,208.72
December 25, 2027 ............   $  252,316.88
January 25, 2028 .............   $  245,568.89
February 25, 2028 ............   $  238,962.02
March 25, 2028 ...............   $  232,493.60


                                      S-D-3



       DISTRIBUTION DATE          AMOUNT ($)
------------------------------   -----------

April 25, 2028 ...............   $226,161.01
May 25, 2028 .................   $219,961.68
June 25, 2028 ................   $213,893.08
July 25, 2028 ................   $207,952.71
August 25, 2028 ..............   $202,138.16
September 25, 2028 ...........   $196,447.01
October 25, 2028 .............   $190,876.92
November 25, 2028 ............   $185,425.58
December 25, 2028 ............   $180,090.72
January 25, 2029 .............   $174,870.11
February 25, 2029 ............   $169,761.57
March 25, 2029 ...............   $164,762.95
April 25, 2029 ...............   $159,872.15
May 25, 2029 .................   $155,087.08
June 25, 2029 ................   $150,405.72
July 25, 2029 ................   $145,826.08
August 25, 2029 ..............   $141,346.19
September 25, 2029 ...........   $136,964.13
October 25, 2029 .............   $132,678.01
November 25, 2029 ............   $128,485.98
December 25, 2029 ............   $124,386.21
January 25, 2030 .............   $120,376.92
February 25, 2030 ............   $116,456.36
March 25, 2030 ...............   $112,622.78
April 25, 2030 ...............   $108,874.52
May 25, 2030 .................   $105,209.90
June 25, 2030 ................   $101,627.29
July 25, 2030 ................   $ 98,125.10
August 25, 2030 ..............   $ 94,701.74
September 25, 2030 ...........   $ 91,355.69
October 25, 2030 .............   $ 88,085.41
November 25, 2030 ............   $ 84,889.44
December 25, 2030 ............   $ 81,766.29
January 25, 2031 .............   $ 78,714.55
February 25, 2031 ............   $ 75,732.81
March 25, 2031 ...............   $ 72,819.68
April 25, 2031 ...............   $ 69,973.80
May 25, 2031 .................   $ 67,193.86
June 25, 2031 ................   $ 64,478.54
July 25, 2031 ................   $ 61,826.56
August 25, 2031 ..............   $ 59,236.65
September 25, 2031 ...........   $ 56,707.60
October 25, 2031 .............   $ 54,238.17
November 25, 2031 ............   $ 51,827.19
December 25, 2031 ............   $ 49,473.49
January 25, 2032 .............   $ 47,175.91
February 25, 2032 ............   $ 44,933.33
March 25, 2032 ...............   $ 42,744.66
April 25, 2032 ...............   $ 40,608.79
May 25, 2032 .................   $ 38,524.68
June 25, 2032 ................   $ 36,491.27
July 25, 2032 ................   $ 34,507.55
August 25, 2032 ..............   $ 32,572.50
September 25, 2032 ...........   $ 30,685.14
October 25, 2032 .............   $ 28,844.50
November 25, 2032 ............   $ 27,049.63
December 25, 2032 ............   $ 25,299.59
January 25, 2033 .............   $ 23,593.48
February 25, 2033 ............   $ 21,930.39
March 25, 2033 ...............   $ 20,309.45
April 25, 2033 ...............   $ 18,729.78
May 25, 2033 .................   $ 17,190.54
June 25, 2033 ................   $ 15,690.89
July 25, 2033 ................   $ 14,230.03
August 25, 2033 ..............   $ 12,807.14
September 25, 2033 ...........   $ 11,421.44
October 25, 2033 .............   $ 10,072.16
November 25, 2033 ............   $  8,758.54
December 25, 2033 ............   $  7,479.84
January 25, 2034 .............   $  6,235.33
February 25, 2034 ............   $  5,024.29
March 25, 2034 ...............   $  4,110.99
April 25, 2034 ...............   $  3,222.28
May 25, 2034 .................   $  2,357.64
June 25, 2034 ................   $  2,093.27
July 25, 2034 ................   $  1,835.82
August 25, 2034 ..............   $  1,585.14
September 25, 2034 ...........   $  1,341.10
October 25, 2034 .............   $  1,103.55
November 25, 2034 ............   $    872.36
December 25, 2034 ............   $    647.40
January 25, 2035 .............   $    428.53
February 25, 2035 ............   $    215.64
March 25, 2035 ...............   $      8.58
April 25, 2035 ...............   $      0.00


                                      S-D-4

PROSPECTUS

                     STRUCTURED ASSET SECURITIES CORPORATION

                                    DEPOSITOR

                            ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

                                   ----------

EACH TRUST FUND:

o    may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes;
     and

o    will be established to hold assets transferred to it by Structured Asset
     Securities Corporation, including:

     o    mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, or participation interests in mortgage loans, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

     o    mortgage backed certificates insured or guaranteed by Fannie Mae,
          Freddie Mac or Ginnie Mae;

     o    private mortgage backed certificates, as described in this prospectus;
          and

     o    payments due on those mortgage loans and mortgage backed certificates.

     The assets in your trust fund will be specified in the prospectus supplement for your trust fund, while the types of assets that may be included in a trust fund, whether or not included in your trust fund, are described in greater detail in this prospectus.

THE SECURITIES:

o    will be offered for sale pursuant to a prospectus supplement;

o    will evidence beneficial ownership of, or be secured by, the assets in the related trust fund and will be paid only from the trust fund assets described in the related prospectus supplement; and

o    may have one or more forms of credit enhancement.

     The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

     The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the trust will make a REMIC election for federal income tax purposes.

     The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 LEHMAN BROTHERS

                  The date of this prospectus is June 27, 2005

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES
CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED
SECURITIES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER
"RISK FACTORS" IN THE PROSPECTUS SUPPLEMENT.

MORTGAGE LOANS ORIGINATED
   ACCORDING TO NON-AGENCY
   UNDERWRITING GUIDELINES MAY
   HAVE HIGHER EXPECTED
   DELINQUENCIES..............   If specified in the related prospectus
                                 supplement, the mortgage loans may have been
                                 originated according to underwriting guidelines
                                 that are not as strict as Fannie Mae or Freddie
                                 Mac guidelines. If so, the mortgage loans are
                                 likely to experience rates of delinquency,
                                 foreclosure and bankruptcy that are higher, and
                                 that may be substantially higher, than those
                                 experienced by mortgage loans underwritten in
                                 accordance with higher standards. In
                                 particular, a significant portion of the
                                 mortgage loans in the trust fund may have been
                                 classified in relatively low (i.e., relatively
                                 higher risk) credit categories. In addition, if
                                 specified in the related prospectus supplement,
                                 some of the mortgage loans may also represent
                                 either one or more exceptions to the applicable
                                 underwriting guidelines.

                                 Changes in the values of mortgaged properties
                                 related to the mortgage loans included in the
                                 trust fund may have a greater effect on the
                                 delinquency, foreclosure, bankruptcy and loss
                                 experience of the mortgage loans in the trust
                                 fund than on mortgage loans originated under
                                 stricter guidelines. We cannot assure you that
                                 the values of the mortgaged properties have
                                 remained or will remain at levels in effect on
                                 the dates of origination of the related
                                 mortgage loans.

                                 See "Loan Underwriting Procedures and
                                 Standards" in this prospectus and see the
                                 prospectus supplement for a description of the
                                 characteristics of the related mortgage loans
                                 and for a general description of the
                                 underwriting guidelines applied in originating
                                 the related mortgage loans.

MORTGAGE LOAN INTEREST RATES
   MAY LIMIT INTEREST RATES ON
   THE VARIABLE RATE
   SECURITIES.................   The securities generally will have either fixed
                                 or variable interest rates. However, as
                                 specified in the related prospectus supplement,
                                 the interest rates on your securities may be
                                 subject to certain limitations, generally based
                                 on the weighted average interest rates of the
                                 mortgage loans in the trust fund or as
                                 otherwise described in the related prospectus
                                 supplement, net of certain allocable fees and
                                 expenses of the trust fund and any payments
                                 owed on derivative instruments. The mortgage
                                 loans to be included in the trust fund will
                                 have interest rates that either are fixed or
                                 adjust based on a variable index, as described
                                 in the related prospectus supplement.

                                 Any adjustable rate mortgage loans in the trust
                                 fund may also have periodic maximum and minimum
                                 limitations on

                                        1

                                 adjustments to their interest rates, and may
                                 have the first adjustment to their interest
                                 rates a number of years after their first
                                 payment dates. As a result, your variable rate
                                 securities may accrue less interest than they
                                 would accrue if their interest rates were
                                 solely based on the specified index plus the
                                 specified margin.

                                 A variety of factors could limit the interest
                                 rates and adversely affect the yields to
                                 maturity on the variable rate securities. Some
                                 of these factors are described below.

                                 o    The interest rates for your securities may
                                      adjust monthly based on the one-month
                                      LIBOR index or another index, while the
                                      interest rates on the mortgage loans to be
                                      included in the trust fund may either
                                      adjust less frequently, adjust based on a
                                      different index or not adjust at all.
                                      Consequently, the limits on the interest
                                      rates on these securities may prevent
                                      increases in the interest rates for
                                      extended periods in a rising interest rate
                                      environment.

                                 o    The interest rates on adjustable rate
                                      mortgage loans may respond to economic and
                                      market factors that differ from those that
                                      affect the one-month LIBOR index or the
                                      index applicable to your variable rate
                                      securities. It is possible that the
                                      interest rates on any adjustable rate
                                      mortgage loans may decline while the
                                      interest rates on the related securities
                                      are stable or rising. It is also possible
                                      that the interest rates on any adjustable
                                      rate mortgage loans and the interest rates
                                      on the related securities may both decline
                                      or increase during the same period, but
                                      that the interest rates on your securities
                                      may decline or may increase more slowly or
                                      rapidly.

                                 o    To the extent that fixed rate or
                                      adjustable rate mortgage loans are subject
                                      to default or prepayment, the interest
                                      rates on the related securities may be
                                      reduced as a result of the net funds cap
                                      limitations described in the related
                                      prospectus supplement.

                                 See "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus and see the
                                 prospectus supplement for a description of the
                                 interest rates applicable to your securities
                                 and for a general description of the interest
                                 rates of the related mortgage loans.

POTENTIAL INADEQUACY OF CREDIT
   ENHANCEMENT................   If specified in the related prospectus
                                 supplement, the features of subordination and
                                 loss allocation, excess interest,
                                 overcollateralization and limited
                                 cross-collateralization, together with any
                                 primary mortgage insurance and financial
                                 guaranty insurance policies, are intended to
                                 enhance the likelihood that holders of more
                                 senior classes of securities will receive
                                 regular payments of interest and principal, but
                                 are limited in nature and may be insufficient
                                 to cover all losses on the related mortgage
                                 loans.

                                        2

                                 SUBORDINATION AND ALLOCATION OF LOSSES. If the
                                 applicable subordination is insufficient to
                                 absorb losses, then securityholders will likely
                                 incur losses and may never receive all of their
                                 principal payments. You should consider that

                                 o    if you buy a subordinate security and
                                      losses on the related mortgage loans
                                      exceed the total principal amount of any
                                      securities subordinate to your securities
                                      (if any), plus, if applicable to the trust
                                      fund and as specified in the related
                                      prospectus supplement, any excess interest
                                      and any overcollateralization that has
                                      been created, the principal amount of your
                                      securities will be reduced proportionately
                                      with the principal amounts of the other
                                      securities of your class by the amount of
                                      that excess; and

                                 o    if specified in the related prospectus
                                      supplement, after the total principal
                                      amount of the subordinate securities has
                                      been reduced zero, losses on the mortgage
                                      loans may reduce the principal amounts (or
                                      notional amounts) of the senior
                                      securities.

                                 Losses on the related mortgage loans will
                                 reduce the loss protection provided by the
                                 subordinate securities to the senior securities
                                 and will increase the likelihood that the
                                 senior securities will not receive all of their
                                 expected principal payments.

                                 If the securities have the benefit of
                                 overcollateralization and excess interest, and
                                 if overcollateralization is maintained at the
                                 required amount and the related mortgage loans
                                 generate interest in excess of the amount
                                 needed to pay interest and principal on your
                                 securities, the fees and expenses of the trust
                                 fund and any payments owed to a derivatives
                                 counterparty, then excess interest may be used
                                 to pay you and the other securityholders of the
                                 related securities the amount of any reduction
                                 in the principal amounts of the securities
                                 caused by application of losses. These payments
                                 will generally be made in order of seniority.
                                 We cannot assure you, however, that any excess
                                 interest will be generated and, in any event,
                                 unless otherwise specified in the related
                                 prospectus supplement, no interest will be paid
                                 to you on the amount by which the principal
                                 amount of your securities was reduced because
                                 of the application of losses.

                                 See "Credit Support" in this prospectus and see
                                 the descriptions of credit enhancement,
                                 subordination and application of realized
                                 losses in the prospectus supplement.

                                 EXCESS INTEREST AND OVERCOLLATERALIZATION. If
                                 the securities of have the benefit of excess
                                 interest and over-collateralization, as
                                 specified in the related prospectus supplement,
                                 then in order to create and maintain
                                 overcollateralization, it will be necessary
                                 that the mortgage loans generate more interest
                                 than is needed to pay interest

                                        3

                                 on the related securities, as well as any fees
                                 and expenses of the trust fund and any payments
                                 owed to a derivative counterparty. We expect
                                 that the mortgage loans will generate more
                                 interest than is needed to pay those amounts,
                                 at least during certain periods, because the
                                 weighted average of the interest rates on the
                                 mortgage loans is expected to be higher than
                                 the weighted average of the interest rates on
                                 the related securities plus the weighted
                                 average aggregate expense rate. Any remaining
                                 interest generated by the mortgage loans will
                                 be used to absorb losses on the mortgage loans
                                 and to maintain overcollateralization. In
                                 addition, on the closing date, the total
                                 scheduled principal balance of the mortgage
                                 loans may exceed the total principal amount of
                                 the securities. This excess is referred to as
                                 "overcollateralization" and will be available
                                 to absorb losses. We cannot assure you,
                                 however, that the mortgage loans will generate
                                 enough excess interest to maintain this
                                 overcollateralization level as set by the
                                 applicable rating agencies. In addition, there
                                 may be no amounts available from any interest
                                 rate derivative agreement described in the
                                 related prospectus supplement to cover
                                 shortfalls. The following factors will affect
                                 the amount of excess interest that the related
                                 mortgage loans will generate:

                                 o    Prepayments. Every time a mortgage loan is
                                      prepaid in whole or in part, total excess
                                      interest after the date of prepayment will
                                      be reduced because that mortgage loan will
                                      no longer be outstanding and generating
                                      interest or, in the case of a partial
                                      prepayment, will be generating less
                                      interest. The effect of this reduction on
                                      your securities will be influenced by the
                                      amount of prepaid loans and the
                                      characteristics of the prepaid loans.
                                      Prepayment of a disproportionately high
                                      number of high interest rate mortgage
                                      loans would have a greater negative effect
                                      on future excess interest.

                                 o    Defaults, Delinquencies and Liquidations.
                                      If the rates of delinquencies, defaults or
                                      losses on the mortgage loans turn out to
                                      be higher than expected, excess interest
                                      will be reduced by the amount necessary to
                                      compensate for any shortfalls in cash
                                      available to pay securityholders. Every
                                      time a mortgage loan is liquidated or
                                      charged off, excess interest will be
                                      reduced because that mortgage loan will no
                                      longer be outstanding and generating
                                      interest.

                                 See "Credit Support" in this prospectus and see
                                 the descriptions of excess interest and
                                 overcollateralization in the prospectus
                                 supplement.

                                 LIMITED CROSS-COLLATERALIZATION. The trust fund
                                 may contain two or more separate mortgage
                                 pools, as specified in the related prospectus
                                 supplement. Principal payments on the senior
                                 securities will depend, for the most part, on
                                 collections on the mortgage loans in the
                                 related pool. However, as specified in the
                                 related prospectus

                                        4

                                 supplement, the senior securities may have the
                                 benefit of credit enhancement in the form of
                                 subordination from one or more of the other
                                 pools. That means that even if the rate of
                                 losses on mortgage loans in the pool related to
                                 your class of senior securities is low, losses
                                 in an unrelated pool may reduce the loss
                                 protection for your securities.

                                 INTEREST RATE DERIVATIVE AGREEMENTS. If
                                 specified in the related prospectus supplement,
                                 any amounts received under any interest rate
                                 cap or swap agreement will generally be applied
                                 as described in the related prospectus
                                 supplement to pay interest shortfalls and, if
                                 applicable, to maintain overcollateralization
                                 and cover losses. However, we cannot assure you
                                 that any amounts will be received under that
                                 interest rate derivative agreement, or that any
                                 such amounts that are received will be
                                 sufficient to maintain any required
                                 overcollateralization or to cover interest
                                 shortfalls and losses on the mortgage loans.

                                 See "Credit Support" in this prospectus and see
                                 the description of any interest rate cap
                                 agreement or swap agreement, as applicable, in
                                 the prospectus supplement.

                                 PRIMARY MORTGAGE INSURANCE. If specified in the
                                 related prospectus supplement, some of the
                                 first lien mortgage loans which have original
                                 loan-to-value ratios greater than 80% may be
                                 covered by existing borrower-paid primary
                                 mortgage insurance policies. The existing
                                 borrower-paid primary mortgage insurance
                                 policies will generally have the effect of
                                 reducing the original loan-to-value ratios of
                                 those covered mortgage loans to 60%.

                                 In addition, if specified in the related
                                 prospectus supplement, one or more loan-level
                                 primary mortgage insurance policies may be
                                 acquired on behalf of the trust fund from
                                 primary mortgage insurance providers, providing
                                 the initial insurance coverage specified in the
                                 related prospectus supplement for those first
                                 lien mortgage loans with original loan-to-value
                                 ratios greater than 80%.

                                 These loan-level primary mortgage insurance
                                 policies will generally have the effect of
                                 reducing the original loan-to-value ratios of
                                 those covered mortgage loans to approximately
                                 60%. However, these policies will only cover
                                 first lien mortgage loans and will be subject
                                 to various other limitations and exclusions. As
                                 a result, coverage may be limited or denied on
                                 some mortgage loans. In addition, because the
                                 amount of coverage under these policies depends
                                 on the loan-to-value ratio of the related
                                 mortgaged property at the inception of these
                                 policies, a decline in the value of the related
                                 mortgaged property will not result in increased
                                 coverage, and the trust fund may still suffer a
                                 loss on a covered mortgage loan. Accordingly,
                                 these primary mortgage insurance policies will
                                 provide only limited protection against losses
                                 on the mortgage loans.

                                        5

                                 See "Credit Support--Insurance" and
                                 "Description of Mortgage and Other
                                 Insurance--Mortgage Insurance on the Loans" in
                                 this prospectus and see the descriptions of any
                                 primary mortgage insurance policies in the
                                 prospectus supplement.

EFFECT OF CREDITWORTHINESS OF
   PRIMARY MORTGAGE INSURERS
   ON RATINGS OF SECURITIES...   If the related prospectus supplement specifies
                                 that one or more loan-level primary mortgage
                                 insurance policies have been acquired on behalf
                                 of the trust fund from one or more primary
                                 mortgage insurance providers, then the ratings
                                 assigned to your securities by the applicable
                                 rating agencies will be based in part on the
                                 financial strength ratings assigned to the
                                 insurer or insurers providing the primary
                                 mortgage insurance coverage described above.
                                 However, these financial strength ratings
                                 assigned to the insurer or insurers could be
                                 qualified, reduced or withdrawn at any time.

                                 Any qualification, reduction or withdrawal of
                                 the financial strength ratings assigned to the
                                 insurer or insurers could result in reduction
                                 of the ratings assigned to your securities,
                                 which could in turn affect the liquidity and
                                 market value of your securities.

                                 See "Credit Support--Insurance" and
                                 "Description of Mortgage and Other
                                 Insurance--Mortgage Insurance on the Loans" in
                                 this prospectus and see the descriptions of any
                                 primary mortgage insurance providers in the
                                 prospectus supplement.

RISKS RELATED TO ANY INTEREST
   RATE SWAP AGREEMENT........   If the related prospectus supplement specifies
                                 that the trust fund or related supplemental
                                 interest trust includes one or more interest
                                 rate swap agreements, then any net swap payment
                                 payable to the swap counterparty under the
                                 terms of those interest rate swap agreements
                                 will reduce amounts available for distribution
                                 to securityholders, and may reduce payments of
                                 interest on the securities. If the rate of
                                 prepayments on the mortgage loans is faster
                                 than anticipated, the scheduled notional
                                 amounts on which payments due under the
                                 interest rate swap agreements are calculated
                                 may exceed the total principal balance of the
                                 mortgage loans, thereby increasing the relative
                                 proportion of interest collections on the
                                 mortgage loans that must be applied to make
                                 swap payments to the swap counterparty and,
                                 under certain circumstances, requiring
                                 application of principal received on the
                                 mortgage loans to make net swap payments to the
                                 swap counterparty. Therefore, the combination
                                 of a rapid rate of prepayment of the related
                                 mortgage loans and low prevailing interest
                                 rates could adversely affect the yields on the
                                 securities.

                                        6

EFFECT OF CREDITWORTHINESS OF
   SWAP COUNTERPARTY ON
   RATINGS OF SECURITIES......   If the related prospectus supplement specifies
                                 that the trust fund includes one or more
                                 interest rate swap agreements, in the event
                                 that the trust fund, after application of all
                                 interest and principal received on the related
                                 mortgage loans, cannot make the required swap
                                 payments to the swap counterparty, a swap
                                 termination payment as described in the related
                                 prospectus supplement may be owed to the swap
                                 counterparty. Any termination payment payable
                                 to the swap counterparty in the event of early
                                 termination of any interest rate swap agreement
                                 will likely reduce amounts available for
                                 distribution to securityholders.

                                 If the related prospectus supplement specifies
                                 that the trust fund includes one or more
                                 interest rate swap agreements, the ratings on
                                 your securities will be dependent in part upon
                                 the credit ratings of the swap counterparty or
                                 its credit support provider. If a credit rating
                                 of the swap counterparty or its credit support
                                 provider is qualified, reduced or withdrawn and
                                 a substitute counterparty or credit support
                                 provider is not obtained in accordance with the
                                 terms of the interest rate swap agreement, the
                                 ratings of your securities may be qualified,
                                 reduced or withdrawn. In such event, the value
                                 and marketability of those securities will be
                                 adversely affected.

                                 See the descriptions of any interest rate swap
                                 agreement and the swap counterparty in the
                                 prospectus supplement.

SPECIAL RISKS FOR CERTAIN
   CLASSES OF SECURITIES......   The related prospectus supplement may specify
                                 that certain classes of securities are
                                 interest-only or principal-only securities.
                                 These securities will have yields to maturity
                                 (or early termination)--the yield you will
                                 receive if you hold a security until it has
                                 been paid in full--that are highly sensitive to
                                 prepayments on the related mortgage loans.

                                 If you purchase any of these classes of
                                 securities, you should consider the risk that
                                 you may receive a lower than expected yield
                                 under the following circumstances:

                                 o    in the case of any interest-only
                                      securities, a faster than expected rate of
                                      prepayments on the mortgage loans in the
                                      trust fund; and

                                 o    in the case of any principal-only
                                      securities, a slower than expected rate of
                                      prepayments on the mortgage loans in the
                                      trust fund.

                                 Prepayments on the mortgage loans, including
                                 liquidations, purchases and insurance payments,
                                 could result in the failure of investors in any
                                 interest-only securities to fully recover their
                                 initial investments. Prepayments on the
                                 mortgage loans may occur as a result of
                                 solicitations of the

                                        7

                                 borrowers by mortgage loan providers, including
                                 the seller and its affiliates and any master
                                 servicer or servicer.

                                 Exercise by a party that has a right to
                                 purchase the mortgage loans, as described in
                                 the related prospectus supplement, will
                                 adversely affect the yields on any
                                 interest-only securities.

SPECIAL RISKS ASSOCIATED WITH
   MULTIFAMILY AND MIXED USE
   MORTGAGE LOANS.............   If specified in the related prospectus
                                 supplement, mortgage loans in the trust fund
                                 may be secured by liens on multifamily
                                 properties and mixed residential/commercial
                                 properties. Mixed use loans and multifamily
                                 loans may have a greater likelihood of
                                 delinquency and foreclosure, and therefore a
                                 greater likelihood of loss, than mortgage loans
                                 secured by single-family residential
                                 properties. The ability of a borrower to repay
                                 a single-family loan typically depends
                                 primarily on the borrower's household income
                                 rather than on the capacity of the property to
                                 produce income, and (other than in geographic
                                 areas where employment is dependent upon a
                                 particular employer or industry) the borrower's
                                 income tends not to reflect directly the value
                                 of their property. A decline in the income of a
                                 borrower on a loan secured by a single family
                                 property may therefore adversely affect the
                                 performance of the loan, but may not affect the
                                 liquidation value of that property. In
                                 contrast, the ability of a borrower to repay a
                                 loan secured by an income-producing property
                                 typically depends primarily on the successful
                                 operation and management of that property
                                 rather than on any independent income or assets
                                 of the borrower and thus, in general, the value
                                 of the income-producing property also is
                                 directly related to the net operating income
                                 derived from that property. In some cases, the
                                 borrower may have no material assets other than
                                 the mortgaged property. Consequently, if the
                                 net operating income of the property is reduced
                                 (for example, if rental or occupancy rates
                                 decline, competition increases or real estate
                                 tax rates or other operating expenses
                                 increase), the borrower's ability to repay the
                                 loan may be impaired, and the liquidation value
                                 of the related property also may be adversely
                                 affected. In addition, in some cases the loans
                                 will have been made on a nonrecourse basis, so
                                 that in the event of default by the borrower,
                                 the only source of repayment will be the
                                 proceeds of liquidation of the related
                                 property.

                                 There are various risks associated with
                                 multifamily and mixed use loans. In general,
                                 factors such as location, changing demographics
                                 or traffic patterns, increases in operating
                                 expenses, competitive factors and economic
                                 conditions generally, may affect the value of a
                                 multifamily or mixed use property. Factors such
                                 as the management skill, experience and
                                 financial resources of the operator (which may
                                 be other than the borrower), national and

                                        8

                                 regional economic conditions and other factors
                                 may affect the ability of borrowers to make
                                 payments when due. In addition, you should
                                 consider the following risks:

                                 The performance of a multifamily loan and the
                                 value of the related mortgaged property may be
                                 affected by factors such as local and regional
                                 economic conditions, the physical condition of
                                 the property, the types of services and
                                 amenities provided, the tenant population (for
                                 example, predominantly students or elderly
                                 persons, or workers in a particular industry),
                                 availability of alternative rental properties,
                                 changes in the surrounding neighborhood,
                                 management, the level of mortgage interest
                                 rates, dependence upon government rent
                                 subsidies, any applicable rent control laws and
                                 state and local regulations.

                                 The risk that a Mortgaged Property may be, or
                                 become, contaminated with hazardous materials
                                 is greater with respect to mixed use loans than
                                 with respect to residential mortgage loans. See
                                 "--Environmental Risks" below.

ENVIRONMENTAL RISKS...........   Real property pledged as security for a
                                 mortgage loan may be subject to certain
                                 environmental risks. Under the laws of certain
                                 states, contamination of a property may give
                                 rise to a lien on the property to assure the
                                 costs of cleanup. In several states, such a
                                 lien has priority over the lien of an existing
                                 mortgage against the related property. In
                                 addition, under the laws of some states and
                                 under the federal Comprehensive Environmental
                                 Response, Compensation and Liability Act of
                                 1980 ("CERCLA"), a lender may be liable, as an
                                 "owner" or "operator," for the costs of
                                 addressing releases or threatened releases of
                                 hazardous substances that require remedy at a
                                 property, if agents or employees of the lender
                                 have become sufficiently involved in the
                                 operations of the borrower, regardless of
                                 whether or not the environmental damage or
                                 threat was caused by a prior owner. A lender
                                 also risks such liability on foreclosure of the
                                 mortgage. Any such lien arising with respect to
                                 a Mortgaged Property would adversely affect the
                                 value of that Mortgaged Property and could make
                                 impracticable the foreclosure on that Mortgaged
                                 Property in the event of a default by the
                                 related borrower. In addition, some
                                 environmental laws impose liability for
                                 releases of asbestos into the air. Third
                                 parties may seek recovery from owners or
                                 operators of real property for personal injury
                                 associated with exposure to asbestos.

SPECIAL RISKS ASSOCIATED WITH
   UNDERLYING SECURITIES......   If specified in the related prospectus
                                 supplement, the trust fund may include other
                                 publicly- or privately-offered securities,
                                 representing beneficial ownership interests in
                                 separate trust funds. As described in the
                                 prospectus supplement, these underlying
                                 securities may be senior securities or
                                 subordinate securities, and may not have the
                                 benefit of credit enhancement.

                                       9

                                 Losses on the underlying securities will not be
                                 transferred to, allocated to or shared by any
                                 other underlying trust fund. Each allocation of
                                 a realized loss to a class of underlying
                                 securities will reduce both the amount of
                                 interest that will accrue on that class and the
                                 amount of principal that will be distributable
                                 on that class. Therefore, the aggregate amount
                                 of distributions on your securities, the yield
                                 to maturity of your securities and the rate of
                                 payments of principal on your securities may be
                                 affected by the rate and the timing of realized
                                 losses on the assets of the trust funds
                                 represented by the underlying securities. To
                                 the extent that the amount of realized losses
                                 experienced on the assets of the trust funds
                                 represented by the underlying securities
                                 reduces distributions in respect of the
                                 underlying securities, the yield on your
                                 securities may be lower than anticipated.

                                 Certain parties may have the option to purchase
                                 the mortgage loans and other property in the
                                 related underlying trust funds once the
                                 underlying mortgage loans decline to a fixed
                                 percentage of the initial principal balance. As
                                 specified in the prospectus supplement, some or
                                 all of the underlying securities (by principal
                                 balance) may be issued from underlying trust
                                 funds that have paid down or are approaching
                                 the level necessary to exercise of these
                                 optional termination rights. In the event that
                                 any such party exercises its right to purchase
                                 the related mortgage loans, the related
                                 underlying securities will be retired. This
                                 retirement of underlying securities will have
                                 the same effect as a prepayment of all of the
                                 related mortgage loans in the related
                                 underlying trust fund.

SPECIAL DEFAULT RISK OF SECOND
   LIEN MORTGAGE LOANS........   If the related prospectus supplement specifies
                                 that the trust fund includes mortgage loans
                                 that are secured by second liens on the related
                                 mortgaged properties, these second lien
                                 mortgage loans will be subordinate to the
                                 rights of the mortgagee under the related first
                                 mortgages. Generally, the holder of a second
                                 lien mortgage loan will be subject to a loss of
                                 its mortgage if the holder of the first
                                 mortgage is successful in foreclosure of its
                                 mortgage, because no second liens or
                                 encumbrances survive such a foreclosure. In
                                 addition, due to the priority of the first
                                 mortgage, the holder of the second lien
                                 mortgage may not be able to control the timing,
                                 method or procedure of any foreclosure action
                                 relating to the mortgaged property.
                                 Furthermore, any liquidation, insurance or
                                 condemnation proceeds received on the second
                                 lien mortgage will be available to satisfy the
                                 outstanding balance of such mortgage loan only
                                 to the extent that the claim of the related
                                 first mortgage has been satisfied in full,
                                 including any foreclosure costs. Accordingly,
                                 if liquidation proceeds are insufficient to
                                 satisfy the mortgage loan secured by the second
                                 lien and all prior liens in the aggregate, and
                                 if the credit enhancement provided by any
                                 excess interest and

                                       10

                                 overcollateralization (if applicable) has been
                                 exhausted or is otherwise unavailable to cover
                                 the loss, securityholders will bear the risk of
                                 delay in payments while any deficiency judgment
                                 against the borrower is sought and the risk of
                                 loss if the deficiency judgment is not pursued,
                                 cannot be obtained or is not realized for any
                                 other reason.

                                 In addition, simultaneous second liens may pose
                                 a special risk to any first lien mortgage loans
                                 in the trust fund. At the time of origination
                                 of any first lien mortgage loans in the trust
                                 fund, the originator or another lender may also
                                 have originated second lien loans that will not
                                 be included in the trust fund. In addition,
                                 other borrowers whose first lien loans are
                                 included in the trust fund may have obtained
                                 secondary mortgage financing following
                                 origination of the first lien loans. Investors
                                 should consider that borrowers who have less
                                 equity in their homes may be more likely to
                                 default, and may be more likely to submit to
                                 foreclosure proceedings.

DEFAULT RISK ON HIGH BALANCE
   MORTGAGE LOANS.............   If specified in the related prospectus
                                 supplement, a certain percentage of the
                                 mortgage loans included in the trust fund may
                                 have a principal balance as of the cut-off date
                                 in excess of $750,000. You should consider the
                                 risk that the loss and delinquency experience
                                 on these high balance loans may have a
                                 disproportionate effect on the trust fund as a
                                 whole.

MILITARY ACTION AND TERRORIST
   ATTACKS....................   The effects that military action by U.S. forces
                                 in Iraq, Afghanistan or other regions,
                                 terrorist attacks in the United States or other
                                 incidents and related military action may have
                                 on the performance of the mortgage loans in the
                                 trust fund or on the values of mortgaged
                                 properties cannot be determined at this time.
                                 Investors should consider the possible effects
                                 on delinquency, default and prepayment
                                 experience of the related mortgage loans.
                                 Federal agencies and non-government lenders may
                                 defer, reduce or forgive payments and delay
                                 foreclosure proceedings in respect of loans to
                                 borrowers affected in some way by possible
                                 future events. In addition, the activation of
                                 additional U.S. military reservists or members
                                 of the National Guard may significantly
                                 increase the proportion of mortgage loans whose
                                 mortgage rates are reduced by application of
                                 the Servicemembers Civil Relief Act or similar
                                 state or local laws. The amount of interest
                                 available for distribution to securityholders
                                 will be reduced by any reductions in the amount
                                 of interest collectible as a result of
                                 application of the Servicemembers Civil Relief
                                 Act or similar state or local laws and no
                                 servicer, master servicer nor any other party
                                 will be required to fund any interest shortfall
                                 caused by any such reduction.

                                       11

UNPREDICTABILITY AND EFFECT OF
   PREPAYMENTS................   The rate of prepayments on the mortgage loans
                                 will be sensitive to prevailing interest rates.
                                 Generally, if prevailing interest rates
                                 decline, mortgage loan prepayments may increase
                                 due to the availability of refinancing at lower
                                 interest rates. If prevailing interest rates
                                 rise, prepayments on the mortgage loans may
                                 decrease.

                                 Borrowers may prepay their mortgage loans in
                                 whole or in part at any time; however, some or
                                 all of the mortgage loans to be included in the
                                 trust fund may require the payment of a
                                 prepayment premium in connection with any
                                 voluntary prepayments in full, and certain
                                 voluntary prepayments in part, made during
                                 periods ranging from the periods specified in
                                 the related prospectus supplement. These
                                 prepayment premiums may discourage borrowers
                                 from prepaying their mortgage loans during the
                                 applicable period.

                                 Prepayments on the mortgage loans may occur as
                                 a result of solicitations of the borrowers by
                                 mortgage loan originators, including the seller
                                 and its affiliates, the servicer or servicers,
                                 as applicable, and any master servicer. The
                                 timing of prepayments of principal may also be
                                 affected by liquidations of or insurance
                                 payments on the mortgage loans. In addition,
                                 Lehman Brothers Holdings Inc., as a seller of
                                 the mortgage loans to the depositor, or the
                                 party from which Lehman Brothers Holdings Inc.
                                 acquired a particular mortgage loan, or such
                                 other seller as specified in the related
                                 prospectus supplement, may be required to
                                 purchase mortgage loans from the trust fund in
                                 the event that certain breaches of
                                 representations and warranties made with
                                 respect to the mortgage loans are not cured.
                                 These purchases will have the same effect on
                                 securityholders as prepayments of mortgage
                                 loans.

                                 A prepayment of a mortgage loan will usually
                                 result in a payment of principal on the
                                 securities:

                                 o    If you purchase securities at a discount,
                                      especially any principal-only securities,
                                      and principal prepayments on the related
                                      mortgage loans are received at a rate
                                      slower than you anticipate, then your
                                      yield may be lower than you anticipate.

                                 o    If you purchase securities at a premium,
                                      especially any interest-only securities,
                                      and principal prepayments on the related
                                      mortgage loans are received at a rate
                                      faster than you anticipate, then your
                                      yield may be lower than you anticipate.

                                 The prepayment experience of the mortgage loans
                                 to be included in the trust fund may differ
                                 significantly from that of other first and
                                 second lien residential mortgage loans.

                                       12

                                 See "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus and
                                 prospectus supplement for a description of
                                 factors that may influence the rate and timing
                                 of prepayments on the mortgage loans.

MORTGAGE LOANS WITH INTEREST-
   ONLY PAYMENTS..............   If specified in the related prospectus
                                 supplement, some of the mortgage loans to be
                                 included in the trust fund may provide for
                                 payment of interest at the related mortgage
                                 interest rate, but no payment of principal, for
                                 the period following origination specified in
                                 the related prospectus supplement. Following
                                 the applicable interest-only period, the
                                 monthly payment with respect to each of these
                                 mortgage loans will be increased to an amount
                                 sufficient to amortize the principal balance of
                                 the mortgage loan over the remaining term and
                                 to pay interest at the applicable mortgage
                                 interest rate.

                                 If applicable, the presence of these mortgage
                                 loans in the trust fund will, absent other
                                 considerations, result in longer weighted
                                 average lives of the related securities than
                                 would have been the case had these loans not
                                 been included in the trust fund. In addition, a
                                 borrower may view the absence of any obligation
                                 to make a payment of principal during the
                                 interest-only period following origination
                                 specified in the related prospectus supplement
                                 as a disincentive to prepayment. After the
                                 monthly payment has been increased to include
                                 principal amortization, delinquency or default
                                 may be more likely.

EARLY OR MULTIPLE PAYMENT
   DEFAULTS MAY BE INDICATIVE
   OF HIGHER RATES OF
   DELINQUENCIES AND LOSSES IN
   THE FUTURE.................   As specified in the related prospectus
                                 supplement, a certain number of mortgage loans
                                 included in the trust fund may be delinquent as
                                 of the applicable cut-off date or may have been
                                 delinquent in payment in the last twelve months
                                 on one or more due dates.

                                 Prior delinquencies and, in particular, first
                                 or early payment defaults, may be an indication
                                 of underwriting errors in assessing the
                                 financial means and/or credit history of the
                                 borrower or of an adverse change in the
                                 financial status of the borrower. These
                                 mortgage loans are likely to experience rates
                                 of delinquency, foreclosure and bankruptcy that
                                 are higher, and that may be substantially
                                 higher, than those experienced by mortgage
                                 loans whose borrowers have more favorable
                                 payment histories.

MORTGAGE LOANS WITH HIGH
   ORIGINAL LOAN-TO-VALUE
   RATIOS MAY PRESENT A
   GREATER RISK OF LOSS.......   As specified in the related prospectus
                                 supplement, a certain number of mortgage loans
                                 included in the trust fund may have original
                                 loan-to-value ratios of greater than 80%.
                                 Mortgage loans with high loan-to-value ratios,

                                       13

                                 particularly those in excess of 100%, may be
                                 more likely to experience default and
                                 foreclosure than mortgage loans with low
                                 original loan-to-value ratios.

                                 Moreover, mortgage loans with high original
                                 loan-to-value ratios are more likely to be
                                 subject to a judicial reduction of the loan
                                 amount in bankruptcy or other proceedings than
                                 mortgage loans with lower original
                                 loan-to-value ratios. If a court relieves a
                                 borrower's obligation to repay amounts
                                 otherwise due on a mortgage loan, none of the
                                 servicers or the master servicer will be
                                 required to advance funds in respect of
                                 relieved amounts, and any related loss may
                                 reduce the amount available to be paid to
                                 securityholders. In such event, holders of
                                 subordinate classes of securities may suffer
                                 losses.

DELAY IN RECEIPT OF
   LIQUIDATION PROCEEDS;
   LIQUIDATION PROCEEDS MAY BE
   LESS THAN MORTGAGE
   BALANCE....................   Substantial delays could be encountered in
                                 connection with the liquidation of delinquent
                                 mortgage loans. Further, reimbursement of
                                 advances made by a servicer and liquidation
                                 expenses such as legal fees, real estate taxes
                                 and maintenance and preservation expenses may
                                 reduce the portion of liquidation proceeds
                                 payable to securityholders. If a mortgaged
                                 property fails to provide adequate security for
                                 the related mortgage loan, you could incur a
                                 loss on your investment if the applicable
                                 credit enhancement is insufficient to cover the
                                 loss.

DELINQUENCIES DUE TO SERVICING
   TRANSFER...................   Servicing of mortgage loans may be transferred
                                 in the future to other servicers in accordance
                                 with the provisions of the trust agreement or
                                 transfer and servicing agreement, as
                                 applicable, and the related servicing agreement
                                 as a result of, among other things, (1) the
                                 occurrence of unremedied events of default in
                                 servicer performance under a servicing
                                 agreement or (2) the exercise by the seller of
                                 its right to terminate a servicer without
                                 cause.

                                 All transfers of servicing involve some risk of
                                 disruption in collections due to data input
                                 errors, misapplied or misdirected payments,
                                 system incompatibilities and other reasons. As
                                 a result, the affected mortgage loans may
                                 experience increased delinquencies and
                                 defaults, at least for a period of time, until
                                 all of the borrowers are informed of the
                                 transfer and the related servicing mortgage
                                 files and records and all the other relevant
                                 data has been obtained by the new servicer.
                                 There can be no assurance as to the extent or
                                 duration of any disruptions associated with the
                                 transfer of servicing or as to the resulting
                                 effects on the yields on the securities.

                                 See "Servicing of Loans" in this prospectus.

                                       14

GEOGRAPHIC CONCENTRATION OF
   MORTGAGE LOANS.............   The mortgage loans to be included in the trust
                                 fund may be concentrated in one or more states,
                                 as specified in the related prospectus
                                 supplement. The rate of delinquencies, defaults
                                 and losses on the mortgage loans may be higher
                                 than if fewer of the mortgage loans were
                                 concentrated in those states because the
                                 following conditions will have a
                                 disproportionate impact on the mortgage loans
                                 in general:

                                 o    Weak economic conditions in those states,
                                      which may or may not affect real property
                                      values, may affect the ability of
                                      borrowers to repay their loans on time.

                                 o    Declines in the residential real estate
                                      market in those states may reduce the
                                      values of properties located in those
                                      states, which would result in an increase
                                      in the loan-to-value ratios of the related
                                      mortgage loans.

                                 o    Properties in California and Florida, in
                                      particular, may be more susceptible than
                                      homes located in other parts of the
                                      country to certain types of uninsurable
                                      hazards, such as earthquakes, as well as
                                      hurricanes, floods, wildfires, mudslides
                                      and other natural disasters.

                                 Natural disasters affect regions of the United
                                 States from time to time, and may result in
                                 increased losses on mortgage loans in those
                                 regions, or in insurance payments that will
                                 constitute prepayments of principal of those
                                 mortgage loans.

                                 For additional information regarding the
                                 geographic concentration of the mortgage loans
                                 to be included in the trust fund, see the
                                 geographic distribution table or tables in the
                                 prospectus supplement.

RIGHTS OF A NIMS INSURER MAY
   AFFECT SECURITIES..........   If specified in the related prospectus
                                 supplement, it may be anticipated that one or
                                 more insurance companies, referred to as the
                                 "NIMS Insurer," may issue a financial guaranty
                                 insurance policy covering certain payments to
                                 be made on any net interest margin securities
                                 to be issued by a separate trust or other
                                 special purpose entity and to be secured by all
                                 or a portion of the securities specified in the
                                 related prospectus supplement. If such an
                                 insurance policy is issued, the trust agreement
                                 and the servicing agreements for this
                                 transaction will provide that, unless there
                                 exists a continuance of any failure by the NIMS
                                 Insurer to make a required payment under the
                                 policy insuring the net interest margin
                                 securities or there exists an insolvency
                                 proceeding by or against the NIMS Insurer, the
                                 NIMS Insurer, if any, will be entitled to
                                 exercise, among others, the following rights,
                                 without the consent of the holders of the
                                 securities, and the holders of the securities
                                 may exercise these rights only with the prior
                                 written consent of the NIMS Insurer: (1) the
                                 right to provide notices of servicer or master
                                 servicer defaults and the right to direct the
                                 trustee and the master servicer to terminate
                                 the rights and obligations of

                                       15

                                 the master servicer and the servicers,
                                 respectively, under the trust agreement and the
                                 servicing agreements in the event of a default
                                 by any master servicer or servicer, (2) the
                                 right to remove the trustee or any co-trustee
                                 pursuant to the trust agreement and (3) the
                                 right to direct the trustee to make
                                 investigations and take actions pursuant to the
                                 trust agreement. In addition, unless the NIMS
                                 Insurer defaults or there exists an insolvency
                                 proceeding as described above, the NIMS
                                 Insurer's consent will be required prior to,
                                 among other things, (1) the waiver of any
                                 default by any master servicer, any servicer or
                                 the trustee, (2) the appointment of any
                                 successor trustee or any co-trustee or (3) any
                                 amendment to the trust agreement or any
                                 servicing agreement. The NIMS Insurer will also
                                 have additional rights under the trust
                                 agreement and in each the servicing agreement.

                                 Investors in the related securities should note
                                 that any insurance policy issued by the NIMS
                                 Insurer will not cover, and will not benefit in
                                 any manner whatsoever, those securities.
                                 Furthermore, the rights granted to the NIMS
                                 Insurer, if any, may be extensive and the
                                 interests of the NIMS Insurer may be
                                 inconsistent with, and adverse to, the
                                 interests of the holders of those securities.
                                 The NIMS Insurer has no obligation or duty to
                                 consider the interests of the holders of the
                                 securities in connection with the exercise or
                                 non-exercise of the NIMS Insurer's rights.

                                 The NIMS Insurer's exercise of the rights and
                                 consents set forth above may negatively affect
                                 the securities and the existence of the NIMS
                                 Insurer's rights, whether or not exercised, may
                                 adversely affect the liquidity of the
                                 securities, relative to other asset-backed
                                 securities backed by comparable mortgage loans
                                 and with comparable payment priorities and
                                 ratings.

VIOLATION OF VARIOUS FEDERAL,
   STATE AND  LOCAL LAWS MAY
   RESULT IN LOSSES ON THE
   MORTGAGE LOANS.............   Applicable state laws generally regulate
                                 interest rates and other charges, require
                                 certain disclosure, and require licensing of
                                 the originators and their lending affiliates.
                                 In addition, other state laws, public policy
                                 and general principles of equity relating to
                                 the protection of consumers, unfair and
                                 deceptive practices and debt collection
                                 practices may apply to the origination,
                                 servicing and collection of mortgage loans.

                                 Mortgage loans are also subject to various
                                 federal laws, including:

                                 o    the federal Truth-in-Lending Act and
                                      Regulation Z promulgated thereunder, which
                                      require certain disclosures to borrowers
                                      regarding the terms of their mortgage
                                      loans;

                                       16

                                 o    the Equal Credit Opportunity Act and
                                      Regulation B promulgated thereunder, which
                                      prohibit discrimination on the basis of
                                      age, race, color, sex, religion, marital
                                      status, national origin, receipt of public
                                      assistance or the exercise of any right
                                      under the Consumer Credit Protection Act,
                                      in the extension of credit; and

                                 o    the Fair Credit Reporting Act, which
                                      regulates the use and reporting of
                                      information related to the borrower's
                                      credit experience.

                                 Violations of certain provisions of these
                                 federal laws may limit the ability of the
                                 servicers to collect all or part of the
                                 principal of or interest on the related
                                 mortgage loans and in addition could subject
                                 the trust fund to damages and administrative
                                 enforcement.

                                 The related seller of the mortgage loans will
                                 represent in the mortgage loan sale agreement
                                 described in the related prospectus supplement
                                 that each mortgage loan was originated in
                                 compliance with applicable federal, state and
                                 local laws and regulations. In the event of a
                                 breach of this representation, that seller will
                                 be obligated to cure such breach or repurchase
                                 or replace the affected mortgage loan in the
                                 manner described in the related prospectus
                                 supplement and under "The
                                 Agreements--Repurchase and Substitution of
                                 Non-Conforming Loans" in this prospectus.

PREDATORY LENDING LAWS/HIGH
   COST LOANS.................   Various federal, state and local laws have been
                                 enacted that are designed to discourage
                                 predatory lending practices. The federal Home
                                 Ownership and Equity Protection Act of 1994,
                                 commonly known as HOEPA, prohibits inclusion of
                                 certain provisions in mortgage loans that have
                                 mortgage rates or origination costs in excess
                                 of prescribed levels, and requires that
                                 borrowers be given certain disclosures prior to
                                 the origination of mortgage loans. Some states
                                 have enacted, or may enact, similar laws or
                                 regulations, which in some cases impose
                                 restrictions and requirements greater than
                                 those in HOEPA.

                                 In addition, under the anti-predatory lending
                                 laws of some states, the origination of certain
                                 mortgage loans (including loans that are not
                                 classified as "high cost" loans under
                                 applicable law) must satisfy a net tangible
                                 benefits test with respect to the related
                                 borrower. This test may be highly subjective
                                 and open to interpretation. As a result, a
                                 court may determine that a mortgage loan does
                                 not meet the test even if the related
                                 originator reasonably believed that the test
                                 was satisfied.

                                 Failure to comply with these laws, to the
                                 extent applicable to any of the mortgage loans,
                                 could subject the trust fund, as an assignee of
                                 the related mortgage loans, to monetary
                                 penalties and could result in the borrowers
                                 rescinding the affected mortgage loans.
                                 Lawsuits have been brought in

                                       17

                                 various states making claims against assignees
                                 of high cost loans for violations of state law.
                                 Named defendants in these cases have included
                                 numerous participants within the secondary
                                 mortgage market, including some securitization
                                 trusts.

                                 The seller will represent that the trust fund
                                 does not include any mortgage loans that are
                                 subject to HOEPA or that would be classified as
                                 "high cost" loans under any similar state or
                                 local predatory or abusive lending law. There
                                 may be mortgage loans in the trust fund that
                                 are subject to the state or local requirement
                                 that the loan provide a net tangible benefit
                                 (however denominated) to the borrower; the
                                 seller will represent that these mortgage loans
                                 are in compliance with applicable requirements.
                                 If it is determined that the trust fund
                                 includes loans subject to HOEPA or otherwise
                                 classified as high cost loans, or which do not
                                 comply with applicable net tangible benefit
                                 requirements, the seller will be required to
                                 repurchase the affected loans and to pay any
                                 liabilities incurred by the trust fund due to
                                 any violations of these laws. If the loans are
                                 found to have been originated in violation of
                                 predatory or abusive lending laws and the
                                 seller does not repurchase the affected loans
                                 and pay any related liabilities,
                                 securityholders could incur losses.

BANKRUPTCY PROCEEDINGS COULD
   DELAY OR REDUCE
   DISTRIBUTIONS OF THE
   SECURITIES.................   Each transfer of a mortgage loan to Lehman
                                 Brothers Holdings Inc. (or to such other seller
                                 specified in the related prospectus
                                 supplement), from the seller to the depositor
                                 and, in connection with the issuance of any
                                 asset-backed notes, from the depositor to the
                                 issuer, will be intended to be an absolute and
                                 unconditional sale of that mortgage loan and
                                 will be reflected as such in the applicable
                                 documents. However, in the event of insolvency
                                 of a prior owner of a mortgage loan, a trustee
                                 in bankruptcy or a receiver or creditor of the
                                 insolvent party could attempt to recharacterize
                                 the sale of that mortgage loan by the insolvent
                                 party as a borrowing secured by a pledge of the
                                 mortgage loan. Such an attempt, even if
                                 unsuccessful, could result in delays in
                                 payments on the securities. If such an attempt
                                 were successful, it is possible that the
                                 affected mortgage loans could be sold in order
                                 to liquidate the assets of the insolvent
                                 entity. In the case of the insolvency of the
                                 applicable seller, there can be no assurance
                                 that the proceeds of such a liquidation would
                                 be sufficient to repay the securities in full.

LIMITED ABILITY TO RESELL
   SECURITIES.................   The underwriter will not be required to assist
                                 in resales of the securities, although it may
                                 do so. A secondary market for any class of
                                 securities may not develop. If a secondary
                                 market does develop, it might not continue or
                                 it might not

                                       18

                                 be sufficiently liquid to allow you to resell
                                 any of your securities.

LIMITED OBLIGATIONS...........   The assets of the trust fund are the sole
                                 source of payments on the related securities.
                                 The securities are not the obligations of any
                                 other entity. None of the sponsor, the seller,
                                 the depositor, any underwriter, the trustee,
                                 any administrator, any master servicer, any
                                 servicer or any of their affiliates will have
                                 any obligation to replace or supplement the
                                 credit enhancement, or take any other action to
                                 maintain the applicable ratings of the
                                 securities. If credit enhancement is not
                                 available, holders of securities may suffer
                                 losses on their investments.

                                       19

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The asset-backed certificates (the "Certificates") of each series
(including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the "Notes," and together with the Certificates, the
"Securities") that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See "The Agreements."

     Each series of Securities will consist of one or more classes of
Securities, one or more of which may:

     o    accrue interest based on a variable or adjustable rate ("Floating Rate
          Securities");

     o    provide for the accrual of interest, which is periodically added to the principal balance of the Securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement ("Compound Interest Securities");

     o    be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled ("Interest Weighted Securities");

     o    be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled ("Principal Weighted Securities");

     o    not be entitled to principal until the earlier of the date specified in the prospectus supplement or the date on which the principal of all
          Securities of the series having an earlier Final Scheduled
          Distribution Date have been paid in full ("Planned Amortization
          Certificates" or "PACs");

     o    be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement
          ("Subordinate Securities"); and/or

     o    be other types of Securities, as described in the prospectus supplement.

     If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of
Assets, an "Asset Group").

     Each class of Securities offered by this prospectus and the prospectus supplement (the "Offered Securities") will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form ("Definitive Securities") or issued in book-entry form only ("Book-Entry Securities") Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See "-- Book-Entry Registration."

DISTRIBUTIONS ON THE SECURITIES

     General

     Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each
Distribution Date, as specified in the prospectus supplement. Distributions
(other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the

                                       20

prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement;
provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

     Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. Interest on the Securities will be calculated on the basis of a 360-day year consisting of 12 30-day months, unless the prospectus supplement specifies a different basis. Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

     The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution
Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests.
However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

     For a description of the reports to be furnished to securityholders concerning a distribution, see "The Agreements -- Reports to Securityholders."

     Single Class Securities Generally

     With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by the Security, or on the basis of the Security's outstanding principal amount or notional amount
(subject to any subordination of the rights of any classes of Subordinate
Securities to receive current distributions), as specified in the prospectus supplement. See "-- Subordinate Securities" below.

     If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the "Interest
Rate") may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary
Assets for a series have fixed interest rates, then the Interest Rate on
Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

     If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal
Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class.
The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

     Multi-Class Series

     A series of Securities may include Floating Rate Securities, Compound
Interest Securities and Planned Amortization Certificates, and/or classes of
Subordinate Securities and Senior Securities (a

                                       21

"Multi-Class Series"). For a series of Securities that is not a Multi-Class
Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Unless otherwise specified in the prospectus supplement, each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See " -- Subordinate Securities" below and "Credit Support --
Subordinate Securities; Subordination Reserve Fund."

     Distributions of interest on Compound Interest Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Compound Interest Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Compound Interest Securities on the basis of the current Compound Value of the class. The "Compound Value" of a class of Compound Interest Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

     A Multi-Class Series may also include one or more classes of Floating Rate
Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, index, or other method by which the
Floating Rate for each period will be determined.

     Distributions of principal will be allocated among the classes of a
Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the "Principal Distribution Amount" for a
Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Compound Interest Securities, (2) the
Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The "Minimum Principal
Distribution Amount" is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary
Assets as of that Distribution Date.

     Subordinate Securities

     A series of Securities may include one or more classes of Subordinate
Securities that provide some or all of the credit support for the Senior
Securities in the series. The rights of holders of some classes of securities
(the "Subordinate Securities") to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series
(the "Senior Securities") but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency"), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See "Credit Support
-- Subordinate Securities; Subordination Reserve Fund."

                                       22

OPTIONAL TERMINATION

     If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the
Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is
less than a specified percentage of the initial Aggregate Asset Principal
Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

     o    "Asset Principal Balance" means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off
          Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

     o    "Aggregate Asset Principal Balance" means, at the time of
          determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

     The optional termination described in this section will be in addition to terminations that may result from other events. See "The Agreements -- Event of
Default; Rights Upon Event of Default" and "-- Termination."

OPTIONAL PURCHASE OF SECURITIES

     The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

OTHER PURCHASES

     If specified in the prospectus supplement for a series, any class of
Securities in the series may be subject to redemption, in whole or in part, at the request of the holders of that class or mandatory purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of
Securities will be described in the prospectus supplement.

     The depositor may also have the option to obtain for any series of
Securities, one or more guarantees from a company or companies acceptable to the
Rating Agencies. As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of Securities:

     o    call protection for any class of Securities of a series;

     o    a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

     o    certain other guarantees described in the prospectus supplement.

EXCHANGEABLE SECURITIES

     General

     If specified in the related prospectus supplement, a series of Securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

                                       23

     If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of Securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

     The descriptions in the related prospectus supplement of the Securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of
Securities, credit enhancement, yield and prepayment considerations and tax,
ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

     Exchanges

     If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

     o    the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

     o    the aggregate amount of interest payable on each Distribution Date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on each
          Distribution Date with respect to the exchanged securities; and

     o    the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

     There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

     o    A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in the index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

     o    An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

                                       24

     o    Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

     In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

     o    A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

     o    A class of exchangeable securities that is a Planned Amortization
          Certificate, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Planned Amortization Certificate, may be
          exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

     A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

     Procedures

     The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

     If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

     The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

BOOK-ENTRY REGISTRATION

     General

     If provided for in the prospectus supplement, one or more classes of the
Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or

                                       25

more single Securities registered in the name of a nominee for the depository,
The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Banking, societe anonyme (formerly
Cedelbank) (referred to herein as "Clearstream") or Euroclear Bank S.A./NV as operator of the Euroclear System ("Euroclear"). Each class of Book-Entry
Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered
Securities and will initially be registered in the name of Cede & Co.

     No person acquiring an interest in a Book-Entry Security (each, a
"Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "-- Definitive Securities." Unless and until Definitive
Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry
Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of
DTC and if applicable, Clearstream and Euroclear.

     Beneficial Owners will hold their Book-Entry Securities through DTC in the
United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and
Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     DTC

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its
Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its
Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry
Securities will be subject to the rules, regulations and procedures governing
DTC and its Participants as in effect from time to time.

     Clearstream

     Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its
Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, "CSSF."
Participants of Clearstream are recognized financial institutions around the world, including underwriters,

                                       26

securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of
Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between
Clearstream and Euroclear.

     Euroclear

     Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank
S.A./NV (the "Euroclear Operator"), under contract with Euroclear Clearance
Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation").
All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the
Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation
establishes policy for Euroclear on behalf of its Participants. Euroclear
Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to
Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

     The Euroclear Operator has advised us that it is licensed by the Belgian
Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking
Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of its
Participants, and has no record of or relationship with persons holding through
Participants of Euroclear.

     Payments with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear
Participants in accordance with the relevant system's rules and procedures, to the extent received by its respective depositary (individually the "Relevant
Depositary" and collectively, the "European Depositaries"). Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a
Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

     DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

     Beneficial Ownership of Book-Entry Securities

     Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until
Definitive Securities are issued, it is anticipated that the only
"securityholder" of the Offered Securities will be Cede & Co., as nominee of
DTC.

                                       27

Beneficial Owners will not be "Certificateholders" or "Noteholders" as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or
Euroclear, as applicable.

     The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the
Beneficial Owner's account for that purpose. In turn, the Financial
Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on
the records of Clearstream or Euroclear, as appropriate).

     Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its
Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities.
Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective
Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until
Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect
Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants
will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone differences, any credits of securities received in
Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant
Participants of Clearstream or Euroclear on that business day. Cash received in
Clearstream or Euroclear as a result of sales of securities by or through a
Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant
Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see "Material Federal Income Tax Considerations --
Taxation of Securities Treated as Debt Instruments -- Foreign Persons," "--
REMIC Residual Certificates -- Foreign Persons," "-- Grantor Trust Certificates
-- Foreign Persons" and "-- Partner Certificates -- Foreign Persons" herein and, if the Book-Entry Securities are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures
-- Certain U.S. Federal Income Tax Documentation Requirements" in Annex A to the
prospectus supplement.

     Transfers between Participants of DTC will occur in accordance with DTC
Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of
Clearstream or Euroclear, on the other, will be

                                       28

effected in DTC in accordance with the DTC Rules on behalf of the relevant
European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

     Distributions on the Book-Entry Securities will be made on each
Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the
Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant
Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal
Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments
-- Foreign Persons," "-- REMIC Residual Certificates -- Administrative
Provisions," "-- Grantor Trust Certificates -- Trust Reporting" and "-- Partner
Certificates -- Information Reporting" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge
Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry
Securities, may be limited due to the lack of physical securities for the
Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

     Monthly and annual reports will be provided to Cede & Co., as nominee of
DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the
Book-Entry Securities of Beneficial Owners are credited.

     Generally, DTC will advise the applicable trustee that unless and until
Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the
Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry
Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a
Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among
Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

                                       29

     None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Definitive Securities

     Securities initially issued in book-entry form will be issued as Definitive
Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the applicable Agreement, Beneficial Owners of securities representing not less than
50% of the aggregate percentage interests evidenced by a class of securities issued as book-entry securities advise the applicable trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners.
Upon surrender by DTC of the security or securities representing the Book- Entry
Securities, together with instructions for registration, the trustee will issue
(or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PAYMENT DELAYS

     With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on
which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

PRINCIPAL PREPAYMENTS

     With respect to a series for which the Primary Assets consist of Loans or participation interests in Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer with respect to prepaid Loans. Further, if the
Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary
Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See "Servicing of Loans -- Advances and Limitations Thereon."

TIMING OF REDUCTION OF PRINCIPAL AMOUNT

     A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on

                                       30

which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

INTEREST OR PRINCIPAL WEIGHTED SECURITIES

     If a class of Securities consists of Interest Weighted Securities or
Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted
Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

FINAL SCHEDULED DISTRIBUTION DATE

     The prospectus supplement will specify the Final Scheduled Distribution
Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of
Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the
Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the
Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled
Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final
Scheduled Distribution Date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the
Securities of a series will be influenced by the rate at which principal on the
Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the
Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the
Primary Assets for a series may have different interest rates, and the stated
pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the
Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated
maturities.

                                       31

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below.

     CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of
6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

     The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the
Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Loan

     Mortgage Loans secured by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units ("Multifamily Properties") may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-weekly
Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the
Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-weekly Loans, GEM Loans and GPM
Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

     In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related scheduled payment of principal and interest (the "Scheduled Payment"), negative amortization may result or the amount of interest accrued on the Stated Principal Balance thereof may exceed the amount of interest paid by the mortgagor in any month (such excess,
"Deferred Interest"). However, borrowers may pay amounts in addition to their
Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

     To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and

                                       32

a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

     In a declining interest rate environment, the portion of each Scheduled
Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively
Amortizing ARM will tend to reduce the weighted average life of the Mortgage
Loan and will adversely affect the yield to holders who purchased their
Securities at a premium, if any, and holders of classes of Interest Weighted
Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment
Dates in different months, together with different initial interest rates borne by the Loans ("Mortgage Rates"), Lifetime Mortgage Rate Caps, Minimum Mortgage
Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

     If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the master servicer, servicer, or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

     A GEM Loan provides for scheduled annual increases in the borrower's
Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated
maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some
Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured
Home Loans.

     In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

     Foreclosures and Payment Plans

     The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

     Due on Sale Clauses

     The acceleration of repayment as a result of certain transfers of the real property securing a Mortgage Loan (the "Mortgaged Property") is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans

                                       33

constituting or underlying the Primary Assets may include "due-on-sale" clauses.
Except as otherwise described in the prospectus supplement for a series, the
PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the master servicer or the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any
"due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain
"due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

     Optional Termination

     If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary
Assets in the Trust Fund, or may purchase Securities of certain classes. See
"Description of the Securities -- Optional Termination."

                                THE TRUST FUNDS

GENERAL

     The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset
Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

     The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

     o    amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the "Cut-off
          Date");

     o    amounts held from time to time in the Collection Account and the
          Distribution Account established for a series of Securities;

     o    Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

     o    any Reserve Fund established pursuant to the Agreement for a series of
          Securities, if specified in the prospectus supplement;

     o    any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

     o    any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

     o    any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

     o    investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

     o    any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement).

                                       34

     The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary
Asset, but will be retained by that party (the "Retained Interest"). Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a
Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the
Agreements.

     The "Primary Assets" in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

     o    Ginnie Mae certificates (which may be Ginnie Mae I certificates or
          Ginnie Mae II certificates);

     o    Fannie Mae certificates;

     o    Freddie Mac certificates;

     o    mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans ("Private Mortgage-Backed Securities");

     o    Mortgage Loans or participation interests in Mortgage Loans; and

     o    Manufactured Home Loans or participation interests in Manufactured
          Home Loans.

     To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans may also include loans ("Assistance
Loans") made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured.
Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

     Mortgage Loans, Manufactured Home Loans and Assistance Loans are referred to in this prospectus as "Loans." Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as
"Agency Certificates."

     Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans.
Participation interests in a Loan or a loan pool will be purchased by the depositor, or an affiliate, pursuant to a participation agreement (a
"Participation Agreement"). The interest acquired by the depositor under the
Participation Agreement will be evidenced by a participation certificate. The trustee will be the holder of a participation certificate. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor.
See "The Agreements -- Assignment of Primary Assets."

GINNIE MAE CERTIFICATES

     General

     The Ginnie Mae certificates will be "fully modified pass-through"
mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the "Ginnie Mae Servicers") under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which

                                       35

obligation is backed by the full faith and credit of the United States of
America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the
Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate's pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the
Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

     The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

     Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between Ginnie
Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the
Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the
Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

     Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the
Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie
Mae certificate the following month.

     With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

     The Underlying Mortgage Loans

     Unless otherwise specified in the prospectus supplement, mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Loans and/or housing loans

                                       36

partially guaranteed by the VA ("VA Loans"), all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured
Homes, Single Family Property or Multifamily Property.

     All mortgages underlying any Ginnie Mae certificate issued under the Ginnie
Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

     Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae
II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

     The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie
Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

     Ginnie Mae

     The Government National Mortgage Association ("Ginnie Mae") is a wholly owned corporate instrumentality of the United States of America. Section 306(g)
of Title III of the National Housing Act of 1934, as amended (the "Housing Act")
authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD
("FHA") under the Housing Act or Title V of the Housing Act of 1949, or
partially guaranteed by the Veterans Administration ("VA") under the
Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38,
United States Code, or by other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the
Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

FANNIE MAE CERTIFICATES

     General

     Fannie Mae certificates are either Guaranteed Mortgage Pass-Through
Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC
Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

     Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to

                                       37

satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the
Securities of a series secured by the Fannie Mae certificates.

     Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the
Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

     The Underlying Mortgage Loans

     Unless otherwise specified in the prospectus supplement for a series of
Securities, mortgage loans underlying Fannie Mae certificates in the trust fund for a series will consist of:

     o    fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency ("Conventional Loans");

     o    fixed-rate level payment FHA Loans or VA Loans;

     o    adjustable rate mortgage loans;

     o    GEM Loans, Buy-Down Loans or GPM Loans; and

     o    mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings ("Single Family
          Property") or by Multifamily Property.

     Each mortgage loan must meet the applicable standards set forth under the
Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions
(adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of
Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through
Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

     The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed
Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guarantee fee.

     The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying

                                       38

mortgage loans meet the criteria of each Rating Agency rating the series. The
Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

     Fannie Mae

     Fannie Mae ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage
Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in
1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide,
Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional
Information" for the availability of further information with respect to Fannie
Mae and Fannie Mae certificates.

FREDDIE MAC CERTIFICATES

     General

     The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a "PC Pool") purchased by Freddie Mac.
Freddie Mac certificates are sold under the terms of a Mortgage Participation
Certificate Agreement and may be issued under either Freddie Mac's "Cash
Program" or "Guarantor Program" or may be Multiclass Mortgage Participation
Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

     The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

     Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

     o    30 days following foreclosure sale;

     o    30 days following payment of the claim by any mortgage insurer; or

     o    30 days following the expiration of any right of redemption.

     In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for
Freddie Mac to determine that a

                                       39

mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

     Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by
Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's
Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guarantee income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan
Bank. If Freddie Mac were unable to satisfy those obligations, distributions on
Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

     Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders' instructions.
The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

     The Underlying Mortgage Loans

     Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of
America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

     The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying

                                       40

mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

     Freddie Mac

     The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a corporate instrumentality of the United States of America created pursuant to an Act of
Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12
U.S.C. ss.1451-1459) on July 24, 1970 (the "Freddie Mac Act"). Freddie Mac was
established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional
Information" for the availability of further information with respect to Freddie
Mac and Freddie Mac certificates.

PRIVATE MORTGAGE-BACKED SECURITIES

     General

     The trust fund for a series may consist of Private Mortgage-Backed
Securities, which include:

     o    mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

     o    collateralized mortgage obligations secured by Loans or Agency
          Certificates.

     Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a
"PMBS Agreement"). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the
PMBS Agreement with the trustee under the PMBS Agreement (the "PMBS Trustee").
The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed
Security are serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer.
The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development
("HUD") as an FHA mortgagee.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer")
will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS
Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS
Agreement. Additionally, although the Loans underlying the Private
Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

                                       41

     Distributions of principal and interest will be made on the Private
Mortgage-Backed Securities on the dates specified in the prospectus supplement.
The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage- Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer
may have the right to repurchase assets underlying the Private Mortgage-Backed
Securities after a certain date or under other circumstances specified in the prospectus supplement.

     Underlying Loans

     The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans,
Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property,
Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a
Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the prospectus supplement:

     o    no Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

     o    each Mortgage Loan secured by a Single Family Property and having a
          Loan- to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

     o    each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

     o    no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

     o    each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

     o    each Loan (other than a Cooperative Loan or a Loan secured by a
          Manufactured Home) will be covered by a title insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities

     Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies ("Insurance
Policies") required to be maintained with respect to Securities, Loans, or
Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed
Securities or with respect to the Private Mortgage-Backed Securities themselves.
The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the
Rating Agency.

     Additional Information

     The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

     o    the aggregate approximate principal amount and type of the Agency
          Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

     o    certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed
          Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

                                       42

     o    the interest rate or range of interest rates of the Private
          Mortgage-Backed Securities;

     o    the weighted average interest rate of the Private Mortgage-Backed
          Securities;

     o    the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the
          Private Mortgage-Backed Securities;

     o    certain characteristics of credit support, if any, such as Reserve
          Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the
          Private Mortgage-Backed Securities themselves;

     o    the terms on which the underlying Loans for the Private
          Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private
          Mortgage-Backed Securities; and

     o    the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

     If information of the type described above regarding the Private
Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

THE MORTGAGE LOANS

     General

     The Primary Assets in a trust fund for a series of Securities may include mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, or participation interests in mortgage loans secured by properties of the types described in this prospectus (together, "Mortgage
Loans"). Generally, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban
Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

     The Mortgage Loans in a trust fund may include Conventional Loans, housing loans insured by the FHA ("FHA Loans") or VA Loans, with the following interest rate and payment characteristics:

     o    fixed interest rate or adjustable interest rate Mortgage Loans;

     o    "GPM Loans," which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

     o    "GEM Loans," which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

     o    Buy-Down Loans;

     o    "Bi-Weekly Loans," which are fixed-rate, conventional,
          fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks;

                                       43

     o    "Reverse Mortgage Loans," which generally provide either for an initial advance to the borrower at origination followed by, in most cases, fixed monthly advances for the life of the loan, or for periodic credit line draws by the borrower at the borrower's discretion, and which provide that no interest or principal is payable by the borrower until maturity, which generally does not occur until the borrower dies, sells the home or moves out; interest continues to accrue and is added to the outstanding amount of the loan;

     o    any combination of the foregoing; or

     o    Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

     The Mortgage Loans may also include:

     o    "Cooperative Loans," which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative
          ("Cooperative Dwellings");

     o    "Condominium Loans," which are secured by a mortgage on an individual housing unit (a "Condominium Unit") in which the owner of the real property (the "Condominium") is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium
          Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit's appurtenant interest in the common elements;

     o    Mixed Use or Multifamily Mortgage Loans; or

     o    "Home Equity Loans," which are closed-end and/or revolving home equity loans or balances thereof secured by mortgages primarily on single family properties that may be subordinated to other mortgages on the same Mortgaged Property.

     Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on Mortgaged Property. In some cases, the Mortgage Loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the
Mortgage Loans are commonly acceptable to institutional mortgage investors. A
Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

     The Mortgaged Properties may include Single Family Properties (i.e., one-
to four-family residential housing, including Condominium Units and Cooperative
Dwellings), Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units) or mixed use properties. The Single Family Properties and Multifamily
Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units.

     Each Mortgaged Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative
Loan is generally subordinate to any blanket mortgage

                                       44

on the related cooperative apartment building and/or on the underlying land.
Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See "Legal Aspects of Loans."

     The prospectus supplement will disclose the aggregate principal balance of
Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by
Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged
Property is the borrower's mailing address, as reflected in the servicer's records. To the extent specified in the prospectus supplement, the Mortgaged
Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily
Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

     The characteristics of the Mortgage Loans comprising or underlying the
Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, unless otherwise specified in the prospectus supplement, the following selection criteria apply to Mortgage Loans included in the Primary Assets:

     o    no first lien Mortgage Loan secured by Single Family Property or
          Multifamily Property may have a Loan-to-Value Ratio at origination in excess of 95%, and no second lien Mortgage Loan may have a
          Loan-to-Value Ratio at origination in excess of 125%;

     o    no first lien Mortgage Loan that is a Conventional Loan secured by a
          Single Family Property may have a Loan-to-Value Ratio in excess of
          80%, unless covered by a primary mortgage insurance policy as described in this prospectus;

     o    each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

     o    no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

     o    no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

     The initial "Loan-to-Value Ratio" of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the
"Appraised Value"). In the case of a Mortgage Loan to finance the purchase of a
Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the
Mortgaged Property.

     Unless otherwise specified in the prospectus supplement, "Buy-Down Loans,"
which are level payment Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of the Mortgage Loan, are also generally subject to the following requirements:

     o    during the period (the "Buy-Down Period") when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled
          Payment otherwise due on the loan, the

                                       45

          Buy-Down Loans must provide for Scheduled Payments based on a hypothetical reduced interest rate (the "Buy-Down Mortgage Rate") that is not more than 3% below the mortgage rate at origination and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down
          Period that will not exceed 1%;

     o    the Buy-Down Period may not exceed three years;

     o    the maximum amount of funds that may be contributed for a Mortgaged
          Property having a Loan-to-Value Ratio (1) of 90% or less at origination is limited to 10% of the Appraised Value of the Mortgaged
          Property, and (2) of over 90% at origination is limited to 6% of the
          Appraised Value of the Mortgaged Property;

     o    the maximum amount of funds (the "Buy-Down Amounts") that may be contributed by the servicer of the related Mortgaged Loan is limited to 6% of the Appraised Value of the Mortgaged Property. (This
          limitation does not apply to contributions from immediate relatives or the employer of the mortgagor); and

     o    the borrower under each Buy-Down Loan must be qualified at a mortgage rate that is not more than 3% per annum below the current mortgage rate at origination. (Accordingly, the repayment of a Buy-Down Loan depends on the borrower's ability to make larger Scheduled Payments after the Buy-Down Amounts are depleted).

     Multifamily Properties are generally subject to the following requirements, unless otherwise specified in the prospectus supplement:

     o    no Mortgage Loan may be delinquent for more than 59 days within the
          12-month period ending with the Cut-off Date;

     o    no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

     o    Mortgage Loans with respect to any single borrower may not exceed 5%
          of the aggregate principal balance of the Loans comprising the Primary
          Assets as of the Cut-off Date; and

     o    the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

     As specified in the prospectus supplement, "ARMs" or "Adjustable Rate
Mortgages," which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage
Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

     Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap"), if any, or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are
payable in self-amortizing payments of principal and interest. Other ARMs
("Negatively Amortizing ARMs") instead provide for limitations on changes in the
Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

     These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the Deferred
Interest is

                                       46

added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate.
The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

     The index (the "Index") applicable to any ARM comprising the Primary Assets will be the one-month LIBOR Index, the three-year Treasury Index, the one-year
Treasury Index, the Six Month Treasury Index, the Eleventh District Costs of
Funds Index or the National Monthly Median Cost of Funds Ratio to institutions insured by the Federal Savings and Loan Insurance Corporation ("FSLIC"), or any
other index or indices as described in the prospectus supplement.

     Certain of the Mortgage Loans may be Reverse Mortgage Loans, which are fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged
Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

     o    the death of the borrower, or the last living of two co-borrowers;

     o    the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

     o    the sale of the related Mortgaged Property.

     The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the
Mortgaged Property.

     As more fully described in the related prospectus supplement, interest on each revolving credit line Home Equity Loan may be computed and payable monthly on the average daily outstanding principal balance of the Home Equity Loan.
Principal amounts on the revolving credit line Home Equity Loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement)
or repaid under each revolving credit line Home Equity Loan from time to time.
If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line Home Equity Loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line Home Equity Loans. The amounts of draws and payments on the revolving credit line Home Equity Loans will usually differ each day. The full principal amount of a closed-end Home Equity Loan is advanced at origination of the Home Equity Loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the
Home Equity Loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its Home
Equity Loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the Home Equity
Loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line Home Equity
Loan or a closed-end Home Equity Loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Home Equity Loan.

     The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

          (1) the aggregate outstanding principal balance of the Mortgage Loans;

                                       47

          (2) the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

          (3) the average outstanding principal balance of the Mortgage Loans;

          (4) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

          (5) the range of Loan-to-Value Ratios for the Mortgage Loans;

          (6) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans,
     Conventional Loans, FHA Loans and VA Loans;

          (7) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

          (8) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

          (9) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans; and

          (10) the percentage of Mortgage Loans (by principal balance as of the
     Cut-off Date) that are secured by Single Family Property, Multifamily
     Property, Cooperative Dwellings, investment property and vacation or second homes.

     If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

     Balloon Loans

     A borrower's ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including without limitation real estate values, the borrower's financial situation, the level of available mortgage loan interest rates, the borrower's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.

     Simple Interest Loans

     If specified in the related prospectus supplement, a portion of the Loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal

                                       48

balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

     Monthly payments on most Loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

THE MANUFACTURED HOME LOANS

     The Loans secured by Manufactured Homes ("Manufactured Home Loans")
comprising or underlying the Primary Assets for a series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution that is a Fannie Mae- or
Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to
Section 2 of the National Housing Act.

     The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA
Loans. Each Manufactured Home Loan will be secured by a Manufactured Home.
Unless otherwise specified in the prospectus supplement, the Manufactured Home
Loans will be fully amortizing and will bear interest at a fixed interest rate.

     Each "Manufactured Home" securing the Manufactured Home Loan consists of a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or 40 body feet or more in length, or, when erected on site, is 320 or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and
complies with the standards established under [this] chapter."

     Unless otherwise specified in the prospectus supplement for a series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Primary Assets for a series:

     o    no Manufactured Home Loan may have a Loan-to-Value Ratio at origination in excess of 95%;

     o    each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 30 years;

     o    no Manufactured Home Loan may be as of the Cut-off Date more than 59 days delinquent as to payment of principal or interest; and

     o    each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

     The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan outstanding at the origination of the loan divided

                                       49

by the fair market value of the Manufactured Home, as shown in the appraisal prepared in connection with origination of the Manufactured Home Loan (the
"Appraised Value"). The fair market value of the Manufactured Home securing any
Manufactured Home Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of the Manufactured Home. With respect to underwriting of
Manufactured Home Loans, see "Loan Underwriting Procedures and Standards." With
respect to servicing of Manufactured Home Loans, see "Servicing of Loans."

     The prospectus supplement for a series of Securities will provide information about the Manufactured Home Loans comprising the Primary Assets as of the Cut-off Date, including:

          (1) the aggregate outstanding principal balance of the Manufactured
     Home Loans comprising or underlying the Primary Assets;

          (2) the weighted average interest rate on the Manufactured Home Loans;

          (3) the average outstanding principal balance of the Manufactured Home
     Loans;

          (4) the weighted average scheduled term to maturity of the
     Manufactured Home Loans and the range of remaining scheduled terms to maturity;

          (5) the range of Loan-to-Value Ratios of the Manufactured Home Loans;

          (6) the relative percentages (by principal balance as of the Cut-off
     Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes;

          (7) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home
     Loans; and

          (8) the distribution by state of Manufactured Homes securing the
     Loans.

     If information of the type specified above respecting the Manufactured Home
Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the
Commission within 15 days after the initial issuance of the Securities.

     The information described above regarding the Manufactured Home Loans in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the Mortgage Loans in the trust fund.

MULTIFAMILY AND MIXED USE MORTGAGE LOANS

     The Mortgage Loans may include Mortgage Loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in multifamily residential property ("Multifamily Mortgage Loans" ), and/or mixed residential and commercial property ("Mixed Use Mortgage Loans" ), and related property and interests.

     Certain of the Multifamily and Mixed Use Mortgage Loans may be simple interest loans, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

     Multifamily and Mixed Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Legal Aspects of Loans -- Leases and Rents."

     Certain of the Multifamily and Mixed Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of

                                       50

purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

     Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

     Originators of Multifamily and Mixed Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating Mortgage Loans.

     Multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property.
Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily and mixed use real estate lending.

     A borrower (or the borrowers) under a Multifamily or Mixed Use Mortgage
Loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis -- in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

     There are various risks associated with different types of multifamily and mixed use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

     o    local and regional economic conditions;

     o    the physical condition of the property;

     o    the types of services and amenities provided;

     o    the tenant population -- i.e., predominantly students or elderly persons, or workers in a particular industry;

     o    availability of alternative rental properties;

     o    changes in the surrounding neighborhood;

     o    management;

     o    the level of mortgage interest rates;

                                       51

     o    dependence upon government rent subsidies;

     o    any applicable rent control laws; and

     o    state and local regulations.

     The value of a multifamily or mixed use property may also be affected by a variety of other factors.

     Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

     The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or
"operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See "Legal Aspects of Loans -- Environmental Considerations." A
lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.

     No single Multifamily or Mixed Use Mortgage Loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the Mortgage Loans in the related trust.

PRE-FUNDING ARRANGEMENTS

     The depositor may be required to deposit cash or liquid securities into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional
Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets ("Subsequent Primary Assets") following the date on which the Securities are issued (a "Pre-Funding Arrangement"). The Pre-Funding
Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related
Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of
Securities of the series. Subsequently, the trust fund will acquire Subsequent
Primary Assets in exchange for the release of money from the Pre-Funding
Account. Unless otherwise specified in the prospectus supplement, the
Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary
Assets must occur.

     If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially

                                       52

all of the funds in the Pre-Funding Account will be used to acquire Subsequent
Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

     Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

     The trustee, or the master servicer, in the name of the trustee, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account.
Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See "Servicing of Loans" and "The
Agreements -- Investment of Funds." In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See
"Description of the Securities -- Distributions on the Securities."

     Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account to the extent of the
Available Distribution Amount and for certain other payments provided for in the
Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained
Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the
Distribution Account.

     A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the
Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account.
Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also "The Agreements -- Distribution Account."

OTHER FUNDS OR ACCOUNTS

     A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM
Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See
"Servicing of Loans -- Collection Procedures; Escrow Accounts" and "-- Deposits
to and Withdrawals from the Collection Account." If Private Mortgage-Backed
Securities are backed by GPM Loans, and the asset value with respect to a
Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See
"Servicing of Loans -- Deposits to and Withdrawals from the Collection Account."
Other similar accounts may be established as specified in the prospectus supplement.

                                       53

                   LOAN UNDERWRITING PROCEDURES AND STANDARDS

UNDERWRITING STANDARDS

     The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

     Unless otherwise specified in the prospectus supplement, the originators of the Mortgage Loans will have been savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by subsidiaries of the depositor. Manufactured Home Loans may have been originated by these institutions (other than a subsidiary of the depositor) or by a financial institution approved for insurance by the Secretary of Housing and
Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

     In general, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower generally will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In general, an employment verification is obtained from an independent source (typically the borrower's employer), which reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue that employment in the future. If the borrower was self-employed, the borrower may have been required to submit copies of recent signed tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. With respect to mixed use property and Multifamily Property, information concerning operating income and expenses will have been obtained from the borrower showing operating income and expenses during the preceding three calendar years. Certain considerations may cause an originator of Loans to depart from these guidelines.
For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The adequacy of the property financed by the related Loan as security for repayment of the Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator.
The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. If an appraisal was required, the appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     In general, based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative or a condominium association) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by
Single Family Property generally will specify that Scheduled Payments

                                       54

plus taxes and insurance and all Scheduled Payments extending beyond one year
(including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan.

     With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to mixed use property and Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability.
Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

     Certain types of Loans that may be included in the Primary Assets for a series of Securities may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of
Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

     To the extent specified in the prospectus supplement, the depositor may purchase Loans (or participation interests therein) for inclusion in a trust fund that are underwritten under standards and procedures that vary from and are less stringent than those described in this prospectus. For instance, Loans may be underwritten under a "limited documentation" or "no documentation" program.
With respect to those Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and the Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination.

     In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

     Certain states where the Mortgaged Properties may be located have
"antideficiency" laws requiring, in general, that lenders providing credit on
Single Family Property look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Loans."

LOSS EXPERIENCE

     The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans.
However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; in fact, some regions of the country have experienced significant depreciation in real estate values in recent periods. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or
Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the
Loan. If the residential real estate market in one or more regions of the United
States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related
Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "Legal Aspects of Loans."

                                       55

     No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan.
Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of
Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property.
Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other
Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See "Yield,
Prepayment and Maturity Considerations."

REPRESENTATIONS AND WARRANTIES

     Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will represent and warrant to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund, that:

     o    any required title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required standard hazard and primary mortgage insurance was in effect as of the date of the representation and warranty;

     o    immediately prior to the transfer and assignment of the Mortgage Loans the depositor (or other entity) with respect to each Mortgage Loan had good title to and was sole owner of each Mortgage Loan;

     o    with respect to first lien Mortgage Loans, each Mortgage constituted a valid lien on the related Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged
          Property was free of material damage and was in good repair;

     o    each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; and

     o    each Mortgage Loan was current as to all required payments (i.e., not more than one or two payments delinquent).

     If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the
Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the "Condominium Association") are
responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the
"Condominium Building") (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See
"Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing
Procedures."

                                       56

     With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related
Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

     Unless otherwise specified in the prospectus supplement, with respect to each Manufactured Home Loan, the depositor or another entity, based, in part, upon representations and warranties of the originator of the Manufactured Home
Loan, will represent and warrant, among other things that:

     o    immediately prior to the transfer and assignment of the Manufactured
          Home Loans to the trustee, the depositor had good title to, and was the sole owner of, each Manufactured Home Loan;

     o    as of the date of the transfer and assignment, the Manufactured Home
          Loans are subject to no offsets, defenses or counterclaims;

     o    each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

     o    with respect to first lien Manufactured Home Loans, as of the date of the transfer and assignment, each Manufactured Home Loan constitutes a valid lien on the related Manufactured Home and is free of material damage and is in good repair;

     o    as of the date of the representation and warranty, no Manufactured
          Home Loan is more than 59 days delinquent, and there are no delinquent tax or assessment liens against the related Manufactured Home; and

     o    with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured
          Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the depositor and that all premiums due on the insurance have been paid in full.

     Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified
Substitute Mortgage Loan as described below under "The Agreements -- Assignment of Primary Assets."

     The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator or seller of the Loans. The
PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

SUBSTITUTION OF PRIMARY ASSETS

     Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

                                       57

                               SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to Loans constituting the
Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by the master servicer directly or through one or more servicers subject to supervision by the master servicer, or by a single servicer that is a party to the applicable Agreement for a series and services the Loans directly or through one or more subservicers (the "Subservicers"). In general, descriptions of the rights and obligations of a master servicer will also be applicable to a servicer, and descriptions of the rights and obligations of servicers that service Loans under the supervision of a master servicer will generally be applicable to Subservicers. If the master servicer is not directly servicing the Loans, then the master servicer will generally:

     o    administer and supervise the performance by the servicers of their servicing responsibilities under their servicing agreements
          ("Servicing Agreements") with the master servicer;

     o    maintain any standard or special hazard insurance policy, primary mortgage insurance, bankruptcy bond or pool insurance policy required for the related Loans; and

     o    advance funds as described below under "Advances and Limitations
          Thereon."

     If the master servicer services the Loans through servicers as its agents, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers. If a single servicer services the
Loans through Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities.

     The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets and may be a party to a
Participation Agreement executed with respect to any Participation Certificates that constitute the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or
Freddie Mac-approved seller/servicer and, in the case of FHA Loans, approved by
HUD as an FHA mortgagee.

     The master servicer will be paid a Servicing Fee for the performance of its services and duties under each Agreement as specified in the prospectus supplement. Each servicer, if any, will be entitled to receive either a portion of the Servicing Fee or a separate fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the fee paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

     The master servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

     o    withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

     o    withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account;
          or

     o    requesting that the trustee pay the Servicing Fee out of amounts in the Distribution Account.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The master servicer, acting directly or through servicers, will make reasonable efforts to collect all payments required to be made under the
Mortgage Loans and will, consistent with the Agreement for a series and any applicable insurance policies and other credit supports, follow such collection

                                       58

procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the master servicer and any servicer may, in its discretion, (1) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (2) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled
Payments on the Loan.

     As specified in the prospectus supplement, the master servicer or the servicers acting under its supervision, to the extent permitted by law, may establish and maintain escrow or impound accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans
may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account with respect to those Loans.

     Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate the Escrow Account. The master servicer or the applicable servicers will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The master servicer or the trustee will establish a separate account (the
"Collection Account") in the name of the trustee. The Collection Account will be maintained in an account or accounts (1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories by each Rating Agency rating the Securities of the related series, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or which are secured in a manner meeting requirements established by each Rating
Agency or (3) with a depository institution otherwise acceptable to each Rating
Agency.

     The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee, in
Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     As specified in the applicable Agreement, the master servicer will deposit into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled
Payments due after the related Cut-off Date but received by the master servicer on or before the closing date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

     o    all payments on account of principal, including prepayments, on the
          Loans;

     o    all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the
          Collection Account in accordance with the related Agreement, the
          Servicing Fee in respect of the Loans;

     o    all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law
          ("Liquidation Proceeds"), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related
          Agreement, the Servicing Fee, if any, in respect of the related Loan;

                                       59

     o    all proceeds received by the trustee under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the related Agreement (which will be retained by the master servicer and not deposited in the Collection
          Account);

     o    all amounts required to be deposited therein from any applicable
          Reserve Fund for the related series pursuant to the related Agreement;

     o    all Advances for the related series made by the master servicer pursuant to the related Agreement; and

     o    all proceeds of any Loans repurchased by the depositor pursuant to the related Agreement.

     Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes:

     o    to reimburse itself for Advances for the related series made by it pursuant to the related Agreement; the master servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of
          Scheduled Payments respecting which any Advance was made;

     o    to reimburse itself for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

     o    to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that
          Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate to the Due Date next succeeding the date of its receipt of Liquidation
          Proceeds, to pay to itself out of the excess the amount of any unpaid
          Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

     o    in the event it has elected not to pay itself the Servicing Fee out of any interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of the
          Scheduled Payment, late payment or recovery into the Collection
          Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from the related Scheduled Payment, late payment or other recovery, to the extent permitted by the Agreement;

     o    to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

     o    to pay to itself with respect to each Loan or REO Property acquired in respect thereof that has been repurchased by the depositor pursuant to the related Agreement all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

     o    to reimburse itself for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

     o    to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement; and

     o    to clear and terminate the Collection Account pursuant to the related
          Agreement.

     In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

                                       60

SERVICING ACCOUNTS

     In those cases where a servicer is servicing a Mortgage Loan, the servicer will establish and maintain an account (a "Servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the master servicer. The servicer is generally required to deposit into the
Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its servicing compensation.
On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each
Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the prospectus supplement.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

     With respect to each Buy-Down Loan, if any, included in a trust fund, the master servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the
Collection Account (the "Buy-Down Fund"). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the
Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the
Buy-Down Loans, in which event distributions to the securityholders may be affected.

     Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down
Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the master servicer will deposit in the Collection Account the amount, if any, of the buy-down funds
(and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

     If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the Buy-Down Period, the master servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the master servicer will withdraw from the Buy-Down Fund for deposit in the Collection Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a
Buy-Down Loan and the property securing the related Loan is sold in liquidation
(either by the master servicer or the insurer under any related insurance policy), the master servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Collection
Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

     The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the master

                                       61

servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the
Collection Account (a "Subsidy Fund"). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan.
Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

     If the depositor values any GPM Loans deposited into the trust fund for a
Multi-Class Series on the basis of the GPM Loan's scheduled maximum principal balance, the master servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

     With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down
Fund, the Subsidy Fund or the GPM Fund.

ADVANCES AND OTHER PAYMENTS, AND LIMITATIONS THEREON

     General

     The prospectus supplement will describe the circumstances under which the master servicer or servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and the obligation to do so may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such
Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of Insurance Policies, or
Liquidation Proceeds from the related Loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Collection Account or
Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

     Payments in Connection With Prepaid Loans

     In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the
Loan, as specified in the prospectus supplement (each, a "Due Date"), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the

                                       62

prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the trustee for deposit into the Distribution Account an amount equal to a full Scheduled
Payment of interest on the related Loan (adjusted to the applicable Interest
Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related
Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the master servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See
"Yield, Prepayment and Maturity Considerations."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance

     Except as otherwise specified in the prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each servicer of a
Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance." Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

     The master servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will cause to be maintained or use its best reasonable efforts to cause the servicer to maintain with respect to property flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

     Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to the related series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

     The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative
Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a
Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the

                                       63

restoration of damaged property, any damage to the borrower's Cooperative
Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any
Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building
(including each individual Condominium Unit), and the owner(s) of an individual
Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a
Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Condominium Unit or the related
Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

     Special Hazard Insurance Policy

     To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to
it). Certain characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance -- Hazard Insurance
on the Loans."

     Primary Mortgage Insurance

     To the extent described in the prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related
Loan. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of the
Securities that is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee or insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located duly authorized and licensed in the state to transact the applicable insurance business and to write the insurance provided (each, a "Qualified Insurer").

     Primary insurance policies will be required with respect to Manufactured
Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance --
Mortgage Insurance on the Loans."

                                       64

     FHA Insurance and VA Guarantees

     To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See "Description of Mortgage and Other
Insurance -- Mortgage Insurance on the Loans."

     Environmental Insurance

     If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies ("Environmental Policies") providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain
Multifamily and Mixed Use Mortgage Loans. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a
Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable
Environmental Policy.

     Pool Insurance Policy

     If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

     The prospectus supplement will identify the pool insurer for each series of
Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced.
Payments made under a pool insurance policy will be deposited into the
Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "Description of Mortgage and Other
Insurance -- Mortgage Insurance on the Loans."

     Bankruptcy Bond

     If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See "Description of
Mortgage and Other Insurance -- Bankruptcy Bond."

                                       65

PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED LOANS

     The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

     The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related
Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through
Liquidation Proceeds or the proceeds of insurance.

     Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer will not liquidate any collateral acquired through foreclosure later than one year after the acquisition of the collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

     Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1)
that the restoration will increase the Liquidation Proceeds in respect of the
Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

     As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See
"Legal Aspects of Loans -- Realizing Upon Cooperative Loan Security." This
approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

                                       66

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, exercise its rights to accelerate the maturity of the Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In this case, or if the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the Loan and pursuant to which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the
Loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except that, if the terms of the
Loan so permit, and subject to certain other conditions, the interest rate may be increased (but not decreased) to a prevailing market rate. Unless otherwise specified in the prospectus supplement, securityholders would not benefit from any increase.

CERTAIN RIGHTS RELATED TO FORECLOSURE

     Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority.
These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal
Balance of the Mortgage Loan or the appraised value of the related Mortgaged
Property, plus three months' accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable. In addition, the master servicer or any servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.

     As provided in the prospectus supplement, the trust fund or the master servicer will pay the fees of the servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of servicers and in preparation of reports to securityholders.
Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

     The master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation
Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation

                                       67

Proceeds, after reimbursement of the master servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

     In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies,
Liquidation Proceeds or amounts derived from other credit supports. The master servicer is also entitled to reimbursement from the Collection Account for
Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

     If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the master servicer's remittance to the trustee for deposit into the Distribution Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full
Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full
Scheduled Payment of interest as described above exceeds the amount of the
Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

     The rights of the master servicer to receive funds from the Collection
Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

EVIDENCE AS TO COMPLIANCE

     If specified in the prospectus supplement, the related Agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of mortgage loans by the master servicer and that, on the basis of its examination, the firm is of the opinion that the servicing has been conducted in compliance with the related
Agreement except for exceptions that the firm believes to be immaterial and any other exceptions as set forth in the statement.

     The related Agreement for each series may also provide for delivery to the trustee for the series of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

     In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See "The
Agreements -- Event of Default; Rights upon Events of Default."

     The master servicer will generally have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series;
provided that the purchaser or transferee accepting the assignment or delegation:

     o    is qualified to service mortgage loans for Fannie Mae or Freddie Mac;

     o    is reasonably satisfactory to the trustee for the related series;

     o    has a net worth of not less than $15,000,000; and

                                       68

     o    executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the master servicer under the related
          Agreement from and after the date of the agreement;

provided further that each Rating Agency's rating of the Securities for the related series in effect immediately prior to the assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of the assignment, sale or transfer.

     No assignment will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above, however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related Agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer set forth in the preceding paragraph.

     Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related
Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related
Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

CERTAIN RISKS

     If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the Agreement pursuant to Section 365 of the Bankruptcy Code, thus forcing the trustee to appoint a successor servicer or master servicer.

     If the master servicer or servicer resigns or is in default and the cost of servicing the Loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable Agreement.
These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such

                                       69

an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

                                 CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

     o    an irrevocable letter of credit;

     o    the subordination of one or more classes of the Securities of a series;

     o    reserve funds;

     o    a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

     o    a surety bond or financial guaranty insurance policy;

     o    the use of cross-support features; or

     o    another method of credit support described in the prospectus supplement.

     In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

     Unless otherwise specified in the prospectus supplement for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See
"The Agreement -- Event of Default; Rights Upon Event of Default." Moreover, if
a form of credit support covers more than one trust fund (each, a "Covered
Trust"), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

     If credit support is provided with respect to a series, or the related
Primary Assets, the prospectus supplement will include a description of:

     o    the amount payable under the credit support;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions of any agreement relating to the credit support.

     Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o    if applicable, the credit ratings assigned to it by rating agencies;
          and

     o    certain financial information.

SUBORDINATE SECURITIES; SUBORDINATION RESERVE FUND

     If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to

                                       70

receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable "Subordinated Amount" as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related
Agreement (the "Subordination Reserve Fund") and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate
Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

     A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance
Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code Section 101 et seq., and related rules and regulations promulgated thereunder (the "Bankruptcy
Code"), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

     With respect to any series that includes one or more classes of Subordinate
Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve
Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the
Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

     Moneys deposited in any Subordinated Reserve Fund will be invested in
Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund.
Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund
Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement.
Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be
maintained therein, the purposes for which funds in the Subordinated Reserve
Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

CROSS-SUPPORT FEATURES

     If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

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INSURANCE

     Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of
Mortgage and Other Insurance."

     Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the "L/C
Percentage"). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See
"Description of the Securities -- Optional Termination" and "The Agreements --
Termination." A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

FINANCIAL GUARANTY INSURANCE POLICY

     Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a "voidable preference"
payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

RESERVE FUNDS

     One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts

                                       72

specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

     Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve
Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve
Fund in excess of any required Reserve Fund balance may be released from the
Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

     Moneys deposited in any Reserve Funds will be invested in Eligible Reserve
Fund Investments, except as otherwise specified in the prospectus supplement.
Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See "Servicing of Loans" and
"The Agreements -- Investment of Funds." The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

     Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

     The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

MORTGAGE INSURANCE ON THE LOANS

     General

     Unless otherwise specified in the prospectus supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

     A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See "-- Pool
Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool

                                       73

insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Legal Aspects of
Loans." These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

     To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy, Environmental Policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "-- Hazard
Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders. For a general description of Environmental Policies, see "Maintenance of Insurance
Policies and Other Servicing Procedures -- Environmental Insurance."

     Primary Mortgage Insurance

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the "Insured Loss") generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

     o    all rents or other payments collected or received by the insured
          (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

     o    hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

     o    amounts expended but not approved by the mortgage insurer;

     o    claim payments previously made by the mortgage insurer; and

     o    unpaid premiums.

     Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

     o    fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

     o    failure to construct the Mortgaged Property subject to the Mortgage
          Loan in accordance with specified plans;

     o    physical damage to the Mortgaged Property; and

     o    the related servicer not being approved as a servicer by the mortgage insurer.

     Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys' fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

     As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

                                       74

     o    advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5)
          foreclosure costs, including court costs and reasonable attorneys'
          fees;

     o    in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

     o    tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

     Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

     o    no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

     o    written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing the Mortgage
          Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

     o    the mortgage insurer will have the right to purchase the Mortgage
          Loan, at any time subsequent to the 10 days' notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

     o    the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

     o    the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

     o    the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

     The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled
Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

                                       75

     FHA Insurance and VA Guaranty

     The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

     Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty ("FHA/VA Claim Proceeds") and reductions in FHA/VA
Claim Proceeds received.

     FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Mortgage Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

     The monthly or periodic insurance premiums for FHA Mortgage Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Mortgage Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower's control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the
Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

     HUD terminated its assignment program for borrowers, effective April 25,
1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

     On March 20, 1998, an Illinois Federal District Court in Ferrell v. United
States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334))
granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order.
It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of
FHA Mortgage Loans.

                                       76

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related master servicer or servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted
FHA Mortgage Loan for an amount equal to the principal balance of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession)
and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

     Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the
Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met
FHA's timing requirements for certain actions during the foreclosure and conveyance process. When a master servicer or servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

     VA Mortgage Loans are partially guaranteed by the VA under the Servicemen's
Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to
30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than
$56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of
$56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

     With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

     In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a "No-Bid"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness
(which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

                                       77

     When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a
"Buydown"). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

     In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

     Pool Insurance Policy

     If specified in the prospectus supplement, the master servicer will be required to maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See "Servicing of Loans --
Maintenance of Insurance Policies and Other Servicing Procedures." Although the
terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

     The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

     Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

     o    the amount of the unpaid principal balance of the defaulted Mortgage
          Loan immediately prior to the approved sale of the Mortgaged Property;

     o    the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

     o    advances made by the insured as described above less certain payments.

     An "approved sale" is:

     o    a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

     o    a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

     o    the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

     o    the acquisition of the Mortgaged Property by the pool insurer.

     As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged
Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the

                                       78

damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

     The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.
The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Legal
Aspects of Loans." Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make
Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans -- Advances and Limitations Thereon."

     Mortgage Insurance with Respect to Manufactured Home Loans

     A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to
Manufactured Home Loans will be described in the prospectus supplement.

HAZARD INSURANCE ON THE LOANS

     Standard Hazard Insurance Policies

     The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

     The standard hazard insurance policies covering properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage
(generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the

                                       79

actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

     The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is
responsible for maintenance of hazard insurance for the property owned by the
Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the
Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Cooperative
Dwelling or the Cooperative's building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is
responsible for maintenance of hazard insurance for the Condominium Building
(including the individual Condominium Units) and the owner(s) of an individual
Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related
Condominium Loan.

     Special Hazard Insurance Policy

     Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property.
The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total

                                       80

insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Other Hazard-Related Insurance; Liability Insurance

     With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

BANKRUPTCY BOND

     In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a
Loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

REPURCHASE BOND

     If specified in the prospectus supplement, the depositor or master servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the master servicer.

                                 THE AGREEMENTS

     The following summaries describe certain material provisions of the
Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements.
Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

ISSUANCE OF SECURITIES

     Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement between the depositor and the trustee. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement with the indenture trustee and the issuer.

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     As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of
Notes, are referred to as the "Agreements." In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The
Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General

     At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary
Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

     Assignment of Private Mortgage-Backed Securities

     The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated
Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust
Funds -- Private Mortgage-Backed Securities."

     Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Certificate
Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

          (1) that the information contained in the Mortgage Certificate
     Schedule is true and correct in all material respects;

          (2) that, immediately prior to the conveyance of the Private
     Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

          (3) that there has been no other sale by it of the Private
     Mortgage-Backed Securities; and

          (4) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private
     Mortgage-Backed Securities.

     Assignment of Mortgage Loans

     As specified in the prospectus supplement, the depositor will, as to each
Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

     o    the mortgage note endorsed without recourse to the order of the trustee or in blank;

     o    the original Mortgage with evidence of recording indicated thereon
          (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

     o    an assignment of the Mortgage in recordable form.

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     The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

     If so specified in the prospectus supplement, the depositor will, at the time of delivery of the Securities, cause assignments to the trustee of the
Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the
Mortgage Loan. If specified in the prospectus supplement, the depositor will cause the assignments to be so recorded within the time after delivery of the
Securities as is specified in the prospectus supplement, in which event, the
Agreement may, as specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

     With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

     The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the party (the "Seller") from which the depositor, or an affiliate thereof, purchased the Mortgage Loan.

     If the Seller cannot cure the omission or defect within the time period specified in the related Agreement after receipt of notice, the Seller will be obligated to purchase the related Mortgage Loan from the trustee at the Purchase
Price or, if specified in the prospectus supplement, replace the Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. We cannot assure you that a Seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "Loan Underwriting Procedures and Standards --
Representations and Warranties," neither the master servicer nor the depositor will be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the prospectus supplement, this purchase obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, any document.

     Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, unless the prospectus supplement otherwise provides, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

     Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan
Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage
Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM
Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed
Scheduled Payments and level amortization, the terms thereof.

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     Assignment of Manufactured Home Loans

     The depositor will cause any Manufactured Home Loans included in the
Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured
Home Loans after the Cut-off Date specified in the prospectus supplement. Each
Manufactured Home Loan will be identified in a loan schedule (the "Manufactured
Home Loan Schedule") appearing as an exhibit to the related Agreement. The
Manufactured Home Loan Schedule will specify, with respect to each Manufactured
Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date;
the interest rate; the current Scheduled Payment of principal and interest; and
the maturity date of the Manufactured Home Loan.

     In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured
Home Loan and the security interest in the Manufactured Home securing each
Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home
Loans could be defeated. See "Legal Aspects of Loans -- Manufactured Home
Loans."

     Assignment of Participation Certificates

     The depositor will cause any certificates evidencing a participation interest in a Loan or a pool of loans ("Participation Certificates") obtained under a participation agreement to be assigned to the trustee by delivering to the trustee the Participation Certificates, which will be reregistered in the name of the trustee. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record with respect to the Loans represented by any Participation Certificate. Each Participation
Certificate will be identified in a "Participation Certificate Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation
Certificate. In the related Agreement, the depositor will represent and warrant to the trustee regarding each Participation Certificate:

     o    that the information contained in the Participation Certificate
          Schedule is true and correct in all material respects;

     o    that, immediately prior to the conveyance of the Participation
          Certificates, the depositor had good title to and was sole owner of the Participation Certificates;

     o    that there has been no other sale by it of the Participation
          Certificates; and

     o    that the Participation Certificates are not subject to any existing lien, charge, security interest or other encumbrance (other than any
          Retained Interests).

REPURCHASE AND SUBSTITUTION OF NON-CONFORMING LOANS

     Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect and the depositor does not cure the defect within 90 days, or any other period specified in the prospectus supplement, the depositor will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee's notice to the depositor or the master servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee.

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     Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund's federal income tax basis in the Mortgage
Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed
Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the
Mortgage Loan will not result in any prohibited transaction tax under Section
860F(a) of the Code.

     If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the
"Deleted Loan") and substitute in its place one or more other Loans (each, a
"Qualifying Substitute Mortgage Loan") provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and
(2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

     Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all
Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

     The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See "Loan
Underwriting Procedures and Standards -- Representations and Warranties" above.
If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

REPORTS TO SECURITYHOLDERS

     The trustee will prepare and forward to each securityholder on each
Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

          (1) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound
     Value) of each class and the aggregate unpaid principal amount (or Compound
     Value) of each class following the distribution;

          (2) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b)
     that is not a Multi-Class Series, the amount of the interest distribution;

                                       85

          (3) the amount of servicing compensation with respect to the Principal
     Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

          (4) the aggregate outstanding principal balance of the Principal
     Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

          (5) the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

          (6) with respect to Compound Interest Securities, prior to the Accrual
     Termination Date in addition to the information specified in (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

          (7) in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

          (8) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

          (9) if applicable, the number and aggregate principal balances of
     Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the determination date to which the distribution relates;

          (10) if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business
     Day preceding the Distribution Date to which the distribution relates;

          (11) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve
     Fund), if any, on the Distribution Date, after giving effect to distributions made on that date; and

          (12) any other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through
(4), (6) and (8) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer's servicing of the Loans. See "Servicing of Loans --
Evidence as to Compliance."

INVESTMENT OF FUNDS

     The Distribution Account, Collection Account or Custodial Account, if any,
and any other funds and accounts for a series that may be invested by the trustee or by the master servicer (or by the servicer, if any), can be invested only in "Eligible Investments" acceptable to each Rating Agency, which may include, without limitation:

     o    direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America,
          Freddie Mac, Fannie Mae or any agency or instrumentality of the United
          States of America, the obligations of which are backed by the full faith and credit of the United States of America;

     o    demand and time deposits, certificates of deposit or bankers'
          acceptances;

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     o    repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

     o    securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of
          America or any state;

     o    commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

     o    a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

     o    any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

     Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible
Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement ("Eligible Reserve Fund Investments").

     Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Distribution Account, any Reserve Fund or the
Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

     If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account,
Collection Account or the Distribution Account may be property of the master servicer or a servicer and not available for distributions to securityholders.
See "Servicing of Loans."

EVENT OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Trust Agreement

     As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

     o    any failure by the master servicer or servicer to distribute or remit any required payment that continues unremedied for five business days
          (or any shorter period as is specified in the applicable agreement)
          after the giving of written notice of the failure to the master servicer or servicer by the trustee for the related series, or to the master servicer or servicer and the trustee by the holders of
          Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the
          Certificates for the series;

     o    any failure by the master servicer or servicer duly to observe or perform in any material respect any other of its covenants or agreements in the trust agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer or servicer by the trustee, or to the master servicer or servicer and the trustee by the holders of
          Certificates of the related series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates; and

     o    certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the trust agreement for a series, the trustee for the related series or holders of Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series may

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terminate all of the rights and obligations of the master servicer as servicer under the trust agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the trust agreement which rights the master servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the trust agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the trust agreement.

     In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the trust agreement relating to the servicing of the Mortgage
Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the trust agreement.

     During the continuance of any event of default under the trust agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

     No holder of a series of Certificates, solely by virtue of that holder's status as a Certificateholder, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

     Indenture

     As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

     o    a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note's maturity;

     o    failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

     o    any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

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     o    certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

     o    any other event of default provided with respect to Notes of that series.

     If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

     If, following an event of default with respect to any series of Notes, the
Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

     o    the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

     o    the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding
          Notes of the series at the date of the sale; or

     o    the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the
          Notes of the series.

     As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

     Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the

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separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

     The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

     The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see "-- Event of Default; Rights Upon
Event of Default" above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

     The trustee may also be removed at any time:

     o    if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

     o    if the trustee becomes insolvent; or

     o    by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DISTRIBUTION ACCOUNT

     The trustee will establish a separate account (the "Distribution Account")
in its name as trustee for the securityholders. Unless otherwise specified in the prospectus supplement, the Distribution Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series, pursuant to the terms of the Agreement, in Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution
Account. The trustee will deposit into the Distribution Account on the Business
Day received all funds received from the master servicer and required withdrawals from any Reserve Funds. Unless otherwise specified in the prospectus supplement, the trustee is permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited

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therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Servicing Fee to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution
Account.

     Unless otherwise specified in the prospectus supplement, "Business Day"
means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

EXPENSE RESERVE FUND

     If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the "Expense Reserve Fund") cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense
Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

          (1) to cure any ambiguity;

          (2) to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

          (3) to add any other provisions with respect to matters or questions arising under the Agreement; or

          (4) to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the
Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

     As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

     o    reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

     o    reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

VOTING RIGHTS

     The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

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REMIC ADMINISTRATOR

     For any Multi-Class Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

ADMINISTRATION AGREEMENT

     If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

PERIODIC REPORTS

     The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

     To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

TERMINATION

     Trust Agreement

     The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

     o    the later of (a) the final payment or other liquidation of the last
          Mortgage Loan remaining in the trust fund for the related series and
          (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan ("REO
          Property"); and

     o    the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

     As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

     o    100% of the Aggregate Asset Principal Balance of the Mortgage Loans,
          plus

     o    with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, minus

     o    related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the
          Aggregate Asset Principal Balance of the Mortgage Loans, minus

     o    unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

     o    accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

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provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

     o    100% of the Aggregate Asset Principal Balance of the Mortgage Loans,
          plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

     o    the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

     The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer's right to so purchase is subject to the
Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the aggregate asset principal balance on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See "Description of the Securities -- Optional Termination."

     Indenture

     The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

     In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of
America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                             LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of certain legal aspects of housing loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES

     The Mortgage Loans (other than any Cooperative Loans) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers.
Priority with

                                       93

respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     If specified in the applicable prospectus supplement, certain Mortgage
Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund
(and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the
Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.
While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory"

                                       94

or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Cooperative Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A
Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative
Loan, the lender's remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that

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the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

     A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The
Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

     If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the
Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the
Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative
Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative
Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the
Cooperative representing the tenant-stockholder's pro rata share of the
Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See " -- Realizing Upon Cooperative Loan Security" below.

     There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage
Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner's shares
(and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in

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the event of a foreclosure. Moreover, in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor's default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building and right to occupy the apartment (and a corresponding loss of the lender's security for its Cooperative Loan).

     Tax Aspects of Cooperative Ownership

     In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the
Code) of a corporation that qualifies as a "cooperative housing corporation"
within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGES

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.
Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers.
Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and

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deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year
(or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.
Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale.
However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale.
Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available.
Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

REALIZING UPON COOPERATIVE LOAN SECURITY

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale

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of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement.
The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable"
manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the

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beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to the statutory prohibitions on deficiency judgments, certain
Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

     Cooperative Loans

     Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC.
Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     Leases and Rents

     Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

     Federal Bankruptcy and Other Laws Affecting Creditors' Rights

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the
Servicemembers Civil Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender's rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the

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lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

     In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender's lien will be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender.
The secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs only to the extent the value of the security exceeds the debt. However, if the value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney's fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal
Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit
Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home
Ownership and Equity Protection Act of 1994 and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

     Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily
Property

     Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the
Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

     Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory

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contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

     Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service called to active duty:

     o    are entitled to have interest rates reduced and capped at 6% per annum
          (and all interest in excess of 6% per annum forgiven), on obligations
          (including Mortgage Loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of active duty status;

     o    may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

     o    may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty status.

     However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

     As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

     In addition to the Servicemembers Civil Relief Act, state laws such as the
California Military and Veterans Code, as amended, provide similar relief for members of the military and neither the servicer, the master servicer nor the trustee will be required to advance amounts for any reductions due to application of such laws and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

ENVIRONMENTAL CONSIDERATIONS

     Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which

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liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states where Mortgaged Properties may be located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner" or
"operator;" consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

     Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996, known as the "Asset Conservation Act," a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have "participated in the management of the facility." The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

     It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than
CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances"
under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery
Act ("RCRA"). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

     Unless otherwise stated in the applicable prospectus supplement, the Seller will represent, as of the applicable date described in such prospectus supplement, that either (1) to the best of its knowledge no Mortgaged Property securing a Multifamily or Mixed Use Mortgage Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property that are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an Environmental Policy is in effect with respect to each affected Mortgaged Property. In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a Mortgaged
Property or take over

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its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that:
(1) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged
Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the
Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected
Mortgaged Property is in the best economic interest of securityholders. Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan.
However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "-- Anti-Deficiency Legislation and
Other Limitations on Lenders" above) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions
Act of 1982 (the "Garn-St. Germain Act") generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

     o    originated or assumed during the "window period" under the Garn-St.
          Germain Act which ended in all cases not later than October 15, 1982;
          and

     o    originated by lenders other than national banks, federal savings institutions and federal credit unions.

     Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states --
Arizona, Michigan, Minnesota, New Mexico and Utah -- have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

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ENFORCEABILITY OF PREPAYMENT CHARGES, LATE PAYMENT FEES AND DEBT-ACCELERATION
CLAUSES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

     Some of the Multifamily and Mixed Use Mortgage Loans included in a trust will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower.
The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause.
A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to
Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.
Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of that state

                                       105

have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

     The depositor has been advised by counsel that a court interpreting Title V would hold that residential Mortgage Loans related to a series originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential Mortgage Loans, any such limitation under the state's usury law would not apply to the residential Mortgage Loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage
Loans originated after the date of the state action will be eligible as Primary
Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to
January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

MULTIFAMILY AND MIXED USE LOANS

     The market value of any multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator. Because a default on a multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage Loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender's consent, or unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

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LEASES AND RENTS

     Some of the Multifamily and Mixed Use Mortgage Loans are secured by an assignment of leases (each , a "lease") and rents of one or more lessees (each, a "lessee"), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENT

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some mortgage loans secured by mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans secured by mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing;
however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x)
accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

     Where the borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the

                                      107

borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

     Mortgaged properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.
Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

PERSONAL PROPERTY

     The equipment securing a franchise loan generally is considered personal property. The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction. To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required. If a trustee or servicer fails to file any necessary continuation statement, another creditor's security interest in the related property could have priority over the security interest of the related trust.

     Repossession of personal property is governed by state law and is subject to certain limitations. Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

ADJUSTABLE INTEREST RATE LOANS

     ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title
VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments"
(including

                                      108

ARMs) in accordance with regulations promulgated by the Comptroller of the
Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit
Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and
state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

     The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

MANUFACTURED HOME LOANS

     Security Interests in the Manufactured Homes

     Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

     As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured
Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.
These filings must be made in the real estate records office of the county where the home is located.

     Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the
Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured
Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing

                                      109

events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A
PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by
Manufactured Home Loans are issued will, unless otherwise specified in the prospectus supplement, have substantially similar requirements for perfection of a security interest.

     In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

     Relocation of a Manufactured Home

     In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

     A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of
Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the
Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured
Home, reregistration could defeat perfection.

     In the ordinary course of servicing the Manufactured Home Loans, the master servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation.
Similarly, when a borrower under a Manufactured Home Loan sells the related
Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related
Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured
Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

     Intervening Liens

     Under the laws of most states, liens for repairs performed on a
Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan.
However, the liens could arise at any time during the term of a Manufactured
Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed
Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

     Enforcement of Security Interests in Manufactured Homes

     So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home
Loan by voluntary surrender, by

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"self-help" repossession that is "peaceful" (i.e., without breach of the peace)
or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "--
Anti-Deficiency Legislation and Other Limitations on Lenders" above.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders
-- Federal Bankruptcy and Other Laws Affecting Creditors' Rights" and "--
Equitable Limitations on Remedies" above.

     Consumer Protection Laws

     The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the
Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit
Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection
Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

     Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

     Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

     In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain
Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "-- Due-On-Sale Clauses in Mortgage
Loans" above. With respect to any Manufactured Home Loan secured by a
Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-On-Sale Clauses in Mortgage
Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale"
clauses, and so are freely assumable.

     Applicability of Usury Laws

     Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured

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Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "--
Applicability of Usury Laws" above.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee
Nelson LLP and Dechert LLP, each as special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

     This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

     In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

     In this discussion, when we use the term:

     o    "Security Owner," we mean any person holding a beneficial ownership interest in securities;

     o    "Code," we mean the Internal Revenue Code of 1986, as amended;

     o    "IRS," we mean the Internal Revenue Service;

     o    "AFR," we mean the applicable federal rate, which is an average of then prevailing yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

     o    "Foreign Person," we mean any person other than a U.S. Person; and

     o    "U.S. Person," we mean (i) a citizen or resident of the United States;
          (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United
          States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United
          States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S.
          Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

TYPES OF SECURITIES

     This discussion addresses the following four types of securities:

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     o    REMIC certificates;

     o    exchangeable securities;

     o    notes issued by a trust, including a trust for which an election to treat such entity as a "real estate investment trust" within the meaning of Section 856(a) of the Code (a "REIT") has been made;

     o    trust certificates issued by trusts for which a REMIC election is not made; and

     o    securities that comprise an interest in one of the foregoing and an interest in other property such as a notional principal contract
          ("Stapled Securities").

     The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "-- Special Tax Attributes," "-- Backup Withholding" and "--
Reportable Transactions" below address all types of securities.

     REMIC Certificates Generally

     With respect to each series of REMIC certificates, McKee Nelson LLP or
Dechert LLP ("Company Counsel") will deliver its opinion that, assuming compliance with all provisions of the related trust agreement and related documents, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

     A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. In this discussion, we refer to a
REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below.
You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

     In this discussion, we refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "-- REMIC
Residual Certificates" below.

     A REMIC is subject to tax at a rate of 100 percent on the net income the
REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer certificates will engage in any such transactions or receive any such income.

     If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under

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"-- Special Tax Attributes" below. In the case of an inadvertent termination of
REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

     Stapled Securities

     As provided in the applicable prospectus supplement, a security may represent both: (a) the ownership of a REMIC regular interest, an exchangeable security, a note, a trust certificate, or a partner certificate; and (b) an interest in a notional principal contract.

     With respect to a REMIC, for example, this can occur if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund.
For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

     Among other requirements, the holder of a Stapled Security must allocate its purchase price for such security between its components. See the applicable prospectus supplement for further information.

     Exchangeable Securities Generally

     Each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC certificates. The prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC certificate. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart
E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under "--Exchangeable Securities" below.

     Issuance of Notes Generally

     For each issuance of notes by a trust that does not make a REMIC election,
Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and related documents, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings, or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "-- Taxation of Securities Treated as Debt
Instruments" below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "-- Taxation of
Securities Treated as Debt Instruments."

     With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

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     Classification of Trust Certificates Generally

     With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust
Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or
Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of
Grantor Trust Certificates, see "-- Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "-- Partner
Certificates" below.

TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

     When we refer to "Debt Securities" in the discussion that follows, we mean
(i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.
To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the method described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID
Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

     Interest Income and OID

     Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code ("OID"). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis
OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

     For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public
(excluding bond houses, brokers and underwriters). Although unclear under the
OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price

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of a Debt Security also includes any amount paid by an beneficial owner of that
Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

     The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated
Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt
Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

     To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not
Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity.
Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

     If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

     The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC
Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of
Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each
Distribution Date as the accrual period.

     The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

     For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this

                                      116

Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

     Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive
OID accruals on that Debt Security. It is possible, although not certain, that a
Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner's basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt
Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt
Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

     Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and
(ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the
Debt Security.

     Variable Rate Securities

     Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "-- Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt
Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as
Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Acquisition Premium

     If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an
"acquisition premium" as that term is defined in Section 1272(a)(7) of the Code.
The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction method will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

     Market Discount

     If a purchaser acquires a Debt Security at a price that is less than its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is

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less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the
Debt Security and (iii) the remaining weighted average maturity of the Debt
Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID.
See "-- Interest Income and OID" above.

     Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

     Unless the beneficial owner of a market discount bond elects under Section
1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b)
of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

     The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt
Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated
interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

     If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b)
of the Code, the interest deferral rule will not apply.

     Amortizable Bond Premium

     A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under
Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.
The election under Section 171 of the Code also will apply to all debt instruments (the interest on

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which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

     Non-Pro Rata Securities

     A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption.
In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

     Election to Treat All Interest as OID

     The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method
(a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above.
Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in
Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

     Treatment of Losses

     Security Owners that own REMIC regular certificates, or in the case of Debt
Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes
Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the
Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

     Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt
Security

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in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

     Sale or Other Disposition

     If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt
Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest (but not accrued OID previously included in income) and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

     Foreign Persons

     Interest (including OID) paid to or accrued by a beneficial owner of a Debt
Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the
Debt Securities (the "withholding agent") with an appropriate statement on Form
W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax
Withholding) or other appropriate form. If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or other appropriate form provided by the Foreign
Person that owns the Debt Security. If the information shown on Form W-8BEN or other appropriate form changes, a new Form W-8BEN or other appropriate form must be filed. If the foregoing requirements are not met, then interest (including
OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt
Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from
United States federal income and withholding

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tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in
the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

     Information Reporting

     Payments of interest (including OID, if any) on a Debt Security held by a
U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to
Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- Market
Discount" above.

     Payments of interest (including OID, if any) on a Debt Security held by a
Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

EXCHANGEABLE SECURITIES

     Exchangeable Securities Representing Proportionate Interests in Two or More
REMIC Certificates

     The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC certificate corresponding to that certificate. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC certificate underlying that exchangeable security as described under "--Taxation of Securities Treated as Debt Instruments." If a beneficial owner of an exchangeable certificate acquires an interest in two or more underlying REMIC certificates other than in an exchange described under "Description of the
Securities -- Exchangeable Securities" in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC certificates in proportion to their relative fair market values at the time of sale.

     Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC certificates, those REMIC certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC certificates underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying REMIC certificates, (ii) sell one of those related REMIC certificates and (iii) retain one or more of the remaining related REMIC certificates, the beneficial owner might be treated as having engaged in a
"coupon stripping" or "bond stripping" transaction within the meaning of Section
1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC certificates sold and the related REMIC certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC certificates sold using its basis allocable to those
REMIC certificates. Also, the beneficial owner then must treat the REMIC certificates underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those REMIC certificates. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC certificates retained based on the beneficial owner's basis in those REMIC certificates.

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     As a result, when compared to treating each REMIC certificate underlying an exchangeable security as a separate debt instrument, aggregating the REMIC certificates underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the
OID Regulations applies to the exchangeable securities and due to the trustee's lack of information necessary to report computations that might be required by
Section 1286 of the Code, the trustee will treat each REMIC certificate underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC certificates underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC certificates underlying the exchangeable securities should be aggregated for OID purposes.

     Exchangeable Securities Representing Disproportionate Interests in REMIC
Certificates

     The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC certificate corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286, a beneficial owner of an exchangeable security will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons"
to the extent of its share of interest payment on the underlying REMIC certificates. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC certificate, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC certificate to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying
REMIC certificate, and (ii) with respect to the remainder, as an installment obligation consisting of "stripped bonds" to the extent of its share of principal payments or "stripped coupons" to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

     Under Section 1286, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its
"stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC certificates under "--Taxation of Securities Treated as Debt Instruments."

     If the exchangeable security has OID, the beneficial owner must include the
OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income.
Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a
REMIC certificate under "--Taxation of Securities Treated as Debt Instruments."
A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC certificates.

     In light of the application of Section 1286, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption.
The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.
Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the

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accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS.
Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

     The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC certificates exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and
(iii) the combination of retained exchangeable securities cannot be exchanged for the related REMIC certificates. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC certificates between the part of the REMIC certificates underlying the exchangeable securities sold and the part of the REMIC certificates underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the
Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 does not apply, however, if a beneficial owner exchanges REMIC certificates for the related exchangeable securities and retains all the exchangeable securities, see
"-- Treatment of Exchanges" below.

     Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner's adjusted basis generally is equal to the owner's cost of the exchangeable security (or portion of the cost of REMIC certificates allocable to the exchangeable security), increased by income previously included, and reduced
(but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "-- Taxation of Securities Treated as Debt Instruments."

     Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under "-- Treatment of
Exchanges" below) a combination of exchangeable securities that may be exchanged for underlying REMIC certificates, the owner should be treated as owning the underlying REMIC certificates, in which case Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

     It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701(a)(19)(C) of the
Code or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

     Treatment of Exchanges

     If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities or certificates in the manner described under "Description of the Securities -- Exchangeable Securities" in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC certificate that it owned immediately prior to the exchange.

REMIC RESIDUAL CERTIFICATES

     If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "--
Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The

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requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be "portfolio income" for purposes of Section 469 of the Code governing passive loss limitations.

     Taxable Income or Net Loss of the REMIC

     Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the
Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "-- Pass Through of Certain Expenses"
below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

     Pass Through of Certain Expenses

     A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See
"-- Grantor Trust Certificates -- Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC.
In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

     Excess Inclusions

     Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to
120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the
Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

     For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is

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treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to
United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

     Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued)
of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     Taxable Income May Exceed Distributions

     In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

     Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "--
Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

     Basis Rules and Distributions

     A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the
Residual Owner.

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     A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the
Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

     A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

     The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC, or upon the sale of its REMIC residual certificate. See "-- Sales of
REMIC Residual Certificates."

     Sales of REMIC Residual Certificates

     If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the
Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

     Inducement Fees

     The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and
(ii) specify that inducement fees constitute income from sources within the
United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

     Disqualified Organizations

     If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value
(using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United
States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such

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transfer, the prepayment assumption (see "-- Taxation of Securities Treated as
Debt Instruments -- Interest Income and OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

     In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity
(1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

     Noneconomic REMIC Residual Certificates

     A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic
REMIC residual certificate.

     A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable
AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "-- Taxation of Securities Treated as Debt Instruments --
Interest Income and OID," for a discussion concerning prepayment assumptions.

     All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another

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purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

     Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

     o    the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

     o    the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

     o    the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

     o    either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

     Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

     Restrictions on Transfers of Residual Certificates to Foreign Persons

     Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a
REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that

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transfer is disregarded for all federal income tax purposes and the purported
Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a
Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

     Foreign Persons

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Owners may qualify as "portfolio interest," subject to the conditions described in "-- Taxation of Securities Treated as Debt Instruments -- Foreign
Persons" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Excess Inclusions" above. If the amounts paid to Residual
Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See "-- Restrictions on Transfers of Residual
Certificates to Foreign Persons" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

     Administrative Provisions

     The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The
trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the
IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable
Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual
Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

     Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency

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resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

     The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC taxable Income or Net Loss Allocation.
Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations)
in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the
Code expenses (see "-- Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "-- Special Tax Attributes -- REMIC Certificates" below.

     Mark-to-Market Rules

     Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

GRANTOR TRUST CERTIFICATES

     For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates."
Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

     Classification of Stripped Certificates

     There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped
Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates.
Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

     Taxation of Stripped Certificates

     Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules,
the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and
"stripped coupons" with respect to interest payments. A beneficial owner of a
Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

     Generally, if a taxpayer acquires an interest in "stripped coupons" or
"stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "-- Taxation of
Securities Treated as Debt Instruments" above.

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     Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "--
Taxation of Securities Treated as Debt Instruments -- Interest Income and OID,"
and will comply with any tax information reporting obligations with respect to
Stripped Certificates in the manner described under "-- Taxation of Securities
Treated as Debt Instruments -- Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on
Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

     For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement.
It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its
Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     A beneficial owner of a Stripped Certificate, particularly any Stripped
Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "-- Taxation of Standard
Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that
Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

     In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped
Certificates, the trust expenses will be allocated to the classes of Stripped
Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "--
Trust Expenses" below, subject to the limitation described therein.

     Purchase of More Than One Class of Stripped Certificates

     When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of
Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Taxation of Standard Certificates

     For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a
Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and

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market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard
Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "--
Taxation of Securities Treated as Debt Instruments -- Treatment of Losses"
above.

     For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

     Trust Expenses

     Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above.
Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates.
In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

     Sales of Grantor Trust Certificates

     If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor
Trust Certificate. Such tax basis will equal the Security Owner's cost for the
Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "-- Taxation of Securities Treated as
Debt Instruments -- Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

     Trust Reporting

     Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust
Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

     Foreign Persons

     The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an

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interest in Debt Securities. See the discussion of the tax and withholding rules under "-- Taxation of Securities Treated as Debt Instruments -- Foreign
Persons."

PARTNER CERTIFICATES

     If a trust or a portion of a trust is classified as a partnership for federal income tax purposes, the trust or a portion of the trust will not be subject to an entity level federal income tax. In the discussion that follows, we mean the term "trust" to refer either to a trust or to a portion thereof, as the context would indicate.

     Pursuant to the terms of the applicable trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

     Security Owner's Distributive Share

     The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in
Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

     A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "-- Grantor Trust Certificates --
Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

     Distributions

     A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner
Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

     A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner
Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

     If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

     Sale or Exchange of a Partner Certificate

     If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

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     Section 708 Terminations

     Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the
Partner Certificates are Book Entry Certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

     Section 754 Election

     If a Security Owner were to sell its Partner Certificate at a profit
(loss), the purchaser would have a higher (lower) adjusted basis in the
Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the
Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the
Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

     Foreign Persons

     Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a
Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a
Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in
the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

     Information Reporting

     Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates.
Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the
Security Owner notifies the IRS of the inconsistencies.

     Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to

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furnish directly to the trust information as to the beneficial ownership of the
Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties.
However, a clearing agency registered under Section 17A of the Securities
Exchange Act of 1934 is not required to furnish that information statement to the trust.

     Administrative Matters

     Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.
Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

SPECIAL TAX ATTRIBUTES

     In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

     REMIC Certificates

     REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of
Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section
7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

     In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of
"real estate assets," then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets.
Similarly, income on the REMIC certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section
856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

     REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the
Code.

     The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996
(the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d)
of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section
7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the

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related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.
Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section
856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B)
of the Code, the Tiered REMICs will be treated as one REMIC.

     As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "-- Types of Securities --
REMIC Certificates Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

     Non-REMIC Debt Securities

     Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

     Grantor Trust Certificates

     Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard
Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgages" within the meaning of Section
860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

     Although there appears to be no policy reason not to accord to Stripped
Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to
Stripped Certificates. We recommend that prospective investors in Stripped
Certificates consult their own tax advisers regarding the characterization of
Stripped Certificates, and the income therefrom, if the characterization of the
Stripped Certificates under the above-referenced rules is relevant.

     Partner Certificates

     For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of

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Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT's capital interest in the issuer.

BACKUP WITHHOLDING

     Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax at a rate of up to
31% under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

REPORTABLE TRANSACTIONS

     Recent legislation imposes a penalty on a taxpayer that fails to disclose a
"reportable transaction." The IRS has issued guidance defining the term
"reportable transaction" for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

     o    a sale or exchange of a security resulting in a loss in excess of (i)
          $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or
          $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

     o    a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes
          (generally under U.S. generally accepted accounting principles); or

     o    any other characteristic described by the IRS.

     A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities should consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

     For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit

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plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section
4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans.
Some employee benefit plans, such as governmental plans (as defined in ERISA
Section 3(32)) and, if no election has been made under Section 410(d) of the
Code, church plans (as defined in Section 3(33) of ERISA), are not subject to
ERISA requirements. Therefore, assets of these plans may be invested in
Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and
501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

     A Plan's investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. The United
States Department of Labor ("DOL") has issued regulations set forth at 29 C.F.R.
Section 2510.3-101 (the "DOL Regulations") which provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25%
or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the
Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the
Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

THE UNDERWRITER EXEMPTION

     The DOL issued an individual exemption to Lehman Brothers Inc.'s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction
Exemption ("PTE") 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the
"Exemption") that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and
(b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale

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and holding of Securities underwritten by an underwriter, as defined below, that
(1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuer, provided that certain conditions set forth in the
Exemption are satisfied.

     For purposes of this Section "ERISA Considerations," the term "underwriter"
will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.

     Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

          (1) The acquisition of Securities by a Plan must be on terms
     (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a
     Designated Transaction) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc.
     ("Moody's") or Fitch Ratings ("Fitch") (each, a "Rating Agency");

          (3) In the case of a transaction described in the Exemption as a designated transaction (a "Designated Transaction"), in which the investment pool contains only certain types of assets such as the Primary
     Assets which are fully secured, the Exemption covers subordinated
     Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The
     Exemption also applies to Securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the
     Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and
     (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

          (4) Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Securities in reliance on the Exemption;

          (5) The trustee may not be an affiliate of any other member of the
     Restricted Group, as defined below, other than any underwriter;

          (6) The sum of all payments made to and retained by the underwriter(s)
     must represent not more than reasonable compensation for underwriting the
     Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith;

          (7) The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended; and

          (8) For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the depositor.

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     The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the Securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class
Exemption ("PTCE") 95-60.

     The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

          (1) is an "eligible Swap;"

          (2) is with an "eligible counterparty;"

          (3) is purchased by a "qualified plan investor;"

          (4) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent
     Swap;" and

          (5) permits the trust fund to make termination payments to the Swap
     (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An "eligible Swap" is one which:

          a. is denominated in U.S. dollars;

          b. pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g.,
     LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable
     Interest Rate");

          c. has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or
     (ii) the portion of the principal balance of such class represented by
     Primary Assets ("Allowable Notional Amount");

          d. is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");

          e. has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Securities are fully repaid; and

          f. does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating
Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either:

                                       140

          a. a "qualified professional asset manager" ("QPAM") under PTCE 84-14;

          b. an "in-house asset manager" under PTCE 96-23; or

          c. has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Securities are acquired by the Plan.

     In "ratings dependent Swaps" (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

          a. obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

          b. cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).

     In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

          a. obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement
     (at which time the earlier Swap Agreement must terminate);

          b. cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

          c. terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and
Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to Securities purchased by Plans if it meets the following conditions:

          a. it is denominated in U.S. dollars;

          b. it pays an Allowable Interest Rate;

          c. it is not Leveraged;

          d. it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

          e. it is entered into between the trust fund and an eligible counterparty; and

          f. it has an Allowable Notional Amount.

     The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust fund within a specified period following the closing date

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("DOL Pre-Funding Period") instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding
Account to the total principal amount of the Securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA (as well as the related excise taxes imposed by Section 4975 of the
Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a Security should make its own determination that the general conditions set forth above will be satisfied for that Security.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Section
4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the
Plan's ownership of Securities.

     The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and
406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of
Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan.
An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the depositor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of
Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

     However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a
Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that
Excluded Plan.

ADDITIONAL CONSIDERATIONS FOR SECURITIES WHICH ARE NOTES

     Without regard to whether Securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuer or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of
Securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company

                                       142

general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

ADDITIONAL FIDUCIARY CONSIDERATIONS

     The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

     Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of
ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby.

     Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL
Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

     The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                         LEGAL INVESTMENT CONSIDERATIONS

     The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state
(including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities,"
the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline.

     SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented

                                       143

thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12
U.S.C. Section 24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to
Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of
Securities under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the Securities
(whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial
Institutions Examination Council's Supervisory Policy Statement on Securities
Activities (to the extent adopted by their respective regulators) (the "Policy
Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities"
as defined in the Policy Statement. According to the Policy Statement,
"high-risk mortgage securities" include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated
Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase
Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C. or by Dechert LLP, New York, New York as
specified in the prospectus supplement for each series of Securities.

                                  THE DEPOSITOR

     The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

     The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities. The Certificate of Incorporation of the depositor provides that any securities, except for subordinated securities, issued by the depositor must be rated in one of the three highest categories available by any Rating Agency rating the series.

     The series Supplement for a particular series may permit the Primary Assets pledged to secure the related series of Securities to be transferred by the
Issuer to a trust, subject to the obligations of the Securities of that series, thereby relieving the Issuer of its obligations with respect to the Securities.

                                       144

                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities.
If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

                              PLAN OF DISTRIBUTION

     Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman
Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator
(collectively, the "Underwriters"); or any series of Securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Mortgage-Backed Securities in another series of Securities offered hereby or as underlying securities in another series of asset-backed securities issued by an affiliate of the depositor or Lehman Brothers Inc. The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

     The Underwriters may or may not be obligated to purchase all of the
Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     If so indicated in the prospectus supplement, the depositor will authorize
Underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

     The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

     The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

     In the ordinary course of business, Lehman Brothers Inc. or other
Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

                                       145

     If any series of Securities includes another series or class of Securities offered hereby as Private Mortgage-Backed Securities, the prospectus supplement for such series will identify the underwriters of those Private Mortgage-Backed
Securities as underwriters of such series and will describe the plan of distribution for those Private Mortgage-Backed Securities. The prospectus for those Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus relating to the series in which they are included.

                             ADDITIONAL INFORMATION

     The depositor has filed with the Securities and Exchange Commission (the
"Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the
Registration Statement pursuant to the Rules and Regulations of the Commission.
The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth
Street, N.W., Washington, D.C. 20549.

     Copies of these materials can also be obtained from the Public Reference
Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at
prescribed rates. The Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.
The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor
Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016
((202) 752-7115). Fannie Mae also maintains a site on the World Wide Web at
http:///www.fanniemae.com at which users can view certain information, including
Fannie Mae Prospectuses. The depositor did not participate in the preparation of
Fannie Mae's Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

     Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information
Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Run Drive, Mailstop D5B, McLean, Virginia 22102-3110 (outside
Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington,
D.C. metropolitan area, telephone (571) 382-4000). Freddie Mac also maintains a site on the World Wide Web at http:///www.freddiemac.com at which users can view certain information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac's Offering Circular,
Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section
13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be incorporated by reference in this prospectus and will be deemed to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus

                                       146

supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate
Trust Office of the trustee specified in the accompanying prospectus supplement.

                           REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See "The Agreements -- Reports to Securityholders."

                                       147

                            INDEX OF PRINCIPAL TERMS

                                                                            PAGE
                                                                            ----
1986 Act ....................................................................115
accrual class ...............................................................116
ADA .........................................................................108
Aggregate Asset Principal Balance ............................................23
Allowable Interest Rate .....................................................140
Allowable Notional Amount ...................................................140
Appraised Value ..............................................................45
ARMs .........................................................................46
Asset Group ..................................................................20
Asset Principal Balance ......................................................23
Assistance Loans .............................................................35
bankruptcy bond ..............................................................81
Bankruptcy Code ..............................................................71
Beneficial Owner .............................................................26
Book-Entry Securities ........................................................20
Business Day .................................................................91
Buydown ......................................................................78
Buy-Down Amounts .............................................................46
Buy-Down Fund ................................................................61
Buy-Down Mortgage Rate .......................................................46
Buy-Down Period ..............................................................45
Cash Program .................................................................39
CERCLA .......................................................................52
Certificateholders ...........................................................28
Certificates .................................................................20
Clearstream ..................................................................26
Collection Account ...........................................................59
Commission ..................................................................146
Company Counsel .............................................................113
Compound Interest Securities .................................................20
Compound Value ...............................................................22
Condominium ..................................................................44
Condominium Association ......................................................56
Condominium Building .........................................................56
Condominium Unit .............................................................44
constant yield election .....................................................119
Conventional Loans ...........................................................38
Cooperative Corporation ......................................................27
Cooperative Dwellings ........................................................44
Cooperatives .................................................................44
Covered Trust ................................................................70
CPR ..........................................................................32
Cut-off Date .................................................................34
Debt Securities .............................................................115
debt-acceleration ...........................................................105
Deferred Interest ............................................................32
Definitive Securities ........................................................20
Deleted Loan .................................................................85
Designated Transaction ......................................................139
Distribution Account .........................................................90
DOL .........................................................................138
DOL Pre-Funding Period ......................................................142
DOL Regulations .............................................................138
DTC ..........................................................................26
Due Date .....................................................................62
EDGAR .......................................................................146
Eligible Investments .........................................................86
Eligible Reserve Fund Investments ............................................87
Environmental Policies .......................................................65
ERISA .......................................................................137
Escrow Accounts ..............................................................59
Euroclear ....................................................................26
Euroclear Operator ...........................................................27
European Depositaries ........................................................27
Exchange Act ................................................................146
Excluded Plan ...............................................................142
Exemption ...................................................................138
Expense Reserve Fund .........................................................91
EYS Agreement ...............................................................141
Fannie Mae ...................................................................39
FHA ..........................................................................37
FHA Loans ....................................................................43
FHA/VA Claim Proceeds ........................................................76
Financial Intermediary .......................................................28
Fitch .......................................................................139
Floating Rate Securities .....................................................20
Freddie Mac ..................................................................41
Freddie Mac Act ..............................................................41
FSLIC ........................................................................47
Garn-St. Germain Act ........................................................104
Ginnie Mae ...................................................................37
Ginnie Mae Servicers .........................................................35
GPM Fund .....................................................................62
Grantor Trust ...............................................................115
Grantor Trust Certificates ..................................................115
Guarantor Program ............................................................39
Guaranty Agreement ...........................................................36
hazardous substances ........................................................103
Housing Act ..................................................................37
HUD ..........................................................................41
Index ........................................................................47
Indirect Participants ........................................................26
Insurance Policies ...........................................................42
Insured Loss .................................................................74
Interest Rate ................................................................21
Interest Weighted Securities .................................................20
L/C Bank .....................................................................72
L/C Percentage ...............................................................72
lease .......................................................................107
lessee ......................................................................107

                                       148

                                                                            PAGE
                                                                            ----
Leveraged ...................................................................140
Lifetime Mortgage Rate Cap ...................................................46
Liquidation Proceeds .........................................................59
Loan-to-Value Ratio ..........................................................45
Manufactured Home ............................................................49
Manufactured Home Loan Schedule ..............................................84
Manufactured Home Loans ......................................................49
market discount bond ........................................................117
Maximum Mortgage Rate Adjustment .............................................46
Minimum Mortgage Rate ........................................................46
Minimum Principal Distribution Amount ........................................22
Mixed Use Mortgage Loans .....................................................50
Moody's .....................................................................139
Mortgage Certificate Schedule ................................................82
Mortgage Loan Schedule .......................................................83
Mortgage Loans ...............................................................43
Mortgage Rates ...............................................................33
Mortgaged Property ...........................................................33
Multi-Class Series ...........................................................22
Multifamily Mortgage Loans ...................................................50
Multifamily Properties .......................................................32
NCUA ........................................................................144
Negatively Amortizing ARMs ...................................................46
No-Bid .......................................................................77
non-pro rata security .......................................................119
Noteholders ..................................................................28
Offered Securities ...........................................................20
OID Regulations .............................................................115
outside reserve fund ........................................................114
PAC Method ..................................................................116
PACs .........................................................................20
Participants .................................................................26
Participation Agreement ......................................................35
Participation Certificate Schedule ...........................................84
Participation Certificates ...................................................84
Parties in Interest .........................................................138
Partner Certificates ........................................................115
PC Pool ......................................................................39
Percentage Interest ..........................................................21
Planned Amortization Certificates ............................................20
Plans .......................................................................138
PMBS Agreement ...............................................................41
PMBS Issuer ..................................................................41
PMBS Servicer ................................................................41
PMBS Trustee .................................................................41
Policy Statement ............................................................144
Pre-Funding Account ..........................................................52
Pre-Funding Arrangement ......................................................52
Primary Assets ...............................................................35
Principal Distribution Amount ................................................22
Principal Weighted Securities ................................................20
Private Mortgage-Backed Securities ...........................................35
PTCE ........................................................................140
PTE .........................................................................138
QPAM ........................................................................141
Qualified Insurer ............................................................64
Qualified Stated Interest ...................................................116
Qualifying Substitute Mortgage Loan ..........................................85
Rating Agency ................................................................22
RCRA ........................................................................103
Relevant Depositary ..........................................................27
REMIC residual certificate ..................................................113
REMICs ......................................................................113
REO Property .................................................................92
Retained Interest ............................................................35
Rules ........................................................................28
SBJPA of 1996 ...............................................................135
Scheduled Payment ............................................................32
Scheduled Principal ..........................................................39
Securities ...................................................................20
Seller .......................................................................83
Senior Securities ............................................................22
Servicing Account ............................................................61
Servicing Agreements .........................................................58
Single Family Property .......................................................38
SMMEA .......................................................................143
SPA ..........................................................................32
Standard Certificates .......................................................130
Stapled Securities ..........................................................113
Stripped Bond Rules .........................................................130
Subordinate Securities .......................................................20
Subordinated Amount ..........................................................71
Subordination Reserve Fund ...................................................71
Subsequent Primary Assets ....................................................52
Subservicers .................................................................58
Subsidy Fund .................................................................62
super-premium class .........................................................116
Swap ........................................................................140
Swap Agreement ..............................................................140
S&P .........................................................................139
Terms and Conditions .........................................................27
Tiered REMICs ...............................................................136
Title V .....................................................................105
Title VIII ..................................................................108
UCC ..........................................................................99
Underwriters ................................................................145
VA ...........................................................................37
VA Loans .....................................................................37
withholding agent ...........................................................120

                                      149

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                                  $885,253,833
                                  (APPROXIMATE)

                                STRUCTURED ASSET
                             SECURITIES CORPORATION

                       Mortgage Pass-Through Certificates,
                                 Series 2005-14

                              AURORA LOAN SERVICES

                            Aurora Loan Services LLC
                                 Master Servicer

Lehman Brothers Holdings Inc.            Structured Asset Securities Corporation
     Sponsor and Seller                                 Depositor

                                   ----------

                              PROSPECTUS SUPPLEMENT
                                  June 28, 2005

                                   ----------

                                LEHMAN BROTHERS